PROSPECTUS SUPPLEMENT
(to prospectus dated October 18, 2006)

                                  $261,653,000
                                  (APPROXIMATE)

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2006-SD4
                                 ISSUING ENTITY

                   ASSET-BACKED CERTIFICATES, SERIES 2006-SD4

                            EMC MORTGAGE CORPORATION
                                     SPONSOR

                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR


 ----------------------   The issuing entity is offering the following
| CONSIDER CAREFULLY   |  classes of certificates pursuant to this prospectus
| THE RISK FACTORS     |  supplement and the accompanying prospectus:
| BEGINNING ON PAGE    |
| S-17 IN THIS         |                       ORIGINAL                                           ORIGINAL
| PROSPECTUS           |                     CERTIFICATE                                        CERTIFICATE
| SUPPLEMENT AND ON    |                      PRINCIPAL        PASS-THROUGH                      PRINCIPAL        PASS-THROUGH
| PAGE 6 IN THE        |       CLASS          BALANCE(1)           RATE           CLASS          BALANCE(1)           RATE
| PROSPECTUS.          |  -------------- ------------------  ----------------  -------------  ----------------   ---------------
|                      |
| The certificates     |    Class 1A-1     $   83,525,000        Variable         Class X-1         N/A (3)         Variable
| represent            |    Class 1A-2     $   14,369,000        Variable         Class 3A-2    $    7,541,000      Adjustable (2)
| obligations of the   |    Class 1A-3     $   25,000,000        Variable         Class X-2         N/A (3)         Variable
| trust only and do    |    Class 2A-1     $   53,043,000        Variable         Class B-1     $   14,506,000      Variable
| not represent an     |    Class 2A-2     $    9,126,000        Variable         Class B-2     $    6,779,000      Variable
| interest in or       |    Class 3A-1     $   43,832,000        Adjustable (2)   Class B-3     $    3,932,000      Variable
| obligation of Bear   |
| Stearns Asset        |
| Backed Securities I  |   ____________________
| LLC, EMC             |
| Mortgage             |   (1)      Approximate. The initial certificate principal balance of each
| Corporation, Wells   |            class is subject to a variance of plus or minus 10%.
| Fargo Bank, N.A.,    |   (2)      The pass-through rates on these classes of certificates are
| The Bank of New      |            adjustable rates based on One-Year MTA subject to a maximum
| York or any of their |            rate, in each case as described under "Summary--Description of
| affiliates.          |            the Certificates--Pass-Through Rthis prospectus supplement.
|                      |   (3)      The Class X Certificates are interest-only certificates which
| This prospectus      |            bear interest at a variable annual rate on a notional balance
| supplement may be    |            and, as the case may be, certificate principal balance, in
| used to offer and    |            each case as set forth in this prospectus supplement.
| sell the offered     |
| certificates only if |  The certificates represent interests in a pool of adjustable rate and hybrid
| accompanied by the   |  mortgage loans, substantially all of which are fully or negatively amortizing
| prospectus.          |  and secured by first and more junior liens on one- to four-family residential
|                      |  properties.
 ----------------------

Credit enhancement for the certificates will be provided by:

         o        subordination of the Class B certificates

Distributions on the certificates will be made on the 25th of each month or, if the 25th is not a business day, on the next business day, beginning in November 2006.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

BEAR, STEARNS & CO. INC., AS THE UNDERWRITER, WILL OFFER THE
CERTIFICATES LISTED ABOVE AT VARYING PRICES TO BE DETERMINED AT THE TIME OF
SALE.

THE UNDERWRITER WILL DELIVER THE OFFERED CERTIFICATES IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY, CLEARSTREAM AND EUROCLEAR ON OR ABOUT NOVEMBER 16, 2006.

                            BEAR, STEARNS & CO. INC.
           The date of the prospectus supplement is November 15, 2006

                                TABLE OF CONTENTS


                   PROSPECTUS SUPPLEMENT                                  PROSPECTUS
SUMMARY..........................................S-4        Risk Factors........................................6
RISK FACTORS....................................S-17        Description of the Securities......................15
THE MORTGAGE POOL...............................S-33        The Trust Funds....................................26
STATIC POOL INFORMATION.........................S-58        Credit Enhancement.................................47
THE ISSUING ENTITY..............................S-58        Servicing of Loans.................................53
THE DEPOSITOR...................................S-59        The Agreements.....................................61
THE SPONSOR.....................................S-59        Material Legal Aspects of the Loans................75
SERVICING OF THE MORTGAGE LOANS.................S-61        The Sponsor........................................89
DESCRIPTION OF THE CERTIFICATES.................S-76        The Depositor......................................90
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS..S-100        Use of Proceeds....................................90
USE OF PROCEEDS................................S-124        Material Federal Income Tax Considerations.........91
FEDERAL INCOME TAX CONSEQUENCES................S-124        Reportable Transactions...........................124
STATE TAXES....................................S-126        State and Local Tax Considerations................124
ERISA CONSIDERATIONS...........................S-127        ERISA Considerations..............................124
METHOD OF DISTRIBUTION.........................S-128        Method of Distribution............................138
LEGAL MATTERS..................................S-128        Legal Matters.....................................139
LEGAL PROCEEDINGS..............................S-128        Financial Information.............................140
AFFILIATIONS, RELATIONSHIPS AND                             Available Information.............................140
RELATED TRANSACTIONSS..........................S-128        Incorporation of Certain Information
RATINGS........................................S-129        by Reference......................................140
LEGAL INVESTMENT...............................S-130        Ratings...........................................141
AVAILABLE INFORMATION..........................S-131        Legal Investment Considerations...................142
REPORTS TO CERTIFICATEHOLDERS..................S-132        Plan of Distribution..............................144
INCORPORATION OF INFORMATION BY REFERENCE......S-132        Glossary of Terms.................................144
GLOSSARY.......................................S-133
INDEX OF DEFINED TERMS.........................S-140

SCHEDULE A -  Mortgage Loan
              Statistical Data...................A-1
ANNEX I -     Global Clearance, Settlement and
              Tax Documentation Procedures.......I-1

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates. If there is conflicting information between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         Annex I and Schedule A are incorporated into and comprise a part of this prospectus supplement as if fully set forth herein.

         Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-2 above provides the pages on which these captions are located.

         You can find a listing of the pages where certain capitalized and other terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Glossary" beginning on page S-133 of this prospectus supplement, "Index of Defined Terms" beginning on page S-140 of this prospectus supplement or "Glossary of Terms" beginning on page 144 of the prospectus.

                                     SUMMARY

         This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you are encouraged to read this entire document and the accompanying prospectus carefully. A glossary is included at the end of this prospectus supplement.

         Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.


THE CERTIFICATES                                        We refer you to "The Mortgage Pool"
                                                        in this Prospectus Supplement for a
Asset-Backed Certificates, Series                       description of the applicable underwriting
2006-SD4, represent beneficial ownership                criteria.
interests in a trust fund that consists
primarily of a pool of hybrid and adjustable            DEPOSITOR
rate mortgage loans, substantially all of
which are fully or negatively amortizing and            Bear Stearns Asset Backed
secured by first and more junior liens on               Securities I LLC, a Delaware limited
one- to four-family residential properties              liability company and a limited purpose
and certain other property and assets                   finance subsidiary of The Bear Stearns
described in this prospectus supplement.                Companies Inc. and an affiliate of Bear,
                                                        Stearns & Co. Inc.
ORIGINATORS
                                                        SPONSOR
The principal originators of the
mortgage loans are Wells Fargo Bank, N.A.,              EMC Mortgage Corporation, in its
with respect to approximately 96.84%, 91.95%            capacity as a mortgage loan seller, a
and 0.00% of the sub-loan group 1, the                  Delaware corporation and an affiliate of the
sub-loan group 2 and the sub-loan group 3               depositor and Bear, Stearns & Co. Inc.,
mortgage loans, respectively, and                       which will sell the mortgage loans to the
approximately 74.51% of the mortgage loans              depositor.
in aggregate; and Greenpoint Mortgage
Funding, Inc., with respect to approximately            MASTER SERVICER
0.28%, 0.00% and 76.04% of the sub-loan
group 1, the sub-loan group 2 and the                   Wells Fargo Bank, N.A.
sub-loan group-3 mortgage loans,
respectively, and approximately 16.67% of               SERVICERS
the mortgage loans in aggregate, in each
case by stated principal balance as of the              The primary servicers of the
cut-off date (the "cut-off date principal               mortgage loans are EMC Mortgage Corporation,
balance"). No other entity originated or                which services approximately 12.14%, 10.31%
acquired over 10% of the cut-off date                   and 100.00% of the sub-loan group 1, the
principal balance of the mortgage loans.                sub-loan group 2 and the sub-loan group 3
                                                        mortgage loans, respectively, and
                                                        approximately 30.75% of the mortgage loans
                                                        in aggregate; and Wells Fargo Bank, N.A.,
                                                        which services approximately 87.86%, 89.50%
                                                        and 0.00% of the sub-loan

group 1, the sub-loan group 2                           THE MORTGAGE LOANS
and the sub-loan group 3 mortgage loans,
respectively, and approximately 69.20% of               The aggregate principal balance of
the mortgage loans in aggregate, in each                the mortgage loans as of the cut-off date is
case by the cut-off date principal balance              approximately $271,142,220. The mortgage
of the mortgage loans. No other entity is a             loans are hybrid and adjustable rate
servicer of at least 10% of the cut-off date            mortgage loans, substantially all of which
principal balance of the mortgage loans.                are fully or negatively amortizing and
                                                        secured by first and more junior liens on
We refer you to "Servicing of the                       primarily one- to four-family residential
Mortgage Loans" in this prospectus                      properties.
supplement for a description of the
servicing of the mortgage loans.                        We will divide the mortgage loans
                                                        into three sub-loan groups, designated as
TRUSTEE                                                 sub-loan group 1, sub-loan group 2 and
                                                        sub-loan group 3. We refer to each sub-loan
The Bank of New York, a New York                        group of mortgage loans as a "sub-loan
banking corporation.                                    group."

SECURITIES ADMINISTRATOR                                The characteristics of the mortgage
                                                        loans as described in this prospectus
Wells Fargo Bank, N.A., a national                      supplement and in Schedule A may differ from
banking association.                                    the final pool as of the closing date due,
                                                        among other things, to the possibility that
PAYING AGENT AND CERTIFICATE                            certain mortgage loans may become delinquent
REGISTRAR                                               or default or may be removed or substituted
                                                        and that similar or different mortgage loans
Wells Fargo Bank, N.A., a national                      may be added to the pool prior to the
banking association.                                    closing date.

ISSUING ENTITY                                          All percentages, amounts and time
                                                        periods with respect to the characteristics
Bear Stearns Asset Backed                               of the mortgage loans shown in this
Securities Trust 2006-SD4, a New York common            prospectus supplement and in schedule A to
law trust.                                              this prospectus supplement are subject to a
                                                        variance of plus or minus 10%.
POOLING AND SERVICING AGREEMENT
                                                        Approximately 99.38%, 100.00% and
The pooling and servicing agreement                     0.00% of the sub-loan group 1, the sub-loan
dated as of October 1, 2006, among the                  group 2 and the sub-loan group 3 mortgage
sponsor, the master servicer, the depositor,            loans, respectively, and approximately
the securities administrator and the                    77.95% of the mortgage loans in aggregate,
trustee, under which the trust will be                  by cut-off date principal balance, are
formed and will issue the certificates.                 hybrid mortgage loans which, as of the
                                                        cut-off date, are in their fixed rate
CUT-OFF DATE                                            period. "Hybrid mortgage loans" are fixed
                                                        rate mortgage loans that convert to
The close of business on October 1,                     adjustable rate mortgage loans after an
2006.                                                   initial stated period of time ranging from
                                                        one year to ten years.
CLOSING DATE
                                                        For many of the hybrid mortgage
On or about November 16, 2006.                          loans, a period of time has elapsed since
                                                        the date of their origination. As a result,
                                                        some hybrid mortgage loans may no longer be
                                                        in their fixed rate period, or may convert
                                                        to an adjustable rate within a shorter
                                                        period of time than their initial stated

fixed rate period. The weighted average                 up to three months after
number of months until the next (or in the              origination during which the related
case of hybrid loans in their fixed rate                mortgage rate is fixed), the minimum monthly
period, initial) interest rate adjustment               payment due on such mortgage loans generally
date for each mortgage loan in a sub-loan               will only adjust annually. On each annual
group is indicated in the related table                 payment adjustment date, the minimum monthly
shown below.                                            payment due on such mortgage loan will be
                                                        reset to fully amortize such mortgage loan
Approximately 0.00%, 0.00% and                          over its remaining term to maturity, subject
100.00% of the sub-loan group 1, sub-loan               to the conditions that (i) the amount of the
group 2 and sub-loan group 3 mortgage loans,            monthly payment on the related mortgage loan
respectively, and approximately 21.73% of               will not increase or decrease by an amount
the mortgage loans in aggregate, by stated              that is more than 7.50% of the monthly
principal balance as of the cut-off- date,              payment on such mortgage loan prior to such
have a negative amortization feature, under             adjustment, (ii) as of the fifth anniversary
which accrued interest on such mortgage loan            of the first due date with respect to such
will be deferred and added to the principal             mortgage loan, and on every fifth
balance of that mortgage loan to the extent             anniversary thereafter, and on the last
that the minimum monthly payment on such                payment adjustment date prior to the related
mortgage loan on its interest payment date              mortgage loan's scheduled maturity date, the
is less than the amount of accrued interest             minimum monthly payment on the related
due on that mortgage loan on that payment               mortgage loan will be reset without regard
date. We refer you to "Risk                             to the limitation described in clause (i)
Factors--Negative Amortization Provisions"              above, and (iii) if the unpaid principal
and "The Mortgage Pool--General" in this                balance on such mortgage loan exceeds
prospectus supplement.                                  110.00%, 115.00% or 125.00% of the original
                                                        principal balance on such mortgage loan due
The interest rate on each mortgage                      to deferred interest having been added to
loan will be adjusted monthly, annually or              the principal balance of such mortgage loan,
semi-annually, as applicable, based on                  then the monthly payment on such mortgage
One-Month LIBOR, Six-Month LIBOR, One-Year              loan will be reset on that payment date
LIBOR, One-Year CMT, One-Year MTA or                    without regard to the limitation described
One-Month COFI in each case to equal the                in clause (i) above to amortize fully the
related index plus a fixed percentage set               then unpaid principal balance of such
forth in or computed in accordance with the             mortgage loan over its remaining term to
related note, and generally subject to                  maturity. See "The Mortgage Pool--General"
rounding and to certain other limitations,              and "--Negative Amortization" in this
including a maximum lifetime mortgage rate,             prospectus supplement.
and in certain cases a minimum lifetime
mortgage rate, and in certain cases a                   Approximately 42.18%, 76.03% and
maximum upward or downward adjustment on                0.00% of the sub-loan group 1, the sub-loan
each interest adjustment date, all as more              group 2 and the sub-loan group 3 mortgage
fully described under "The Mortgage Pool" in            loans, respectively, and approximately
this prospectus supplement. As to each such             41.91% of the mortgage loans in aggregate,
adjustable rate mortgage loan, the related              by cut-off date principal balance, are
servicer will be responsible for calculating            within an initial interest only period of
and implementing interest rate adjustments.             three to ten years.
The related index is as described under "The
Mortgage Pool--Indices on the Mortgage                  Except under the limited
Loans" in this prospectus supplement.                   circumstances described in this prospectus
                                                        supplement, the Class 1A-1, Class 1A-2 and
In the case of the sub-loan group 3                     Class 1A-3 certificates will be entitled to
mortgage loans, while the interest rate on              receive distributions solely with respect to
each such mortgage loan will adjust monthly             the sub-loan group 1 mortgage loans; the
(with respect to certain of the mortgage                Class 2A-1 and Class 2A-2 certificates will
loans, after a period of                                be entitled to receive

distributions solely with respect                            181-360 months                     99.72%
to the sub-loan group 2 mortgage loans and                   361+ months                         0.00%
the Class 3A-1, Class 3A-2, Class X-1 and
Class X-2 certificates will be entitled to              Interest rate type:
receive distributions solely with respect to                 Adjustable rate fully
the sub-loan group 3 mortgage loans. The                       amortizing                        0.62%
subordinate certificates will be entitled to                 Hybrid fully amortizing            99.38%
receive distributions with respect to all                    Hybrid balloon loans                0.00%
the mortgage loans.
                                                        Indices:
The stated principal balance of                              1-year CMT                         76.89%
each mortgage loan generally has been                        6-month LIBOR                      13.53%
calculated on the assumption that the                        1-year LIBOR                        9.58%
principal portion of all monthly payments                    1-month LIBOR                       0.00%
due with respect to each mortgage loan on or                 MTA                                 0.00%
before the cut-off date has been received.
                                                        Types of mortgage properties:
Set forth below is certain                                   Single family dwellings            78.86%
information regarding the mortgage loans and                 Condominium                        15.54%
the related mortgaged properties as of the                   Planned Unit Development            1.54%
cut-off date. The information provided is                    2-4 family dwellings                2.52%
approximate. All weighted average                            Townhouse                           1.54%
information provided below reflects
weighting of the mortgage loans by their                Owner Occupied                          88.99%
stated principal balances as of the cut-off             Investor Property                        7.62%
date.                                                   Second Home                              3.39%

Schedule A, which is attached and                       First liens                             99.72%
is a part of this prospectus supplement,
presents more detailed statistical                      State concentrations (over
information relating to the mortgage loans.                  5%):
You should also refer to "The Mortgage Pool"                 California                         24.81%
in this prospectus supplement.                               Florida                            10.19%

SUB-LOAN GROUP 1
                                                        Delinquencies:
The following table summarizes the                           31-60 days                          6.01%
approximate characteristics of the mortgage
loans in sub-loan group 1, all of which are             Adjustable rate loans:
adjustable rate mortgage loans, as of the               Weighted average:
cut-off date:                                                Gross Margin                       2.994%
                                                             Periodic Cap                       1.928%
Number of mortgage loans                       603           Maximum Mortgage
Aggregate principal balance           $140,933,784             Rate                            10.760%
Average principal balance                 $233,721           Months to Next
Range of principal balances             $12,175 to             Adjustment                    26 months
                                        $3,000,000
Range of mortgage rates          3.625% to 14.250%
Weighted average mortgage rate              5.619%      SUB-LOAN GROUP 2
Weighted average
     loan-to-value ratio                    73.55%      The following table summarizes the
Range of scheduled remaining         148 months to      approximate characteristics of the mortgage
     terms to maturity                  356 months      loans in sub-loan group 2, all of which are
Weighted average scheduled                              adjustable rate mortgage loans, as of the
     remaining term to                                  cut-off date:
     maturity                           332 months
                                                        Number of mortgage loans                    195
Original term:                                          Aggregate principal balance         $71,295,061
     0-180 months                            0.28%      Average principal balance              $365,616
                                                        Range of principal balances           $9,215 to
                                                                                             $1,799,113
                                                        Range of mortgage rates        4.375% to 8.875%

Weighted average mortgage rate             5.816%       SUB-LOAN GROUP 3
Weighted average
     loan-to-value ratio                   70.45%       The following table summarizes the
Range of scheduled remaining        231 months to       approximate characteristics of the mortgage
     terms to maturity                 356 months       loans in sub-loan group 3, all of which are
Weighted average scheduled                              adjustable rate mortgage loans, as of the
     remaining term to                                  cut-off date:
     maturity                          347 months
                                                        Number of mortgage loans                         152
Original term:                                          Aggregate principal balance              $58,913,375
     0-180 months                           0.00%       Average principal balance                   $387,588
     181-360 months                       100.00%       Range of principal balances               $31,764 to
     361+ months                            0.00%                                                 $3,266,229
                                                        Range of mortgage rates             5.738% to 8.875%
Interest rate type:                                     Weighted average mortgage rate                7.976%
     Adjustable rate fully                              Weighted average
       amortizing                           0.00%            loan-to-value ratio                      75.22%
     Hybrid fully amortizing              100.00%       Range of scheduled remaining           282 months to
     Hybrid balloon loans                   0.00%            terms to maturity                    478 months
                                                        Weighted average scheduled
Indices:                                                     remaining term to
     1-year CMT                            87.67%            maturity                             376 months
     6-month LIBOR                          6.39%
     1-year LIBOR                           5.94%       Original term:
     1-month LIBOR                          0.00%            0-180 months                              0.00%
     MTA                                    0.00%            181-360 months                           78.90%
                                                             361+ months                              21.10%
Types of mortgage properties:
     Single family dwellings               65.83%       Interest rate type:
     Condominium                           28.41%            Adjustable rate fully
     Planned Unit Development               1.64%              amortizing                            100.00%
     2-4 family dwellings                   2.90%            Hybrid fully amortizing                   0.00%
     Townhouse                              1.21%            Hybrid balloon loans                      0.00%

Owner Occupied                             75.99%       Indices:
Investor Property                          18.46%            1-year CMT                                0.00%
Second Home                                 5.54%            6-month LIBOR                             0.00%
                                                             1-year LIBOR                              0.00%
First liens                                99.82%            1-month LIBOR                             7.20%
                                                             MTA                                      92.46%
State concentrations (over                                   COFI                                      0.34%
     5%):
     California                            31.25%       Types of mortgage properties:
     Florida                               13.39%            Single family dwellings                  61.78%
     New York                               8.22%            Condominium                               7.95%
     Illinois                               6.37%            Planned Unit Development                 19.04%
                                                             2-4 family dwellings                     10.67%
Delinquencies:                                               Townhouse                                 0.56%
     31-60 days                             2.38%
                                                        Owner Occupied                                79.22%
Adjustable rate loans:                                  Investor Property                             18.78%
Weighted average:                                       Second Home                                    2.01%
     Gross Margin                          2.706%
     Periodic Cap                          2.053%       First liens                                  100.00%
     Maximum Mortgage
       Rate                               10.844%       State concentrations (over
     Months to Next                                          5%):
       Adjustment                       77 months            California                               44.04%
                                                             Florida                                  13.50%
                                                             New York                                 13.21%
                                                             Maryland                                  5.26%

Delinquencies:                                          Investor Property                          12.89%
     31-60 days                             6.59%       Second Home                                 3.66%

Adjustable rate loans:                                  First liens                                99.81%
Weighted average:
     Gross Margin                          3.288%       State concentrations (over
     Periodic Cap                          0.000%            5%):
     Maximum Mortgage                                        California                            30.68%
       Rate                               11.183%            Florida                               11.75%
     Months to Next                                          New York                               6.92%
       Adjustment                         1 month
                                                        Delinquencies:
                                                             31-60 days                             5.18%
ALL MORTGAGE LOANS
                                                        Adjustable rate loans:
The following table summarizes the                      Weighted average:
approximate characteristics of all the                       Gross Margin                          2.982%
mortgage loans in all three sub-loan groups,                 Periodic Cap                          1.970%
as of the cut-off date:                                      Maximum Mortgage
                                                               Rate                               10.874%
Number of mortgage loans                      950            Months to Next
Aggregate principal balance          $271,142,220              Adjustment                       34 months
Average principal balance                $285,413
Range of principal balances             $9,215 to
                                       $3,266,229
Range of mortgage rates         3.625% to 14.250%
Weighted average mortgage rate             6.183%       REMOVAL AND SUBSTITUTION OF A
Weighted average                                        MORTGAGE LOAN
     loan-to-value ratio                   73.10%
Range of scheduled remaining        148 months to       The trustee (or the custodian as
     terms to maturity                 478 months       its agent) will acknowledge the sale,
Weighted average scheduled                              transfer and assignment to it by the
     remaining term to                                  depositor and receipt of, subject to further
     maturity                          346 months       review and the exceptions, the mortgage
                                                        loans. If the trustee (or the custodian as
Original term:                                          its agent) finds that any mortgage loan is
     0-180 months                           0.14%       defective on its face due to a breach of the
     181-360 months                        95.28%       representations and warranties with respect
     361+ months                            4.58%       to that loan made in the transaction
                                                        agreements, the trustee (or the custodian as
Interest rate type:                                     its agent) will promptly notify the sponsor
     Adjustable rate fully                              of such defect. The sponsor must then
       amortizing                          22.05%       correct or cure any such defect within 90
     Hybrid fully amortizing               77.95%       days from the date of notice from the
     Hybrid balloon loans                   0.00%       trustee (or the custodian as its agent) of
                                                        the defect and if the sponsor fails to
Indices:                                                correct or cure such defect within such
     1-year CMT                            63.02%       period and such defect materially and
     6-month LIBOR                          8.71%       adversely affects the interests of the
     1-year LIBOR                           6.54%       certificateholders in the related mortgage
     1-month LIBOR                          1.56%       loan, the sponsor will, in accordance with
     MTA                                   20.09%       the terms of the pooling and servicing
     COFI                                   0.07%       agreement, within 90 days of the date of
                                                        notice, transfer to the trust a substitute
Types of mortgage properties:                           mortgage loan (if within two years of the
     Single family dwellings               71.72%       closing date) or repurchase the mortgage
     Condominium                           17.27%       loan from the trust; provided that, if such
     Planned Unit Development               5.37%       defect would cause the mortgage loan to be
     2-4 family dwellings                   4.39%       other than a "qualified mortgage" as defined
     Townhouse                              1.24%       in Section 860G(a)(3) of the Internal
                                                        Revenue Code, any such cure or substitution
Owner Occupied                             83.45%       must occur within 90 days from the date such
                                                        breach was discovered.

DESCRIPTION OF THE CERTIFICATES                         interests in the mortgage loans.
                                                        The Class B-4 Certificates have an initial
GENERAL                                                 principal balance of approximately
                                                        $1,762,000. The Class B-5 Certificates have
The trust will issue senior and                         an initial principal balance of
subordinate certificates which will                     approximately $2,711,000. The Class B-6
represent the entire beneficial ownership in            Certificates have an initial principal
the trust.                                              balance of approximately $5,016,219.

The Class 1A-1, Class 1A-2 and                          The Class B-1, Class B-2, Class
Class 1A-3 certificates will represent                  B-3, Class B-4, Class B-5 and Class B-6
interests principally in sub-loan group 1,              Certificates are sometimes referred to
and these certificates are sometimes                    herein as the Class B Certificates or
referred to herein as the Class 1A                      subordinate certificates.
Certificates. The Class 2A-1 and Class 2A-2
certificates will represent interests                   The senior certificates and the
principally in sub-loan group 2, and these              offered subordinate certificates are
certificates are sometimes referred to                  sometimes referred to herein as the offered
herein as the Class 2A Certificates. The                certificates.
Class 3A-1, Class 3A-2, Class X-1 and Class
X-2 certificates will represent interests               The trust will also issue Class P
principally in sub-loan group 3, and these              Certificates, which are not offered by this
certificates (other than the Class X-1 and              prospectus supplement, and which will
Class X-2 certificates) are sometimes                   represent the right of the holder to
referred to herein as the Class 3A                      prepayment charges on the mortgage loans
Certificates.                                           serviced by EMC Mortgage Corporation, to the
                                                        extent such prepayment charges are not
The Class 1A certificates, Class 2A                     retained by EMC Mortgage Corporation as
certificates and Class 3A certificates are              servicer in accordance with the terms of the
sometimes referred to herein as the Class A             servicing agreement.
Certificates. The Class X-1 certificates and
Class X-2 certificates are sometimes                    The Class R Certificates and the
referred to herein as the interest-only                 Class R-X Certificates (also referred to
certificates or Class X Certificates. The               herein as the residual certificates), which
Class A Certificates and the Class X                    are not offered pursuant to this prospectus
Certificates are sometimes referred to                  supplement, will represent the residual
herein as the senior certificates. Payments             interests in the real estate mortgage
of interest and, as applicable, principal on            investment conduits established by the
each class of the senior certificates will              trust.
be made first from mortgage loans in the
related sub-loan group and thereafter, in               The final scheduled distribution
limited circumstances as further described              date for the offered certificates is the
herein, from mortgage loans in the other                distribution date in October 2036. It is
sub-loan group or groups.                               intended that the amounts deposited in the
                                                        final maturity reserve account will be
The Class B-1, Class B-2 and Class                      sufficient to retire the offered
B-3 Certificates will each represent                    certificates on the final scheduled
subordinate interests in the mortgage loans             distribution date, even though the
and these certificates are sometimes                    outstanding principal balance of the
referred to herein as the offered                       mortgage loans having 40-year original terms
subordinate certificates.                               to maturity have not been reduced to zero on
                                                        such final scheduled distribution date. The
The trust will also issue Class                         actual final distribution date for each
B-4, Class B-5 and Class B-6 Certificates,              class of offered certificates may be
which are not offered by this prospectus                earlier, and could be substantially earlier,
supplement, are sometimes referred to herein            than the distribution date in October 2036.
as the non-offered subordinate certificates.
The non-offered subordinate certificates
will each represent subordinated

RECORD DATE                                             On any distribution date, the
                                                        pass-through rate per annum for each class
For each class of certificates, and                     of Class 2A certificates will be equal to
for any distribution date, the close of                 the weighted average of the net mortgage
business on the last business day of the                rates of the sub-loan group 2 mortgage
month immediately preceding the month in                loans.
which such distribution date occurs, and for
the first distribution date, the closing                On any distribution date, the
date.                                                   pass-through rate per annum for the Class
                                                        3A-1 certificates will be equal to the
DENOMINATIONS                                           lesser of (a) One-Year MTA for the related
                                                        accrual period plus the per annum
For each class of offered                               pass-through margin of 0.980% and (b) the
certificates, $25,000 and multiples of                  applicable interest rate cap for such
$1,000 in excess thereof (except that one               distribution date as described below.
certificate may be issued in an amount equal
to the remainder of that class).                        On any distribution date, the
                                                        pass-through rate per annum for the Class
REGISTRATION OF CERTIFICATES                            3A-2 certificates will be equal to the
                                                        lesser of (a) One-Year MTA for the related
The trust will issue the offered                        accrual period plus the per annum
certificates initially in book-entry form.              pass-through margin of 1.050% per annum, and
Persons acquiring beneficial ownership                  (b) the applicable interest rate cap for
interests in book-entry certificates may                such distribution date as described below.
elect to hold their beneficial interests
through The Depository Trust Company, in the            On any distribution date, the
United States, or Clearstream Luxembourg or             pass-through rate per annum for the Class
Euroclear, in Europe.                                   X-1 certificates for any distribution date,
                                                        will be equal to:
We refer you to "Description of the
Certificates -- Book-Entry Registration" and              o    on its notional amount, the excess,
"Annex I--Global Clearance, Settlement and                     if any, of:
Tax Documentation Procedures" in this
prospectus supplement.                                           (a) the weighted average of the net
                                                                 mortgage rates of the sub-loan
PASS-THROUGH RATES                                               group 3 mortgage loans, over

The pass-through rates for each                                  (b) the applicable pass-through
class of offered certificates may change                         rate on the Class 3A-1
from distribution date to distribution date.                     certificates as of the related
The pass-through rate will therefore be                          distribution date, and
adjusted on a monthly basis. Investors will
be notified of a pass-through rate                        o      on its certificate principal
adjustment through the monthly distribution                      balance, if any, the weighted
reports as described under "Description of                       average of the net mortgage rates
the Certificates - Reports to                                    of the sub-loan group 3 mortgage
Certificateholders" in this prospectus                           loans.
supplement.
                                                        On any distribution date, the
On any distribution date, the                           pass-through rate per annum for the Class
pass-through rate per annum for each class              X-2 certificates for any distribution date,
of Class 1A certificates will be equal to               will be equal to:
the weighted average of the net mortgage
rates of the sub-loan group 1 mortgage                    o      on its notional amount, the excess,
loans.                                                           if any, of

   (a) the weighted average of the net                  We refer you to "Description of the
   mortgage rates of the sub-loan group 3               Certificates - Distributions" in this
   mortgage loans, over                                 prospectus supplement.

   (b) the applicable pass-through                      DISTRIBUTION DATES
   rate on the Class 3A-2 certificates as of
   the related distribution date, and                   The paying agent will make
                                                        distributions on the certificates on the
  o      on its certificate principal                   25th day of each calendar month beginning in
         balance, if any, the weighted                  November 2006 to the appropriate holders of
         average of the net mortgage rates              record. If the 25th day of a month is not a
         of the sub-loan group 3 mortgage               business day, then the paying agent will
         loans.                                         make distributions on the next business day
                                                        after the 25th day of the month.
On any distribution date, the
pass-through rate for each class of Class B             INTEREST PAYMENTS
Certificates will be, for any distribution
date, a variable pass-through rate equal to             On each distribution date holders
the weighted average of the weighted average            of the interest-bearing offered certificates
of the net rates of the mortgage loans in               will be entitled to receive:
each sub-loan group (minus the coupon strip,
if any, payable to the final maturity                   |X|      the interest that has accrued on
reserve account on such distribution date,                       the certificate principal balance
expressed as a per annum rate), weighted in                      or notional amount of such class of
proportion to the excess of the aggregate                        certificates at the related
stated principal balance of each such                            pass-through rate (subject to the
sub-loan group over the aggregate                                interest rate cap in the case of
certificate principal balance of the senior                      the Class 3A-1 and Class 3A-2
certificates related to such sub-loan group.                     certificates) during the related
                                                                 accrual period,
The "optional termination date" is
the first distribution date that the                             plus
depositor would have the option to purchase
all of the remaining trust assets, as                   |X|      any interest due on a prior
described under "Optional Termination"                           distribution date that was not
below.                                                           paid,

The "interest rate cap" for each of                              minus
the Class 3A-1 and Class 3A-2 certificates
is equal to the weighted average of the net             |X|      certain shortfalls in interest
mortgage rates of the mortgage loans in                          collections allocated to that class
sub-loan group 3 as of the first day of the                      of certificates.
related due period, minus the Coupon Strip,
if any, payable to the Final Maturity                   However, the amount of interest
Reserve Account on such distribution date,              distributable on a distribution date with
expressed as a per annum rate.                          respect to any class of certificates will be
                                                        reduced by the amount, if any, of net
If on any distribution date, the                        deferred interest for the related
pass-through rate for a class of Class 3A-1             distribution date that is allocated to such
or Class 3A-2 certificates is based on the              class of certificates. In addition, the
interest rate cap, the holders of the                   amount of interest collections available for
related certificates may receive a lesser               distribution to the holders of the
amount of interest than they would have                 applicable certificates will be reduced, on
received on such distribution date had the              and after the distribution date occurring in
pass-through rate for that class not been               November 2016, by any related amounts paid
calculated based on its interest rate cap.              into the final maturity reserve account, as
                                                        described under "Description of the
                                                        Certificates--Final Maturity Reserve
                                                        Account" in this prospectus supplement.

The accrual period for the                                       certificates, the Class B-4
certificates will be the calendar month                          certificates, the Class B-5
immediately preceding the calendar month in                      certificates and the Class B-6
which a distribution date occurs.                                certificates;
Calculations of interest on these
certificates will be based on a 360-day year                o    the Class B-3 certificates will
that consists of twelve 30-day months.                           have payment priority over the
                                                                 Class B-4 certificates, the Class
PRINCIPAL PAYMENTS                                               B-5 certificates and the Class B-6
                                                                 certificates;
On each distribution date,
distributions of principal will be made on                  o    the Class B-4 certificates will
the certificates entitled to payments of                         have payment priority over the
principal, in the respective priorities                          Class B-5 certificates and the
described in this prospectus supplement, if                      Class B-6 certificates; and
there is cash available on that date for the
payment of principal to the applicable                      o    the Class B-5 certificates will
class. Monthly principal distributions will                      have payment priority over the
generally include principal payments on the                      Class B-6 certificates;
related mortgage loans.
                                                        Subordination provides the holders
You should review the priority of                       of the certificates having a higher payment
payments described under "Description of the            priority with protection against losses
Certificates - Distributions" in this                   realized when the unpaid principal balance
prospectus supplement.                                  on a mortgage loan exceeds the proceeds
                                                        recovered on liquidation of that mortgage
CREDIT ENHANCEMENT                                      loan. In general, we accomplish this loss
                                                        protection by allocating any realized losses
Credit enhancement provides limited                     on the mortgage loans among the
protection to holders of specified                      certificates, beginning with the class of
certificates against shortfalls in payments             subordinate certificates with the lowest
received on the related mortgage loans. This            payment priority, until the certificate
transaction employs the following forms of              principal balance of that subordinated class
credit enhancement:                                     has been reduced to zero. We then allocate
                                                        the realized losses to the next most junior
SUBORDINATION. By issuing senior                        class of subordinate certificates, until the
certificates and subordinate certificates,              principal balance of each class of group
the trust has increased the likelihood that             subordinate certificates is reduced to zero.
the senior certificateholders will receive              After the certificate principal balances of
regular payments of interest and, as                    all of the subordinate certificates have
applicable, principal.                                  been reduced to zero, the principal portion
                                                        of realized losses on a mortgage loan
The senior certificates will have                       occurring during the related period set
payment priority over the subordinate                   forth in the respective servicing agreement
certificates.                                           will be allocated to the senior certificates
                                                        (other than the interest-only certificates),
Among the classes of subordinate                        in the order of priority set forth in this
certificates:                                           prospectus supplement, until the certificate
                                                        principal balance of each such class has
   o     the Class B-1 certificates will                been reduced to zero.
         have payment priority over the
         Class B-2 certificates, the Class              In addition, to extend the period
         B-3 certificates, the Class B-4                during which the subordinate certificates
         certificates, the Class B-5                    remain available as credit enhancement to
         certificates and the Class B-6                 the senior certificates, the entire amount
         certificates;                                  of any prepayments and certain other
                                                        unscheduled recoveries of principal with
   o     the Class B-2 certificates will
         have payment priority over the
         Class B-3

respect to the mortgage loans in a sub-loan             FINAL MATURITY RESERVE ACCOUNT
group will be allocated to the related
senior certificates to the extent described             If, on each distribution date
in this prospectus supplement during the                occurring in and after November 2016, if any
first 10 years after the cut-off date, with             of the Class 3A-1, Class 3A-2 or subordinate
such allocation to be subject to further                certificates are outstanding, the securities
reduction over an additional 5 year period              administrator will be required to deposit
thereafter as described in this prospectus              into a final maturity reserve account, prior
supplement, unless certain loss and                     to the payment of interest on such
delinquency tests (as set forth in the                  certificates, a portion of interest
definition of "Senior Prepayment Percentage"            collections with respect to sub-loan group 3
in the Glossary hereto) are satisfied. This             mortgage loans. Each such related deposit,
will accelerate the amortization of the                 which we refer to as a coupon strip, will be
senior certificates in the related sub-loan             equal to the product of one-twelfth of 1.00%
group while, in the absence of realized                 and the aggregate stated principal balance
losses in respect of the mortgage loans in              of the mortgage loans in sub-loan group 3 as
the related sub-loan group, increasing the              of the end of the related due period with
percentage interest in the principal balance            original terms to maturity in excess of 30
of the related mortgage loans that the                  years, not to exceed, in the aggregate, a
subordinate certificates evidence.                      final maturity reserve account target.
                                                        Amounts on deposit in the final maturity
We refer you to "Description of the                     reserve account will be used to pay the
Certificates--Distributions" and                        certificate principal balances of the Class
"--Allocation of Realized Losses" in this               3A-1, Class 3A-2 or subordinate certificates
prospectus supplement.                                  then outstanding, if any, to zero on the
                                                        360th distribution date.
ADVANCES
                                                        We refer you to "Description of the
Each servicer will make cash                            Certificates--Final Maturity Reserve
advances with respect to delinquent payments            Account" in this prospectus supplement.
of scheduled interest and principal (other
than principal on any balloon payment and,              SERVICING FEE AND MASTER SERVICING
to the extent set forth in the related                  FEE
servicing agreement, principal on any
negative amortization loan) on the mortgage             The master servicer will be
loans for which it acts as servicer, in                 entitled to receive a fee as compensation
general to the extent that such servicer                for its activities under the pooling and
reasonably believes that such cash advances             servicing agreement equal 0.015% per annum
can be repaid from future payments on the               of the aggregate principal balance of the
related mortgage loans. If the related                  mortgage loans as of the first day of the
servicer fails to make any required                     month immediately preceding such
advances, the master servicer in general may            distribution date. Each of the servicers
be obligated to do so, as described in this             will be entitled to recover a fee as
prospectus supplement. These cash advances              compensation for its activities under the
are only intended to maintain a regular flow            related servicing agreement equal to 1/12th
of scheduled principal and interest payments            of the applicable servicing fee rate
on the certificates and are not intended to             multiplied by the stated principal balance
guarantee or insure against losses.                     of each mortgage loan serviced by it as of
                                                        the due date in the month preceding the
We refer you to "Servicing of the                       month in which such distribution date
Mortgage Loans" in this prospectus                      occurs. The servicing fee rate will range
supplement.                                             from 0.250% to 0.500% per annum. Interest
                                                        shortfalls on the related mortgage loans
                                                        resulting from prepayments in full in any
                                                        calendar month will be offset by the related
                                                        servicer or, if and to the extent not offset
                                                        by the related servicer, by the master
                                                        servicer on the distribution date in the
                                                        following calendar

month to the extent of compensating                     We refer you to "Legal Investment
interest payments as described in this                  Considerations" in the prospectus.
prospectus supplement.
                                                        ERISA CONSIDERATIONS
OPTIONAL TERMINATION
                                                        The Class A Certificates may be
The depositor may purchase all of                       purchased by an employee benefit plan or
the remaining assets in the trust fund when             other retirement arrangement subject to the
the stated principal balance of the mortgage            Employee Retirement Income Security Act of
loans and any foreclosed real estate owned              1974 or Section 4975 of the Internal Revenue
by the trust fund, in each case with respect            Code of 1986 ("Plan"), but the subordinate
to the related loan group, has declined to              certificates may only be purchased by or on
or below 10% of the stated principal balance            behalf of a Plan if one of a number of
of the mortgage loans in the related loan               prohibited transaction class exemptions,
group as of the cut-off date. We refer to               based on the identity of the fiduciary of
this distribution date, respectively, as the            such plan or arrangement or the source of
related "optional termination date." Such a             funds used to acquire the certificates, is
purchase will result in the early retirement            applicable to the acquisition and holding of
of all the certificates.                                such certificates.

FEDERAL INCOME TAX CONSEQUENCES                         We refer you to "ERISA
                                                        Considerations" in this prospectus
For federal income tax purposes,                        supplement and in the prospectus.
the trust (other than the final maturity
reserve account, and amounts payable with               RATINGS
respect thereto) will comprise multiple real
estate mortgage investment conduits,                    The classes of certificates listed
organized in a tiered REMIC structure. The              below will not be offered unless they
certificates (other than the Class R                    receive the respective ratings set forth
Certificates) will represent beneficial                 below from Standard & Poor's, a division of
ownership of "regular interests" in the                 The McGraw-Hill Companies, Inc., which we
related REMIC identified in the pooling and             refer to as "Standard & Poor's," and Fitch
servicing agreement.                                    Ratings, which we refer to as "Fitch."

The residual certificates will                                            STANDARD &
represent the beneficial ownership of the                       CLASS       POOR'S        FITCH
sole class of "residual interest" in a                       1A-1             AAA          AAA
REMIC. Certain classes of offered                            1A-2             AAA          AAA
certificates may be issued with original                     1A-3             AAA          AAA
issue discount for federal income tax                        2A-1             AAA          AAA
purposes.                                                    2A-2             AAA          AAA
                                                             3A-1             AAA          AAA
We refer you to "Federal Income Tax                          X-1              AAA          AAA
Consequences" in this prospectus supplement                  3A-2             AAA          AAA
and "Material Federal Income Tax                             X-2              AAA          AAA
Considerations" in the prospectus for                        B-1              AA           AA
additional information concerning the                        B-2               A            A
application of federal income tax laws.                      B-3              BBB          BBB

LEGAL INVESTMENT                                        A rating is not a recommendation to
                                                        buy, sell or hold securities and any rating
None of the certificates will be                        agency can revise or withdraw such ratings
"mortgage related securities" for purposes              at any time. In general, ratings address
of the Secondary Mortgage Market Enhancement            credit risk and do not address the
Act of 1984.                                            likelihood of prepayments.

                              TRANSACTION STRUCTURE

                               [GRAPHIC OMITTED]

                                  RISK FACTORS

         In addition to the matters described elsewhere in this prospectus supplement and the prospectus, you should carefully consider the following risk factors before deciding to purchase a certificate.


THE SUBORDINATE CERTIFICATES
HAVE A GREATER RISK OF LOSS THAN
THE SENIOR CERTIFICATES.

                                    When certain classes of
                                    certificates provide credit enhancement for other classes of certificates it is sometimes referred to as "subordination." References in the following paragraph to "subordinated classes" means:

                                        o    with respect to the senior
                                             certificates, the subordinate
                                             certificates; and

                                        o    with respect to the Class B
                                             Certificates, the Class B
                                             Certificates having a higher
                                             numerical designation.

                                    We will provide credit enhancement
                                    in the form of subordination for the
                                    certificates, first, by the right of the holders of the senior certificates to receive certain payments of interest and (as applicable) principal prior to the subordinated classes and, second, by the allocation of realized losses to the subordinated classes. This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. Such collections on the mortgage loans are the sole source of funds from which such credit enhancement is provided. Realized losses on the mortgage loans are allocated to the subordinate certificates, beginning with the certificates with the lowest payment priority, until the certificate principal balance of that class has been reduced to zero. This means that with respect to the certificates offered by this prospectus supplement, realized losses on the mortgage loans would first be allocated to the Class B-6 Certificates until the certificate principal balance of such Certificates is reduced to zero. Subsequent realized losses would be allocated to the next most junior class of subordinate certificates, until the certificate principal balance of that class of subordinate certificates is reduced to zero. Accordingly, if the aggregate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans of a loan group would reduce the amount of funds available for distributions to holders of the remaining subordinated class or classes and, if the aggregate principal balance of all such subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans of such loan group would reduce the amount of funds available for monthly distributions to holders of the related senior certificates. After the certificate principal balances of all of the subordinate certificates of a loan group have been reduced to zero, the principal portion of realized losses on a mortgage loan in a sub-loan group occurring during the related period set forth in the respective servicing agreement will be allocated to the related senior certificates (other than the interest-only certificates), in the order of priority set forth in this prospectus supplement, until the certificate principal balance of each such class has been reduced to zero.

                                    You should fully consider the risks
                                    of investing in a subordinate certificate, including the risk that you may not fully recover your initial investment as a result of realized losses.

                                    We refer you to "Description of the
                                    Certificates" in this prospectus supplement for additional information.

ADDITIONAL RISKS ASSOCIATED
WITH THE SUBORDINATE
CERTIFICATES

                                    The weighted average lives of, and
                                    the yields to maturity on, the subordinate certificates will be progressively more sensitive, in the order of their payment priority, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the related mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such investor based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans will reduce the certificate principal balance of the subordinate certificates in the reverse order of their payment priority. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a subordinate certificate, no interest will be distributable with respect to such written down amount, except to the extent the principal balance is thereafter increased by a subsequent recovery.

                                    If no subordinate certificates
                                    remain outstanding, then the principal
                                    portion of realized losses on the mortgage loans will be allocated to the related senior certificates (other than the interest-only certificates) as described in "Description of the Certificates--Allocation of Realized Losses" in this prospectus supplement.

                                    In addition, the multiple class
                                    structure of the subordinate certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the related mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the related mortgage loans and the timing thereof, to the extent such losses are not covered by a class of subordinate certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

THE CLASS X CERTIFICATES ARE
SUBJECT TO SPECIAL RISKS

                                    Because the notional amount of the
                                    Class X-1 Certificates on a determination date will be based upon the certificate principal balance of the Class 3A-1 Certificates, the yield on the Class X-1 Certificates will be sensitive to the rate and timing of principal payments on the sub-loan group 3 mortgage loans, to the extent these payments are allocated to the Class 3A-1 Certificates.

                                    Interest accruing on the notional
                                    amount of the Class X-1 Certificates will be based on the excess, if any, of: (a) the weighted average of the net mortgage rates of the sub-loan group 3 mortgage loans (minus the related Coupon Strip payments, expressed as a per annum rate), over (b) the applicable pass-through rate on the Class 3A-1 certificates as of the related distribution date. As such, prepayments on the related mortgage loans with relatively higher pass-through rates may cause the weighted average net rate of the related mortgage loans to be lower, which could reduce the amount of interest accrued on the Class X-1 Certificates.

                                    Because the notional amount of the
                                    Class X-2 Certificates on a determination date will be based upon the certificate principal balance of the Class 3A-2 Certificates, the yield on the Class X-2 Certificates will be sensitive to the rate and timing of principal payments on the sub-loan group 3 mortgage loans, to the extent these payments are allocated to the Class 3A-2 Certificates.

                                    Interest accruing on the notional
                                    amount of the Class X-2 Certificates will be based on the excess, if any, of: (a) the weighted average of the net mortgage rates of the sub-loan group 3 mortgage loans (minus the related Coupon Strip payments, expressed as a per annum rate), over (b) the applicable pass-through rate on the Class 3A-2 certificates as of the related distribution date. As such, prepayments on the related mortgage loans with relatively higher pass-through rates may cause the weighted average net rate of the related mortgage loans to be lower, which could reduce the amount of interest accrued on the Class X-2 Certificates.

THE INTEREST RATE CAP MAY
REDUCE THE YIELDS ON THE CLASS
3A-1 AND CLASS 3A-2
CERTIFICATES

                                    The pass-through rates on the Class
                                    3A-1 and Class 3A-2 certificates are each subject to an interest rate cap based upon the weighted average of the net mortgage rates on the sub-loan group 3 mortgage loans. If on any distribution date the pass-through rate for a class of such certificates is based on the interest rate cap, the holders of the applicable certificates will receive a smaller amount of interest than they would have received on that distribution date had the pass-through rate for that class not been calculated based on the interest rate cap. If the related mortgage loans with relatively higher mortgage rates prepay or default, it is more likely that the interest rate cap would limit the pass-through rate on a related class of certificates and result in lower interest than otherwise would be the case.

THE CLASS 3A-1 CERTIFICATES
AND THE CLASS 3A-2 CERTIFICATES
MAY NOT ALWAYS RECEIVE
INTEREST BASED ON THE RELATED
INDEX PLUS THE RELATED MARGIN

                                    The Class 3A-1 and Class 3A-2
                                    certificates may not always receive interest at a rate equal to One-Year MTA plus the related margin. The pass-through rate on the Class 3A-1 and Class 3A-2 certificates is each subject to a interest rate cap, as further described in this prospectus supplement. If on any distribution date, the pass-through rate for the Class 3A-1 and Class 3A-2 certificates is based on the applicable interest rate cap described in this prospectus supplement, the holders of the related certificates will receive a smaller amount of interest than such holders would have received on such distribution date had the related pass-through rate been calculated based on One-Year MTA plus the related margin. No amounts will be available to cover any such shortfalls.

MORTGAGE LOANS WITH INTEREST-
ONLY PAYMENTS

                                    As of the cut-off date,
                                    approximately 42.18%, 76.03% and 0.00% of the sub-loan group 1, sub-loan group 2 and sub-loan group 3 mortgage loans, respectively, and approximately 41.91% of the mortgage loans in aggregate, by cut-off date principal balance, require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from three years to ten years. After the interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. If the monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment. Because no principal payments may be made on such mortgage loans for a period of time, certificateholders of the related sub-loan group will receive smaller principal distributions than they would have received if the borrowers were required to make monthly payments of interest and principal for the lives of the related mortgage loans. Absent other considerations, this slower rate of principal distributions will result in longer, and in some cases substantially longer, weighted average lives of the related offered certificates and may reduce the return on an investment in an offered certificate that is purchased at a discount to its principal amount.

NEGATIVE AMORTIZATION
PROVISIONS

                                    Approximately 21.73% of the
                                    mortgage loans and all of the sub-loan group
                                    3 mortgage loans, respectively, by cut-off date principal balance, are negative amortization loans. Generally, after one to three months following their origination, the interest rates on the mortgage loans will adjust monthly, but the monthly payments and amortization schedules of such negative amortization loans will only adjust annually. In addition, in most circumstances, the amount by which a monthly payment made on a negative amortization loan may be adjusted on its annual payment adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of such mortgage loan over its remaining term to maturity. The initial interest rates on this type of mortgage loan may be lower than the sum of the related interest-rate indices applicable to such mortgage loans at their origination and the related margins. During a period of rising interest rates, as well as prior to the annual adjustment to the monthly payment made by the related mortgagor on such mortgage loan, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment payable by the related mortgagor on such mortgage loan. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest and would then be added to their principal balances and would then also bear interest at the applicable mortgage rates.

                                    The amount of deferred interest, if
                                    any, accrued with respect to the negative amortization mortgage loans for a given month will reduce the amount of interest collected on these mortgage loans and will reduce the amount that would otherwise have been available to be distributed as a distribution of interest to the related certificates on the related distribution date. The resulting reduction in interest collections on such mortgage loans will be offset, in part or in whole, by applying all payments of principal received on such mortgage loans of the related sub-loan group during the related due period or prepayment period to interest distributions on the related certificates. For any distribution date, the net deferred interest on such mortgage loans of a sub-loan group will be allocated to each class of the related certificates in proportion to the amount of interest that accrued on such class of certificates at its pass-through rate for the interest accrual period related to that distribution date. Accordingly, those certificates that are entitled to higher amounts of accrued interest will receive higher allocations of net deferred interest on the related mortgage loans. The amount of the reduction of accrued interest distributable to each applicable class of certificates attributable to net deferred interest on the related mortgage loans will be added to the certificate principal balance of that class of certificates. Only the amount by which the payments of principal received on the related mortgage loans during a due period or prepayment period exceed the amount of deferred interest on the related mortgage loans applied to increase the principal balance of such mortgage loans during such due period or prepayment period will be distributed as principal on the related distribution date to the applicable certificates, in accordance with the priorities set forth in this prospectus supplement under "Description of the
                                    Certificates--Distributions."

                                    The increase in the certificate
                                    principal balance of any class of
                                    certificates, and the reduced rate of
                                    reduction in the certificate principal
                                    balance of any such class of certificates, that results from the application of all principal collected on the related mortgage loans during the related due period or prepayment period to offset the deferred interest on the related mortgage loans applied to increase the principal balance of the related mortgage loans during such due period or prepayment period, will have the effect of increasing the weighted average lives of such certificates and increasing an applicable investor's exposure to realized losses on the related mortgage loans. We cannot predict the extent to which mortgagors will prepay their mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the mortgage loans on the offered certificates.

                                    If the interest rates on these
                                    mortgage loans decrease prior to an
                                    adjustment in the related monthly payment made on such mortgage loans, then a larger portion of the related monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the related offered certificates to amortize more quickly. Conversely, if the interest rates on such mortgage loans increase prior to an adjustment in the related monthly payment made on such mortgage loans, then a smaller portion of the related monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the related offered certificates to amortize more slowly. If the unpaid principal balance of a negative amortization mortgage loan exceeds the original balance of such mortgage loan by more than 10%, 15% or 25% due to deferred interest having been added to the principal balance of such mortgage loan, then the monthly payment due on the related mortgage loan will be reset without regard to the 7.50% periodic payment cap described in this prospectus supplement, in order to provide for the outstanding balance of the related mortgage loan to be paid in full at its maturity. In addition, on the fifth payment adjustment date of a negative amortization mortgage loan, and on every fifth payment adjustment date thereafter, and on the last payment adjustment date prior to the related mortgage loan's scheduled maturity date, the monthly payment due on that mortgage loan will be reset without regard to the related periodic payment cap, in order to provide for the outstanding balance of that mortgage loan to be paid in full at its maturity by the payment of equal monthly installments. These features may affect the rate at which principal on the mortgage loans is paid, and may create a greater risk of default if the related borrowers are unable to pay the monthly payments on the related increased principal balances of such mortgage loans.

                                    In addition, since the principal
                                    balance of a mortgage loan subject to
                                    negative amortization will increase by the amount of deferred interest allocated to such mortgage loan, the increasing principal balance of such a loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults on such mortgage loan as well as increasing the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated. Furthermore, each mortgage loan provides for the payment of any remaining unamortized principal balance thereto (due to the addition of deferred interest, if any, to the principal balance of such mortgage loan) in a single payment at the maturity of such mortgage loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with mortgage loans subject to negative amortization is greater than that associated with fully amortizing mortgage loans.

CERTAIN MORTGAGE LOANS WERE
UNDERWRITTEN TO NON-
CONFORMING UNDERWRITING
STANDARDS, WHICH MAY RESULT IN
LOSSES OR SHORTFALLS TO BE
INCURRED ON THE OFFERED
CERTIFICATES

                                    The mortgage loans were
                                    underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family "non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. In addition, certain mortgage loans fail to conform to the underwriting standards of the related originators. Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

INCLUSION OF DELINQUENT AND
OTHER IMPAIRED MORTGAGE
LOANS MAY INCREASE
RISK OF LOSS

                                    Approximately 6.01%, 2.38% and
                                    6.59% of the sub-loan group 1, the sub-loan group 2 and the sub-loan group 3 mortgage loans, respectively, and approximately 5.18% of the mortgage loans in aggregate, by cut-off date principal balance, were 30 days or more contractually delinquent. As a result, the mortgage pool may bear more risk than a pool of mortgage loans without any delinquencies but with otherwise comparable characteristics. In addition, the mortgage pool includes mortgage loans with certain impairments, which may include:

                                         o   mortgage loans that violated
                                             the underwriting guidelines
                                             or program guidelines under
                                             which they were originated;

                                         o   mortgage loans that had missing or
                                             defective loan documentation;

                                         o   mortgage loans that were
                                             previously delinquent;

                                         o   borrowers who may have a
                                             record of credit write-offs,
                                             outstanding judgments,
                                             current or prior bankruptcies
                                             and other credit items that
                                             do not satisfy the applicable
                                             underwriting guidelines;

                                         o   mortgage loans with low
                                             credit scores and/or high
                                             current loan-to-value ratios,
                                             debt service coverage ratios
                                             or combined amortized
                                             loan-to-value ratios;

                                         o   seasoned mortgage loans;

                                         o   missing or deficient appraisals
                                             (for example, the comparable
                                             properties did not support the
                                             appraised value); or

                                         o   the absence of required primary
                                             mortgage insurance.

                                    As a result of these
                                    characteristics, the mortgage loans may have increased delinquencies and losses as compared to other mortgage pools and other series of mortgage pass-through certificates issued by the depositor. To the extent not covered by credit enhancement, such increased delinquencies and losses, if any, could result in the reduction of amounts available for distribution to certificateholders.

DEFAULTS COULD CAUSE PAYMENT
DELAYS AND LOSSES

                                    There could be substantial delays
                                    in the liquidation of defaulted mortgage loans and corresponding delays in your receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the related servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to certificateholders.

                                    In the event that:

                                        o    the mortgaged properties fail to
                                             provide adequate security for the
                                             related mortgage loans, and

                                        o    the protection provided by the
                                             subordination of certain classes of
                                             certificates is insufficient to
                                             cover any shortfall,

                                    you could lose all or a portion of
                                    the money you paid for your certificates.

YOUR YIELD COULD BE ADVERSELY
AFFECTED BY THE UNPREDICTABILITY
OF PREPAYMENTS

                                    No one can accurately predict the
                                    level of prepayments that the trust will experience. The trust's prepayment experience may be affected by many factors, including:

                                        o   general economic conditions,

                                        o   the level of prevailing interest
                                            rates,

                                        o   the availability of alternative
                                            financing and

                                        o   homeowner mobility.

                                    Approximately 26.95%, 33.15% and
                                    96.13% of the sub-loan group 1, the sub-loan group 2 and the sub-loan group 3 mortgage loans, respectively, and approximately 43.61% of the mortgage loans in aggregate, by stated principal balance as of the cut-off date, contain due-on-sale provisions, and the related servicers intend to enforce those provisions unless doing so is not permitted by applicable law or the related servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan. In addition, certain of the mortgage loans impose a prepayment charge in connection with voluntary prepayments made within up to five years after origination, which charges may, if not waived by a servicer, discourage prepayments during the applicable period. Mortgage loans still subject to such a prepayment charge constitute approximately 5.03%, 0.91% and 61.53% of the sub-loan group 1, the sub-loan group 2 and the
                                    sub-loan group 3 mortgage loans,
                                    respectively, and approximately 16.23% of the mortgage loans in aggregate, by stated principal balance as of the cut-off date. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. The holders of the offered certificates will not be entitled to any prepayment penalties or prepayment charges collected on the related mortgage loans.

                                    The weighted average lives of the
                                    certificates, particularly the interest-only certificates, will be sensitive to the rate and timing of principal payments, including prepayments on the related mortgage loans, which may fluctuate significantly from time to time.

                                    You should note that:

                                        o   oif you purchase interest-only
                                            certificates or you purchase
                                            your certificates at a premium
                                            and principal is repaid on the
                                            related mortgage loans faster
                                            than you anticipate, then your
                                            yield may be lower than you
                                            anticipate;

                                        o   your yield on the Class 3A-1 and
                                            Class 3A-2 certificates will be
                                            sensitive to the related
                                            interest rate cap;

                                        o   since repurchases of mortgage
                                            loans as a result of breaches of
                                            representations and warranties
                                            and liquidations of mortgage
                                            loans following default have the
                                            same effect as prepayments, your
                                            yield may be lower than you
                                            expect if the rate of such
                                            repurchases and liquidations is
                                            higher than you expect; and

                                        o   you bear the reinvestment risks
                                            resulting from a faster or
                                            slower rate of principal
                                            payments than you expected.

                                    We refer you to "The Mortgage
                                    Pool," "Yield, Prepayment and Maturity
                                    Considerations," and "Description of the
                                    Certificates--Optional Termination" in this prospectus supplement and "Material Legal Aspects of the Loans -- Due-on-Sale Clauses in Mortgage Loans" in the prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

                                    During the period in which the
                                    subordinate certificates remain available as credit enhancement to the related senior certificates, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a sub-loan group will be allocated to the related senior certificates entitled to payments of principal during the first 5 years after the cut-off date, during the first 10 years after the cut-off date, with such allocation to be subject to further reduction over an additional 5-year period thereafter, as described in this prospectus supplement, unless certain loss and delinquency tests (as set forth in the definition of "Senior Prepayment Percentage" in the Glossary hereto) are satisfied. This will accelerate the amortization of such senior certificates in the related sub-loan group while, in the absence of realized losses in respect of the related mortgage loans, increasing the percentage interest in the principal balance of such mortgage loans that the related subordinate certificates evidence.

                                    The sponsor may from time to time
                                    implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

                                    For further information regarding
                                    the effect of principal prepayments on the weighted average lives of the offered certificates, we refer you to "Yield, Prepayment and Maturity Considerations" in this prospectus supplement, including the tables entitled "Percent of the Initial Principal Balance at the Respective Percentages of CPR" in this prospectus supplement.

MORTGAGE LOAN MODIFICATIONS
MAY EXTEND THE WEIGHTED
AVERAGE LIFE AND AFFECT THE
YIELD TO MATURITY OF YOUR
CERTIFICATES

                                    Modifications of mortgage loans
                                    agreed to by the related servicer in order to maximize ultimate proceeds of such mortgage loans may extend the period over which principal is received on your certificates, resulting in a longer weighted average life. If such modifications downwardly adjust interest rates, such modifications may lower the interest rate cap on the applicable certificates, resulting in a lower yield to maturity on your certificates.

VIOLATION OF CONSUMER
PROTECTION LAWS
MAY RESULT IN LOSSES ON
THE MORTGAGE LOANS AND THE
OFFERED CERTIFICATES

                                    Applicable state laws generally
                                    regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                                    The mortgage loans are also subject
                                    to federal laws, including:

                                           o   the Federal Truth in Lending Act
                                               and Regulation Z promulgated
                                               thereunder, which require certain
                                               disclosures to the mortgagors
                                               regarding the terms of the
                                               mortgage loans;

                                           o   the Equal Credit Opportunity Act
                                               and Regulation B promulgated
                                               thereunder, which prohibit
                                               discrimination on the basis of
                                               age, race, color, sex, religion,
                                               marital status, national origin,
                                               receipt of public assistance or
                                               the exercise of any right under
                                               the Consumer Credit Protection
                                               Act, in the extension of credit;
                                               and

                                           o   the Depository Institutions
                                               Deregulation and Monetary Control
                                               Act of 1980, which preempts
                                               certain state usury laws.

                                    Violations of certain provisions of
                                    these federal and state laws may limit the ability of the related servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth in Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors' rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, that require mortgagors be given certain disclosures prior to the consummation of the mortgage loans and that restrict the ability of the related servicer to foreclose in response to the mortgagor's default. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the trust and/or limit the master servicer's ability to foreclose upon the related mortgaged property in the event of a mortgagor's default.

                                    Under the anti-predatory lending
                                    laws of some states, the borrower is
                                    required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originators reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust fund.

                                    The sponsor will represent that, as
                                    of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus supplement. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

A REDUCTION IN CERTIFICATE
RATING COULD HAVE AN ADVERSE
EFFECT ON THE VALUE OF
YOUR CERTIFICATES

                                    The ratings of each class of
                                    offered certificates will depend primarily on an assessment by the rating agencies of the related mortgage loans and the subordination afforded by certain classes of certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.

                                    The rating agencies may suspend,
                                    reduce or withdraw the ratings on the
                                    offered certificates at any time. Any
                                    reduction in, or suspension or withdrawal of, the rating assigned to a class of offered certificates would probably reduce the market value of such class of offered certificates and may affect your ability to sell them.

YOUR DISTRIBUTIONS COULD
BE ADVERSELY AFFECTED BY
THE BANKRUPTCY OR
INSOLVENCY OF CERTAIN PARTIES

                                    The sponsor will treat its transfer
                                    of the mortgage loans to the depositor as a sale of the mortgage loans. However, if the sponsor becomes bankrupt, the trustee in bankruptcy may argue that the mortgage loans were not sold but were only pledged to secure a loan to the sponsor. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

                                    In addition, if a servicer or the
                                    master servicer becomes bankrupt, a
                                    bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer or successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

DEVELOPMENTS IN SPECIFIED
STATES COULD HAVE A
DISPROPORTIONATE EFFECT
ON THE MORTGAGE LOANS DUE TO
GEOGRAPHIC CONCENTRATION OF
MORTGAGED PROPERTIES

                                    Approximately 30.68%, 11.75% and
                                    6.92% of the mortgage loans, by cut-off date principal balance are secured by mortgaged properties located in the states of California, Florida and New York, respectively. No other state constituted more than 5.00% of the mortgage loans by stated principal balance as of the cut-off date. Property in certain states, including California, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides, hurricanes and other natural disasters. The sponsor will make a representation and warranty that no mortgaged property is subject to any material damage and waste as of the closing date. In the event that a mortgaged property is materially damaged as of the closing date due to a natural disaster, the sponsor will be required to repurchase the related mortgage loan from the trust. We do not know how many mortgaged properties included in the mortgage pool have been affected by recent natural disasters, including those mortgaged properties located in certain parts of the United States damaged by recent hurricanes. In addition, no assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the recent hurricanes. Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if the sponsor fails to repurchase any mortgage loan that breaches this representation and warranty.

                                    In addition:

                                            o   economic conditions in the
                                                specified states, which may or
                                                may not affect real property
                                                values, may affect the ability
                                                of borrowers to repay their
                                                loans on time;

                                            o   declines in the residential real
                                                estate market in the specified
                                                states may reduce the values of
                                                properties located in those
                                                states, which would result in an
                                                increase in the loan-to-value
                                                ratios; and

                                            o   any increase in the market value
                                                of properties located in the
                                                specified states would reduce
                                                the loan-to-value ratios and
                                                could, therefore, make
                                                alternative sources of financing
                                                available to the borrowers at
                                                lower interest rates, which
                                                could result in an increased
                                                rate of prepayment of the
                                                mortgage loans.

CREDIT SCORES ARE NOT
AN INDICATOR OF
FUTURE PERFORMANCE
OF BORROWERS

                                    Investors are encouraged to be
                                    aware that credit scores are based on past payment history of the borrower. Investors are encouraged not to rely on credit scores as an indicator of future borrower performance. See "The Mortgage Pool--Underwriting Guidelines" in this prospectus supplement.

THE RETURN ON YOUR
CERTIFICATES MAY BE AFFECTED
BY REVISED SERVICING
PROCEDURES ADOPTED IN
RESPONSE TO TERRORIST
ATTACKS

                                    In response to the terrorist
                                    attacks on September 11, 2001 in New York
                                    City and Arlington, Virginia, EMC Mortgage
                                    Corporation and certain other servicers
                                    announced the implementation of revised
                                    servicing procedures for mortgagors who have been personally or financially affected by such attacks. Certain government agencies, government sponsored entities and private financial institutions have implemented similar procedures.

                                    Such revised servicing procedures
                                    generally include:

                                        o    increased use of repayment plans
                                             that will seek to cure
                                             delinquencies without imposing
                                             undue hardship on the affected
                                             mortgagor;

                                        o    extending due dates for payments;

                                        o    waiving or reducing late payment
                                             fees or similar fees;

                                        o    waiving deficiency balances for
                                             victims of the terrorist attacks;
                                             and

                                        o    suspending the submission of
                                             reports to credit bureaus for
                                             affected mortgagors that have
                                             delinquent mortgage loans.

                                    We can make no prediction whether
                                    mortgagors of the mortgage loans will be affected by any future terrorist attacks. However, as a result of the terrorist attacks and such revised servicing procedures, the rate of delinquencies and losses on mortgage loans made to affected mortgagors may be larger than would otherwise be the case.

THE RETURN ON YOUR
CERTIFICATES COULD
BE REDUCED BY SHORTFALLS
DUE TO THE APPLICATION
OF THE SERVICEMEMBERS
CIVIL RELIEF ACT AND
SIMILAR STATE OR
LOCAL LAWS

                                    The Servicemembers Civil Relief
                                    Act, or the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because the master servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the servicers or the master servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws.

YOU MAY HAVE DIFFICULTY
SELLING YOUR CERTIFICATES

                                    The underwriter intends to make a
                                    secondary market in the offered
                                    certificates, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

                                    The secondary markets for asset
                                    backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

                                THE MORTGAGE POOL

GENERAL

         We have provided below and in Schedule A to this prospectus supplement information with respect to the mortgage loans that we expect to include in the pool of mortgage loans in the trust fund. Prior to the closing date of November 16, 2006, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth herein will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The actual mortgage loans included in the trust fund as of the closing date may vary from the mortgage loans as described in this prospectus supplement by up to plus or minus 5% as to any of the material characteristics described herein. If, as of the closing date, any material pool characteristics differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement to this prospectus supplement, or in a current report on Form 8-K. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the cut-off date, which is October 1, 2006. The mortgage loan principal balances that are transferred to the trust will be the aggregate principal balance as of the cut off date, October 1, 2006.

         The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, Form S-3 eligibility and other legal purposes.

         We will divide the mortgage loans in the trust fund (the "mortgage pool") into three separate subgroups (each, a "sub-loan group")

         The mortgage loans are adjustable rate and hybrid mortgage loans, fully or negatively amortizing and secured by first and more junior liens on the related mortgaged properties. The cut-off date aggregate principal balance for the adjustable rate and hybrid, fully amortizing or negatively amortizing mortgage loans is approximately $271,142,220 and consists of 950 mortgage loans. The mortgage loans have original terms to maturity of not greater than 40 years.

         Sub-loan group 1 Loans. Sub-loan group 1 includes adjustable rate mortgage loans and certain hybrid mortgage loans with less than or equal to 47 months to the next rate adjustment. The Class 1A-1, Class 1A-2 and Class 1A-3 Certificates generally will be paid from the mortgage loans relating to sub-loan group 1.

         Sub-loan group 2 Loans. Sub-loan group 2 includes adjustable rate mortgage loans and certain hybrid mortgage loans with greater than or equal to 48 months to the next rate adjustment. The Class 2A-1 and Class 2A-1 Certificates generally will be paid from the mortgage loans relating to sub-loan group 2.

         Sub-loan group 3 Loans. Sub-loan group 3 includes adjustable rate mortgage loans having a negative amortization feature. The Class 3A-1, Class 3A-2, Class X-1 and Class X-2 Certificates generally will be paid from the mortgage loans relating to sub-loan group 3.

         Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments. Any mortgage loan may be prepaid in full or in part at any time, in some cases upon the payment of a prepayment charge during an initial period. Such prepayment charges, if not waived by a servicer, would typically discourage prepayments during the applicable period although not more than approximately 5.03%, 0.91% and 61.53% of the sub-loan group 1, the sub-loan group 2 and the sub-loan group 3 mortgage loans, respectively, and approximately 16.23% of the mortgage loans in aggregate, by cut-off date principal balance, still provide for the payment by the mortgagor of a prepayment charge on voluntary prepayments typically made up to the first five years from the date of execution of the related mortgage note.

         Approximately 42.18%, 76.03% and 0.00% of the sub-loan group 1, the sub-loan group 2 and the sub-loan group 3 mortgage loans, respectively, and approximately 41.91% of the mortgage loans in aggregate, by cut-off date principal balance, has an "interest-only" provision, which require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from three to ten years. After the interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date.

         As of the cut-off date, except with respect to approximately 6.01%, 2.38% and 6.59% of the sub-loan group 1, the sub-loan group 2 and the sub-loan group 3 mortgage loans, respectively, and approximately 5.18% of the mortgage loans in aggregate, which have scheduled payments which are 30 days past due, no scheduled payment on any mortgage loan is more than 29 days past due. Further information regarding the delinquency history of the mortgage loans is disclosed in Schedule A to this prospectus supplement.

         Loan-to-Value Ratio. The loan-to-value ratio of a mortgage loan is equal to

         o the principal balance of such mortgage loan at the date of origination, divided by

         o        the collateral value of the related mortgaged property.

         The "collateral value" of a mortgaged property is the lesser of the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan and the sales price.

         With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans.

         Credit Life Insurance. Under certain circumstances, part of the proceeds of a mortgage loan are used to finance certain life insurance policies which we refer to as credit life insurance. The credit life insurance policies provide that, upon the death of the related mortgagor, an amount generally sufficient to fully repay the related mortgage loan shall be payable by the insurer. Credit life insurance premiums are financed by adding the total premium payments payable under the policy to the principal balance of the related mortgage loan. In the event of a claim under the credit life insurance policy, the insurer would pay applicable proceeds to the related servicer. Credit life insurance policies have been challenged by mortgagors as being unlawfully predatory. However, none of the proceeds of the mortgage loans in the mortgage pool have been used to finance credit life insurance.

         Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a mortgagor's creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a mortgagor's credit history at a single point, using objective information currently on file for the mortgagor at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores generally range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a mortgagor represents to a lender, that is, a mortgagor with a higher score is statistically expected to be less likely to default in payment than a mortgagor with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the mortgagor's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

ADJUSTABLE RATE MORTGAGE LOANS

         The adjustable rate mortgage loans are evidenced by a note bearing interest at a mortgage rate which is (or, if a hybrid mortgage loan in its fixed rate period, following conversion will be) adjusted generally monthly, semiannually, annually or less frequently to equal an index plus (or minus) a fixed percentage set forth in or computed in accordance with the related mortgage note, the sum of which is generally as specified in the related mortgage note, subject, however, to certain limitations described below. The value of the index on which each adjustment is based (as specified in the related mortgage note) generally corresponds to that available on the date on which such adjustment is made, which we refer to as an "interest adjustment date," or on a prior date. If the applicable index described therein becomes unavailable, generally an alternative index based on comparable information will become the index. The related servicer will be responsible for calculating and implementing interest rate adjustments with respect to the mortgage loans.

         Adjustments of the applicable mortgage rate are subject to rounding, to a maximum mortgage rate, to a minimum mortgage rate and to maximum limitations applicable to increases or decreases of the mortgage rate on an interest adjustment date, all as set forth in the related mortgage note. Some of the mortgage loans are assumable upon sale or transfer of the related mortgaged property.

         Indices

         The principal indices with respect to the adjustable rate mortgage loans are 1-Year CMT, MTA, 1-Year LIBOR and 6-Month LIBOR.

         1-Year CMT. Approximately 76.89%, 87.67% and 0.00% of the sub-loan group 1, the sub-loan group 2 and the sub-loan group 3 mortgage loans, respectively, and approximately 63.02% of the mortgage loans in aggregate, (by Stated Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on the weekly average yield on U.S. Treasury securities, adjusted to a constant maturity of one year ("1-year CMT"). Yields on U.S. Treasury securities are estimated from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively-traded U.S. Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Treasury securities dealers to the

Federal Reserve Bank of New York. The constant yield values are read from the yield curve at fixed maturities. This method permits, for example, estimations of the yield for one-year maturity even if no outstanding security has exactly one year remaining to maturity. Such yields of different U.S. Treasury securities are generally published in Federal Reserve Statistical Release No.
H.15 (519).

         Listed below are some of the approximate historical values of 1-year CMT since January 1998:


                                                          1-Year CMT*
---------------------------------------------------------------------------------------------------------------------------------
Month                 1998        1999        2000         2001        2002        2003         2004        2005         2006
---------------------------------------------------------------------------------------------------------------------------------
January 1               5.44%     4.52%        5.50%        6.11%     2.24%         1.46%       1.36%        2.77%        4.36%
February 1              5.53      4.49         5.85         5.65      2.17          1.47        1.31         2.89         4.50
March 1                 5.25      4.55         6.12         4.96      2.13          1.41        1.19         3.13         4.74
April 1                 5.28      4.67         6.20         4.78      2.24          1.30        1.24         3.38         4.86
May 1                   5.37      4.77         6.20         4.19      2.58          1.16        1.16         3.33         4.97
June 1                  5.39      4.67         6.14         4.17      2.53          1.25        1.40         3.32         5.05
July 1                  5.46      4.79         6.38         3.89      2.40          1.20        1.83         3.46         5.26
August 1                5.42      5.12         6.14         3.53      2.24          0.97        2.07         3.77         5.11
September 1             5.36      5.01         6.12         3.62      2.00          1.10        2.07         3.88         4.99
October 1               5.23      5.23         6.24         3.50      1.76          1.29        1.97         3.97         4.90
November 1              4.76      5.28         6.10         3.02      1.78          1.22        2.10         4.26
December 1              4.18      5.34         5.93         2.39      1.59          1.29        2.18         4.30
__________________
* Figures are averages of daily rates and do not necessarily correspond to
1-year CMT values determined as provided in any related notes.


         MTA. Approximately 0.00%, 0.00% and 92.46% of the sub-loan group 1, the sub-loan group 2 and the sub-loan group 3 mortgage loans, respectively, and approximately 20.09% of the mortgage loans in aggregate, (by Stated Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based MTA. MTA is computed by determining the twelve month average yield of U.S. Treasury securities adjusted to a constant maturity of one year. The table below sets forth approximate historical average rates of MTA for the months indicated as reported on Bloomberg on the first business day of each month since January 1998:

                                                              MTA

Month                1998         1999        2000        2001        2002         2003        2004        2005        2006
---------------------------------------------------------------------------------------------------------------------------------
January              5.60%       4.99%       5.21%       6.00%        3.26%       1.94%       1.23%       2.02%        3.75%
February             5.58         4.94        5.34        5.87        3.06         1.86        1.23        2.17        3.89
March                5.55         4.89        5.46        5.71        2.91         1.75        1.23        2.35        4.01
April                5.50         4.83        5.58        5.53        2.79         1.65        1.24        2.50        4.14
May                  5.46         4.78        5.70        5.32        2.67         1.55        1.29        2.63        4.28
June                 5.44         4.76        5.79        5.10        2.55         1.45        1.38        2.74        4.43
July                 5.42         4.73        5.88        4.90        2.41         1.38        1.46        2.87        4.56
August               5.39         4.73        5.96        4.67        2.27         1.34        1.52        3.02        4.66
September            5.33         4.77        6.04        4.40        2.18         1.30        1.60        3.16        4.76
October              5.21         4.88        6.08        4.09        2.12         1.27        1.68        3.33        4.83
November             5.14         4.97        6.13        3.76        2.07         1.26        1.77        3.48
December             5.05         5.08        6.11        3.48        2.00         1.24        1.87        3.62

         1-Year LIBOR. Approximately 9.58%, 5.94% and 0.00% of the sub-loan group 1, the sub-loan group 2 and the sub-loan group 3 mortgage loans, respectively, and approximately 6.54% of the mortgage loans in aggregate, (by Stated Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on the London interbank offered rate for U.S. dollar deposits having a maturity of one year ("1-year LIBOR"). The following table shows approximate historical values for 1-year LIBOR as reported by Bloomberg on the first business day of each month since January 1998:

                                                         1-Year LIBOR

Month                 1998        1999        2000        2001        2002         2003        2004        2005        2006
---------------------------------------------------------------------------------------------------------------------------------
January                5.66%      5.06%        6.75%       5.17%      2.49%        1.45%      1.48%       3.10%       4.84%
February               5.79       5.40         6.76        4.88       2.43         1.38       1.37        2.98        4.95
March                  5.89       5.25         6.94        4.67       3.00         1.28       1.35        2.55        5.12
April                  5.99       5.23         7.10        4.44       2.63         1.36       1.83        3.69        5.29
May                    5.88       5.56         7.50        4.24       2.59         1.21       2.06        3.78        5.38
June                   5.84       5.84         7.18        4.18       2.28         1.19       2.46        3.88        5.51
July                   5.82       5.89         7.08        3.82       2.09         1.27       2.43        4.16        5.68
August                 5.53       6.06         6.97        3.56       1.90         1.43       2.30        4.24        5.54
September              5.06       6.04         6.80        2.64       1.73         1.30       2.48        4.44        5.41
October                4.75       6.25         6.73        2.27       1.64         1.48       2.55        4.68        5.30
November               5.13       6.28         6.56        2.39       1.73         1.56       2.98        4.74
December               5.10       6.50         6.00        2.44       1.45         1.46       3.10        4.82

         6-Month LIBOR. Approximately 13.53%, 6.39% and 0.00% of the sub-loan group 1, the sub-loan group 2 and the sub-loan group 3 mortgage loans, respectively, and approximately 8.71% of the mortgage loans in aggregate, (by Stated Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on the London interbank offered rate for U.S. dollar deposits having a maturity of six months ("6-month LIBOR"). The following table shows approximate historical values for 6-month LIBOR as reported by Bloomberg on the first business day of each month since January 1999:

                                                   6-Month LIBOR

--------------------------------------------------------------------------------------------------------------------
Month                1999         2000        2001         2002        2003         2004        2005         2006
--------------------------------------------------------------------------------------------------------------------
January 1             5.06%        6.21%      5.26%        2.03%       1.38%       1.22%         2.78%        4.71%
February 1            4.98         6.31       4.91         2.03        1.35        1.21          2.97         4.82
March 1               5.12         6.33       4.71         2.04        1.34        1.17          3.19         4.98
April 1               5.06         6.52       4.30         2.36        1.23        1.16          3.41         5.14
May 1                 5.07         6.78       3.98         2.12        1.29        1.38          3.54         5.22
June 1                5.25         7.11       3.91         2.08        1.21        1.58          3.71         5.39
July 1                5.58         7.00       3.69         1.95        1.12        1.94          3.92         5.58
August 1              5.74         6.90       3.45         1.87        1.21        1.98          3.95         5.51
September 1           5.94         6.76       2.52         1.80        1.20        1.99          4.00         5.42
October 1             5.96         6.72       2.12         1.71        1.16        2.20          4.23         5.38
November 1            6.11         6.64       2.03         1.60        1.23        2.32          4.47
December 1            6.07         6.20       1.98         1.47        1.27        2.63          4.63

         The remaining mortgage loans, representing approximately 1.64% of the mortgage pool will bear interest based on two other indices.

NEGATIVE AMORTIZATION

         Approximately 21.73% of the mortgage loans and all of the sub-loan group 3 mortgage loans, respectively, have a negative amortization feature, under which accrued interest may be deferred and added to the principal balance of the related mortgage loan. Negative amortization results from the fact that while the interest rate on a negative amortization loan adjusts monthly, the amount of the monthly payment on such mortgage loan adjusts only on an annual basis. In addition, the monthly payment on a negative amortization mortgage loan may not fully amortize the principal balance of such mortgage loan on an annual adjustment date if a payment cap applies.

         In any given month, the mortgage loans may be subject to:

                  (1) reduced amortization, if the monthly payment on the related mortgage loan is sufficient to pay current accrued interest on such mortgage loan at the related mortgage rate but is not sufficient to reduce principal on such mortgage loan in accordance with a fully amortizing schedule;

                  (2) negative amortization, if current accrued interest on the related mortgage loan is greater than the monthly payment on such mortgage loan, which would result in the accrued interest on the related mortgage loan that is not currently paid being treated as deferred interest and added to the principal balance of such mortgage loan; or

                  (3) accelerated amortization, if the monthly payment on the related mortgage loan is greater than the amount necessary to pay current interest on such mortgage loan and to reduce principal on such mortgage loan in accordance with a fully amortizing schedule.

         The accrual of deferred interest on a negative amortization mortgage loan may result in that mortgage loan owing a final lump sum payment at maturity that is significantly greater than the monthly payment that would otherwise be payable on such mortgage loan on such maturity date.

MORTGAGE LOAN STATISTICAL DATA

         Schedule A to this prospectus supplement sets forth in tabular format certain information about the mortgage loans as of the cut-off date. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of the mortgage loans. The sum of the respective columns may not equal the total indicated due to rounding.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASE

         At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the trust. The mortgage loans will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the mortgagor's monthly payment and the maturity date of each mortgage note.

         In addition, the depositor will deposit with Wells Fargo Bank, N.A., as custodian and agent for the trustee, the following documents with respect to each mortgage loan:

                  (a) the original mortgage note, including any riders thereto, endorsed without recourse in the following form: "Pay to the order of The Bank of New York, as trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2006-SD4, Asset-Backed Certificates, Series 2006-SD4 without recourse," with all intervening endorsements, to the extent available, showing a complete chain of endorsement from the originator to the sponsor or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

                  (b) the original recorded mortgage or a photocopy thereof, and if the related mortgage loan is a MOM loan, noting the applicable mortgage identification number for that mortgage loan;

                  (c) except with respect to a mortgage loan that is registered on the MERS(R) System, a duly executed assignment of the mortgage to "The Bank of New York, as trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2006-SD4, Asset-Backed Certificates, Series 2006-SD4, without recourse;" in recordable form, as described in the pooling and servicing agreement;

                  (d) originals or duplicates of all interim recorded assignments of such mortgage, if any and if available to the depositor;

                  (e) the original or duplicate lender's title policy or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy shall be delivered within one year of the closing date or, in the event such original lender's title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property; and

                  (f) the original or a copy of all available assumption, modification or substitution agreements, if any.

         In general, assignments of the mortgage loans provided to the custodian on behalf of the trustee will not be recorded in the appropriate public office for real property records as to which the rating agencies advise that the omission to record therein will not affect their ratings of the offered certificates, or if MERS is identified on the related mortgage or on a properly recorded assignment of the related mortgage as the mortgagee of record solely as nominee for the sponsor and its successor and assigns.

         In connection with the assignment of any mortgage loan that is registered on the MERS(R) System, EMC will cause the MERS(R) System to indicate that those mortgage loans have been assigned by EMC to the depositor and by the depositor to the trustee by including (or deleting, in the case of repurchased mortgage loans) in the computer files (a) the code in the field which identifies the trustee, (b) the code in the field "Pool Field" which identifies the series of certificates issued in connection with such mortgage loans, and (c) a code that provides the trustee with access to such mortgage loans. Neither EMC nor the master servicer will alter these codes (except in the case of a repurchased mortgage loan).

         A "MOM loan" is any mortgage loan as to which, at origination, Mortgage Electronic Registration Systems, Inc. acts as mortgagee, solely as nominee for the originator of that mortgage loan and its successors and assigns.

         The trustee (or the custodian as its agent) will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the custodian's receipt of such documents and will hold such documents in trust for the benefit of the holders of the certificates.

         In addition, the sponsor will make representations and warranties in the pooling and servicing agreement as of the cut-off date in respect of the mortgage loans. The depositor will file the pooling and servicing agreement containing such representations and warranties with the Securities and Exchange Commission in a report on Form 8-K following the closing date.

         The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

         (a) The information set forth in the mortgage loan schedule attached to the pooling and servicing agreement is true and correct in all material respects;

         (b) Immediately prior to the transfer to the depositor, the sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the sponsor has full right and authority to sell or assign the same pursuant to pooling and servicing agreement;

         (c) The physical property subject to any mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

         (d) The mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

         (e) With respect to any first lien mortgage loans, a lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the sponsor's knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the sponsor and its successors and assigns that the mortgage is a first priority lien on the related mortgaged property in the original principal amount of the mortgage loan. The sponsor is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable; with respect to any junior lien mortgage loan, other than any piggyback loan that has an initial principal amount less than or equal to $200,000, (a) a lender's title insurance policy or binder, or other assurance of title customary in the relevant jurisdiction therefore in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the sponsor's knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the related seller and its successors and assigns; and the sponsor is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable, or (b) a lien search was conducted at the time of origination with respect to the related mortgaged property;

         (f) The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded or will be recorded, if necessary, (i) if required by law in the jurisdiction where the mortgaged property is located, or (ii) to protect the interests of the trustee on behalf of the certificateholders; and

         (g) At the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the mortgage loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

         After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates in such mortgage loan, the custodian, on behalf of the trustee, will provide notice of any missing or defective documents in the custodial certification required by its custodial agreement. If the sponsor cannot or does not cure such omission, defect or breach within 90 days of its receipt of notice from the custodian and the omission, defect or breach materially and adversely affects the certificateholders, the sponsor is required to repurchase the related mortgage loan from the trust fund at a price equal to (i) 100% of the stated principal balance thereof as of the date of repurchase, plus (ii) accrued and unpaid interest thereon at the mortgage rate to the first day of the month following the month of repurchase, as such purchase price shall be reduced by any portion of the servicing fee, servicing advances or other advances payable to the purchaser of such mortgage loan. In addition, if the obligation to repurchase the related mortgage loan results from a breach of the sponsor's representations regarding predatory lending, the sponsor will be obligated to pay any resulting costs and damages incurred by the trust. Rather than repurchase the mortgage loan as provided above, the sponsor may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics; however, such substitution is only permitted within two years after the closing date.

         With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the sponsor with respect to a mortgage loan.

THE ORIGINATORS

         EMC Mortgage Corporation, referred to in this prospectus supplement as EMC or the sponsor, in its capacity as seller, purchased the mortgage loans directly from the various originators in privately negotiated transactions.

         The following table shows the percentage of the initial mortgage loans which were originated by Wells Fargo Bank, N.A. and Greenpoint Mortgage Funding, Inc. for each of the loan groups and sub-loan groups and in the aggregate. The remainder of the mortgage loans was originated by various originators, none of which has originated more than 10% of the mortgage loans in the mortgage pool or in any loan group or sub-loan group.

                            SUB-LOAN   SUB-LOAN    SUB-LOAN     TOTAL
NAME OF ORIGINATOR          GROUP 1     GROUP 2    GROUP 3

Wells Fargo Bank, N.A.      96.84%     91.95%      0.00%      74.51%

Greenpoint Mortgage         0.28%       0.00%      76.04%     16.67%
Funding, Inc.

         The information set forth in the following paragraphs with respect to Wells Fargo Bank, N.A., has been provided by Wells Fargo Bank, N.A.

WELLS FARGO BANK, N.A. AS ORIGINATOR


         Wells Fargo Bank, N.A. ("Wells Fargo Bank") is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.


         Wells Fargo Bank originates or acquires various types of residential mortgage loans, including prime, Alt-A (as defined below), and subprime mortgage loans. From and including 1996 and through 2005, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $2.063 trillion of residential mortgage loans, which include the types of mortgage loans referred to above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for ZA Conventional Loans (also known as "scratch and dent" loans; see "--Mortgage Loan Underwriting--General" below):


                                           2003                           2004                          2005
                                         AGGREGATE                      AGGREGATE                    AGGREGATE
                                          ORIGINAL                      ORIGINAL                      ORIGINAL
ASSET                          NO. OF     PRINCIPAL          NO. OF     PRINCIPAL         NO. OF   PRINCIPAL BALANCE
TYPE                           LOANS    BALANCE OF LOANS     LOANS   BALANCE OF LOANS     LOANS       OF LOANS
ZA CONVENTIONAL LOANS           3319    $567,521,651.77      3472     $554,206,472.72     2142     $396,206,038.42


         MORTGAGE LOAN PRODUCTION SOURCES

         Wells Fargo Bank originates and acquires mortgage loans through a network of retail, wholesale, and correspondent offices located throughout all 50 states, the District of Columbia and the territories of the United States. Wells Fargo Bank also conducts a significant portion of its mortgage loan originations through centralized production offices located in Des Moines, Iowa; Frederick, Maryland; Minneapolis, Minnesota; Fort Mill, South Carolina; Carlsbad, California and Bloomington, Minnesota. Wells Fargo Bank also receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet.

         The following are Wells Fargo Bank's primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals from realtors, other real estate professionals and prospective borrowers, (iii) referrals from selected corporate clients, (iv) referrals from or originations by Wells Fargo Bank's Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) referrals from or originations by several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the "Joint Ventures") and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators ("Correspondents").
See "--Acquisition of Mortgage Loans from Correspondents" below. The relative contribution of each of these sources to Wells Fargo Bank's origination business, measured by the volume of loans generated, tends to fluctuate over time.

         Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank's partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.

         Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general solicitations. Such solicitations are made through television, radio and print advertisements.

         A majority of Wells Fargo Bank's corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer's providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank's acquisition of mortgage loans from other originators. Also among Wells Fargo Bank's corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

         ACQUISITION OF MORTGAGE LOANS FROM CORRESPONDENTS

         In order to qualify for participation in Wells Fargo Bank's mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank's underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with Wells Fargo Bank standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

         The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. Except with respect to subprime mortgage loans, the contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents ("Delegated Underwriting"), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondents' representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank's post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondents' compliance with Wells Fargo Bank's underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy

Wells Fargo Bank's program standards or the standards of a pool insurer. Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank's underwriting standards.


         MORTGAGE LOAN UNDERWRITING - GENERAL


         Wells Fargo Bank has acquired or originated Mortgage Loans under one of Wells Fargo Bank's standard lending programs. Each of the various programs has its own unique set of underwriting guidelines, as set forth below. All Wells Fargo Bank Mortgage Loans were approved for purchase by Wells Fargo Bank pursuant to underwriting guidelines approved by Wells Fargo Bank. With respect to the Wells Fargo Mortgage Loans that are "ZA Conventional" (or "scratch and dent") Mortgage Loans, subsequent to funding, Wells Fargo Bank discovered or was notified that such Mortgage Loans either:

         o violated the underwriting guidelines or program guidelines under which they were intended to have been originated;

         o        had document deficiencies; or

         o        became delinquent.

         The specific defects may have included (without limitation):

         o the failure to comply with maximum debt service coverage requirements;

         o the failure to comply with maximum loan-to-value ratio requirements;

         o        the failure to comply with minimum credit score requirements;

         o        the failure to comply with maximum loan amount requirements;

         o missing or deficient appraisals (for example, the comparable properties did not support the appraised value);

         o        the absence of required primary mortgage insurance;

         o the mortgagor's credit history did not meet underwriting guidelines or program requirements;

         o the mortgage file had a deficient or missing modification agreement or power of attorney; or

         o        the mortgagor became delinquent.

         In some cases, the defect may not have been discovered, or the delinquency may not have occurred, until the Mortgage Loan had been sold to a third party and Wells Fargo Bank was required to repurchase the Mortgage Loan.

         MORTGAGE LOAN UNDERWRITING - PRIME & ALT-A

         Prime and Alt-A Mortgage Loans have been underwritten in accordance with one or more of the following: (i) Wells Fargo Bank's general underwriting standards, (ii) Wells Fargo Bank's "retention program," (iii) Wells Fargo Bank's modified underwriting standards that have been applied in the underwriting of mortgage loans under Wells Fargo Bank's "alternative" mortgage loan underwriting program, (iv) the underwriting standards of a pool insurer and (v) the underwriting standards of certain institutional conduit Correspondents.

         General Standards

         Wells Fargo Bank's underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. Wells Fargo Bank's guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, the Mortgage Loans will be underwritten by or on behalf of Wells Fargo Bank generally in accordance with the standards and procedures described herein.

         Wells Fargo Bank supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac's Loan Prospector, Fannie Mae's Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a "Mortgage Score."

         The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a "FICO Score" which indicates a level of default probability over a two-year period.

         The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

         With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank's underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf ("contract underwriters") make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See "--Acquisition of Mortgage Loans from Correspondents" above.

         A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

         Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant's payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant's present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower's employer, employer-sponsored web sites, or third-party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with "full documentation." In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

         In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower's credit history, a borrower's liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower's Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for subsidy loans and buy-down loans, the ratio is determined by including in the applicant's total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank's Private Mortgage Banking division, qualifying income may be based on an "asset dissipation" approach under which future income is projected from the assumed liquidation of a portion of the applicant's specified assets. In evaluating an application with respect to a "non-owner-occupied" property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a "second home," which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner's principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan. For prime mortgage loans, Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

         Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a "Home Asset ManagementSM Account Loan"). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related Mortgaged Property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

         Mortgage Loans will not generally have had at origination a Loan-to-Value Ratio in excess of 95%. The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or
(ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination for prime Mortgage Loans, or 180 days prior to origination for Alt-A Mortgage Loans. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation) ("RELS"), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party.

         The appraisal of any Mortgaged Property reflects the individual appraiser's judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.

         Wells Fargo Bank originates mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo Bank may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained.

         Except as described below, Mortgage Loans will generally be covered by an appropriate standard form American Land Title Association title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

         Retention Program Standards

         A borrower with at least one mortgage loan serviced by Wells Fargo Bank may be eligible for Wells Fargo Bank's retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo Bank may permit a refinancing of one or more of the borrower's mortgage loans that are serviced by Wells Fargo Bank or another servicer to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current total monthly debt obligation in relation to their monthly income level does not exceed a certain ratio; Wells Fargo Bank may not obtain a current credit report for the borrower or apply a new FICO Score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program. A borrower may participate in this retention program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that had been originated or purchased by Wells Fargo Bank, by executing a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate.

         Wells Fargo Bank may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed 150% of the original principal balance of the previous loan (up to a maximum new loan amount of $400,000). Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo Bank as well as a satisfactory FICO Score. Wells Fargo Bank may waive verifications of borrower income and assets under this program and may not impose any limitation on the ratio of a borrower's current total debt obligation in relation to current monthly income. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

         Modified Standards

         In comparison to Wells Fargo Bank's "general" underwriting standards described above, the underwriting standards applicable to mortgage loans under Wells Fargo Bank's "alternative" mortgage loan ("Alt-A") underwriting program permit different underwriting criteria, additional types of mortgaged properties or categories of borrowers such as "foreign nationals" without a FICO Score who hold certain types of visas and have acceptable credit references (such Mortgage Loans, "Foreign National Loans"), and include certain other less restrictive parameters. Generally, relative to the "general" underwriting standards, these standards include higher loan amounts, higher maximum Loan-to-Value Ratios, higher maximum "combined" Loan-to-Value Ratios (in each case, relative to Mortgage Loans with otherwise similar characteristics) in cases of simultaneous primary and secondary financings, less restrictive requirements for "equity take out" refinancings, the removal of limitations on the number of permissible mortgage loans that may be extended to one borrower and the ability to originate mortgage loans with Loan-to-Value Ratios in excess of 80% without the requirement to obtain primary mortgage insurance if such loans are secured by cooperatives or investment properties. Under a program available to eligible borrowers who meet certain underwriting criteria and for which program a minimum downpayment of only 3% is required, mortgage loans may be originated with Loan-to-Value Ratios between 95.01% and 97% with the application of less restrictive maximum qualifying ratios of borrower monthly housing debt or total monthly debt obligations to borrower monthly income and reduced minimum requirements for primary mortgage insurance coverage ("3% Solution Loans").

         With respect to mortgaged property types, mortgage loans may be secured by shares in cooperative housing corporations, "manufactured homes", investment properties permitted under less stringent guidelines, condotels (features of which may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space), and the mortgaged properties may represent an unusually high percentage of land vs. structure or have other unique characteristics.

         In connection with its "Mortgage Express alternative-A" program ("Alt-B"), Wells Fargo Bank has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of thirteen credit levels denoted as "F9 through F1," with certain levels subdivided by Stated Reduced, as described in the table below. Terms of mortgage loans originated by Wells Fargo Bank under the Alt-B program, as well as maximum loan-to-value ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally are restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower loan-to-value ratios than applicants with more favorable credit profiles. Except for loans originated under the "No

Ratio" program, the maximum total debt to gross income ratio for each credit level is generally 50%. Subject to the consideration of certain compensating factors described below, the general criteria used by Wells Fargo Bank's underwriting staff in classifying loan applicants are as follows:

                                                                                                               MAXIMUM COMBINED
      CREDIT                        EXISTING MORTGAGE                    DOCUMENTATION       CREDIT BUREAU           LOAN
       LEVEL                             HISTORY                             TYPE               SCORE*         TO VALUE RATIO**
----------------     ----------------------------------------------   -----------------     ---------------    -------------------
F9                   2 x 30; Mortgage or rent payments no more than   No documentation        700 or higher       95% CLTV @
                     30 days late at application time and a maximum                                               LTV < 95%
                     of two 30-day late payments in the last 12
                     months

F8                   2 x 30; Mortgage or rent payments no more than   No documentation        660-699             95% CLTV @
                     30 days late at application time and a maximum                                               LTV <95%
                     of two 30-day late payments in the last 12
                     months

F7                   0 x 30; Mortgage or rent payments no more than   No documentation        620-659             95% CLTV @
                     30 days late at application time and no 30-day                                               LTV <95%
                     late payments in the last 12 months

F6                   2 x 30; Mortgage or rent payments no more than   Stated with option      700 or higher       95% CLTV @
                     30 days late at application time and a maximum   of verification of                          LTV <95%
                     of two 30-day late payments in the last 12       assets; maximum
                     months                                           debt-to-income
                                                                      ratio of 50%

F6 Stated Reduced    1 x 30; Mortgage or rent payments no more than   Stated with option      700 or higher       95% CLTV @
                     30 days late at application time and a maximum   of verification of                          LTV <80%
                     of one 30-day late payment in the last 12        assets; maximum
                     months                                           debt-to-income
                                                                      ratio of 50%

F5                   2 x 30; Mortgage or rent payments no more than   Stated with option      660-699             95% CLTV @
                     30 days late at application time and a maximum   of verification of                          LTV <95%
                     of two 30-day late payments in the last 12       assets; maximum
                     months                                           debt-to-income
                                                                      ratio of 50%

F5 Stated Reduced    1 x 30; Mortgage or rent payments no more than   Stated with option      660-699             95% CLTV @
                     30 days late at application time and a maximum   of verification of                          LTV <80%
                     of one 30-day late payment in the last 12        assets; maximum
                     months                                           debt-to-income
                                                                      ratio of 50%

F4                   0 x 30; Mortgage or rent payments no more than   Stated with option      640-659             95% CLTV @
                     30 days late at application time and no 30-day   of verification of                          LTV <95%
                     late payments in the last 12 months              assets; maximum
                                                                      debt-to-income
                                                                      ratio of 50%

F4 Stated Reduced    1 x 30; Mortgage or rent payments no more than   Stated with option      640-659             95% CLTV @
                     30 days late at application time and a maximum   of verification of                          LTV <80%
                     of one 30-day late payment in the last 12        assets; maximum
                     months                                           debt-to-income
                                                                      ratio of 50%

F3                   1 x 30; Mortgage or rent payments no more than   Stated with option      620-639             95% CLTV @
                     30 days late at application time and no 30-day   of verification of                          LTV <95%
                     late payments in the last 12 months              assets; maximum
                                                                      debt-to-income
                                                                      ratio of 50%

F3 Stated Reduced    1 x 30; Mortgage or rent payments no more than   Stated with option      620-639             95% CLTV @
                     30 days late at application time and a maximum   of verification of                          LTV <80%
                     of one 30-day late payment in the last 12        assets; maximum
                     months                                           debt-to-income
                                                                      ratio of 50%

F2                   2 x 30; Mortgage or rent payments no more than   No Ratio with           660 or higher       95% CLTV @
                     30 days late at application time and a maximum   option of                                   LTV <95%
                     of two 30-day late payments in the last 12       verification of
                     months                                           assets

F1                   0 x 30; Mortgage or rent payments no more than   No Ratio with           620-659             95% CLTV @
                     30 days late at application time and no 30-day   option of                                   LTV <95%
                     late payments in the last 12 months              verification of
                                                                      assets

         -----------------
         * Lower of two, middle of three credit bureau scores used. If only one credit bureau score is obtained, then that score is used.

         ** The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of a mortgage loan. 100% CLTV allowed when verification of assets option chosen, with loan amounts less than or equal to $500,000 and LTV less than or equal to 80%.

         For the purpose of assigning (a) the credit levels that are designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are counted as a single late payment of such delinquency characterization and (b) the credit levels, other than those that are designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are each counted as an additional occurrence of such delinquency characterization. Wells Fargo Bank uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, Wells Fargo Bank may make the determination that the prospective borrower warrants loan parameters beyond those shown above based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/ or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses.

         The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-B program have loan terms of 15, 20 or 30 years and fully amortize over such terms. The principal amounts of the Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-B program generally range from a minimum of $10,000 to a maximum of $1,000,000. Wells Fargo Bank generally does not originate or acquire any Mortgage Loans under the Alt-B program for which the Loan-to-Value Ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-B program are generally secured by single-family detached residences, condominium units or two-to four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank's policy not to accept commercial properties or unimproved land as collateral for Mortgage Loans originated under the Alt-B program. Wells Fargo Bank, will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

         The Alt-B program includes No Ratio Loans, No Documentation Loans, Stated Loans and Stated Reduced Loans.

         Borrowers who satisfy certain guidelines regarding credit history may have been approved under a "No Ratio" program (such Mortgage Loans, "No Ratio Loans") or under a "No Documentation" program (such Mortgage Loans, "No Documentation Loans"). In the case of No Ratio Loans, the borrower's income would not have been verified nor would there have been the calculation of any ratios, as part of the loan underwriting decision, of the borrower's expected monthly housing debt or total monthly debt obligations to the borrower's monthly income. In connection with such No Ratio program, the borrower's assets may have been verified and certain minimum "cash reserves" required. In the case of No Documentation Loans, borrowers may not have been required to provide any information in their loan application regarding their employment and in that instance employment would not have been verified. Also, in the case of No Documentation Loans, borrowers would not have been required to provide any information in their loan application regarding their income or assets.

         In the case of the "Stated" program (such Mortgage Loans, "Stated Loans"), the borrower's income would not have been verified and the borrower's assets may have been verified and certain minimum "cash reserves" are required. Under the "Stated" program the borrower's employment, income sources and assets must be stated on the signed loan application. The borrower's income as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter. Similarly, the borrower's assets as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter.

         In certain circumstances borrowers who do not qualify for other reduced documentation programs may qualify for the "Stated Reduced" program (such Mortgage Loans, "Stated Reduced Loans"). Maximum Loan-to-Value Ratios are lower under the "Stated Reduced" program than for other reduced documentation programs. In the case of Stated Reduced Loans, the borrower's income would not have been verified, the borrower's assets may have been verified and certain minimum "cash reserves" required. Under the "Stated Reduced" program the borrower's employment, income sources and assets must be stated on the signed loan application. The borrower's income as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter. Similarly, the borrower's assets as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter.

         Under the Alt-B program, Wells Fargo Bank's underwriting of every Mortgage Loan submitted (as to which underwriting authority has not been delegated) consists of not only a credit review, but also a separate appraisal conducted by (i) a third-party appraiser, (ii) an appraiser approved by RELS, or
(iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the amount of the Mortgage Loan or the identity of the appraiser. Certain loans require a third party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, any Mortgage Loan originated under the Alt-B program is subject to further review in the form of a desk review, field review or additional full appraisal.

         Underwriter Discretion

         During the second calendar quarter of 2005, Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank's underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

         MORTGAGE LOAN UNDERWRITING - SUBPRIME

         The underwriting functions of Wells Fargo Bank are performed in its Arizona, California, Iowa, Louisiana, Minnesota, North Carolina and South Carolina offices. Wells Fargo Bank does not delegate underwriting authority to any broker or correspondent. Wells Fargo Bank employs loan credit underwriters to scrutinize the applicant's credit profile and to evaluate whether an impaired credit history is a result of adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner. Personal circumstances such as divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing will often impair an applicant's credit record. The underwriting guidelines used by Wells Fargo Bank are primarily intended to evaluate the prospective borrower's credit standing and ability to repay the loan, as well as the value and adequacy of the proposed mortgaged property as collateral. A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant including, depending on the program, the applicant's financial condition (assets, liabilities, income and expenses), the property being financed and the type of loan desired. With respect to every applicant, a credit report summarizing the applicant's credit history with merchants and lenders is obtained. Significant unfavorable credit information reported by the applicant or by a credit reporting agency is taken into account in the credit decision. Loan applications are classified according to certain characteristics, including but not limited to: condition and location of the collateral, credit history of the applicant, ability to pay, loan-to-value ratio and general stability of the applicant in terms of employment history and time in residence.

         Wells Fargo Bank has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of nine credit levels denoted as "Y9" through "Y1" (see table below). Terms of subprime mortgage loans made by Wells Fargo Bank, as well as maximum loan-to-value ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally are restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower loan-to-value ratios than applicants with more favorable credit profiles. Generally, the loan-to-value ratio is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than 120 days prior to origination and (ii) the sale price for such property. In some instances, the loan-to-value ratio may be based on the value determined by an appraisal that was obtained by the originator more than 120 days prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than 180 days prior to origination. Generally, the maximum total debt to gross income ratio for each credit level is 55%. Subject to the consideration of certain compensating factors described below, the general criteria used by Wells Fargo Bank's underwriting staff in classifying loan applicants are as follows:

                                                                        BANKRUPTCY FILINGS/       MAXIMUM COMBINED
                                                   CREDIT BUREAU            FORECLOSURE             LOAN TO VALUE
 CREDIT LEVEL      EXISTING MORTGAGE HISTORY          SCORE*                PROCEEDINGS                RATIO**
---------------    --------------------------     ----------------     ----------------------    --------------------
                   0 x 30; Current at                                                            100% CLTV @
Y9                 application time and no        660 or higher        Discharged/               LTV < 80%
                   mortgage or rent late                               completed more than
                   payments in the last 12                             three years ago.          95% CLTV @
                   months                                                                        LTV > 80%

---------------    --------------------------     ----------------     ----------------------    --------------------
                   1 x 30; Mortgage or rent                                                      100% CLTV @
Y8                 payments no more than 30       640-659              Discharged/               LTV < 80%
                   days late at application                            completed more than
                   time and a maximum of                               three years ago.          95% CLTV @
                   one 30-day late payment                                                       LTV > 80%
                   in the last 12 months

---------------    --------------------------     ----------------     ----------------------    --------------------
                   1 x 30; Mortgage or rent                                                      100% CLTV @
Y7                 payments no more than 30       620-639              Discharged/               LTV < 80%
                   days late at application                            completed more than
                   time and a maximum of                               two years ago.            95% CLTV @
                   one 30-day late payment                                                       LTV > 80%
                   in the last 12 months



                                       S-54

                                                                        BANKRUPTCY FILINGS/       MAXIMUM COMBINED
                                                   CREDIT BUREAU            FORECLOSURE             LOAN TO VALUE
 CREDIT LEVEL      EXISTING MORTGAGE HISTORY          SCORE*                PROCEEDINGS                RATIO**
---------------    --------------------------     ----------------     ----------------------    --------------------
                   2 x 30; Mortgage or rent                            Discharged/               100% CLTV @
Y6                 payments no more than 30       600-619              completed more than       LTV < 80%
                   days late at application                            two years ago.
                   time and a maximum of                                                         95% CLTV @
                   two 30-day late payments                                                      LTV > 80%
                   in the last 12 months
---------------    --------------------------     ----------------     ----------------------    --------------------
                   2 x 30; Mortgage or rent                            Discharged/               100% CLTV @
Y5                 payments no more than 30       580-599              completed more than       LTV < 80%
                   days late at application                            two years ago.
                   time and a maximum of                                                         95% CLTV @
                   two 30-day late payments                                                      LTV > 80%
                   in the last 12 months

---------------    --------------------------     ----------------     ----------------------    --------------------
                   1 x 60; Mortgage or rent                                                      100% CLTV @
Y4                 payments no more than 60       560-579              Discharged/               LTV < 80%
                   days late at application                            completed more than
                   time and a maximum of up                            one year ago.             95% CLTV @
                   to one 60-day late in                                                         LTV > 80%
                   the last 12 months

---------------    --------------------------     ----------------     ----------------------    --------------------
                   2 x 60 or 1 x 60 and 1 x                                                      90% CLTV @
Y3                 90; Mortgage or rent           540-559              Discharged/               All LTV's
                   payments no more than 60                            completed more than
                   days late at application                            one year ago.
                   time and a maximum of up
                   to two 60-day late
                   payments or one 60-day
                   and one 90-day late
                   payment.

---------------    --------------------------     ----------------     ----------------------    --------------------
                   90+; Mortgage or rent                               Discharged/               90% CLTV @
Y2                 payments no more than 60       520-539              completed less than       All LTV's
                   days late at application                            1 year ago.
                   time



                                       S-55



                                                                        BANKRUPTCY FILINGS/       MAXIMUM COMBINED
                                                   CREDIT BUREAU            FORECLOSURE             LOAN TO VALUE
 CREDIT LEVEL      EXISTING MORTGAGE HISTORY          SCORE*                PROCEEDINGS                RATIO**
---------------    --------------------------     ----------------     ----------------------    --------------------
                   90+; Mortgage or rent                                                         85% CLTV @
Y1                 payments no more than 60       500-519              Discharged/               All LTV's
                   days late at application                            completed less than
                   time.                                               1 year ago.


_________________________________

* Lower of two, middle of three credit bureau scores used. If only one credit bureau score is obtained, then borrower may have to satisfy additional requirements set forth in the underwriting guidelines.

** The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien mortgage loan.

         For the purpose of placing a prospective mortgage loan in any of the credit levels, consecutive or "rolling" late payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are counted as a single late payment of such delinquency characterization. Wells Fargo Bank uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, Wells Fargo Bank may make the determination that the prospective borrower warrants loan parameters beyond those shown above based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses.

         Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

         Except for Balloon Loans, the subprime mortgage loans originated or acquired by Wells Fargo Bank generally have loan terms ranging from 15 to 30 years and fully amortize over such terms. The principal amounts of the loans originated or acquired by Wells Fargo Bank generally range from a minimum of $10,000 to a maximum of $950,000. Wells Fargo Bank generally does not originate or acquire any mortgage loans for which the loan-to-value ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien mortgage loan. The loans originated or acquired by Wells Fargo Bank are generally secured by single-family dwellings, condominium units or two- to four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank's policy not to accept commercial properties or unimproved land as collateral for first lien mortgage loans. Wells Fargo Bank will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

         Wells Fargo Bank originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo Bank may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a loan-to-value ratio less than or equal to 80%.

         Wells Fargo Bank's subprime mortgage loan programs include a full documentation program and a "stated income, stated asset" program. Under the full documentation program, loans to borrowers who are salaried employees generally must be supported by current employment information in the form of one current pay-stub with year-to-date information and W-2 tax forms for the last year (a complete verification of employment may be substituted for W-2 forms). As an alternative method of establishing income under the full documentation program, Wells Fargo Bank may review the deposit activity reflected in recent monthly bank statements of the applicant. Wells Fargo Bank may also perform a telephone verification of employment for salaried employees prior to funding. Under the full documentation program, borrowers who are self-employed generally must provide signed individual federal tax returns and, if applicable, signed year-to-date income statements and/or business federal tax returns. For borrowers who are 100% owners of a business and are classified in credit levels Y9 through Y4, monthly business bank statements may be provided in lieu of traditional employment/income documentation. In either case, evidence must be provided that the business has been in existence for at least one year. If the business has been in existence less than two years, evidence must be provided that the applicant had previously been in the same line of work for at least one year. Under the full documentation program, at certain loan-to-value ratio levels and under certain circumstances not all sources of funds for closing are verified as the borrower's.

         Under Wells Fargo Bank's "stated income, stated asset" program, the applicant's employment, income sources and assets must be stated on the initial signed application. The applicant's income as stated must be reasonable for the applicant's occupation as determined in the discretion of the loan underwriter; however, such income is not independently verified. Similarly, the applicant's assets as stated must be reasonable for the applicant's occupation as determined in the discretion of the loan underwriter; however, such assets are not independently verified. Maximum loan-to-value ratios within each credit level are lower under the stated income, stated asset program than under the full documentation program.

         Wells Fargo Bank's underwriting of every mortgage loan submitted consists of not only a credit review, but also a separate appraisal conducted by
(i) a third-party appraiser, (ii) an appraiser approved by Valuation Information Technology, LLC (doing business as RELS Valuation) ("RELS"), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party, or
(iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the mortgage loan amount or the identity of the appraiser. Certain loans require a third party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, any mortgage loan is subject to further review in the form of a desk review, field review or additional full appraisal.

UNDERWRITING GUIDELINES

         The mortgage loans, other than the mortgage loans originated by Wells Fargo Bank, have been originated generally in accordance with the underwriting guidelines set forth below. On a case-by-case basis, the related originator may determine that, based upon compensating factors, a prospective mortgagor not qualifying under the underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment, pride of ownership and time in residence at the applicant's current address. It is expected that a substantial portion of the mortgage loans in the mortgage pool that were originated by the various originators will represent these exceptions.

         The mortgage loans were underwritten pursuant to the underwriting standards of the various originators, generally in accordance with "non-conforming" underwriting standards, meaning that these mortgage loans are ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. In addition, certain of these mortgage loans fail to conform to the underwriting standards or program guidelines under which they were intended to have been originated by the related originators. These mortgage loans may have had document deficiencies, or may have become delinquent, or the related borrower may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy the applicable underwriting guidelines.

         Some of these mortgage loans bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner.

         The underwriting guidelines are primarily intended to assess a borrower's ability to repay the related mortgage loan, to assess the value of the related mortgaged property and to evaluate the adequacy of a mortgaged property as collateral for the related mortgage loan. While an originator's primary consideration in underwriting a mortgage loan is the value of the related mortgaged property, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service to income ratio as well as the type and use of the related mortgaged property.

         An applicant customarily completes an application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The underwriting guidelines typically require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

         Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisals are required to conform to the Uniform Standard of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

         These mortgage loans at origination generally conformed to full/alternative documentation, stated income documentation and no income documentation residential loan programs. Under each of the programs, the related originator reviews an applicant's source of income, calculates the amount of income from sources indicated on the related loan application or similar documentation, reviews the credit history of the applicant, calculates the applicant's debt-service-to-income ratio, if required, to determine the applicant's ability to repay the related loan, and reviews the appraisal of the related mortgage property.

         In evaluating the credit quality of a borrower, certain originators utilize credit bureau risk scores. Generally, each credit report provides a credit score for the related borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include an applicant's number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history.

                             STATIC POOL INFORMATION

         The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/bsabs_i/bsabs2006-sd4.

         Information provided through the internet address above will not be deemed to be a part of this prospectus supplement or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) for any period before January 1, 2006.

                               THE ISSUING ENTITY

         Bear Stearns Asset Backed Securities Trust 2006-SD4 is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement. The pooling and servicing agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, Bear Stearns Asset Backed Securities Trust 2006-SD4 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates,
(iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the pooling and servicing agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing more than 50% of the voting rights. For a description of other provisions relating to amending the pooling and servicing agreement, please see "The Agreements -- Amendment of Agreement" in the prospectus.

         The assets of Bear Stearns Asset Backed Securities Trust 2006-SD4 will consist of the mortgage loans and certain related assets.

         Bear Stearns Asset Backed Securities Trust 2006-SD4's fiscal year end is December 31.

                                  THE DEPOSITOR

         The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. As of March 31, 2006, the depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of $61,960,758,571. In conjunction with the sponsor's acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this prospectus supplement, which will then issue the certificates.

         After issuance and registration of the securities contemplated in this prospectus supplement and any supplement hereto, the depositor will have only limited duties and responsibilities with respect to the pool assets or the securities.

         The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                                   THE SPONSOR

         The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). The sponsor commenced operation in Texas on October 9, 1990.

         The sponsor maintains its principal office at 2780 Lake Vista Drive, Lewisville, TX 75067. Its telephone number is (214) 626-3800.

         Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States' largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the sponsor.

         Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions group, for distribution into the primary market.

         The sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the sponsor's total portfolio of assets it has securitized as of the dates indicated.


                             DECEMBER 31, 2003                    DECEMBER 31, 2004
                          -----------------------------      ------------------------------
                                      TOTAL PORTFOLIO                  TOTAL PORTFOLIO OF
      LOAN TYPE             NUMBER        OF LOANS           NUMBER          LOANS
-----------------------  ----------  ------------------      ------    --------------------
Alt-A ARM                  12,268    $ 3,779,319,393.84       44,821    $11,002,497,283.49
Alt-A Fixed                15,907    $ 3,638,653,583.24       15,344    $ 4,005,790,504.28
HELOC                           -    $           -                -     $            -
Prime ARM                  16,279    $ 7,179,048,567.39       30,311    $11,852,710,960.78
Prime Fixed                 2,388    $ 1,087,197,396.83        1,035    $   509,991,605.86
Prime Short Duration ARM    7,089    $ 2,054,140,083.91       23,326    $ 7,033,626,375.35
Reperforming                2,800    $   247,101,330.36        2,802    $   311,862,677.46
Seconds                         -    $           -            14,842    $   659,832,093.32
SubPrime                   29,303    $ 2,898,565,285.44       98,426    $13,051,338,552.19
Totals                     86,034    $20,884,025,641.01      230,907    $48,427,650,052.73



                                 DECEMBER 31, 2005                  JUNE 30, 2006
                                      TOTAL PORTFOLIO                  TOTAL PORTFOLIO OF
      LOAN TYPE             NUMBER        OF LOANS           NUMBER          LOANS
-----------------------  ----------  ------------------      ------    --------------------
Alt-A ARM                  73,638    $19,087,119,981.75      45,516     $12,690,441,830.33
Alt-A Fixed                17,294    $ 3,781,150,218.13       9,735     $ 2,365,141,449.49
HELOC                       9,309    $   509,391,438.93       4,360     $   310,097,521.60
Prime ARM                  27,384    $13,280,407,388.92       4,203     $ 2,168,057,808.87
Prime Fixed                 3,526    $ 1,307,685,538.44       1,803     $   484,927,212.35
Prime Short Duration ARM   38,819    $14,096,175,420.37      39,946     $15,102,521,877.81
Reperforming                2,877    $   271,051,465.95       1,084     $   115,127,847.83
Seconds                   114,899    $ 5,609,656,263.12      68,788     $ 3,755,330,847.76
SubPrime                  101,156    $16,546,152,274.44      34,396     $ 6,069,878,975.92
Totals                    388,902    $74,488,789,990.05     209,831     $43,061,525,370.96


         With respect to some of the securitizations organized by the sponsor, a "step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related offered certificates, from the certificate with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

         The sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the sponsor's business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC's inquiry.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         Wells Fargo Bank, National Association, referred to in this prospectus supplement as Wells Fargo Bank, will act as the master servicer of the mortgage loans and as securities administrator pursuant to the pooling and servicing agreement and as the custodian pursuant to the custodial agreement.

         Primary servicing of the mortgage loans will be provided by the sponsor, Wells Fargo Bank, N.A. and one or more other primary servicers, each in accordance with their respective servicing agreements which are collectively referred to herein as the servicing agreements. Each of the servicing agreements will require, among other things, that each servicer accurately and fully report its borrower credit files to credit repositories in a timely manner. Each of the servicing agreements will be assigned to the trust pursuant to an assignment, assumption and recognition agreement among the related servicer, the sponsor and the trustee on behalf of the certificateholders; provided, however, that the sponsor will retain the right to enforce the representations and warranties made to it by each servicer with respect to the related mortgage loans. The servicers will be responsible for the servicing of the mortgage loans pursuant to the related servicing agreement, and the master servicer will be required to monitor their performance. In the event of a default by a servicer under the related servicing agreement, the master servicer (or the sponsor, if the defaulting servicer is Wells Fargo Bank) will be required to enforce any remedies against the related servicer and shall either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself.

THE MASTER SERVICER, SECURITIES ADMINISTRATOR AND THE SERVICERS

         The master servicer will be responsible for master servicing the mortgage loans. Wells Fargo Bank will also serve as initial securities administrator. The responsibilities of Wells Fargo Bank, as master servicer and securities administrator, include:

         o        receiving funds from servicers,

         o reconciling servicing activity with respect to the mortgage loans,

         o        calculating remittance amounts to certificateholders,

         o        making distributions to certificateholders,

         o        investor and tax reporting,

         o        oversight of all servicing activity,

         o providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

         The master servicer may, from time to time, outsource certain of its master servicing functions, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

         For a general description of the master servicer and its activities, see "-- The Master Servicer" below. For a general description of material terms relating to the master servicer's removal or replacement, see "Description of the Certificates--Rights Upon Event of Default" in the prospectus.

         Servicer Responsibilities

         Servicers are generally responsible for the following duties:

         o        communicating with borrowers;

         o        sending monthly remittance statements to borrowers;

         o        collecting payments from borrowers;

         o recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

         o accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the Distribution Account, together with any other sums paid by borrowers that are required to be remitted;

         o accurate and timely accounting and administration of escrow and impound accounts, if applicable;

         o accurate and timely reporting of negative amortization amounts, if any;

         o        paying escrows for borrowers, if applicable;

         o        calculating and reporting payoffs and liquidations;

         o        maintaining an individual file for each loan; and

         o maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

         The information set forth in the following paragraph with respect to the master servicer has been provided by the master servicer.

THE MASTER SERVICER

         Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000+ employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

         Wells Fargo Bank acts as master servicer pursuant to the pooling and servicing agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the trust against such defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.

         Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

         The information set forth in the following paragraphs with respect to each servicer has been provided by each such servicer, respectively.

THE SERVICERS

         The following table shows the percentage of the mortgage loans which are or will be serviced as of the closing date by each of the sponsor and Wells Fargo Bank, N.A., for each sub-loan group and in the aggregate. The remainder of the mortgage loans will be serviced by one or more servicers, none of which will service more than 10% of the mortgage loans in the mortgage pool or in any loan group or sub-loan group.

                            SUB-LOAN   SUB-LOAN    SUB-LOAN     TOTAL
NAME OF SERVICER            GROUP 1     GROUP 2    GROUP 3

EMC                          12.14%     10.31%     100.00%     30.75%

Wells Fargo Bank, N.A.       87.86%     89.50%      0.00%      69.20%

         The information set forth in the following paragraphs with respect to EMC and Wells Fargo Bank, N.A., has been provided by EMC and Wells Fargo Bank, N.A., respectively.

EMC MORTGAGE CORPORATION

         EMC Mortgage Corporation ("EMC") will act as servicer under the pooling and servicing agreement for the percentage of mortgage loans set forth in the table above. For a further description of EMC, see "The Sponsor" in this prospectus supplement.

         The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC's portfolio consists primarily of two categories: (1) "performing loans," or performing investment-quality loans serviced for the sponsor's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) "non-performing loans," or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the prospectus supplement.

         EMC has been servicing residential mortgage loans since 1990. From year end 2004 to September 30, 2006 the loan count of EMC's servicing portfolio grew by approximately 91.4% and the unpaid principal balance of EMC's servicing portfolio grew by approximately 140%.

         As of September 30, 2006, EMC was acting as servicer for approximately 259 series of residential mortgage-backed securities and other mortgage loans with an outstanding principal balance of approximately $66.8 billion.

         The following table describes size, composition and growth of EMC's total residential mortgage loan servicing portfolio as of the dates indicated.

                        AS OF DECEMBER 31, 2003                    AS OF DECEMBER 31, 2004
-----------------------------------------------------------------------------------------------------------------------
                                            PERCENT BY   PERCENT BY                              PERCENT BY   PERCENT BY
               NO. OF                         NO. OF      DOLLAR       NO. OF                      NO. OF       DOLLAR
  LOAN TYPE    LOANS     DOLLAR AMOUNT         LOANS      AMOUNT       LOANS    DOLLAR AMOUNT       LOANS       AMOUNT
               --------------------------------------------------------------------------------------------------------
ALTA-A ARM .     2,439   $  653,967,868.93     1.40%      4.75%       19,498   $ 4,427,820,707.76     7.96%    15.94%
ALTA-A FIXED    19,396   $3,651,416,056.79    11.14%     26.51%       25,539   $ 4,578,725,473.28    10.43%    16.48%
PRIME ARM ..     7,978   $  868,798,347.46     4.58%      6.31%        8,311   $ 1,045,610,015.30     3.39%     3.76%
PRIME FIXED     16,377   $1,601,411,491.35    39.40%     11.63%       14,560   $ 1,573,271,574.42     5.95%     5.66%
SECONDS ....    25,290   $  690,059,168.80    14.52%      5.01%       39,486   $ 1,381,961,155.08     4.98%     4.98%
SUBPRIME ...    76,166   $5,058,932,125.93    43.73%     36.73%      114,436   $13,706,363,249.78    49.34%    49.34%
OTHER ......    26,523   $1,249,014,372.71    15.23%      9.07%       23,010   $ 1,063,682,459.11     9.40%     3.83%
               --------------------------------------------------------------------------------------------------------
TOTAL ......   174,169   $13,773,599,431.97  100.00%    100.00%      244,840   $27,777,434,634.73   100.00%   100.00%



                        AS OF DECEMBER 31, 2005                    AS OF SEPTEMBER 30, 2006
-----------------------------------------------------------------------------------------------------
                                            PERCENT BY   PERCENT BY                              PERCENT BY   PERCENT BY
               NO. OF                         NO. OF      DOLLAR       NO. OF                      NO. OF       DOLLAR
  LOAN TYPE    LOANS     DOLLAR AMOUNT         LOANS      AMOUNT       LOANS    DOLLAR AMOUNT       LOANS       AMOUNT
               --------------------------------------------------------------------------------------------------------
ALTA-A ARM.     57,510   $13,625,934,321.62   12.69%      23.00%       49,349  $12,808,629,726      10.53%     19.18%
ALTA-A FIXED    17,680   $ 3,569,563,859.33    3.90%       6.03%       29,790  $ 5,963,962,332       6.36%      8.93%
PRIME ARM..      7,428   $ 1,010,068,678.92    1.64%       1.71%        6,580  $   892,567,395       1.40%      1.34%
PRIME FIXED     15,975   $ 2,140,487,565.90    3.52%       3.61%       15,228  $ 2,175,294,849       3.25%      3.26%
SECONDS....    155,510   $ 7,164,515,426.23    4.31%      12.10%      163,821  $ 7,935,367,230      34.96%     11.88%
SUBPRIME...    142,890   $20,373,550,690.52   31.53%      34.40%      130,821  $18,898,856,705      27.91%     28.30%
OTHER......     56,216   $11,347,144,055.57   12.40%      19.16%       73,059  $18,107,974,659      15.59%     27.11%
               --------------------------------------------------------------------------------------------------------
TOTAL......    453,209   $59,231,264,598.06  100.00%     100.00%      468,648  $66,782,652,895     100.00%    100.00%

         There have been no appreciable changes to EMC's servicing procedures outside of the normal changes warranted by regulatory and product type changes in the portfolio.

WELLS FARGO BANK

         Servicing Experience

         Wells Fargo Bank is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

         Wells Fargo Bank's servicing portfolio of residential mortgage loans (which includes First Lien Non-Conforming, Non-Subprime Loans; First Lien Subprime Loans; and Second Lien Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.005 trillion as of the end of 2005. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming, Non-Subprime Loans; First Lien Subprime Loans; and Second Lien Loans:

                                AS OF                      AS OF                          AS OF
                           DECEMBER 31, 2003          DECEMBER 31, 2004             DECEMBER 31, 2005
                          -------------------     -----------------------          ------------------

                                    AGGREGATE                   AGGREGATE                    AGGREGATE
                                     UNPAID                      UNPAID                       UNPAID
                                    PRINCIPAL                   PRINCIPAL                    PRINCIPAL
                                   BALANCE OF                  BALANCE OF                   BALANCE OF
ASSET                  NO. OF         LOANS       NO. OF          LOANS        NO. OF           LOANS
TYPE                   LOANS                      LOANS                        LOANS

FIRST LIEN
NON-CONFORMING,
NON-SUBPRIME LOANS      472,694  $141,120,796,584   553,262  $171,086,652,776  635,091  $218,067,611,101

FIRST LIEN SUBPRIME                            $
LOANS                    91,491   12,527,230,580    136,814  $19,729,933,615   174,704  $26,301,059,617

SECOND LIEN LOANS         *             *             *             *          *               *

     _____________________
       * Wells Fargo Bank does not have a material servicing portfolio of Second Lien Loans for the periods indicated.

         Servicing Procedures

         Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

         Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit ("VRU") to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency, or in the case of subprime loans, on the 5th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

         When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

         Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

         Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and
(iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis. In the case of second lien loans, Wells Fargo Bank performs a net present value analysis to determine whether to refer the second lien loan to foreclosure or to charge it off.

         If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

         Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

COLLECTION AND OTHER SERVICING PROCEDURES

         The applicable servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures will be consistent with the servicing agreements.

         If a mortgaged property has been or is about to be conveyed by the mortgagor and the applicable servicer has knowledge thereof, the servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the applicable servicer, in some cases with the prior consent of the trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The servicers will retain any fee collected for entering into assumption agreements, as additional servicing compensation. In regard to circumstances in which the servicers may be unable to enforce due-on-sale clauses, we refer you to "Material Legal Aspects of the Loans -- Due-on-Sale Clauses in Mortgage Loans" in the prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

         The servicers will establish and maintain, in addition to the protected accounts described below under "--Protected Accounts," one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the servicing agreements. Each servicing account and the investment of deposits therein shall comply with the requirements of the servicing agreements and shall meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the servicer or the master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the servicers, or to clear and terminate the servicing accounts at or at any time after the termination of the servicing agreements.

         The servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the related servicing agreements.

HAZARD INSURANCE

         The servicers will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the servicing agreement, or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the servicers under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, and other than amounts collected under any such policies that represent reimbursement of the applicable servicer's costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property, shall be deposited in a protected account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs shall be recoverable by the related servicer out of related late payments by the mortgagor or out of insurance proceeds or liquidation proceeds or any other amounts in the related protected account. The right of the servicer to reimbursement for such costs incurred will be prior to the right of the certificateholders to receive any related insurance proceeds or liquidation proceeds or any other amounts in the related protected account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the servicers will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the least of (i) the outstanding principal balance of the related mortgage loan (together with, in the case of a mortgage loan that is not a first priority lien, the outstanding principal balance of all related liens that are prior to that applicable lien of such mortgage loan),
(ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan, and
(iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

         The servicers, on behalf of the trustee and certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property, or that are not released to the related mortgagor in accordance with normal servicing procedures or that do not represent reimbursement of the applicable servicer's costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property, are to be deposited in a protected account. The servicers are required to deposit in a protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The servicers will take such action either as such servicer deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by such servicer, as applicable with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the servicing agreements, the servicers will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions or Fannie Mae guidelines. The related servicer generally will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless the servicer has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property's eventual liquidation.

         Since insurance proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the servicers, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

MASTER SERVICING COMPENSATION, SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Wells Fargo Bank will be entitled to receive a monthly master servicing fee on each distribution date equal to 1/12th of 0.015% per annum of the aggregate principal balance of the mortgage loans as of the first day of the month immediately preceding such distribution date. Wells Fargo Bank will also be entitled to investment earnings on amounts in the Distribution Account as additional master servicing compensation. Additionally, the master servicer will be entitled to be reimbursed from the trust for its expenses, costs and liabilities incurred by or reimbursable to it pursuant to the pooling and servicing agreement. Each of the servicers will be entitled to receive a fee as compensation for its activities under the related servicing agreement equal to 1/12th of the applicable servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by such servicer as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate for each mortgage loan will be set forth on the schedule to the pooling and servicing agreement and will range from 0.250% to 0.500% per annum and the weighted average net servicing fee, by stated principal balance as of the cut-off date is approximately 0.327% per annum. Interest shortfalls on the mortgage loans resulting from prepayments in any calendar month will be offset by the related servicer, or the master servicer in the event of a servicer default, on the distribution date in the following calendar month to the extent of compensating interest payments as described herein.

         In addition to the primary compensation described above, the applicable servicer will retain all prepayment charges (other than those prepayment charges payable to the Class P Certificates) and penalties, if any, and any other ancillary servicing fees, including assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

         The applicable servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described herein.

PROTECTED ACCOUNTS

         The servicers will establish and maintain one or more custodial accounts (referred to herein as protected accounts) into which they will deposit daily or at such other time specified in the applicable servicing agreement all collections of principal and interest on any mortgage loans, including principal prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries, the repurchase price for any mortgage loans repurchased, and advances made from the servicer's own funds, less the applicable servicing fee. Each servicer will distribute these amounts to the master servicer on the applicable remittance date specified in its servicing agreement. All protected accounts and amounts at any time credited thereto shall comply with the requirements of the servicing agreements and shall meet the requirements of the rating agencies.

DISTRIBUTION ACCOUNT

         The securities administrator, as paying agent, will establish and maintain in the name of the paying agent, for the benefit of the certificateholders, an account (the "Distribution Account"), into which it will deposit the following amounts received from the servicers, as well as any advances made from the master servicer's own funds, less its expenses, as provided in the pooling and servicing agreement:

         (i) any amounts withdrawn from a protected account or other permitted account;

         (ii) any monthly advance and compensating interest payments from a servicer or, to the extent provided in the pooling and servicing agreement, from EMC or the master servicer;

         (iii) any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by the master servicer which were not deposited in a protected account or other permitted account;

         (iv) the repurchase price with respect to any mortgage loans repurchased;

         (v) any amounts required to be deposited with respect to losses on permitted investments; and

         (vi) any other amounts received by the master servicer or the securities administrator and required to be deposited in the Distribution Account pursuant to the pooling and servicing agreement.

         All amounts deposited to the Distribution Account shall be held in the name of the paying agent in trust for the benefit of the certificateholders in accordance with the terms and provisions of the pooling and servicing agreement. The amount at any time credited to the Distribution Account will generally be fully insured by the FDIC to the maximum coverage provided thereby or invested in the name of the paying agent in permitted investments specified in the pooling and servicing agreement or deposited in demand deposits with such depository institutions, on written instructions from the master servicer. The paying agent will have sole discretion to determine the particular investments made so long as it complies with the investment terms under the pooling and servicing agreement.

         Any one or more of the following obligations or securities held in the name of the paying agent for the benefit of the certificateholders will be considered a permitted investment:

         (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

         (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

         (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

         (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee, the master servicer and the securities administrator in their commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

         (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

         (vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

         (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody's, such rating will be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

         (viii) interests in any money market fund (including any such fund managed or advised by the trustee, the master servicer, the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency, rating such fund, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each such rating agency, as evidenced in writing;

         (ix) short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee, the master servicer or the securities administrator or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

         (x) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency;

         On each Distribution Date, the paying agent will withdraw funds from the Distribution Account and make distributions to the certificateholders in accordance with the provisions set forth under "Description of the Certificates--Distributions" in this prospectus supplement. The master servicer will be entitled to any amounts earned on permitted investments in the Distribution Account. The trustee, the master servicer, the securities administrator, the paying agent and the custodian will also be entitled to be reimbursed from the trust for certain expenses, costs and liabilities incurred by and reimbursable to them pursuant to the pooling and servicing agreement, prior to the distribution of the available funds.

PREPAYMENT INTEREST SHORTFALLS AND COMPENSATING INTEREST

         When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a "Prepayment Interest Shortfall." In order to mitigate the effect of any such shortfall in interest distributions to holders of the offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to the related servicer for such month shall, to the extent of such shortfall, be deposited by such servicer in its related protected account for remittance to the securities administrator. We refer to such deposited amounts as "Compensating Interest." Failure by any servicer to remit any required Compensating Interest by the date specified in the pooling and servicing agreement will obligate the master servicer to remit such amounts to the extent provided in the pooling and servicing agreement. Any such deposit by a servicer or the master servicer will be reflected in the distributions to holders of the offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed.

ADVANCES

         If the scheduled payment on a mortgage loan which was due on a related due date is delinquent other than as a result of application of the Relief Act or similar state laws, the applicable servicer will remit to the master servicer, within the number of days prior to the related distribution date set forth in the related servicing agreement, an amount equal to such delinquency (in the case of a negative amortization loan, only to the extent set forth in the related servicing agreement), net of the related servicing fee except to the extent the servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the servicers until the liquidation of the related mortgage loan property. Failure by any servicer to remit any required advance by the date specified in the pooling and servicing agreement or the related servicing agreement will obligate the master servicer, in its capacity as successor servicer, (or any other successor to the servicer, or EMC, if the defaulting servicer is Wells Fargo Bank) to advance such amounts to the extent provided in the pooling and servicing agreement. Any failure of the master servicer to make such advances, and any failure by EMC as a servicer to make a required advance would constitute an event of default as discussed under "Description of the Certificates--Events of Default" in this prospectus supplement. If the master servicer fails to make an advance as required by the pooling and servicing agreement, then EMC, if it is the successor master servicer, will be obligated to make such advance. In the event that the master servicer is removed following the occurrence of an event of default, and, EMC does not become successor master servicer, the trustee, as successor master servicer, will be obligated to make such advance.

MODIFICATIONS

         The servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the pooling and servicing agreement or the related servicing agreement, as applicable.

         In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the related servicer to be in the best interests of the related securityholders, the related servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, each servicer may modify the loan only to the extent set forth in the related servicing agreement or the pooling and servicing agreement, as applicable; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

EVIDENCE AS TO COMPLIANCE

         The pooling and servicing agreement and each servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the master servicer, the securities administrator, the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         The pooling and servicing agreement and each servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         The pooling and servicing agreement and each servicing agreement will also provide for delivery to the master servicer, the depositor, the securities administrator and the trustee on or before a specified date in March of each year a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof. One statement may be provided as a single form in order to make the required statements as to more than one servicing agreement.

         Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance, if not available on the securities administrator's website, may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above under "The Master Servicer and the Servicers--The Master Servicer". These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

CERTAIN MATTERS REGARDING THE PARTIES TO THE POOLING AND SERVICING AGREEMENT

         The pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the following requirements:

                  o the master servicer has proposed a successor to the trustee and the trustee has consented thereto, such consent not to be withheld unreasonably;

                  o the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

                  o the trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of offered certificates.

         No resignation by the master servicer will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

         In addition, the master servicer may be removed from its obligations and duties as set forth in the pooling and servicing agreement.
         The pooling and servicing agreement will further provide that none of the sponsor, the master servicer, the securities administrator, the depositor, or any director, officer, employee, or agent of the master servicer, the securities administrator, or the depositor will be under any liability to the trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the sponsor, the master servicer or the depositor, or any such person will be protected against any breach of its representations and warranties in the pooling and servicing agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties pursuant to the pooling and servicing agreement or by reason of reckless disregard of obligations and duties pursuant to the pooling and servicing agreement. In addition, the pooling and servicing agreement will provide that the sponsor, the master servicer, the trustee, the securities administrator and the depositor and any director, officer, employee or agent of the sponsor, the master servicer, the trustee, the securities administrator and the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to a specific mortgage loan or mortgage loans (except any loss, liability or expense that shall be otherwise reimbursable pursuant to the pooling and servicing agreement), any act or omission of the master servicer that is otherwise indemnified and reimbursable by the master servicer under the pooling and servicing agreement and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of such person's duties under the pooling and servicing agreement or by reason of reckless disregard of such person's obligations and duties under the pooling and servicing agreement.

         In addition, the pooling and servicing agreement will provide that none of the sponsor, the master servicer, the securities administrator nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The sponsor, the master servicer, the securities administrator or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and such master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

         Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the pooling and servicing agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of offered certificates.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The trust will issue the certificates pursuant to the pooling and servicing agreement. The certificates consist of the classes of certificates reflected on the cover of this prospectus supplement, which we refer to as the "offered certificates," together with the Class B-4, Class B-5, Class B-6 Certificates, the Class P Certificates and the Class R Certificates, which we are not offering by this prospectus supplement. We sometimes refer to the classes with the letter "A" in their class name as the "Class A Certificates," and together with the Class X, as the "senior certificates". We sometimes refer to the classes with the letter "B" in their class name as "Class B Certificates" or the "subordinate certificates."

         We sometimes refer to the Class 1A-1, Class 1A-2 and Class 1A-3 Certificates as "Class 1A Certificates." We sometimes refer to the Class 2A-1 and Class 2A-2 Certificates as "Class 2A Certificates." We sometimes refer to the Class 3A-1 and Class 3A-2 Certificates as "Class 3A Certificates." We sometimes refer to the Class 1A, Class 2A and Class 3A Certificates as "Class A Certificates," and together with the Class X-1 and Class X-2 Certificates, as "senior certificates." We sometimes refer to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates as "Class B Certificates." We sometimes refer to the Class X-1 and Class X-2 Certificates as "Class X Certificates." We sometimes refer to the Class A, Class X and Class B Certificates as "certificates."

         We sometimes refer to the Class X-1 and Class X-2 as "interest-only certificates" or "Class X Certificates."

         We sometimes refer to the Class R Certificates as the "residual certificates."

         The initial owner of the Class R Certificates is expected to be Bear, Stearns Securities Corp.

         The trust will issue the offered certificates in book-entry form as described below, in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

BOOK-ENTRY REGISTRATION

         The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream, Luxembourg is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear." The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and The Bank of New York will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only "securityholder" with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

         An Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the paying agent through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive Definitive Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         The paying agent will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the paying agent will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the trustee and the certificate registrar that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

               o DTC or the depositor advises the trustee and the certificate registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates, and that the depositor or the trustee is unable to locate a qualified successor, or

               o after the occurrence and continuation of an event of default, certificateholders representing more than 50% of the voting rights evidenced by each class of book entry certificates advise the trustee, certificate registrar and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such certificateholders.

         Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the certificate registrar will issue the securities in the form of physical certificates, and thereafter the trustee and the certificate registrar will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the paying agent directly to securityholders in accordance with the procedures listed in this prospectus supplement and in the pooling and servicing agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the trust, the securities administrator, the certificate registrar, the paying agent or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

DISTRIBUTIONS

         General. On each distribution date, the paying agent will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date.

         The paying agent will make distributions on each distribution date, in accordance with timely disbursement information from the securities administrator, by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the paying agent, then the paying agent will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the certificate registrar designated for such purposes. As of the closing date, the certificate registrar designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Operations, BSABS 2006-SD4 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder's percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

DISTRIBUTIONS ON THE CERTIFICATES

         On each distribution date, the paying agent will withdraw from the Distribution Account the Available Funds with respect to such distribution date and apply such amount as follows:

         (A) On each distribution date, the Available Funds for sub-loan group 1 will be distributed to the Class 1A Certificates as follows:

                           first, to each class of Class 1A Certificates, the
                  Accrued Certificate Interest on each such class for such distribution date; pro rata, based on the Accrued Certificate Interest owed to each such class; provided, however, that Accrued Certificate Interest on the Class 1A Certificates is subject to reduction in the event of certain Net Interest Shortfalls, the interest portion of Realized Losses on the mortgage loans allocable thereto, as described under "--Interest Distributions on the Certificates" below in this prospectus supplement;

                           second, to each class of Class 1A Certificates, any
                  Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such class, to the extent of remaining Available Funds for sub-loan group 1; and

                           third, to each class of Class 1A Certificates, in
                  reduction of their respective Certificate Principal Balances, the Senior Optimal Principal Amount with respect to sub-loan group 1 for such distribution date, pro rata, based on their respective Certificate Principal Balances, to the extent of remaining Available Funds for sub-loan group 1, until each such Certificate Principal Balance has been reduced to zero.

         (B) On each distribution date, the Available Funds for sub-loan group 2 will be distributed to the Class 2A Certificates as follows:

                           first, to each class of Class 2A Certificates, the
                  Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class; provided, however, that Accrued Certificate Interest on the Class 2A Certificates is subject to reduction in the event of certain Net Interest Shortfalls, the interest portion of Realized Losses and any net deferred interest on the sub-group 2 mortgage loans allocable thereto, as described under "--Interest Distributions on the Certificates" below in this prospectus supplement;

                           second, to each class of Class 2A Certificates, any
                  Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such class, to the extent of remaining Available Funds for sub-loan group 2; and

                           third, to each class of Class 2A Certificates, in
                  reduction of their respective Certificate Principal Balances, the Senior Optimal Principal Amount with respect to sub-loan group 2 for such distribution date, pro rata, based on their respective Certificate Principal Balances, to the extent of remaining Available Funds for sub-loan group 2, until each such Certificate Principal Balance has been reduced to zero.

         (C) On each distribution date, the Available Funds for sub-loan group 3 will be distributed as follows: first, on each distribution date on and after the distribution date in November 2016, if applicable, an amount equal to the Coupon Strip with respect to sub-loan group 3 for such distribution date will be distributed to the Final Maturity Reserve Account; and thereafter, on each distribution date, the remaining Available Funds for sub-loan group 3 will be distributed to the Class 3A-1, Class 3A-2, Class X-1 and Class X-2 Certificates as follows:

                           first, to each class of Class 3A Certificates and
                  Class X Certificates, the Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class; provided, however, that Accrued Certificate Interest on the Class 3A-1 Certificates and Class X Certificates is subject to reduction in the event of certain Net Interest Shortfalls, the interest portion of Realized Losses and any net deferred interest on the sub-group 3 mortgage loans allocable thereto, as described under "--Interest Distributions on the Certificates" below in this prospectus supplement;

                           second, to each class of Class 3A Certificates and
                  Class X Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such class, to the extent of remaining Available Funds for sub-loan group 3;

                           third, to each class of Class 3A Certificates and
                  Class X Certificates, in reduction of their respective Certificate Principal Balances, the Senior Optimal Principal Amount with respect to sub-loan group 3 for such distribution date, pro rata, based on their respective Certificate Principal Balances, to the extent of remaining Available Funds for sub-loan group 3, until each such Certificate Principal Balance has been reduced to zero.

         (D) Except as provided in paragraphs (E) and (F) below, on each distribution date on or prior to the distribution date on which the Certificate Principal Balances of the subordinate certificates are reduced to zero, such date being referred to herein as the related Cross-Over Date, an amount equal to the remaining Available Funds for all sub-loan groups after the distributions set forth in paragraphs (A) through (C) above, will be distributed, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in that order, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such distribution date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, and (c) such Class's Allocable Share for such distribution date, in each case, to the extent of the remaining Available Funds.

         (E) On each distribution date prior to the Cross-Over Date but after the reduction of the aggregate Certificate Principal Balance of the senior certificates in any certificate group or groups to zero, the remaining certificate groups will be entitled to receive in reduction of their Certificate Principal Balances, pro rata, based upon the aggregate Certificate Principal Balance of the senior certificates in each certificate group immediately prior to such distribution date, in addition to any Principal Prepayments related to such remaining senior certificates' respective sub-loan group allocated to such senior certificates, 100% of the Principal Prepayments on any mortgage loan in the sub-loan group or groups relating to the fully paid certificate group or groups. Such amounts allocated to the senior certificates shall be treated as part of the Available Funds for the related sub-loan group and distributed as part of the related Senior Optimal Principal Amount in accordance with the priorities set forth in clause third in each of paragraphs (A), (B) and (C) above, in reduction of the Certificate Principal Balances thereof. Notwithstanding the foregoing, if (i) the weighted average of the related Subordinate Percentages on such distribution date equals or exceeds two times the initial weighted average of the related Subordinate Percentages and (ii) the aggregate Stated Principal Balance of the mortgage loans in all sub-loan groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the sum of the aggregate Certificate Principal Balance of the subordinate certificates does not exceed 100%, then the additional allocation of Principal Prepayments to the related senior certificates in accordance with this paragraph (E) will not be made and 100% of the Principal Prepayments on any mortgage loan in the sub-loan group relating to the fully paid certificate group will be allocated to the subordinate certificates.

         (F) If on any distribution date on which the aggregate Certificate Principal Balance of the senior certificates in a certificate group would be greater than the aggregate Stated Principal Balance of the mortgage loans in its related sub-loan group and any subordinate certificates are still outstanding, in each case, after giving effect to distributions to be made on such distribution date, (i) 100% of amounts otherwise allocable to the subordinate certificates in respect of principal will be distributed to such senior certificates in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of such senior certificates is equal to the aggregate Stated Principal Balance of the mortgage loans in its related sub-loan group, and (ii) the Accrued Certificate Interest otherwise allocable to the subordinate certificates on such distribution date will be reduced and distributed to such senior certificates, to the extent of any amount due and unpaid on such senior certificates, in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Certificate Principal Balance of such senior certificates over (y) the aggregate Stated Principal Balance of the mortgage loans in the related sub-loan group. Any such reduction in the Accrued Certificate Interest on the subordinate certificates will be allocated first to the subordinate certificates in reverse order of their respective numerical designations, commencing with the Class B-6 Certificates. If there exists more than one undercollateralized certificate group on a distribution date, amounts distributable to such undercollateralized certificate groups pursuant to this paragraph will be allocated among such undercollateralized certificate groups, pro rata, based upon the amount by which their respective aggregate Certificate Principal Balances exceed the aggregate Stated Principal Balance of the mortgage loans in their respective sub-loan groups.

         (G) If, after distributions have been made pursuant to priorities first and second of paragraphs (A) and (B) above, and priorities first and second of paragraph (C) above, on any distribution date, the remaining Available Funds for any sub-loan group is less than the Senior Optimal Principal Amount for that sub-loan group, the Senior Optimal Principal Amount for that sub-loan group shall be reduced by that amount, and the remaining Available Funds for that sub-loan group will be distributed as principal among the related classes of senior certificates, pro rata, based on their respective Certificate Principal Balances.

         Payments made on a class of certificates with Available Funds from another sub-loan group are a type of credit enhancement, which has the effect of providing limited cross-collateralization among the sub-loan groups.

         On each distribution date, any Available Funds remaining after payment of interest and principal to the classes of certificates entitled thereto, as described above, will be distributed to the Class R Certificates; provided, that if on any distribution date there are any Available Funds for any sub-loan group remaining after payment of interest and principal to the certificates entitled thereto, such amounts will be distributed to the other classes of senior certificates, pro rata, based upon their respective Certificate Principal Balances, until all amounts due to all classes of senior certificates have been paid in full, before any remaining Available Funds are distributed in accordance with this paragraph to the Class R Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

         On each distribution date, all amounts representing prepayment charges in respect of the mortgage loans serviced by EMC received by the Trust during the related Prepayment Period will be withdrawn from the Distribution Account and shall not be available for distribution to the holders of the Senior Certificates and the Subordinate Certificates. Prepayment charges received by the Trust with respect to the mortgage loans serviced by EMC will be distributed to the Class P Certificates as set forth in the Agreement.

Interest Distributions on the Certificates

         Holders of each class of senior certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds for the related sub-loan group for that distribution date, after reimbursement for certain advances to the Master Servicer and the Servicer.

         Holders of each class of subordinate certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds remaining for all sub-loan groups on that distribution date after distributions of interest and principal to the senior certificates, reimbursements for certain advances to the Master Servicer and the Servicer and distributions of interest and principal to any class of subordinate certificates having a higher payment priority.

         As described in the definition of "Accrued Certificate Interest," Accrued Certificate Interest on each class of certificates is subject to reduction in the event of specified interest shortfalls, or the interest portion of Realized Losses and in the event of any shortfalls resulting from net deferred interest on related mortgage loans allocable thereto.

         When a Principal Prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Interest shortfalls resulting from such Principal Prepayments in full or in part are referred to herein as "Prepayment Interest Shortfalls".

         Any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the related Prepayment Period that are being distributed to the holders of the certificates on that distribution date will be offset by the Servicer, but only to the extent that those Prepayment Interest Shortfalls do not exceed the aggregate of the Servicing Fee on the mortgage loans for the applicable distribution date. Any Prepayment Interest Shortfalls required to be funded but not funded by the Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicer compensation for the applicable distribution date. No assurance can be given that the Master Servicer compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the Servicer or the Master Servicer on any distribution date will not be reimbursed on any future distribution date. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         Accrued Certificate Interest on the certificates may be further reduced on each distribution date by application of the Relief Act or similar state laws. The Relief Act and similar state laws limit, in certain circumstances, the interest rate required to be paid by a mortgagor in the military service to 6% per annum. Neither the Servicer nor the Master Servicer are obligated to fund interest shortfalls resulting from the Relief Act or similar state laws.

         Prepayment Interest Shortfalls, to the extent not covered by the Servicer or the Master Servicer from servicing compensation, together with interest shortfalls due to the application of the Relief Act or similar state laws, are collectively referred to herein as "Net Interest Shortfalls".

         Realized Losses on the mortgage loans will further reduce the Accrued Certificate Interest payable to the certificates on a distribution date; provided, however, that prior to the date on which the aggregate Certificate Principal Balances of the subordinate certificates have been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to the subordinate certificates, beginning with the class of subordinate certificates with the lowest payment priority, and will not reduce the Accrued Certificate Interest on the senior certificates. Once the aggregate Certificate Principal Balances of the subordinate certificates have been reduced to zero the interest portion of Realized Losses will be allocated to the senior certificates related to the mortgage loans on which such Realized Losses occurred.

         If on any distribution date the Available Funds for any sub-loan group is less than Accrued Certificate Interest on the related senior certificates for that distribution date, prior to reduction for Net Interest Shortfalls, the interest portion of Realized Losses and net deferred interest on the related mortgage loans allocable thereto, the shortfall will be allocated among the holders of each class of related senior certificates in proportion to the respective amounts of Accrued Certificate Interest for that distribution date that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or Realized Losses and/or net deferred interest for such distribution date. In addition, the amount of any such interest shortfalls with respect to the mortgage loans in the related sub-loan group will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the related certificates entitled to such amounts on subsequent distribution dates, to the extent of the Available Funds for the related sub-loan group remaining after current interest distributions as described in this prospectus supplement. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the Servicer or otherwise, except to the limited extent described in the fourth preceding paragraph with respect to Prepayment Interest Shortfalls.

         As described in this prospectus supplement, the Accrued Certificate Interest allocable to each class of certificates is based on the Certificate Principal Balance or Notional Amount, as applicable, of that class of certificates. All distributions of interest on the certificates entitled to interest distributions will be based on a 360-day year consisting of twelve 30-day months.

Principal Distributions on the Senior Certificates

         Distributions in reduction of the Certificate Principal Balance of each class of Class 1A Certificates will be made on each distribution date pursuant to priority third of clause (A) under "--Distributions on the Certificates." In accordance with such priority third, the Available Funds for sub-loan group 1 remaining after the distribution of interest on each class of Class 1A Certificates will be allocated to such certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related sub-loan group for such distribution date.

         Distributions in reduction of the Certificate Principal Balance of each class of Class 2A Certificates will be made on each distribution date pursuant to priority third of clause (B) under "--Distributions on the Certificates." In accordance with such priority third, the Available Funds for sub-loan group 2 remaining after the distribution of interest on each class of Class 2A Certificates will be allocated to such certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related sub-loan group for such distribution date.

         Distributions in reduction of the Certificate Principal Balance of each class of Class 3A and Class X Certificates will be made on each distribution date pursuant to priority third above of clause (C) under "--Distributions on the Certificates." In accordance with such priority third, the Available Funds for sub-loan group 3 remaining after the distribution of interest on each class of Class 3A and Class X Certificates will be allocated to such certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related sub-loan group for such distribution date.

         In addition, if on any distribution date the aggregate Certificate Principal Balance of any class or classes of senior certificates would be greater than the aggregate Stated Principal Balance of the mortgage loans in its related sub-loan group, amounts otherwise allocable to the Class B Certificates in respect of principal will be distributed to such class or classes of senior certificates in reduction of the Certificate Principal Balances thereof in accordance with paragraph (F) above under "--Distributions on the Certificates."

         The definition of Senior Optimal Principal Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related loan group based on the related Senior Prepayment Percentage, rather than the related Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the related Senior Percentage allocates scheduled payments of principal between the senior certificates of a sub-loan group and the percentage interest of such sub-loan group evidenced by the subordinate certificates on a pro rata basis, the related Senior Prepayment Percentage allocates 100% of the unscheduled principal collections to the senior certificates of the related sub-loan group on each distribution date for the first ten years after the Closing Date with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to such senior certificates of a sub-loan group over an additional five year period (subject to certain subordination levels being attained and certain loss and delinquency test being met); provided, however, that if on any distribution date the current weighted average of the Subordinate Percentages is equal to or greater than two times the weighted average of the initial Subordinate Percentages and certain loss and delinquency tests described in the related definition of Senior Prepayment Percentage are met, the Class B Certificates will receive, on or prior to the distribution date occurring in October 2009, 20% (and after the distribution date occurring in October 2009, 30%) of the related Subordinate Percentage of prepayments on the mortgage loans in the related sub-loan group during the related Prepayment Period; provided, further, that if on any distribution date the Senior Percentage for the related certificate group exceeds the related Senior Percentage as of the Cut-off Date, then all prepayments received on the mortgage loans in the related sub-loan group during the related Prepayment Period will be allocated to the Class A Certificates in such certificate group. The disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the senior certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans in each sub-loan group evidenced by the subordinate certificates. Increasing the respective percentage interest in a sub-loan group of the subordinate certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinate certificates.

         The initial Senior Percentage for each certificate group will be approximately 87.20%. For purposes of all principal distributions described above and for calculating the applicable Senior Optimal Principal Amount, Senior Percentage and Senior Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under "--Allocation of Losses; Subordination" below.

Principal Distributions on the Subordinate Certificates

         All unscheduled principal collections on the mortgage loans not otherwise distributable to the senior certificates will be allocated on a pro rata basis among the class of Class B Certificates with the highest payment priority then outstanding and each other class of Class B Certificates for which certain loss levels established for such class in the pooling and servicing agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, respectively, only if the sum of the current percentage interests in the mortgage loans evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage loans evidenced by such class and each class, if any, subordinate thereto.

         As described above under "--Principal Distributions on the Senior Certificates," unless the amount of subordination provided to the senior certificates by the subordinate certificates is twice the amount as of the Cut-off Date, and certain loss and delinquency tests are satisfied, on each distribution date during the first ten years after the Closing Date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a sub-loan group will be allocated to the Class A Certificates in the related certificate group, with such allocation to be subject to further reduction over an additional five year period thereafter, as described in this prospectus supplement.

         The initial Subordinate Percentages for each sub-loan group will be approximately 12.80%.

         For purposes of all principal distributions described above and for calculating the applicable Subordinate Optimal Principal Amount, Subordinate Percentage and Subordinate Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under "--Allocation of Losses; Subordination" in this prospectus supplement.

TABLE OF FEES

         The following table indicates the fees to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

----------------------------------------------------------------------------------------------------------
             Item                       Fee                                Paid From
----------------------------------------------------------------------------------------------------------
Master Servicing Fee(1)         0.015% per annum                Mortgage Loan Collections
----------------------------------------------------------------------------------------------------------
Servicing Fee(1)                0.250% - 0.500% per annum       Mortgage Loan Collections
----------------------------------------------------------------------------------------------------------
(1)  The master servicing fee and servicing fee are paid on a first priority basis from collections on the mortgage loans, prior to distributions to certificateholders.
----------------------------------------------------------------------------------------------------------

         The fee of the trustee will be payable by the master servicer pursuant to a side letter agreement signed by and between the trustee and the master servicer.

ALLOCATION OF REALIZED LOSSES

         On any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than the aggregate certificate principal balance of the related certificates, the certificate principal balances of one or more classes of the certificates will be written down, up to the amount of such deficiency, in inverse order of priority, commencing with the Class B-6 certificates until the certificate principal balance of each such class has been reduced to zero.

         All allocations of Realized Losses will be accomplished on a distribution date by reducing the certificate principal balance of the applicable classes of certificates by their appropriate shares of any such losses occurring during the related period set forth in the respective Servicing Agreement and, accordingly, will be taken into account in determining the distributions of principal and interest on the applicable certificates commencing on the following distribution date.

         If a servicer or the master servicer recovers any amount (including the release of surplus funds held to cover expenses) (net of reimbursable expenses) in respect of a liquidated mortgage loan after a realized loss has been allocated with respect thereto to one or more classes of certificates, such recovery, which we refer to in this prospectus supplement as a "Subsequent Recovery," will be distributed in accordance with the priorities described under "--Distributions" above. Additionally, the certificate principal balance of each class of certificates that has been reduced by the allocation of a realized loss will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the amount of any Realized Losses previously allocated to such class of certificates and not previously offset by Subsequent Recoveries. Holders of such certificates will not be entitled to any payment in respect of interest on the amount of such increases for an interest accrual period preceding the distribution date on which such increase occurs.

Allocation of Realized Losses on the Certificates

         The principal portion of Realized Losses on the mortgage loans will be allocated on any distribution date as follows: first, to the Class B-6 Certificates; second, to the Class B-5 Certificates; third, to the Class B-4 Certificates; fourth, to the Class B-3 Certificates; fifth, to the Class B-2 Certificates; and sixth, to the Class B-1 Certificates; in each case until the Certificate Principal Balance of such class has been reduced to zero. Thereafter, (a) the principal portion of Realized Losses with respect to sub-loan group 1 will be allocated to the Class 1A-1, Class 1A-2 and Class 1A-3 Certificates, pro rata, until the Certificate Principal Balance of each such class has been reduced to zero, subject to the following: Realized Losses otherwise allocable to the Class 1A-1 Certificates will first be allocated to the Class 1A-2 Certificates, until the Certificate Principal Balance of such class has been reduced to zero, and then to the Class 1A-1 Certificates, until the Certificate Principal Balance of such class has been reduced to zero; (b) the principal portion of Realized Losses with respect to sub-loan group 2 will be allocated, first, to the Class 2A-2 Certificates and second, to the Class 2A-1 Certificates; and (c) the principal portion of Realized Losses with respect to sub-loan group 3 will be allocated, first, to the Class 3A-2 Certificates, and second, to the Class 3A-1 Certificates; in each case until the Certificate Principal Balance of such class has been reduced to zero.

         No reduction of the Certificate Principal Balance on a distribution date of any class of (i) subordinate certificates will be made on any distribution date on account of Realized Losses on the mortgage loans to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all certificates as of such distribution date, after giving effect to all distributions and prior allocations of Realized Losses on the mortgage loans on such date, to an amount less than the aggregate Stated Principal Balance of all of the mortgage loans as of the first day of the month of such distribution date and (ii) senior certificates of a certificate group will be made on any distribution date on account of Realized Losses in the related sub-loan group to the extent that such reduction would have the effect of reducing the Certificate Principal Balance of such certificate group as of such distribution date to an amount less than the Stated Principal Balances of the mortgage loans in the related sub-loan group as of the related Due Date. The limitation described in clauses (i) and (ii) is referred to herein as the Loss Allocation Limitation.

PASS-THROUGH RATES

         The Class 1A-1, Class 1A-2 and Class 1A-3 Certificates will bear interest at a variable pass-through rate per annum equal to the weighted average of the net mortgage rates of the sub-loan group 1 mortgage loans.

         The Class 2A-1 and Class 2A-2 Certificates will bear interest at a variable pass-through rate per annum equal to the weighted average of the net mortgage rates of the sub-loan group 2 mortgage loans.

         The Class 3A-1 Certificates will bear interest at an adjustable pass-through rate per annum equal to the lesser of (a) One-Year MTA for the related accrual period plus the per annum pass-through margin of 0.980% and (b) the applicable interest rate cap for such distribution date as described below.

         The Class 3A-2 Certificates will bear interest at an adjustable pass-through rate per annum equal to the lesser of (a) One-Year MTA for the related accrual period plus the per annum pass-through margin of 1.050% and (b) the applicable interest rate cap for such distribution date as described below.

         The Class X-1 certificates will bear interest at a variable pass-through rate per annum equal to:

         o        on its notional amount, the excess, if any, of:

                  (a) (i) the weighted average of the net mortgage rates of the sub-loan group 3 mortgage loans minus (ii) the Coupon Strip, if any, with respect to sub-loan group 3, payable to the Final Maturity Reserve Account at such distribution date, expressed as a per annum rate, over

                  (b) the applicable pass-through rate on the Class 3A-1 certificates as of the related distribution date, and

         o on its certificate principal balance, if any, the weighted average of the net mortgage rates of the sub-loan group 3 mortgage loans.

         The Class X-2 certificates will bear interest at a variable pass-through rate per annum equal to:

         o        on its notional amount, the excess, if any, of:

                  (a) (i) the weighted average of the net mortgage rates of the sub-loan group 3 mortgage loans minus (ii) the Coupon Strip, if any, with respect to sub-loan group 3, payable to the Final Maturity Reserve Account at such distribution date, expressed as a per annum rate, over

                  (b) the applicable pass-through rate on the Class 3A-2 certificates as of the related distribution date, and

         o on its certificate principal balance, if any, the weighted average of the net mortgage rates of the sub-loan group 3 mortgage loans.

         Each class of Class B Certificates will bear interest at a variable pass-through rate per annum equal to a variable pass-through rate equal to the weighted average of the weighted average of the net rates of the mortgage loans in each sub-loan group, weighted in proportion to the excess of the aggregate stated principal balance of each such sub-loan group over the aggregate certificate principal balance of the senior certificates related to such sub-loan group minus the Coupon Strip, if any, payable to the Final Maturity Reserve Account on such distribution date, expressed as a per annum rate.

         The "interest rate cap," with respect to any distribution date and each class of Class 3A-1 and Class 3A-2 certificates, is a the per annum rate equal to (i) the weighted average of the net rates of the mortgage loans in sub-loan group 3 minus the Coupon Strip, if any, payable to the Final Maturity Reserve Account on such distribution date, expressed as a per annum rate.

         For purposes of calculating the interest rate cap, the "net rate of a mortgage loan" is equal to the applicable interest rate borne by the mortgage loan less the master servicing fee and the related servicing fee.

CALCULATION OF ONE-YEAR MTA

         With respect to the Class 3A-1 and Class 3A-2 certificates, the securities administrator will determine One-Year MTA for the related Interest Accrual Period as published by the Federal Reserve Board in the Federal Reserve Statistical Release `Selected Interest Rates (H.15)', determined by averaging the monthly yields for the most recently available twelve months. The One-Year MTA figure used to determine the pass-through rate on the Class 3A-1 and Class 3A-2 certificates will be based on One-Year MTA as of fifteen days before the beginning of the related Interest Accrual Period. The establishment of One-Year MTA on each interest determination date by the securities administrator and the securities administrator's calculation of the pass-through rates applicable to the Class 3A-1 and Class 3A-2 certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding. One-Year MTA for the initial accrual period will be approximately 4.664% with respect to the Class 3A-1 and Class 3A-2 Certificates.


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FINAL MATURITY RESERVE ACCOUNT

         If, on the distribution date occurring in November 2016 or on any distribution date thereafter, any Class 3A-1, Class 3A-2 or subordinate certificates are outstanding, the Securities Administrator will be required to deposit into the Final Maturity Reserve Account, from sub-loan group 3 Available Funds for such distribution date, prior to the distribution of any amounts to the sub-loan group 3 senior certificates, the Coupon Strip (as defined below) with respect to sub-loan group 3 for such distribution date. Amounts on deposit in the Final Maturity Reserve Account will not be an asset of any REMIC.

         On any applicable distribution date, the "Coupon Strip" with respect to sub-loan group 3 shall be an amount, if any, equal to the lesser of (a) the product of (i) one-twelfth of 1.00%, and (ii) the Stated Principal Balance of the mortgage loans in sub-loan group 3 with original terms to maturity in excess of 30 years at the end of the related Due Period, and (b) the amount, if any, which when added to the aggregate amount on deposit in the Final Maturity Reserve Account on such distribution date would equal the Final Maturity Reserve Account Target.

         On any applicable distribution date, the "Final Maturity Reserve Account Target" shall be an amount equal to the lesser of (a) the product of (i) the aggregate Scheduled Principal Balance of the mortgage loans in sub-loan group 3 with original terms to maturity in excess of 30 years as of the related due date, and (ii) a fraction, the numerator of which is 1.00 and the denominator of which is 0.85, and (b) $168,300.

         On each distribution date, any amounts on deposit in the Final Maturity Reserve Account in excess of the lesser of (i) the sum of the Certificate Principal Balances of the Class 3A-1 and Class 3A-2 Certificates and the proportion of subordinate certificates attributable to sub-loan group 3 and (ii) the aggregate Stated Principal Balance of the sub-loan group 3 mortgage loans with original terms to maturity in excess of 30 years, will be distributed to the Class X Certificates.

         In addition, on the earlier of the distribution date occurring in October 2036, and the distribution date on which the final distribution of payments from the mortgage loans and the other assets in the trust is expected to be made, amounts on deposit in the Final Maturity Reserve Account will be distributed to the Class 3A-1, Class 3A-2 and subordinate certificates in the following order of priority:

         (1) to the Class 3A-1, Class 3A-2 Certificates, pro rata in accordance with their outstanding Certificate Principal Balance, until the Certificate Principal Balance of each class thereof is reduced to zero, after giving effect to principal distributions on such distribution date;

         (2) to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, sequentially, in that order, until the Certificate Principal Balance of each class thereof is reduced to zero, after giving effect to principal distributions on such distribution date;

         (3) to each class of Class 3A-1, Class 3A-2 and the subordinate certificates, any Accrued Certificate Interest for such class remaining unpaid after giving effect to interest distributions on such distribution date in accordance with payment priorities set forth in "Description of the Certificates--Distributions--Distributions on the Certificates";

         (4) to the Class X Certificates, any remaining amount.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the securities administrator will make available to each certificateholder, the master servicer, each servicer, the trustee and the depositor a statement generally setting forth, among other information:

                  1. the applicable accrual periods for calculating distributions and general distribution dates;

                  2. total cash flows received and the general sources thereof;

                  3. the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

                  4. the amount of the distribution to holders of the offered certificates (by class) allocable to principal, separately identifying
         (A) the aggregate amount of any principal prepayments included therein, and (B) the aggregate of all scheduled payments of principal included therein;

                  5. the Certificate Principal Balance of the offered certificates before and after giving effect to the distribution of principal and allocation of the applicable Realized Losses on such distribution date;

                  6. the number and Stated Principal Balance of all the mortgage loans for the following distribution date;

                  7. the Pass-Through Rate for each class of offered certificates for such distribution date;

                  8. the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances);

                  9. the number and aggregate principal balance of any mortgage loans that were (a) delinquent (exclusive of mortgage loans in foreclosure and any mortgage loans liquidated during the preceding calendar month) under the method of calculation specified in the pooling and servicing agreement, (1) one scheduled payment , (2) two scheduled payments, and (3) three or more scheduled payments, and (b) for which foreclosure proceedings have been commenced; in each case, as of the end of preceding calendar month;

                  10. with respect to any mortgage loan that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss on, such mortgage loan as of the end of the preceding calendar month;

                  11. the total number and principal balance of any real estate owned, or REO, properties as of the end of the preceding calendar month;
                  12. the cumulative Realized Losses through the end of the related period set forth in the respective Servicing Agreement;

                  13. the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the mortgage loans; and

                  14. if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time.

         The securities administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the securities administrator's internet website. The securities administrator's internet website shall initially be located at "www.ctslink.com." Assistance in using the securities administrator's website service can be obtained by calling the securities administrator's customer service desk at (301) 815-6600.

         To the extent timely received from the securities administrator, the trustee will also make monthly statements available each month to certificateholders via the trustee's internet website. The trustee's internet website will initially be located at www.jpmorgan.com/sfr. Assistance in using the trustee's website service can be obtained by calling the trustee's customer service desk at (877) 722-1095.

         Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the securities administrator's customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

         The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the securities administrator (if filed by it) or trustee, as applicable, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

AMENDMENT

         The pooling and servicing agreement may be amended by the depositor, the master servicer, EMC, as sponsor and servicer, the securities administrator and the trustee, without the consent of certificateholders,

                  o        to cure any ambiguity,

                  o to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

                  o to conform the terms of the pooling and servicing agreement to those of this prospectus supplement or

                  o to make any other revisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates. The pooling and servicing agreement may also be amended without the consent any of the certificateholders, to change the manner in which the Distribution Account or EMC's protected account is maintained, provided that any such change does not adversely affect the then current rating on any class of certificates. In addition, the pooling and servicing agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund's REMIC elections, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification.

         In addition, the pooling and servicing agreement may be amended by the depositor, master servicer, EMC, as sponsor and servicer, the securities administrator and the trustee with the consent of the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

                  (a) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

                  (b) cause any trust REMIC to fail to qualify as a REMIC for federal tax purposes;

                  (c) reduce the aforesaid percentage of aggregate outstanding certificate principal balance of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

         The trustee will not be entitled to consent to any amendment to the pooling and servicing agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the pooling and servicing agreement and will not cause the trust fund's REMIC elections to fail to qualify.

VOTING RIGHTS

         As of any date of determination,

                  o holders of the certificates will be allocated 99% of all voting rights, allocated among such certificates in proportion to their respective outstanding certificate principal balances; and

                  o holders of the Class R Certificates will be allocated 1% of all voting rights.

         Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

OPTIONAL TERMINATION

         The depositor will have the right to purchase all remaining mortgage loans and REO properties, and thereby effect early retirement of all the certificates, on and after the first distribution date on which the stated principal balance of the mortgage loans and REO properties at the time of repurchase is less than or equal to 10% of the cut-off date stated principal balance of the mortgage loans. We refer to the first such date as the "optional termination date." In the event that the depositor exercises either such option, it will effect such repurchase at a price equal to the sum of

                  o 100% of the stated principal balance of each mortgage loan plus accrued interest thereon at the applicable mortgage rate,

                  o the appraised value of any REO property, up to the stated principal balance of the related mortgage loan, and

                  o any unreimbursed out-of-pocket costs and expenses of the trustee, any related servicer, the master servicer, the securities administrator or the custodian and any unreimbursed advances previously incurred by the related servicer or the master servicer, as the case may be, in the performance of their respective servicing and master servicing obligations.

Proceeds from such purchase will be distributed to the certificateholders in the priority described above in "Description of the Certificates--Distributions." The proceeds from any such distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any REO property and such appraised value is less than the stated principal balance of the related mortgage loan.

TRANSFER OF MASTER SERVICING

         The master servicer may assign its rights and delegate its duties and obligations as master servicer under the pooling and servicing agreement upon a determination that its duties are no longer permissible under applicable law or if (i) the master servicer has proposed a successor master servicer reasonably satisfactory to the trustee; (ii) the successor master servicer is qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac notwithstanding that the master servicer need not be so qualified; and (iii) each rating agency shall have delivered to the trustee written confirmation that the appointment of such successor master servicer will not result in the qualification, reduction or withdrawal of the then-current ratings assigned by such rating agency to any of the offered certificates. Any such determination permitting the resignation of the master servicer shall be evidenced by an opinion of counsel to such effect delivered to the trustee. No resignation by the master servicer shall become effective until the trustee or a successor master servicer to such appointment shall have assumed the master servicer's responsibilities, duties, liabilities and obligations hereunder. No such assignment or delegation will affect any liability of the master servicer arising prior to the effective date thereof.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         As to any mortgage loan which as of the first business day of a fiscal quarter is delinquent in payment by 91 days or more, EMC Mortgage Corporation may, at its option, purchase such mortgage loan at a price equal to 100% of the stated principal balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed, plus any costs and damages incurred by the trust in connection with any violation by such mortgage loan of any predatory lending or abusive lending law, reduced by any portion of the servicing fee, servicing advances and other advances payable to the purchaser of such mortgage loan; provided that such mortgage loan is still delinquent in payment by 91 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of such fiscal quarter. Such option, if not exercised, shall not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 91 days or more. In that event, the option shall again become exercisable on the first date of the subsequent fiscal quarter.

         For purposes of the foregoing paragraph, "fiscal quarter" for any year means December 1 through the last day of February, March 1 through May 31, June 1 through August 31, or September 1 through November 30, as applicable.

EVENTS OF DEFAULT

         Events of default under the pooling and servicing agreement include:

                  o any failure by the master servicer to deposit in the Distribution Account the required amounts or any failure by the master servicer to remit to the paying agent any payment, including an advance required to be made under the terms of the pooling and servicing agreement, which continues unremedied for one business day after written notice of such failure shall have been given to the master servicer, by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

                  o any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer in the pooling and servicing agreement, which continues unremedied generally for 60 days after the giving of written notice of such failure to the master servicer, by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

                  o insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

         So long as an event of default under the pooling and servicing agreement remains unremedied, the trustee shall, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the mortgage loans, whereupon EMC Mortgage Corporation will succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the pooling and servicing agreement, including the limited obligation to make advances.

         No assurance can be given that termination of the rights and obligations of the master servicer or any servicer under the pooling and servicing agreement, would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee and the successor master servicer or successor servicer in connection with the termination of the master servicer or any servicer, appointment of a successor master servicer or successor servicer and the transfer of servicing, to the extent not paid by the terminated master servicer or servicer, will be paid by the trust fund.

         No certificateholder, solely by virtue of such holder's status as a certificateholder, will have any right under the pooling and servicing agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

THE CUSTODIAN

         Wells Fargo Bank will act as custodian of the mortgage loans pursuant to the custodial agreement. The custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the holders of the certificates. The custodian will maintain each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. The custodian has been engaged in the mortgage document custody business for more than 25 years. The custodian maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of June 30, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. For a general description of Wells Fargo Bank, see the description herein under "Servicing of the Mortgage Loans--The Master Servicer."

THE TRUSTEE

         The Bank of New York, a New York banking corporation, has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages.

         The Bank of New York is one of the largest corporate trust providers of trust services on securitization transactions.

         If an event of default has not occurred (or has occurred but is no longer continuing) under the pooling and servicing agreement, then the trustee will perform only such duties as are specifically set forth in the pooling and servicing agreement as being the duties to be performed by the trustee prior to the occurrence (or following the discontinuance) of an event of default thereunder. If an event of default occurs and is continuing under the pooling and servicing agreement, the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing agreement, such as (upon the occurrence and during the continuance of certain events of default) either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications specified in the pooling and servicing agreement, the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct.

         The trustee's duties and responsibilities under the pooling and servicing agreement include, upon receipt of resolutions, certificates and reports which are specifically required to be furnished to it pursuant to the pooling and servicing agreement, examining them to determine whether they are in the form required by the pooling and servicing agreement, providing to the securities administrator notices of the occurrence of certain events of default under the pooling and servicing agreement, appointing a successor master servicer, and effecting any optional termination of the trust.

         The fee of the trustee will be payable by the master servicer out of funds received by it in respect of the master servicing fee. The pooling and servicing agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to recover from the distribution account all reasonable out-of pocket expenses, disbursements and advances of the trustee, in connection with any event of default, any breach of the pooling and servicing agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the trustee in the administration of the trust created pursuant to the pooling and servicing agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

         The trustee may resign at any time upon prior written notice, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement and fails to resign after written request therefor by the depositor or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor or the master servicer may appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing more than 50% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee as set forth in the pooling and servicing agreement.

         On and after the time the master servicer receives a notice of termination pursuant to the pooling and servicing agreement, the sponsor will have the right to replace it as master servicer or, instead, the trustee shall automatically become the successor to the master servicer with respect to the transactions set forth or provided for in the pooling and servicing agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions of the pooling and servicing agreement; provided, however, that EMC shall have the right to immediately assume the duties of the master servicer; provided further, however, that the trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made and payments of compensating interest) incurred by the master servicer at or prior to the time of termination. Effective on the date of such notice of termination, as compensation therefor, the trustee shall be entitled to all compensation and reimbursement of expenses that the master servicer would have been entitled to if it had continued to act pursuant to the pooling and servicing agreement except for those amounts due the master servicer as reimbursement permitted under the pooling and servicing agreement for advances previously made or expenses previously incurred. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the pooling and servicing agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the pooling and servicing agreement. Any successor master servicer shall be an established housing and home finance institution which is a Fannie Mae or Freddie Mac-approved servicer, and with respect to a successor to the master servicer only, having a net worth of not less than $15,000,000; provided, that the trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the master servicer. If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer under the pooling and servicing agreement, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the pooling and servicing agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that such compensation shall not be in excess of that which the master servicer would have been entitled to if the master servicer had continued to act under the pooling and servicing agreement. The trustee and such successor shall take such action, consistent with the pooling and servicing agreement, as shall be necessary to effectuate any such succession.

         The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer to the extent not paid by the terminated master servicer, will be payable to the trustee from the Distribution Account. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer, maintain in force the policy or policies that the master servicer is required to maintain pursuant to the pooling and servicing agreement.

         If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the pooling and servicing agreement concerning the trustee's duties will be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the pooling and servicing agreement relating to the master servicer, however, will apply to the trustee in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to the securities administrator and to the Rating Agencies.

         In addition to having express duties under the pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the pooling and servicing agreement is governed by New York law, certain New York state laws. As a New York banking corporation acting in a fiduciary capacity, the trustee will, in the administration of its duties under the pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

THE SECURITIES ADMINISTRATOR

         Under the terms of the pooling and servicing agreement, Wells Fargo Bank is also responsible for securities administration, which includes pool-performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities. For a general description of Wells Fargo Bank, see the description herein under "Servicing of the Mortgage Loans--The Master Servicer."

         The securities administrator shall serve as Certificate Registrar and Paying Agent. The securities administrator's office for notices under the pooling and servicing agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         The pooling and servicing agreement will provide that the securities administrator and any director, officer, employee or agent of the securities administrator will be entitled to recover from the distribution account all reasonable out-of pocket expenses, disbursements and advances of the securities administrator, in connection with any event of default, any breach of the pooling and servicing agreement or any claim or legal action (including any pending or threatened claim or legal action) or otherwise incurred or made by the securities administrator in the administration of the trust created pursuant to the pooling and servicing agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The weighted average life of, and the yield to maturity on, each class of offered certificates generally will be directly related to the rate of payment of principal, including prepayments of principal, on the mortgage loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. No more than approximately 5.03%, 0.91%, and 61.53% of the sub-loan group 1, the sub-loan group 2 and the sub-loan group 3 mortgage loans, respectively, and approximately 16.23% of the mortgage loans in aggregate, by cut-off date principal balance, still provide for the payment by the borrower of a prepayment charge on voluntary prepayments typically made within up to five years from the date of the execution of the related mortgage note. These penalties, if enforced by a servicer, would typically discourage prepayments on the mortgage loans.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

         Certain of the mortgage loans are considered subprime mortgage loans. The prepayment behavior of subprime mortgage loans may differ from that of prime mortgage loans in that the prepayment rate may be influenced more by the rate of defaults and liquidations than by voluntary refinancings. Subprime mortgage loans may experience greater defaults in a rising interest rate environment as the borrower's resources are stretched, thereby producing prepayments at a time when prepayments would normally be expected to decline. Alternatively, some borrowers may be able to re-establish or improve their credit rating thereby permitting them to refinance into a lower cost mortgage loan. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the offered certificates. The depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

         The yields to maturity of the offered certificates and, in particular the subordinate certificates, will be progressively more sensitive, in the order of their payment priority, to the rate, timing and severity of Realized Losses on the mortgage loans. If a Realized Loss is allocated to a class of certificates, that class will thereafter accrue interest on a reduced certificate principal balance. Although the Realized Loss so allocated may be recovered on future distribution dates to the extent there is a Subsequent Recovery, there can be no assurance that those amounts will be available or fully sufficient to repay any Realized Loss.

PREPAYMENTS AND YIELDS OF OFFERED CERTIFICATES

         The extent to which the yield to maturity of an offered certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. In particular, in the case of an offered certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the interest-only certificate and any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The effective yield to the holders of the offered certificates have an interest accrual period equal to the calendar month prior to the related distribution date will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such certificates because monthly distributions will not be payable to such holders until the 25th day or, if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

         Certain of the mortgage loans are adjustable rate mortgage loans and certain of the mortgage loans are hybrid loans in their fixed rate period. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on these mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on these mortgage loans, these mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

         Mortgage loans with higher mortgage rates may prepay faster than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayment of mortgage loans may reduce the interest rate cap applicable to the offered certificates.

         Subject to the circumstances described under "--Principal Distributions on Senior Certificates" in this prospectus supplement, on each distribution date during the first ten years after the closing date, all principal prepayments on the mortgage loans will generally be allocated to the senior certificates (other than the interest-only certificates). Thereafter, as further described in this prospectus supplement, during some periods, subject to loss and delinquency criteria described in this prospectus supplement, the Senior Prepayment Percentage may continue to be disproportionately large (relative to the Senior Percentage) and the percentage of principal prepayments payable to the subordinate certificates may continue to be disproportionately small.

         The "final scheduled distribution date" for the certificates is the distribution date in October 2036. It is intended that the amounts deposited in the final maturity reserve account will be sufficient to retire the related certificates on the final scheduled distribution date, even though the outstanding principal balance of the mortgage loans having 40-year original terms to maturity have not been reduced to zero on such final scheduled distribution date. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because

                  o prepayments are likely to occur which will be applied to the payment of the certificate principal balances thereof, and

                  o the depositor may purchase all the mortgage loans and REO properties when the outstanding aggregate Stated Principal Balance thereof has declined to 10% or less of the cut-off date stated principal balance of the mortgage loans and may purchase mortgage loans in certain other circumstances as described herein.

         The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, which we refer to as the prepayment model, is a prepayment assumption which represents a constant assumed rate of prepayment, which we abbreviate as CPR, each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans in the mortgage pool for the life of such mortgage loans. For example, 30% CPR assumes a constant prepayment rate of 30% per annum.

         There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors, housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

         The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

                  o the mortgage loans prepay at the indicated percentages of CPR;

                  o distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in November 2006, in accordance with the payment priorities defined in this prospectus supplement;

                  o no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

                  o scheduled payments on the mortgage loans are assumed to be received on the first day of each month commencing in November 2006, there are no shortfalls in the payment of interest, and prepayments represent payment in full of individual mortgage loans are assumed to be received on the last day of each month, commencing in October
                       2006, and include 30 days' interest thereon;

                  o the closing date for the Certificates is November 16, 2006;

                  o each index for the adjustable rate mortgage loans remains constant at the following levels:

                            INDEX                            RATE
                       1-Month LIBOR                        5.328
                       6-Month LIBOR                        5.380
                       1-Year LIBOR                         5.311
                       1-Year CMT                           5.010
                       MTA                                  4.664
                       COFI                                 4.382

                  o the mortgage rate on each adjustable rate mortgage loan will be adjusted on each interest adjustment date to a rate equal to the applicable related index (as described above) plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable);

                  o other than mortgage loans that are balloon mortgage loans or negative amortization loans, scheduled monthly payments of principal and interest on each adjustable rate mortgage loan will be adjusted on each payment adjustment date to equal a fully amortizing payment, subject to periodic payment caps, as applicable;

                  o other than mortgage loans that are balloon loans or negative amortization loans, scheduled monthly payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rates and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities;

                  o except as indicated with respect to the weighted average lives, the depositor does not exercise its right to purchase the assets of the trust fund on any optional termination date;

                  o scheduled monthly payments of principal and interest on each mortgage loan will be adjusted on each payment adjustment period (set forth in the table below), provided that the amount of the monthly payment on a negative amortization mortgage loan will not increase or decrease by an amount that is more than 7.50% of the monthly payment on that mortgage loan prior to its interest adjustment date (provided, however, that as of the fifth anniversary of the first due date for a negative amortization mortgage loan, and on every fifth anniversary thereafter, and on the last payment adjustment date, prior to the related mortgage loan's scheduled maturity date, the minimum monthly payment on such mortgage loan will be reset without regard to this limitation, and provided further, that if the unpaid principal balance on a mortgage loan exceeds 110%, 115% or 125%, as the case may be, of the original principal balance on such mortgage loan due to the deferred interest being added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on the related payment date without regard to this limitation, so as to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity);

                  o the certificate principal balance of Class P Certificates is $0;

                  o there are sufficient funds in the Final Maturity Reserve Account such that the Class 3A Certificates and the subordinate certificates will be paid in full on the distribution date in October 2036; and

                  o the mortgage loans have the approximate characteristics described below:

                            MORTGAGE LOAN ASSUMPTIONS


                                                                                                           Original       Remaining
                                                                                                            Amorti-        Amorti-
    Mortgage                                            Initial           Gross             Net             zation          zation
      Loan         Original          Current            Monthly         Mortgage          Mortgage           Term            Term
     Number       Balance ($)      Balance ($)        Payment ($)        Rate (%)         Rate (%)         (months)        (months)
     ------       -----------      -----------        -----------        --------         --------          -------        --------
       1           95,800.00        95,700.00           548.28        6.8750000000      6.3600000000          360              347
       2          686,500.00        639,156.74         4,409.23       6.9213661543      6.6563661543          360              317
       3          896,992.44        888,120.79         5,355.54       6.5036813137      5.9886813137          350              307
       4          146,370.00        136,592.69          845.53        5.6716920485      5.1566920485          360              309
       5          811,950.00        764,670.68         5,008.13       6.3419069958      6.0769069958          360              316
       6          182,000.00        180,029.04         1,272.58       7.5000000000      6.9850000000          360              346
       7           26,250.00        26,049.51           215.96        9.2500000000      8.9850000000          360              346
       8          539,370.00        532,684.11         3,543.81       6.8647450597      6.5997450597          360              346
       9         1,617,381.00      1,519,322.35        9,883.47       6.2193677982      5.9543677982          360              312
      10          856,450.00        809,754.79         4,840.72       5.4585710401      5.1935710401          360              316
      11          103,120.00        103,120.00          569.31        6.6250000000      6.1100000000          360              347
      12          272,000.00        268,618.45         1,696.93       6.3750000000      5.8600000000          360              347
      13          104,000.00        102,755.49          688.43        6.9500000000      6.6850000000          360              347
      14          699,520.00        690,950.90         4,488.94       6.6458576905      6.3808576905          360              347
      15          224,000.00        207,677.90         1,374.97       6.3750000000      6.1100000000          360              313
      16          387,600.00        342,833.05         1,392.76       4.8750000000      4.6100000000          360              312
      17          479,650.00        452,950.58         2,790.06       5.7108326586      5.4036661269          360              312
      18          372,000.00        372,000.00         2,053.75       6.6250000000      6.3600000000          360              348
      19          287,900.00        285,912.92         2,306.16       8.9500000000      8.4350000000          360              348
      20          980,350.00        969,189.83         6,220.88       6.5135366348      6.2485366348          360              348
      21          500,000.00        500,000.00         2,343.75       5.6250000000      5.3600000000          360              313
      22         1,103,081.00      1,028,514.67        6,047.91       5.1801878553      4.9151878553          360              313
      23          574,100.00        569,818.71         4,300.90       8.2128687478      7.9478687478          360              349
      24          981,720.00        966,192.02         6,410.26       6.8117657076      6.5467657076          360              344
      25          818,937.00        751,296.85         4,559.87       5.3304692845      5.0654692845          360              314
      26         1,370,468.00      1,294,090.75        7,799.87       5.5210677999      5.2560677999          360              314
      27          581,000.00        577,019.85         4,288.47       8.0600170907      7.7950170907          360              350
      28          252,000.00        250,463.05         1,960.04       8.6250000000      8.1100000000          360              350
      29          454,450.00        449,682.15         2,697.19       5.9056933898      5.6406933898          360              350
      30          905,122.00        849,859.52         4,782.46       4.8609746732      4.5959746732          360              315
      31           86,700.00        86,282.77           713.26        9.2500000000      8.7350000000          360              351
      32          121,124.00        120,249.91          846.92        7.5000000000      6.9850000000          360              351
      33          710,100.00        669,596.15         3,866.72       5.1242456834      4.8592456834          360              316
      34         1,423,244.00      1,351,608.04        7,726.05       5.0940662650      4.8290662650          360              321
      35          365,510.00        363,620.18         2,779.05       8.3674905980      7.8524905980          360              352
      36          839,000.00        789,841.83         4,484.34       4.9611781007      4.6961781007          360              317
      37          916,600.00        862,621.42         4,845.75       4.8655159685      4.6005159685          360              317
      38          260,350.00        245,221.15         1,358.11       4.7500000000      4.4850000000          360              318
      39         2,242,500.00      2,186,328.23       12,358.94       5.2315506059      4.9665506059          360              341
      40          161,378.44        160,743.22         1,509.26       10.6250000000    10.1100000000          330              325
      41         1,010,370.00       955,226.19         5,777.69       5.5802009535      5.1620612505          360              318
      42         2,232,810.00      2,125,255.87       11,828.17       4.8876216979      4.6100827936          360              324
      43          275,250.00        270,662.96         2,040.96       8.1103536886      7.5953536886          360              337
      44          190,840.00        187,271.75         1,334.39       7.5000000000      7.2350000000          360              337
      45          255,300.00        247,309.80         1,752.44       7.3125324077      6.7975324077          360              325
      46           99,840.00        96,545.91           911.02        10.5971799971    10.0821799971          360              314
      47          199,950.00        182,859.84         2,164.86       12.4883805474    12.1351828737          296              252
      48          726,026.00        670,614.85         3,653.05       4.4356061009      4.1706061009          360              320
      49          384,000.00        383,851.52         1,559.40       4.8750000000      4.6100000000          360              320
      50         1,492,650.00      1,319,309.38        7,204.47       4.6066791959      4.3416791959          360              320
      51          128,250.00        126,766.02          929.91        7.8750000000      7.6100000000          360              344
      52          257,992.00        257,409.55         1,394.30       6.5000000000      5.9850000000          360              345
      53         1,064,560.00      1,001,801.28        5,188.12       4.1704345222      3.9054345222          360              321
      54          452,000.00        452,000.00         1,784.17       4.7367256637      4.4717256637          360              321
      55          184,450.00        181,470.61         1,032.87       5.3750000000      4.8600000000          300              285
      56         4,455,928.00      3,827,082.93       20,621.93       4.4059042725      4.1409042725          360              321
      57          131,766.09        131,575.60         1,283.80       11.1250000000    10.6100000000          328              325
      58           80,750.00        79,643.71           534.53        6.9500000000      6.6850000000          360              345
      59         1,018,300.00       923,410.24         4,968.95       4.1831935135      3.9181935135          360              322
      60          903,000.00        902,652.00         3,478.97       4.6250000000      4.3600000000          360              322
      61         5,891,736.82      5,445,742.59       29,104.52       4.4853610470      4.2203610470          360              324

(BREAK)
                                                                                          Months                             Next
                 Remaining                                                               to Next          Months           Payment
    Mortgage      Term of                                                                Interest        Between          Adjustment
      Loan        Maturity                                             Gross               Rate            Rate             Period
     Number       (months)         Loan Type       Index              Margin %          Adjustment      Adjustment          Months
     ------       --------         ---------       -----              --------          ----------      ----------         ---------
       1            N/A            Adjustable    1YearLibor          2.2500000000           10                12               10
       2            N/A            Adjustable    1YearLibor          2.2500000000           10                12               10
       3            N/A            Adjustable    1YearCMT            2.7500000000           10                12               10
       4            N/A            Adjustable    1YearCMT            2.4686768194           10                12               10
       5            N/A            Adjustable    1YearCMT            2.7500000000           10                12               10
       6            N/A            Adjustable    6MonthLibor         3.2123584687           10                6                10
       7            N/A            Adjustable    6MonthLibor         5.8750000000           10                6                10
       8            N/A            Adjustable    6MonthLibor         3.8144097798           10                6                10
       9            N/A            Adjustable    1YearLibor          2.2500000000           11                12               11
      10            N/A            Adjustable    1YearCMT            2.7500000000           11                12               11
      11            N/A            Adjustable    6MonthLibor         4.1250000000           11                6                11
      12            N/A            Adjustable    6MonthLibor         3.3952206233           11                6                11
      13            N/A            Adjustable    6MonthLibor         3.0000000000           11                6                11
      14            N/A            Adjustable    6MonthLibor         3.4450424010           11                6                11
      15            N/A            Adjustable    1YearLibor          2.2500000000           12                12               12
      16            N/A            Adjustable    1YearCMT            2.7500000000           12                12               12
      17            N/A            Adjustable    1YearCMT            2.7921665317           12                12               12
      18            N/A            Adjustable    6MonthLibor         3.5000000000           12                6                12
      19            N/A            Adjustable    6MonthLibor         5.7500000000           12                6                12
      20            N/A            Adjustable    6MonthLibor         3.4170084964           12                6                12
      21            N/A            Adjustable    1YearCMT            2.7500000000           13                12               13
      22            N/A            Adjustable    1YearCMT            2.7500000000           13                12               13
      23            N/A            Adjustable    6MonthLibor         5.5951298243           13                6                13
      24            N/A            Adjustable    6MonthLibor         3.2982437176           13                6                13
      25            N/A            Adjustable    1YearLibor          2.2500000000           14                12               14
      26            N/A            Adjustable    1YearCMT            2.7500000000           14                12               14
      27            N/A            Adjustable    6MonthLibor         5.5604521535           14                6                14
      28            N/A            Adjustable    6MonthLibor         6.5000000000           14                6                14
      29            N/A            Adjustable    6MonthLibor         3.5057782480           14                6                14
      30            N/A            Adjustable    1YearCMT            2.7500000000           15                12               15
      31            N/A            Adjustable    6MonthLibor         6.8750000000           15                6                15
      32            N/A            Adjustable    6MonthLibor         4.1250000000           15                6                15
      33            N/A            Adjustable    1YearLibor          2.2500000000           16                12               16
      34            N/A            Adjustable    1YearCMT            2.7500000000           16                12               16
      35            N/A            Adjustable    6MonthLibor         6.1976129925           16                6                16
      36            N/A            Adjustable    1YearLibor          2.2500000000           17                12               17
      37            N/A            Adjustable    1YearCMT            2.7500000000           17                12               17
      38            N/A            Adjustable    1YearCMT            2.7500000000           18                12               18
      39            N/A            Adjustable    1YearCMT            2.7500000000           19                12               19
      40            N/A            Adjustable    6MonthLibor         5.8750000000           19                6                19
      41            N/A            Adjustable    1YearLibor          2.2500000000           1                 12                1
      42            N/A            Adjustable    1YearCMT            2.7500000000           1                 12                1
      43            N/A            Adjustable    6MonthLibor         4.9267684429           1                 6                 1
      44            N/A            Adjustable    6MonthLibor         4.7500000000           1                 6                 1
      45            N/A            Adjustable    6MonthLibor         6.2132543575           1                 6                 1
      46            N/A            Adjustable    6MonthLibor         5.3471799971           1                 6                 1
      47            N/A            Adjustable    6MonthLibor         6.9727211289           1                 6                 1
      48            N/A            Adjustable    1YearLibor          2.2500000000           20                12               20
      49            N/A            Adjustable    1YearCMT            2.7500000000           20                12               20
      50            N/A            Adjustable    1YearCMT            2.7500000000           20                12               20
      51            N/A            Adjustable    6MonthLibor         4.2500000000           20                6                20
      52            N/A            Adjustable    1YearLibor          2.7500000000           21                12               21
      53            N/A            Adjustable    1YearLibor          2.2500000000           21                12               21
      54            N/A            Adjustable    1YearCMT            2.7500000000           21                12               21
      55            N/A            Adjustable    1YearCMT            2.2500000000           21                12               21
      56            N/A            Adjustable    1YearCMT            2.7500000000           21                12               21
      57            N/A            Adjustable    6MonthLibor         6.0000000000           21                6                21
      58            N/A            Adjustable    6MonthLibor         3.0000000000           21                6                21
      59            N/A            Adjustable    1YearLibor          2.2500000000           22                12               22
      60            N/A            Adjustable    1YearCMT            2.7500000000           22                12               22
      61            N/A            Adjustable    1YearCMT            2.7500000000           22                12               22

(BREAK)
                                                                                                         Remaining
                   Months           Initial         Subsequent                                            Interest
    Mortgage       Between          Periodic         Periodic           Gross             Gross             Only
      Loan         Payment            Rate             Rate            Minimum           Maximum            Term
     Number      Adjustment         Cap (%)           Cap (%)          Rate (%)         Rate (%)          (months)
     ------      ----------         -------           -------          --------         --------          --------
       1             12           5.0000000000     5.0000000000      2.2500000000     11.8750000000         107
       2             12           2.5988443304     1.0000000000      2.2500000000     10.5748880881         N/A
       3             12           0.8487284258     3.7269073613      2.7500000000     11.9280455266          17
       4             12           3.0000000000     1.0000000000      1.9219847709     10.1637148921         N/A
       5             12           2.8263664824     2.0000000000      2.7500000000     10.9165421152         N/A
       6             6            3.0000000000     3.0000000000      3.2123584687     13.5000000000         N/A
       7             6            3.0000000000     1.0000000000      5.8750000000     15.2500000000         N/A
       8             6            3.0000000000     1.0000000000      4.3453589009     12.8647450597         N/A
       9             12           3.9747351377     1.3012905523      2.2500000000     10.8455576906         N/A
      10             12           2.7331286055     2.0000000000      3.5772878046     11.2141948382         N/A
      11             6            3.0000000000     1.0000000000      4.1250000000     12.6250000000          47
      12             6            3.0000000000     3.0000000000      3.3952206233     12.3750000000         N/A
      13             6            3.0000000000     1.0000000000      3.0000000000     12.9500000000         N/A
      14             6            3.0000000000     1.0000000000      4.2863282290     12.6458576905         N/A
      15             12           2.0000000000     1.0000000000      2.2500000000     11.1250000000         N/A
      16             12           5.0000000000     2.0000000000      2.7500000000     9.8750000000           12
      17             12           4.4940016193     2.0000000000      2.7921665317     11.1324979758         N/A
      18             6            3.0000000000     1.0000000000      3.5000000000     12.6250000000          48
      19             6            0.0000000000     3.0000000000      5.7500000000     14.9500000000         N/A
      20             6            3.0000000000     1.0000000000      3.4170084964     12.5135366348         N/A
      21             12           2.0000000000     2.0000000000      2.7500000000     10.6250000000          13
      22             12           5.0000000000     2.0000000000      2.7500000000     10.1801878553         N/A
      23             6            3.0000000000     1.0000000000      5.5951298243     14.2128687478         N/A
      24             6            3.0000000000     1.0000000000      5.8003201424     12.8117657076         N/A
      25             12           5.0000000000     1.0000000000      2.2500000000     10.3304692845         N/A
      26             12           2.8314576006     2.0000000000      2.7500000000     11.2439152664         N/A
      27             6            3.0000000000     1.0000000000      5.5604521535     14.0600170907         N/A
      28             6            3.0000000000     3.0000000000      6.5000000000     14.6250000000         N/A
      29             6            3.0000000000     1.0000000000      3.5057782480     11.9056933898         N/A
      30             12           5.0000000000     2.0000000000      2.7500000000     9.8609746732          N/A
      31             6            0.0000000000     3.0000000000      6.8750000000     15.2500000000         N/A
      32             6            0.0000000000     3.0000000000      4.1250000000     13.5000000000         N/A
      33             12           3.7963792803     1.0000000000      2.2500000000     10.1242456834         N/A
      34             12           4.3189032155     2.0000000000      2.7500000000     10.3210985265         N/A
      35             6            2.1328754361     2.5984430375      6.1976129925     14.6351952397         N/A
      36             12           5.0000000000     1.0000000000      2.2500000000     9.9611781007          N/A
      37             12           5.0000000000     2.0000000000      2.7500000000     9.8655159685          N/A
      38             12           5.0000000000     2.0000000000      2.7500000000     9.7500000000          N/A
      39             12           2.6026159942     2.0000000000      2.7500000000     11.1403185588         N/A
      40             6            3.0000000000     1.0000000000      6.6250000000     12.6250000000         N/A
      41             12           2.0000000000     1.6125588119      2.2500000000     10.9676421416         N/A
      42             12           2.0501556173     2.0000000000      2.7500000000     10.7873104634         N/A
      43             6            3.0000000000     3.0000000000      8.1103536886     14.1103536886         N/A
      44             6            3.0000000000     1.0000000000      4.7500000000     13.5000000000         N/A
      45             6            3.0000000000     3.0000000000      7.3125324077     13.3125324077         N/A
      46             6            0.7543326279     1.0000000000      8.2857631540     14.2857631540         N/A
      47             6            2.6472093052     1.0000000000     10.4512489798     15.9875397736         N/A
      48             12           5.0000000000     1.1284637971      2.2500000000     9.4356061009          N/A
      49             12           5.0000000000     2.0000000000      2.7500000000     9.8750000000           20
      50             12           5.0000000000     2.0000000000      2.7500000000     9.6066791959          N/A
      51             6            3.0000000000     1.0000000000      4.2500000000     13.8750000000         N/A
      52             12           3.0000000000     2.0000000000      2.7500000000     12.5000000000         105
      53             12           5.0000000000     1.0551299355      2.2500000000     9.1704345222          N/A
      54             12           5.0000000000     2.0000000000      2.7500000000     9.7367256637           21
      55             12           3.0000000000     1.0000000000      0.3750000000     10.3750000000         N/A
      56             12           4.9484577696     2.0000000000      2.7500000000     9.4059042725          N/A
      57             6            3.0000000000     1.0000000000      8.5000000000     14.5000000000         N/A
      58             6            3.0000000000     1.0000000000      3.0000000000     12.9500000000         N/A
      59             12           5.0000000000     1.0000000000      2.2500000000     9.1831935135          N/A
      60             12           5.0000000000     2.0000000000      2.7500000000     9.6250000000           22
      61             12           4.7849211121     2.0000000000      2.7500000000     9.5570540096          N/A


                                                               S-106


                                                                                                         Original       Remaining
                                                                                                          Amorti-        Amorti-
  Mortgage                                            Initial           Gross             Net             zation          zation
    Loan         Original          Current            Monthly         Mortgage          Mortgage           Term            Term
   Number       Balance ($)      Balance ($)        Payment ($)        Rate (%)         Rate (%)         (months)        (months)
   ------       -----------      -----------        -----------        --------         --------          -------        --------
     62           99,867.90        99,721.61           810.62        8.9500000000      8.4350000000          338            336
     63          337,500.00        333,476.55         2,245.40       7.0000000000      6.7350000000          360            346
     64          310,000.00        292,890.51         1,554.60       4.4120823085      4.1470823085          360            323
     65          297,500.00        297,346.69         1,424.79       5.7500000000      5.4850000000          360            347
     66          650,000.00        650,000.00         2,979.17       5.5000000000      5.2350000000          360            347
     67         3,192,664.00      1,909,716.04       16,454.66       4.5098168345      4.2448168345          360            323
     68          110,460.85        110,384.27         1,190.87       12.4538130976    11.9388130976          321            320
     69          203,036.62        202,923.23         1,734.75       9.5826630495      9.0676630495          343            342
     70         1,150,000.00      1,150,000.00        5,270.83       5.5000000000      5.2350000000          360            348
     71         1,766,125.00      1,765,388.26        7,110.01       4.8329329153      4.5679329153          360            324
     72         2,083,910.00      1,859,973.14       11,346.24       5.1081651171      4.8431651171          360            329
     73          292,505.00        289,673.97         1,995.40       7.2500000000      6.9850000000          360            348
     74          300,000.00        297,534.10         2,123.39       7.6250000000      7.1100000000          360            349
     75         1,758,063.00      1,756,960.46        7,152.91       4.8854809594      4.5497942648          360            325
     76         5,158,283.00      4,917,587.90       27,589.75       4.9676080887      4.6970682375          360            327
     77          220,500.00        210,116.43         1,234.74       5.3750000000      5.1100000000          360            326
     78         1,387,500.00      1,387,500.00        7,949.22       6.8750000000      6.3600000000          360            350
     79         1,600,000.00      1,600,000.00        7,000.00       5.2500000000      4.9850000000          360            350
     80         5,738,584.00      5,189,922.38       29,947.43       5.0425113574      4.7775113574          360            326
     81         2,100,000.00      2,099,364.18        7,872.62       4.5000000000      4.2350000000          360            327
     82          753,000.00        714,365.66         4,038.51       4.9924166375      4.7274166375          360            327
     83          608,000.00        607,897.60         2,596.23       5.1250000000      4.8600000000          360            328
     84          432,000.00        429,365.23         3,437.19       8.8750000000      8.6100000000          360            352
     85          485,000.00        483,864.33         2,016.10       5.0000000000      4.7350000000          360            329
     86          299,920.00        297,480.01         1,656.17       5.2500000000      4.9850000000          360            353
     87          783,750.00        748,940.49         4,203.89       4.9914270742      4.7264270742          360            326
     88          806,132.00        702,281.17         3,899.15       4.8877529744      4.6227529744          360            326
     89          529,350.00        518,318.49         3,478.67       6.8715100512      6.3565100512          360            338
     90         1,149,600.00      1,113,736.24        9,578.07       9.4846952340      8.9696952340          360            326
     91          944,468.00        943,611.44         3,485.02       4.4319279554      4.1389610070          360            330
     92          375,900.00        360,112.30         1,849.20       4.2500000000      3.9850000000          360            331
     93          287,920.00        287,920.00         1,499.58       6.2500000000      5.9850000000          360            355
     94         2,031,416.00      2,023,016.95        7,494.21       4.4453686566      4.1803686566          360            331
     95          268,000.00        257,209.41         1,357.92       4.5000000000      4.2350000000          360            331
     96          274,300.00        274,300.00         1,571.51       6.8750000000      6.3600000000          360            355
     97          207,980.00        207,122.09         1,418.79       7.2500000000      6.9850000000          360            356
     98          159,200.00        159,199.86          829.17        6.2500000000      5.7350000000          360            332
     99          841,043.00        838,897.22         3,701.12       5.2942577668      5.0292577668          360            333
     100         972,200.00        971,790.29         4,555.27       5.6250000000      5.3600000000          360            334
     101        1,002,750.00      1,001,794.81        4,582.37       5.4889913135      5.2239913135          360            335
     102         519,200.00        503,330.77         2,947.96       5.5000000000      5.2350000000          360            335
     103         175,050.00        175,050.00          784.08        5.3750000000      5.1100000000          360            336
     104         116,000.00        112,276.24          649.57        5.3750000000      5.1100000000          360            336
     105         333,700.00        324,696.04         1,842.70       5.2500000000      4.9850000000          360            338
     106         965,400.00        962,388.15         4,320.70       5.3874689815      5.1224689815          360            339
     107         394,253.00        383,536.27         2,086.42       4.8750000000      4.6100000000          360            339
     108         667,250.00        529,433.75         4,050.51       6.6055330530      6.2721054641          360            263
     109          86,561.40        86,296.43           915.73        12.2500000000    11.7350000000          329            322
     110          84,800.00        81,385.34           681.85        9.1250000000      8.6100000000          360            315
     111        1,119,288.00      1,093,952.15        7,852.85       7.4742787950      6.9592787950          360            336
     112         300,000.00        294,223.45         3,353.05       13.2500000000    12.9850000000          360            316
     113         120,000.00        120,000.00          637.50        6.3750000000      5.8600000000          360            340
     114        2,219,640.00      2,212,253.03        9,801.31       5.3165609214      5.0515609214          360            340
     115         326,000.00        314,850.73         1,850.99       5.5000000000      5.2350000000          360            340
     116        3,348,640.00      3,346,130.88       14,459.62       5.1855517028      4.9094067629          360            341
     117         482,324.00        470,601.48         2,776.53       5.6250000000      5.3600000000          360            341
     118        3,133,584.00      3,129,924.15       13,768.99       5.2789742281      5.0139742281          360            342
     119         316,100.00        297,372.23         1,750.33       5.2745309263      5.0095309263          360            318
     120        5,401,057.00      5,400,348.02       23,581.77       5.2400532542      4.9750532542          360            343
     121         228,000.00        218,213.12         1,248.26       5.1772132675      4.9122132675          360            331
     122        5,982,486.00      5,893,586.04       27,121.71       5.5222808067      5.2572808067          360            344

(BREAK)
                                                                                          Months                             Next
                 Remaining                                                               to Next          Months           Payment
    Mortgage      Term of                                                                Interest        Between          Adjustment
      Loan        Maturity                                             Gross               Rate            Rate             Period
     Number       (months)         Loan Type       Index              Margin %          Adjustment      Adjustment          Months
     ------       --------         ---------       -----              --------          ----------      ----------         ---------
     62             N/A            Adjustable    6MonthLibor         5.8750000000           22                6               22
     63             N/A            Adjustable    6MonthLibor         3.0000000000           22                6               22
     64             N/A            Adjustable    1YearLibor          2.2500000000           23               12               23
     65             N/A            Adjustable    1YearCMT            2.7500000000           23               12               23
     66             N/A            Adjustable    1YearCMT            2.7500000000           23               12               23
     67             N/A            Adjustable    1YearCMT            2.7500000000           23               12               23
     68             N/A            Adjustable    6MonthLibor         7.2605927344           23                6               23
     69             N/A            Adjustable    6MonthLibor         8.5826630495           23                6               23
     70             N/A            Adjustable    1YearCMT            2.7500000000           24               12               24
     71             N/A            Adjustable    1YearCMT            2.7500000000           24               12               24
     72             N/A            Adjustable    1YearCMT            2.7500000000           24               12               24
     73             N/A            Adjustable    6MonthLibor         3.5000000000           24                6               24
     74             N/A            Adjustable    1YearLibor          2.2500000000           25               12               25
     75             N/A            Adjustable    1YearCMT            2.7500000000           25               12               25
     76             N/A            Adjustable    1YearCMT            2.7500000000           25               12               25
     77             N/A            Adjustable    1YearLibor          2.2500000000           26               12               26
     78             N/A            Adjustable    1YearCMT            2.7500000000           26               12               26
     79             N/A            Adjustable    1YearCMT            2.7500000000           26               12               26
     80             N/A            Adjustable    1YearCMT            2.7500000000           26               12               26
     81             N/A            Adjustable    1YearCMT            2.7500000000           27               12               27
     82             N/A            Adjustable    1YearCMT            2.7500000000           27               12               27
     83             N/A            Adjustable    1YearCMT            2.7500000000           28               12               28
     84             N/A            Adjustable    6MonthLibor         3.7500000000           28                6               28
     85             N/A            Adjustable    1YearCMT            2.7500000000           29               12               29
     86             N/A            Adjustable    1YearCMT            2.7500000000           29               12               29
     87             N/A            Adjustable    1YearLibor          2.2500000000           2                12               2
     88             N/A            Adjustable    1YearCMT            2.7500000000           2                12               2
     89             N/A            Adjustable    6MonthLibor         4.9479060307           2                 6               2
     90             N/A            Adjustable    6MonthLibor         5.5223897076           2                 6               2
     91             N/A            Adjustable    1YearCMT            2.7500000000           30               12               30
     92             N/A            Adjustable    1YearLibor          2.2500000000           31               12               31
     93             N/A            Adjustable    1YearCMT            2.7500000000           31               12               31
     94             N/A            Adjustable    1YearCMT            2.7500000000           31               12               31
     95             N/A            Adjustable    1YearCMT            2.7500000000           31               12               31
     96             N/A            Adjustable    6MonthLibor         5.0000000000           31                6               31
     97             N/A            Adjustable    1YearCMT            2.7500000000           32               12               32
     98             N/A            Adjustable    6MonthLibor         2.2500000000           32                6               32
     99             N/A            Adjustable    1YearCMT            2.7500000000           33               12               33
     100            N/A            Adjustable    1YearCMT            2.7500000000           34               12               34
     101            N/A            Adjustable    1YearCMT            2.7500000000           35               12               35
     102            N/A            Adjustable    1YearCMT            2.7500000000           35               12               35
     103            N/A            Adjustable    1YearCMT            2.7500000000           36               12               36
     104            N/A            Adjustable    1YearCMT            2.2500000000           36               12               36
     105            N/A            Adjustable    1YearCMT            2.7500000000           38               12               38
     106            N/A            Adjustable    1YearCMT            2.7500000000           39               12               39
     107            N/A            Adjustable    1YearCMT            2.7500000000           39               12               39
     108            N/A            Adjustable    1YearCMT            2.8184275889           3                12               3
     109            N/A            Adjustable    6MonthLibor         6.6250000000           3                 6               3
     110            N/A            Adjustable    6MonthLibor         3.7500000000           3                 6               3
     111            N/A            Adjustable    6MonthLibor         4.9366793831           3                 6               3
     112            N/A            Adjustable    6MonthLibor         7.6250000000           3                 6               3
     113            N/A            Adjustable    1YearLibor          2.7500000000           40               12               40
     114            N/A            Adjustable    1YearCMT            2.7212498981           40               12               40
     115            N/A            Adjustable    1YearCMT            2.7500000000           40               12               40
     116            N/A            Adjustable    1YearCMT            2.7500000000           41               12               41
     117            N/A            Adjustable    1YearCMT            2.7500000000           41               12               41
     118            N/A            Adjustable    1YearCMT            2.7500000000           42               12               42
     119            N/A            Adjustable    1YearCMT            2.7500000000           42               12               42
     120            N/A            Adjustable    1YearCMT            2.7500000000           43               12               43
     121            N/A            Adjustable    1YearCMT            2.7500000000           43               12               43
     122            N/A            Adjustable    1YearCMT            2.7500000000           44               12               44

(BREAK)

                                                                                                         Remaining
                   Months           Initial         Subsequent                                            Interest
    Mortgage       Between          Periodic         Periodic           Gross             Gross             Only
      Loan         Payment            Rate             Rate            Minimum           Maximum            Term
     Number      Adjustment         Cap (%)           Cap (%)          Rate (%)         Rate (%)          (months)
     ------      ----------         -------           -------          --------         --------          --------
     62              6            3.0000000000     3.0000000000      8.9500000000     14.9500000000         N/A
     63              6            3.0000000000     1.0000000000      3.0000000000     13.0000000000         N/A
     64              12           5.0000000000     1.0000000000      2.2500000000     9.4120823085          N/A
     65              12           2.0000000000     2.0000000000      2.7500000000     11.7500000000         107
     66              12           2.0000000000     2.0000000000      2.7500000000     11.5000000000          47
     67              12           5.0000000000     2.0000000000      2.7500000000     9.5098168345          N/A
     68              6            1.3627112812     1.0000000000     10.4652538242     16.4652538242         N/A
     69              6            3.0000000000     3.0000000000      9.5826630495     15.5826630495         N/A
     70              12           4.0000000000     2.0000000000      2.7500000000     11.5000000000          24
     71              12           5.0000000000     2.0000000000      2.7500000000     9.8329329153           24
     72              12           4.3961265215     2.0000000000      2.7500000000     10.3094562766         N/A
     73              6            3.0000000000     1.0000000000      3.5000000000     13.2500000000         N/A
     74              12           3.0000000000     2.0000000000      2.2500000000     12.6250000000         N/A
     75              12           5.0000000000     2.8482403355      2.7500000000     9.8854809594           25
     76              12           4.7351983663     2.0664782138      3.0113586531     10.0558752999         N/A
     77              12           5.0000000000     1.0000000000      2.2500000000     10.3750000000         N/A
     78              12           3.0000000000     2.0000000000      2.7500000000     12.8750000000          26
     79              12           4.0000000000     2.0000000000      2.7500000000     11.2500000000          50
     80              12           5.0000000000     2.0000000000      2.7500000000     10.0425113574         N/A
     81              12           5.0000000000     2.0000000000      2.7500000000     9.5000000000           27
     82              12           5.0000000000     2.0000000000      2.7500000000     9.9924166375          N/A
     83              12           5.0000000000     2.0000000000      2.7500000000     10.1250000000          28
     84              6            3.0000000000     1.0000000000      3.7500000000     14.8750000000         N/A
     85              12           5.0000000000     2.0000000000      2.7500000000     10.0000000000          29
     86              12           2.0000000000     2.0000000000      2.7500000000     11.2500000000         N/A
     87              12           2.0000000000     1.0000000000      2.2500000000     10.9914270742         N/A
     88              12           2.0000000000     2.0000000000      2.7500000000     10.8877529744         N/A
     89              6            1.2083758772     3.0000000000      6.8715100512     12.8715100512         N/A
     90              6            2.2782046582     1.7497893397      7.3969863704     13.3969863704         N/A
     91              12           5.0000000000     2.0000000000      2.7500000000     9.4319279554           30
     92              12           5.0000000000     1.0000000000      2.2500000000     9.2500000000          N/A
     93              12           2.0000000000     2.0000000000      2.7500000000     12.2500000000         115
     94              12           5.0000000000     2.0000000000      2.7500000000     9.4453686566           31
     95              12           5.0000000000     2.0000000000      2.7500000000     9.5000000000          N/A
     96              6            2.0000000000     2.0000000000      6.8750000000     12.8750000000          55
     97              12           2.0000000000     2.0000000000      2.7500000000     13.2500000000         N/A
     98              6            3.0000000000     6.0000000000      2.2500000000     12.2500000000          32
     99              12           5.0000000000     2.0000000000      2.7500000000     10.2942577668          33
     100             12           5.0000000000     2.0000000000      2.7500000000     10.6250000000          34
     101             12           5.0000000000     2.0000000000      2.7500000000     10.4889913135          35
     102             12           5.0000000000     2.0000000000      2.7500000000     10.5000000000         N/A
     103             12           5.0000000000     2.0000000000      2.7500000000     10.3750000000          36
     104             12           5.0000000000     2.0000000000      2.2500000000     10.3750000000         N/A
     105             12           5.0000000000     2.0000000000      2.7500000000     10.2500000000         N/A
     106             12           5.0000000000     2.0000000000      2.7500000000     10.3874689815          39
     107             12           5.0000000000     2.0000000000      2.7500000000     9.8750000000          N/A
     108             12           2.2737103556     2.0000000000      2.8184275889     12.1907381235         N/A
     109             6            3.0000000000     1.0000000000      8.3750000000     14.3750000000         N/A
     110             6            0.0000000000     1.0000000000      7.2500000000     13.2500000000         N/A
     111             6            1.2955856342     2.1362762439      6.7872814535     12.7872814535         N/A
     112             6            3.0000000000     1.0000000000     10.5000000000     16.5000000000         N/A
     113             12           5.0000000000     2.0000000000      2.7500000000     11.3750000000         100
     114             12           5.0000000000     2.0000000000      2.7212498981     10.3165609214          40
     115             12           5.0000000000     2.0000000000      2.7500000000     10.5000000000         N/A
     116             12           4.6108938811     2.0000000000      2.7500000000     10.1855517028          41
     117             12           5.0000000000     2.0000000000      2.7500000000     10.6250000000         N/A
     118             12           5.0000000000     2.0000000000      2.7500000000     10.2789742281          42
     119             12           5.0000000000     2.0000000000      2.7500000000     10.2745309263         N/A
     120             12           5.0000000000     2.0000000000      2.7500000000     10.2400532542          43
     121             12           5.0000000000     2.0000000000      2.7500000000     10.1772132675         N/A
     122             12           4.7920586903     2.0000000000      2.7500000000     10.5222808067          44


                                                               S-107



                                                                                                         Original       Remaining
                                                                                                          Amorti-        Amorti-
  Mortgage                                            Initial           Gross             Net             zation          zation
    Loan         Original          Current            Monthly         Mortgage          Mortgage           Term            Term
   Number       Balance ($)      Balance ($)        Payment ($)        Rate (%)         Rate (%)         (months)        (months)
   ------       -----------      -----------        -----------        --------         --------          -------        --------
      123        2,299,000.00      2,265,297.62       12,319.10       5.3666126639      5.1016126639        360           344
      124         698,000.00        698,000.00         3,089.58       5.3116045845      5.0466045845        360           345
      125        4,350,720.00      4,336,538.03       19,491.78       5.3936309248      5.1286309248        360           345
      126         829,975.00        785,555.52         4,331.87       4.7536113456      4.4886113456        360           321
      127         327,250.00        327,250.00         1,431.72       5.2500000000      4.9850000000        360           346
      128         520,000.00        520,000.00         2,437.50       5.6250000000      5.3600000000        360           346
      129         255,920.00        255,920.00         1,172.97       5.5000000000      5.2350000000        360           346
      130        1,192,232.00      1,184,046.60        5,420.14       5.4931557392      5.2281557392        360           346
      131         649,000.00        632,842.91         2,505.00       4.7500000000      4.4850000000        360           322
      132        2,147,430.00      2,033,593.56       11,682.50       5.1326081181      4.8462885642        360           337
      133         695,000.00        695,000.00         3,534.06       6.1019784173      5.7635971223        360           347
      134         346,400.00        346,364.18         1,534.76       5.3172699397      5.0522699397        360           347
      135        6,016,300.00      6,015,294.15       27,139.72       5.4141413783      5.1491413783        360           347
      136        1,590,500.00      1,527,823.38        8,502.60       4.9675716754      4.7025716754        360           333
      137         116,000.00        114,495.48          655.96        6.8750000000      6.3600000000        360           347
      138         414,000.00        414,000.00         2,152.29       6.2385265700      5.7235265700        360           347
      139          97,500.00        95,988.41           712.03        7.9500000000      7.4350000000        360           340
      140         806,888.00        792,079.44         7,084.61       10.0131106528     9.4981106528        360           332
      141         256,700.00        242,884.71         2,586.50       11.4714867189    10.9564867189        180           161
      142         183,421.00        161,621.71         1,046.08       6.0667344829      5.5517344829        360           285
      143         942,300.00        888,087.32         5,845.87       6.3782672111      6.0122486874        360           313
      144         737,886.87        730,540.28         6,075.74       9.1630638946      8.6480638946        354           339
      145         100,060.87        99,998.26           875.60        9.7500000000      9.2350000000        326           325
      146         610,200.00        597,951.61         6,084.85       11.6812739872    11.1662739872        360           327
      147         134,000.00        132,186.92         1,264.82       10.8860055140    10.6210055140        360           334
      148          33,000.00        28,346.48           196.02        5.7500000000      5.2350000000        360           247
      149         200,000.00        191,347.17          998.57        4.3750000000      4.1100000000        360           330
      150          64,000.00        64,000.00           400.53        7.5100000000      6.9950000000        360           342
      151         543,394.55        529,501.55         5,121.60       10.9351875032    10.4201875032        356           319
      152         145,755.00        141,288.29         1,560.69       11.9880832039    11.5746224043        253           231
      153         207,000.00        194,755.19         1,442.56       7.6250000000      7.3600000000        360           308
      154        1,401,990.00      1,334,447.91        7,212.00       4.6434362891      4.3784362891        360           328
      155         297,000.00        293,599.81         2,272.11       8.4450000000      7.9300000000        360           343
      156          52,500.00        52,080.84           462.08        10.0350000000     9.5200000000        360           343
      157         972,550.00        900,269.69         5,809.54       6.0427683370      5.7777683370        360           308
      158         350,500.00        331,484.56         2,205.30       6.5635047376      6.2985047376        360           318
      159         103,200.00        102,196.15          811.88        8.7500000000      8.2350000000        360           344
      160         422,000.00        416,668.13         2,948.58       7.4882037317      6.9732037317        360           344
      161         123,600.00        122,247.14          987.95        8.8763533159      8.6113533159        360           344
      162         377,850.00        355,936.33         2,311.12       6.1872586278      5.9222586278        360           309
      163         848,655.00        798,265.34         5,112.61       6.1960199991      5.9310199991        360           319
      164         161,500.00        159,926.44         1,245.63       8.5329996013      8.0179996013        360           345
      165         153,200.00        150,660.94          881.91        5.6250000000      5.3600000000        360           345
      166         335,940.00        332,247.37         2,486.78       8.0859187238      7.8209187238        360           345
      167        1,757,020.00      1,754,788.76        8,132.62       5.5614347450      5.2964347450        360           344
      168         520,000.00        510,994.13         3,034.58       5.7500000000      5.4850000000        360           344
      169        3,970,350.00      3,968,428.37       18,485.49       5.5897690009      5.3247690009        360           345
      170         959,500.00        944,198.88         5,680.07       5.8816431661      5.6166431661        360           345
      171        2,035,400.00      2,035,002.04        9,111.67       5.3729662613      5.1079662613        360           346
      172         200,000.00        96,737.87           554.27        5.3750000000      5.1100000000        360           346
      173        4,544,500.00      4,543,153.13       20,515.11       5.4187340652      5.1537340652        360           347
      174         243,500.00        243,500.00         1,065.31       5.2500000000      4.9850000000        360           347
      175         500,000.00        493,015.06         2,917.86       5.7500000000      5.4850000000        360           347
      176        5,654,775.00      5,653,329.41       27,547.39       5.8473265177      5.5823265177        360           348
      177         400,000.00        394,299.23         2,366.16       5.8750000000      5.6100000000        360           348
      178        3,325,100.00      3,325,090.00       15,458.31       5.5787877170      5.3137877170        360           349
      179        1,764,500.00      1,743,406.25        8,622.47       5.9349177257      5.5459506354        360           350
      180         846,732.00        846,723.65         4,472.70       6.3388311744      5.9905325533        360           351
      181          88,486.98        85,141.68           513.47        5.7500000000      5.4850000000        360           351
      182         697,100.00        697,100.00         3,588.16       6.1767142447      5.9117142447        360           354
      183         135,920.00        135,794.85          678.97        6.0000000000      5.7350000000        360           355

(BREAK)
                                                                                          Months                             Next
                 Remaining                                                               to Next          Months           Payment
    Mortgage      Term of                                                                Interest        Between          Adjustment
      Loan        Maturity                                             Gross               Rate            Rate             Period
     Number       (months)         Loan Type       Index              Margin %          Adjustment      Adjustment          Months
     ------       --------         ---------       -----              --------          ----------      ----------         ---------
      123           N/A            Adjustable    1YearCMT            2.7500000000           44               12                44
      124           N/A            Adjustable    1YearCMT            2.7500000000           45               12                45
      125           N/A            Adjustable    1YearCMT            2.7500000000           45               12                45
      126           N/A            Adjustable    1YearCMT            2.7500000000           45               12                45
      127           N/A            Adjustable    1YearLibor          2.2500000000           46               12                46
      128           N/A            Adjustable    1YearLibor          2.2500000000           46               12                46
      129           N/A            Adjustable    1YearCMT            2.7500000000           46               12                46
      130           N/A            Adjustable    1YearCMT            2.7500000000           46               12                46
      131           N/A            Adjustable    1YearCMT            2.7500000000           46               12                46
      132           N/A            Adjustable    1YearCMT            2.7500000000           46               12                46
      133           N/A            Adjustable    1YearLibor          2.2500000000           47               12                47
      134           N/A            Adjustable    1YearCMT            2.7500000000           47               12                47
      135           N/A            Adjustable    1YearCMT            2.7500000000           47               12                47
      136           N/A            Adjustable    1YearCMT            2.7500000000           47               12                47
      137           N/A            Adjustable    6MonthLibor         2.7500000000           47                6                47
      138           N/A            Adjustable    6MonthLibor         2.2500000000           47                6                47
      139           N/A            Adjustable    6MonthLibor         6.7500000000           4                 6                4
      140           N/A            Adjustable    6MonthLibor         5.8978713486           4                 6                4
      141           N/A            Adjustable    6MonthLibor         5.9714867189           4                 6                4
      142           N/A            Adjustable    1YearCMT            2.1917344829           5                12                5
      143           N/A            Adjustable    1YearCMT            2.7500000000           5                12                5
      144           N/A            Adjustable    6MonthLibor         5.8066406687           5                 6                5
      145           N/A            Adjustable    6MonthLibor         6.2500000000           5                 6                5
      146           N/A            Adjustable    6MonthLibor         6.3062739872           5                 6                5
      147           N/A            Adjustable    6MonthLibor         7.5000000000           5                 6                5
      148           N/A            Adjustable    1YearCMT            2.8750000000           6                12                6
      149           N/A            Adjustable    1YearCMT            2.7500000000           6                12                6
      150           N/A            Adjustable    6MonthLibor         5.7500000000           6                 6                6
      151           N/A            Adjustable    6MonthLibor         5.7627248943           6                 6                6
      152           N/A            Adjustable    6MonthLibor         6.8630832039           6                 6                6
      153           N/A            Adjustable    1YearLibor          2.2500000000           7                12                7
      154           N/A            Adjustable    1YearCMT            2.7500000000           7                12                7
      155           N/A            Adjustable    6MonthLibor         7.4450000000           7                 6                7
      156           N/A            Adjustable    6MonthLibor         7.3750000000           7                 6                7
      157           N/A            Adjustable    1YearLibor          2.2500000000           8                12                8
      158           N/A            Adjustable    1YearCMT            2.7500000000           8                12                8
      159           N/A            Adjustable    6MonthLibor         5.0000000000           8                 6                8
      160           N/A            Adjustable    6MonthLibor         5.9237053232           8                 6                8
      161           N/A            Adjustable    6MonthLibor         4.7874492299           8                 6                8
      162           N/A            Adjustable    1YearLibor          2.2500000000           9                12                9
      163           N/A            Adjustable    1YearCMT            2.7500000000           9                12                9
      164           N/A            Adjustable    6MonthLibor         5.3153350612           9                 6                9
      165           N/A            Adjustable    6MonthLibor         1.8750000000           9                 6                9
      166           N/A            Adjustable    6MonthLibor         4.1963958737           9                 6                9
      167           N/A            Adjustable    1YearCMT            2.7500000000          104               12               104
      168           N/A            Adjustable    1YearCMT            2.7500000000          104               12               104
      169           N/A            Adjustable    1YearCMT            2.7500000000          105               12               105
      170           N/A            Adjustable    1YearCMT            2.7500000000          105               12               105
      171           N/A            Adjustable    1YearCMT            2.7500000000          106               12               106
      172           N/A            Adjustable    1YearCMT            2.7500000000          106               12               106
      173           N/A            Adjustable    1YearCMT            2.7500000000          107               12               107
      174           N/A            Adjustable    1YearCMT            2.7500000000          107               12               107
      175           N/A            Adjustable    1YearCMT            2.7500000000          107               12               107
      176           N/A            Adjustable    1YearCMT            2.7500000000          108               12               108
      177           N/A            Adjustable    1YearCMT            2.7500000000          108               12               108
      178           N/A            Adjustable    1YearCMT            2.7500000000          109               12               109
      179           N/A            Adjustable    1YearCMT            2.7500000000          110               12               110
      180           N/A            Adjustable    1YearCMT            2.7500000000          111               12               111
      181           N/A            Adjustable    1YearCMT            2.7500000000          111               12               111
      182           N/A            Adjustable    1YearCMT            2.7500000000          114               12               114
      183           N/A            Adjustable    1YearCMT            2.7500000000          115               12               115

(BREAK)

                                                                                                         Remaining
                   Months           Initial         Subsequent                                            Interest
    Mortgage       Between          Periodic         Periodic           Gross             Gross             Only
      Loan         Payment            Rate             Rate            Minimum           Maximum            Term
     Number      Adjustment         Cap (%)           Cap (%)          Rate (%)         Rate (%)          (months)
     ------      ----------         -------           -------          --------         --------          --------
      123             12           5.0000000000     2.0000000000      2.7500000000     10.3666126639         N/A
      124             12           5.0000000000     2.0000000000      2.7500000000     10.3116045845         105
      125             12           4.9486509150     2.0000000000      2.7500000000     10.3936309248          45
      126             12           5.0000000000     2.0000000000      4.9432783567     9.7536113456          N/A
      127             12           5.0000000000     1.0000000000      2.2500000000     10.2500000000         106
      128             12           5.0000000000     1.0000000000      2.2500000000     10.6250000000          46
      129             12           5.0000000000     2.0000000000      2.7500000000     10.5000000000         106
      130             12           5.0000000000     2.0000000000      2.7500000000     10.4931557392          46
      131             12           5.0000000000     2.0000000000      2.7500000000     9.7500000000           46
      132             12           5.0000000000     2.2558346467      2.7500000000     10.1326081181         N/A
      133             12           5.0000000000     2.1741007194      2.2500000000     11.1019784173         107
      134             12           5.0000000000     2.0000000000      2.7500000000     10.3172699397         107
      135             12           5.0000000000     2.0000000000      2.7500000000     10.4141413783          47
      136             12           4.4563050344     2.0000000000      4.8021061996     9.9675716754          N/A
      137             6            2.0000000000     2.0000000000      6.8750000000     12.8750000000         107
      138             6            6.0000000000     4.1835748792      2.2500000000     12.2385265700          47
      139             6            3.0000000000     3.0000000000      7.9500000000     13.9500000000         N/A
      140             6            1.8374186433     2.4378377250      8.3850394725     14.3850394725         N/A
      141             6            2.0000000000     1.1974175320      5.9714867189     14.0000000000         N/A
      142             12           1.5112919545     1.0000000000      2.3195574716     10.4586724147         N/A
      143             12           2.0000000000     2.0000000000      2.7500000000     11.4406716124         N/A
      144             6            2.7427718838     3.0000000000      8.5572274512     14.5572274512         N/A
      145             6            3.0000000000     3.0000000000      9.7500000000     15.7500000000         N/A
      146             6            3.0000000000     1.4968408731      8.6019649424     14.6019649424         N/A
      147             6            3.0000000000     1.0000000000      7.5000000000     15.3649269988         N/A
      148             12           1.0000000000     1.0000000000      1.3750000000     11.3750000000         N/A
      149             12           2.0000000000     2.0000000000      2.7500000000     10.3750000000         N/A
      150             6            3.0000000000     3.0000000000      7.5100000000     13.5100000000          42
      151             6            2.4812142476     1.0000000000      8.4093985664     14.4093985664         N/A
      152             6            2.4061568018     1.5938431982      6.8630832039     15.3200096059         N/A
      153             12           2.0000000000     1.0000000000      2.2500000000     11.7975814663         N/A
      154             12           2.0000000000     2.0000000000      2.7500000000     10.0550514192         N/A
      155             6            3.0000000000     3.0000000000      8.4450000000     14.4450000000         N/A
      156             6            3.0000000000     3.0000000000     10.0350000000     16.0350000000         N/A
      157             12           4.4894263296     1.3587783345      2.2500000000     10.8300293077         N/A
      158             12           2.7114772103     2.0000000000      2.7500000000     10.8006638077         N/A
      159             6            3.0000000000     1.0000000000      5.0000000000     14.7500000000         N/A
      160             6            1.0645768852     3.0000000000      7.4882037317     13.4882037317         N/A
      161             6            3.0000000000     1.0000000000      7.7102669457     14.8763533159         N/A
      162             12           5.0000000000     1.0000000000      2.2500000000     11.1872586278         N/A
      163             12           2.5967884438     2.0000000000      2.7500000000     10.3949494804         N/A
      164             6            3.0000000000     3.0000000000      5.3153350612     14.5329996013         N/A
      165             6            3.0000000000     1.0000000000      1.8750000000     11.6250000000         N/A
      166             6            3.0000000000     1.0000000000      4.1963958737     14.0859187238         N/A
      167             12           5.0000000000     2.0000000000      2.7500000000     10.5614347450         104
      168             12           5.0000000000     2.0000000000      2.7500000000     10.7500000000         N/A
      169             12           5.0000000000     2.0000000000      2.7500000000     10.5897690009         105
      170             12           5.0000000000     2.0000000000      2.7500000000     10.8816431661         N/A
      171             12           4.3611800016     2.0000000000      2.7500000000     10.3729662613         106
      172             12           5.0000000000     2.0000000000      2.7500000000     10.3750000000         N/A
      173             12           5.0000000000     2.0000000000      2.7500000000     10.4187340652         107
      174             12           5.0000000000     2.0000000000      2.7500000000     10.2500000000          47
      175             12           5.0000000000     2.0000000000      2.7500000000     10.7500000000         N/A
      176             12           5.0000000000     2.0000000000      2.7500000000     10.8473265177         108
      177             12           5.0000000000     2.0000000000      2.7500000000     10.8750000000         N/A
      178             12           5.0000000000     2.0000000000      2.7500000000     10.5787877170         109
      179             12           5.0000000000     2.0000000000      2.7500000000     10.9349177257         110
      180             12           5.0000000000     2.0000000000      2.7500000000     11.3388311744         111
      181             12           5.0000000000     2.0000000000      2.7500000000     10.7500000000         N/A
      182             12           3.5654855831     2.0000000000      2.7500000000     11.1767142447         114
      183             12           5.0000000000     2.0000000000      2.7500000000     11.0000000000         115


                                                               S-108


                                                                                                         Original       Remaining
                                                                                                          Amorti-        Amorti-
  Mortgage                                            Initial           Gross             Net             zation          zation
    Loan         Original          Current            Monthly         Mortgage          Mortgage           Term            Term
   Number       Balance ($)      Balance ($)        Payment ($)        Rate (%)         Rate (%)         (months)        (months)
   ------       -----------      -----------        -----------        --------         --------          -------        --------
    184         210,000.00        208,944.19         1,259.06       6.0000000000      5.7350000000          360            355
    185         214,200.00        206,212.81         1,138.47       6.6250000000      6.3600000000          360            356
    186         121,500.00        121,067.64          777.98        6.6250000000      6.3600000000          360            356
    187        1,417,000.00      1,416,985.00        6,546.60       5.5441064126      5.2791064126          360            348
    188        2,343,000.00      2,310,217.73       10,039.16       5.2146608482      4.9496608482          360            348
    189        1,017,773.00      1,017,507.13        4,931.11       5.8155238652      5.5505238652          360            348
    190        2,925,450.00      2,807,918.84       16,137.92       5.2399397328      4.9683811369          360            328
    191         120,000.00        120,000.00          662.50        6.6250000000      6.1100000000          360            348
    192         136,000.00        136,000.00          779.17        6.8750000000      6.3600000000          360            348
    193         507,200.00        501,794.50         3,289.69       6.7500000000      6.2350000000          360            348
    194         417,600.00        417,600.00         2,211.75       6.3556034483      5.8406034483          360            349
    195         711,000.00        709,095.29         3,567.45       6.0371895874      5.7721895874          360            349
    196         184,000.00        183,974.70          843.22        5.5000000000      5.2350000000          360            349
    197        1,787,000.00      1,785,054.21        7,889.89       5.3039709765      5.0389709765          360            349
    198         286,000.00        286,000.00         1,340.63       5.6250000000      5.3600000000          360            325
    199         804,754.00        778,503.77         4,382.81       5.1292406249      4.8642406249          360            336
    200          61,600.00        61,599.67           333.66        6.5000000000      5.9850000000          360            349
    201         359,650.00        359,648.00         1,685.85       5.6250000000      5.1100000000          360            349
    202         134,725.00        134,725.00          870.10        7.7500000000      7.2350000000          360            349
    203         707,500.00        707,500.00         3,316.41       5.6250000000      5.3600000000          360            350
    204         381,117.00        378,451.00         2,796.51       8.0000000000      7.4850000000          360            350
    205         471,600.00        471,600.00         2,259.75       5.7500000000      5.4850000000          360            350
    206        1,664,907.00      1,664,907.00        7,899.57       5.6937034621      5.4120358645          360            350
    207        2,122,175.00      2,077,627.04       12,672.16       5.9657107466      5.7007107466          360            345
    208         282,000.00        280,832.26         1,696.69       7.2500000000      6.7350000000          360            350
    209        1,408,000.00      1,408,000.00        6,850.83       5.8387784091      5.5737784091          360            351
    210         116,000.00        115,969.92          604.01        6.2500000000      5.9850000000          360            351
    211         116,880.00        116,880.00          718.32        7.3750000000      6.8600000000          360            351
    212          10,000.00         9,215.38           66.22         8.5000000000      7.9850000000          240            231
    213         112,000.00        111,194.37          764.04        7.2500000000      6.7350000000          360            351
    214         218,000.00        217,767.00         1,066.20       5.8750000000      5.6100000000          360            352
    215        1,225,787.00      1,224,210.45        6,047.31       5.9277166459      5.6627166459          360            352
    216         500,000.00        500,000.00         3,645.83       8.7500000000      8.2350000000          360            352
    217         150,000.00        100,000.00          520.83        6.2500000000      5.9850000000          360            353
    218         776,595.00        769,348.67         4,416.28       5.5118905142      5.2468905142          360            353
    219          44,000.00        43,363.51           302.64        8.3750000000      7.8600000000          240            233
    220         283,000.00        283,000.00         1,650.83       7.0000000000      6.4850000000          360            354
    221         517,600.00        517,600.00         2,695.83       6.2500000000      5.9850000000          360            354
    222        1,866,800.00      1,866,750.50        9,384.70       6.0327497147      5.7677497147          360            354
    223         179,600.00        177,112.94         1,019.75       5.5000000000      5.2350000000          360            354
    224        1,320,670.00      1,320,670.00        7,291.20       6.6250000000      6.1100000000          360            354
    225          58,000.00        57,228.96           423.26        8.8750000000      8.3600000000          240            234
    226         310,000.00        309,969.14         1,582.13       6.1250000000      5.8600000000          360            355
    227         396,000.00        396,000.00         2,021.25       6.1250000000      5.8600000000          360            355
    228         104,000.00        104,000.00          595.83        6.8750000000      6.3600000000          360            356
    229         949,139.00        949,139.00         4,350.22       5.5000000000      5.2350000000          360            356
    230         655,600.00        655,600.00         4,035.00       7.3856009762      6.8706009762          360            356
    231         128,000.00        127,566.14          840.87        6.8750000000      6.3600000000          360            356
    232          20,000.00        19,924.91           136.98        8.2500000000      7.7350000000          240            237
    233         155,000.00        154,924.13          758.48        5.8750000000      5.6100000000          360            334
    234         600,000.00        595,095.05         2,913.49       5.8750000000      5.6100000000          360            335
    235         375,000.00        364,315.81         2,099.90       5.3750000000      5.1100000000          360            336
    236        1,649,841.00      1,649,691.30        7,561.08       5.5000000000      5.2350000000          360            341
    237         139,192.00        139,192.00          637.96        5.5000000000      5.2350000000          360            342
    238         560,000.00        548,355.57         3,223.68       5.6250000000      5.3600000000          360            342
    239        1,213,150.00      1,212,803.77        5,857.93       5.7960808460      5.5310808460          360            344
    240         224,000.00        221,118.46         1,307.20       5.7500000000      5.4850000000          360            348
    241         365,000.00        364,022.00         1,744.27       5.7500000000      5.4850000000          360            349
    242         374,240.00        374,195.94         1,852.50       5.9407289534      5.6757289534          360            349
    243         296,000.00        292,436.43         1,703.94       5.6250000000      5.3600000000          360            349
    244         240,000.00        239,400.00         1,168.56       5.8574561404      5.5924561404          360            350

(BREAK)
                                                                                          Months                             Next
                 Remaining                                                               to Next          Months           Payment
    Mortgage      Term of                                                                Interest        Between          Adjustment
      Loan        Maturity                                             Gross               Rate            Rate             Period
     Number       (months)         Loan Type       Index              Margin %          Adjustment      Adjustment          Months
     ------       --------         ---------       -----              --------          ----------      ----------         ---------
    184             N/A            Adjustable    1YearCMT            2.7500000000          115               12               115
    185             N/A            Adjustable    1YearCMT            2.7500000000          116               12               116
    186             N/A            Adjustable    1YearCMT            2.7500000000          116               12               116
    187             N/A            Adjustable    1YearLibor          2.2500000000           48               12                48
    188             N/A            Adjustable    1YearCMT            2.7500000000           48               12                48
    189             N/A            Adjustable    1YearCMT            2.7500000000           48               12                48
    190             N/A            Adjustable    1YearCMT            2.7500000000           48               12                48
    191             N/A            Adjustable    6MonthLibor         2.2500000000           48                6                48
    192             N/A            Adjustable    6MonthLibor         2.2500000000           48                6                48
    193             N/A            Adjustable    6MonthLibor         2.2500000000           48                6                48
    194             N/A            Adjustable    1YearLibor          2.3793103448           49               12                49
    195             N/A            Adjustable    1YearLibor          2.2500000000           49               12                49
    196             N/A            Adjustable    1YearCMT            2.7500000000           49               12                49
    197             N/A            Adjustable    1YearCMT            2.7500000000           49               12                49
    198             N/A            Adjustable    1YearCMT            2.7500000000           49               12                49
    199             N/A            Adjustable    1YearCMT            2.7500000000           49               12                49
    200             N/A            Adjustable    6MonthLibor         2.2500000000           49                6                49
    201             N/A            Adjustable    6MonthLibor         2.2500000000           49                6                49
    202             N/A            Adjustable    6MonthLibor         2.2500000000           49                6                49
    203             N/A            Adjustable    1YearLibor          2.2500000000           50               12                50
    204             N/A            Adjustable    1YearLibor          2.2500000000           50               12                50
    205             N/A            Adjustable    1YearCMT            2.7500000000           50               12                50
    206             N/A            Adjustable    1YearCMT            2.7500000000           50               12                50
    207             N/A            Adjustable    1YearCMT            2.7500000000           50               12                50
    208             N/A            Adjustable    6MonthLibor         2.7500000000           50                6                50
    209             N/A            Adjustable    1YearCMT            2.7500000000           51               12                51
    210             N/A            Adjustable    1YearCMT            2.7500000000           51               12                51
    211             N/A            Adjustable    6MonthLibor         2.2500000000           51                6                51
    212             N/A            Adjustable    6MonthLibor         3.6250000000           51                6                51
    213             N/A            Adjustable    6MonthLibor         2.7500000000           51                6                51
    214             N/A            Adjustable    1YearLibor          2.7500000000           52               12                52
    215             N/A            Adjustable    1YearCMT            2.7500000000           52               12                52
    216             N/A            Adjustable    6MonthLibor         2.2500000000           52                6                52
    217             N/A            Adjustable    1YearCMT            2.7500000000           53               12                53
    218             N/A            Adjustable    1YearCMT            2.7500000000           53               12                53
    219             N/A            Adjustable    6MonthLibor         3.3750000000           53                6                53
    220             N/A            Adjustable    1YearLibor          2.2500000000           54               12                54
    221             N/A            Adjustable    1YearCMT            2.7500000000           54               12                54
    222             N/A            Adjustable    1YearCMT            2.7500000000           54               12                54
    223             N/A            Adjustable    1YearCMT            2.7500000000           54               12                54
    224             N/A            Adjustable    6MonthLibor         2.7500000000           54                6                54
    225             N/A            Adjustable    6MonthLibor         3.7500000000           54                6                54
    226             N/A            Adjustable    1YearCMT            2.7500000000           55               12                55
    227             N/A            Adjustable    1YearCMT            2.7500000000           55               12                55
    228             N/A            Adjustable    1YearLibor          3.2500000000           56               12                56
    229             N/A            Adjustable    1YearCMT            2.7500000000           56               12                56
    230             N/A            Adjustable    6MonthLibor         2.2500000000           56                6                56
    231             N/A            Adjustable    6MonthLibor         2.2500000000           56                6                56
    232             N/A            Adjustable    6MonthLibor         2.8750000000           57                6                57
    233             N/A            Adjustable    1YearCMT            2.7500000000           58               12                58
    234             N/A            Adjustable    1YearCMT            2.7500000000           59               12                59
    235             N/A            Adjustable    1YearCMT            2.7500000000           60               12                60
    236             N/A            Adjustable    1YearCMT            2.7500000000           65               12                65
    237             N/A            Adjustable    1YearCMT            2.7500000000           66               12                66
    238             N/A            Adjustable    1YearCMT            2.7500000000           66               12                66
    239             N/A            Adjustable    1YearCMT            2.7500000000           68               12                68
    240             N/A            Adjustable    1YearCMT            2.7500000000           72               12                72
    241             N/A            Adjustable    1YearCMT            2.7500000000           73               12                73
    242             N/A            Adjustable    1YearCMT            2.7500000000           73               12                73
    243             N/A            Adjustable    1YearCMT            2.7500000000           73               12                73
    244             N/A            Adjustable    1YearCMT            2.7500000000           74               12                74

(BREAK)

                                                                                                      Remaining
                   Months           Initial         Subsequent                                         Interest
 Mortgage         Between          Periodic         Periodic           Gross             Gross          Only
   Loan           Payment            Rate             Rate            Minimum           Maximum         Term
  Number        Adjustment         Cap (%)           Cap (%)          Rate (%)         Rate (%)       (months)
  ------        ----------         -------           -------          --------         --------       --------
    184            12           5.0000000000     2.0000000000      2.7500000000     11.0000000000         N/A
    185            12           5.0000000000     2.0000000000      2.7500000000     11.6250000000         116
    186            12           5.0000000000     2.0000000000      2.7500000000     11.6250000000         N/A
    187            12           5.0000000000     1.0000000000      2.2500000000     10.5441064126          48
    188            12           5.0000000000     2.0000000000      2.7500000000     10.2146608482         108
    189            12           5.0000000000     2.0000000000      2.7500000000     10.8155238652          48
    190            12           5.0000000000     2.0787031508      3.0615819980     10.2399397328         N/A
    191            6            6.0000000000     2.0000000000      2.2500000000     12.6250000000         108
    192            6            3.0000000000     5.0000000000      2.2500000000     11.8750000000          48
    193            6            6.0000000000     2.0000000000      2.2500000000     12.7500000000         N/A
    194            12           5.0000000000     5.0000000000      2.3793103448     11.3556034483         109
    195            12           5.0000000000     1.0000000000      2.2500000000     11.0371895874          49
    196            12           5.0000000000     2.0000000000      2.7500000000     10.5000000000         109
    197            12           3.7675444322     2.0000000000      2.7500000000     10.3039709765          49
    198            12           5.0000000000     2.0000000000      2.7500000000     10.6250000000          49
    199            12           5.0000000000     2.0000000000      2.7500000000     10.1292406249         N/A
    200            6            6.0000000000     6.0000000000      2.2500000000     12.5000000000         109
    201            6            6.0000000000     6.0000000000      2.2500000000     11.6250000000         109
    202            6            5.0000000000     5.0000000000      2.2500000000     12.7500000000          49
    203            12           5.0000000000     1.0000000000      2.2500000000     10.6250000000          50
    204            12           5.0000000000     5.0000000000      2.2500000000     13.0000000000         N/A
    205            12           5.0000000000     2.0000000000      2.7500000000     10.7500000000         110
    206            12           4.8666592188     2.2000111718      2.7500000000     10.6937034621          50
    207            12           5.0000000000     2.0000000000      2.7500000000     10.9657107466         N/A
    208            6            6.0000000000     2.0000000000      7.2500000000     13.2500000000         110
    209            12           5.0000000000     2.0000000000      2.7500000000     10.8387784091         111
    210            12           5.0000000000     2.0000000000      2.7500000000     11.2500000000          51
    211            6            6.0000000000     2.0000000000      2.2500000000     13.3750000000         111
    212            6            0.0000000000     0.0000000000      3.6250000000     16.0000000000         111
    213            6            6.0000000000     6.0000000000      7.2500000000     13.2500000000         N/A
    214            12           5.0000000000     1.0000000000      2.7500000000     10.8750000000          52
    215            12           4.6906495938     2.0000000000      2.7500000000     10.9277166459          52
    216            6            5.0000000000     5.0000000000      2.2500000000     13.7500000000          52
    217            12           5.0000000000     2.0000000000      2.7500000000     11.2500000000         113
    218            12           3.5897379403     2.0000000000      2.7500000000     10.5118905142         N/A
    219            6            0.0000000000     0.0000000000      3.3750000000     16.0000000000         113
    220            12           5.0000000000     2.0000000000      2.2500000000     12.0000000000         114
    221            12           5.0000000000     2.0000000000      2.7500000000     11.2500000000         114
    222            12           5.0000000000     2.0000000000      2.7500000000     11.0327497147          54
    223            12           5.0000000000     2.0000000000      2.7500000000     10.5000000000         N/A
    224            6            5.0000000000     1.0000000000      2.7500000000     11.6250000000         114
    225            6            0.0000000000     0.0000000000      3.7500000000     16.0000000000         114
    226            12           5.0000000000     2.0000000000      2.7500000000     11.1250000000         115
    227            12           5.0000000000     2.0000000000      2.7500000000     11.1250000000          55
    228            12           3.2500000000     2.0000000000      3.2500000000     10.1250000000         116
    229            12           5.0000000000     2.0000000000      2.7500000000     10.5000000000         116
    230            6            4.5424039048     1.2287980476      2.2500000000     12.6143990238         116
    231            6            6.0000000000     2.0000000000      2.2500000000     12.8750000000         N/A
    232            6            0.0000000000     0.0000000000      2.8750000000     16.0000000000         117
    233            12           5.0000000000     2.0000000000      2.7500000000     10.8750000000          58
    234            12           5.0000000000     2.0000000000      2.7500000000     10.8750000000          59
    235            12           5.0000000000     2.0000000000      2.7500000000     10.3750000000         N/A
    236            12           5.0000000000     2.0000000000      2.7500000000     10.5000000000          65
    237            12           5.0000000000     2.0000000000      2.7500000000     10.5000000000          66
    238            12           5.0000000000     2.0000000000      2.7500000000     10.6250000000         N/A
    239            12           5.0000000000     2.0000000000      2.7500000000     10.7960808460          68
    240            12           5.0000000000     2.0000000000      2.7500000000     10.7500000000         N/A
    241            12           5.0000000000     2.0000000000      2.7500000000     10.7500000000         109
    242            12           5.0000000000     2.0000000000      2.7500000000     10.9407289534          73
    243            12           5.0000000000     2.0000000000      2.7500000000     10.6250000000         N/A
    244            12           5.0000000000     2.0000000000      2.7500000000     10.8574561404          74


                                                               S-109


                                                                                                         Original       Remaining
                                                                                                          Amorti-        Amorti-
  Mortgage                                            Initial           Gross             Net             zation          zation
    Loan         Original          Current            Monthly         Mortgage          Mortgage           Term            Term
   Number       Balance ($)      Balance ($)        Payment ($)        Rate (%)         Rate (%)         (months)        (months)
   ------       -----------      -----------        -----------        --------         --------          -------        --------
   245         867,733.00        858,634.70         5,126.57       5.8590030137      5.5940030137          360              350
   246         250,196.00        230,503.52         1,401.03       5.3750000000      5.1100000000          360              351
   247         132,000.00        132,000.00          687.50        6.2500000000      5.9850000000          360              352
   248         644,330.00        639,496.71         4,035.26       6.4109724544      6.1459724544          360              352
   249         660,000.00        657,902.17         3,270.54       5.9654026126      5.7004026126          360              353
   250         903,840.00        897,229.02         5,441.69       6.0370164771      5.7720164771          360              353
   251         304,400.00        304,400.00         1,458.58       5.7500000000      5.4850000000          360              354
   252        1,531,715.00      1,522,919.76        9,513.32       6.3304296347      6.0654296347          360              354
   253         222,500.00        222,500.00         1,182.03       6.3750000000      6.1100000000          360              355
   254         730,000.00        730,000.00         3,269.79       5.3750000000      5.1100000000          360              355
   255         518,420.00        516,038.39         3,359.29       6.7400970425      6.4750970425          360              355
   256         171,095.80        170,444.31          979.44        5.5000000000      4.9850000000          326              323
   257         242,794.34        242,462.14         1,419.72       5.3750000000      4.8600000000          325              324
   258         352,000.00        356,561.73         1,132.18       8.2500000000      7.7350000000          360              350
   259         216,000.00        222,611.01          694.74        8.7500000000      8.2350000000          360              349
   260         408,000.00        415,613.23         1,312.29       8.2500000000      7.7350000000          360              348
   261         192,000.00        196,914.26          663.86        8.6250000000      8.1100000000          360              346
   262         716,000.00        722,655.83         3,018.69       8.8750000000      8.3600000000          360              352
   263         488,000.00        494,887.35         1,803.75       8.8750000000      8.3600000000          360              351
   264         320,000.00        324,801.71         1,055.30       8.8750000000      8.3600000000          480              475
   265         466,000.00        471,530.84         1,947.59       8.8750000000      8.3600000000          480              472
   266         620,000.00        620,999.13         2,369.93       8.8750000000      8.3600000000          360              358
   267         400,000.00        413,900.29         1,211.31       8.8750000000      8.3600000000          480              466
   268         528,000.00        536,574.73         1,698.26       7.6250000000      7.1100000000          360              349
   269         152,450.00        155,494.54          563.49        8.1250000000      7.6100000000          360              349
   270         344,000.00        343,180.23         1,106.44       8.1250000000      7.6100000000          360              359
   271        1,360,000.00      1,360,919.13        5,198.55       7.7500000000      7.2350000000          360              358
   272        1,050,000.00      1,053,637.31        3,377.21       7.5000000000      6.9850000000          360              357
   273         513,000.00        514,630.39         2,162.83       8.1250000000      7.6100000000          360              357
   274         618,000.00        626,815.93         2,284.25       8.1250000000      7.6100000000          360              354
   275         508,000.00        514,985.36         1,633.93       7.2500000000      6.7350000000          360              351
   276         980,000.00        990,345.73         2,477.99       8.1250000000      7.6100000000          480              476
   277         696,000.00        709,433.89         1,759.88       7.7500000000      7.2350000000          480              472
   278        1,036,000.00      1,059,977.39        2,619.60       7.6809269135      7.1659269135          480              471
   279         476,000.00        484,748.09         1,441.46       7.7500000000      7.2350000000          480              471
   280         330,400.00        332,969.83         1,062.70       8.1250000000      7.6100000000          360              356
   281         107,600.00        110,404.81          427.54        8.1250000000      7.6100000000          360              348
   282         136,000.00        138,399.53          437.43        7.8750000000      7.3600000000          360              351
   283         360,000.00        367,153.93         1,286.08       8.6250000000      8.1100000000          360              351
   284         752,000.00        766,173.13         2,418.74       7.7794319102      7.2644319102          360              350
   285         440,000.00        447,857.40         1,626.33       8.1250000000      7.6100000000          360              350
   286         184,500.00        187,241.28          717.07        7.8750000000      7.3600000000          360              350
   287         212,000.00        211,953.13          837.66        8.0000000000      7.4850000000          360              350
   288         385,600.00        390,177.87         1,240.25       5.7380000000      5.2230000000          360              349
   289        1,383,200.00      1,420,046.02        4,448.93       8.1250000000      7.6100000000          360              348
   290         358,400.00        366,033.42         1,391.25       8.1250000000      7.6100000000          360              348
   291         248,400.00        255,633.06          858.88        8.1250000000      7.6100000000          360              347
   292         412,000.00        419,274.42         1,522.84       8.0000000000      7.4850000000          360              347
   293         428,000.00        434,696.85         1,939.80       7.6250000000      7.1100000000          360              347
   294         260,570.00        267,368.30         1,035.35       8.1250000000      7.6100000000          360              345
   295         624,000.00        645,825.68         2,157.56       8.0689041817      7.5539041817          360              344
   296         520,000.00        535,625.16         2,533.52       8.1250000000      7.6100000000          360              344
   297        1,344,500.00      1,350,134.08        4,324.45       8.1020940342      7.5870940342          360              357
   298         685,000.00        687,674.03         2,531.89       8.1250000000      7.6100000000          360              357
   299         440,000.00        440,546.95         1,855.06       8.6250000000      8.1100000000          360              357
   300         225,000.00        225,076.13          979.21        8.1250000000      7.6100000000          360              357
   301        1,000,000.00      1,007,777.95        3,216.40       8.1250000000      7.6100000000          360              356
   302         292,300.00        293,381.31         1,008.79       8.0000000000      7.4850000000          360              356
   303         198,750.00        199,220.97          837.94        8.2500000000      7.7350000000          360              356
   304          65,600.00        66,037.65           242.48        8.1250000000      7.6100000000          360              355
   305          94,400.00        95,118.25           398.00        8.1250000000      7.6100000000          360              355

(BREAK)
                                                                                          Months                             Next
                 Remaining                                                               to Next          Months           Payment
    Mortgage      Term of                                                                Interest        Between          Adjustment
      Loan        Maturity                                             Gross               Rate            Rate             Period
     Number       (months)         Loan Type       Index              Margin %          Adjustment      Adjustment          Months
     ------       --------         ---------       -----              --------          ----------      ----------         ---------
   245              N/A            Adjustable    1YearCMT            2.7500000000           74               12                74
   246              N/A            Adjustable    1YearCMT            2.7500000000           75               12                75
   247              N/A            Adjustable    1YearCMT            2.7500000000           76               12                76
   248              N/A            Adjustable    1YearCMT            2.7500000000           76               12                76
   249              N/A            Adjustable    1YearCMT            2.7500000000           77               12                77
   250              N/A            Adjustable    1YearCMT            2.7500000000           77               12                77
   251              N/A            Adjustable    1YearCMT            2.7500000000           78               12                78
   252              N/A            Adjustable    1YearCMT            2.7500000000           78               12                78
   253              N/A            Adjustable    1YearCMT            2.7500000000           79               12                79
   254              N/A            Adjustable    1YearCMT            2.7500000000           79               12                79
   255              N/A            Adjustable    1YearCMT            2.7500000000           79               12                79
   256              N/A            Adjustable    1YearCMT            2.7500000000           81               12                81
   257              N/A            Adjustable    1YearCMT            2.7500000000           83               12                83
   258              N/A            Adjustable    1MonthLibor         2.8750000000           1                 1                2
   259              N/A            Adjustable    1MonthLibor         3.3750000000           1                 1                1
   260              N/A            Adjustable    1MonthLibor         2.8750000000           1                 1                0
   261              N/A            Adjustable    1MonthLibor         3.2500000000           1                 1                10
   262              N/A            Adjustable    1MonthLibor         3.5000000000           1                 1                4
   263              N/A            Adjustable    1MonthLibor         3.5000000000           1                 1                3
   264              N/A            Adjustable    1MonthLibor         3.5000000000           1                 1                7
   265              N/A            Adjustable    1MonthLibor         3.5000000000           1                 1                4
   266              N/A            Adjustable    1MonthLibor         3.5000000000           1                 1                10
   267              N/A            Adjustable    1MonthLibor         3.5000000000           1                 1                10
   268              N/A            Adjustable    MTANEGAM            3.0000000000           1                 1                1
   269              N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                1
   270              N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                11
   271              N/A            Adjustable    MTANEGAM            3.1250000000           1                 1                10
   272              N/A            Adjustable    MTANEGAM            2.8750000000           1                 1                9
   273              N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                9
   274              N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                6
   275              N/A            Adjustable    MTANEGAM            2.6250000000           1                 1                3
   276              N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                8
   277              N/A            Adjustable    MTANEGAM            3.1250000000           1                 1                4
   278              N/A            Adjustable    MTANEGAM            3.0559269135           1                 1                3
   279              N/A            Adjustable    MTANEGAM            3.1250000000           1                 1                3
   280              N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                8
   281              N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                12
   282              N/A            Adjustable    MTANEGAM            3.2000000000           1                 1                3
   283              N/A            Adjustable    MTANEGAM            3.9750000000           1                 1                3
   284              N/A            Adjustable    MTANEGAM            3.1224806135           1                 1                2
   285              N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                2
   286              N/A            Adjustable    MTANEGAM            3.2000000000           1                 1                2
   287              N/A            Adjustable    MTANEGAM            3.3250000000           1                 1                2
   288              N/A            Adjustable    MTANEGAM            2.5750000000           1                 1                1
   289              N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                0
   290              N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                0
   291              N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                11
   292              N/A            Adjustable    MTANEGAM            3.3750000000           1                 1                11
   293              N/A            Adjustable    MTANEGAM            3.0000000000           1                 1                11
   294              N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                9
   295              N/A            Adjustable    MTANEGAM            3.4439041817           1                 1                8
   296              N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                8
   297              N/A            Adjustable    MTANEGAM            3.4885470171           1                 1                9
   298              N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                9
   299              N/A            Adjustable    MTANEGAM            3.2500000000           1                 1                9
   300              N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                9
   301              N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                8
   302              N/A            Adjustable    MTANEGAM            3.3750000000           1                 1                8
   303              N/A            Adjustable    MTANEGAM            3.6250000000           1                 1                8
   304              N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                7
   305              N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                7

(BREAK)

                                                                                                      Remaining
                   Months           Initial         Subsequent                                         Interest
 Mortgage         Between          Periodic         Periodic           Gross             Gross          Only
   Loan           Payment            Rate             Rate            Minimum           Maximum         Term
  Number        Adjustment         Cap (%)           Cap (%)          Rate (%)         Rate (%)       (months)
  ------        ----------         -------           -------          --------         --------       --------
   245               12           5.0000000000     2.0000000000      2.7500000000     10.8590030137      N/A
   246               12           5.0000000000     2.0000000000      2.7500000000     10.3750000000      N/A
   247               12           5.0000000000     2.0000000000      2.7500000000     11.2500000000       76
   248               12           5.0000000000     2.0000000000      2.7500000000     11.4109724544      N/A
   249               12           5.0000000000     2.0000000000      2.7500000000     10.9654026126       77
   250               12           5.0000000000     2.0000000000      2.7500000000     11.0370164771      N/A
   251               12           5.0000000000     2.0000000000      2.7500000000     10.7500000000       78
   252               12           5.0000000000     2.0000000000      2.7500000000     11.3304296347      N/A
   253               12           5.0000000000     2.0000000000      2.7500000000     11.3750000000      115
   254               12           5.0000000000     2.0000000000      2.7500000000     10.3750000000       79
   255               12           5.0000000000     2.0000000000      2.7500000000     11.7400970425      N/A
   256               12           5.0000000000     5.0000000000      2.7500000000     10.5000000000      N/A
   257               12           5.0000000000     5.0000000000      2.7500000000     10.3750000000      N/A
   258               12           0.0000000000     0.0000000000      2.8750000000     9.9500000000       N/A
   259               12           0.0000000000     0.0000000000      3.3750000000     12.0000000000      N/A
   260               12           0.0000000000     0.0000000000      2.8750000000     9.9500000000       N/A
   261               12           0.0000000000     0.0000000000      3.2500000000     12.0000000000      N/A
   262               12           0.0000000000     0.0000000000      3.5000000000     12.0000000000      N/A
   263               12           0.0000000000     0.0000000000      3.5000000000     9.9500000000       N/A
   264               12           0.0000000000     0.0000000000      3.5000000000     12.0000000000      N/A
   265               12           0.0000000000     0.0000000000      3.5000000000     12.0000000000      N/A
   266               12           0.0000000000     0.0000000000      3.5000000000     12.0000000000      N/A
   267               12           0.0000000000     0.0000000000      3.5000000000     12.0000000000      N/A
   268               12           0.0000000000     0.0000000000      3.0000000000     9.9500000000       N/A
   269               12           0.0000000000     0.0000000000      3.5000000000     12.0000000000      N/A
   270               12           0.0000000000     0.0000000000      3.5000000000     12.0000000000      N/A
   271               12           0.0000000000     0.0000000000      3.1250000000     12.0000000000      N/A
   272               12           0.0000000000     0.0000000000      2.8750000000     12.0000000000      N/A
   273               12           0.0000000000     0.0000000000      3.5000000000     12.0000000000      N/A
   274               12           0.0000000000     0.0000000000      3.5000000000     12.0000000000      N/A
   275               12           0.0000000000     0.0000000000      2.6250000000     12.0000000000      N/A
   276               12           0.0000000000     0.0000000000      3.5000000000     12.0000000000      N/A
   277               12           0.0000000000     0.0000000000      3.1250000000     9.9500000000       N/A
   278               12           0.0000000000     0.0000000000      3.0559269135     9.9500000000       N/A
   279               12           0.0000000000     0.0000000000      3.1250000000     12.0000000000      N/A
   280               12           0.0000000000     0.0000000000      3.5000000000     9.9500000000       N/A
   281               12           0.0000000000     0.0000000000      3.5000000000     12.0000000000      N/A
   282               12           0.0000000000     0.0000000000      3.2000000000     9.9500000000       N/A
   283               12           0.0000000000     0.0000000000      3.9750000000     9.9500000000       N/A
   284               12           0.0000000000     0.0000000000      3.1224806135     10.6931180711      N/A
   285               12           0.0000000000     0.0000000000      3.5000000000     12.0000000000      N/A
   286               12           0.0000000000     0.0000000000      3.2000000000     9.9500000000       N/A
   287               12           0.0000000000     0.0000000000      3.3250000000     11.4500000000      N/A
   288               12           0.0000000000     0.0000000000      2.5750000000     5.7380000000       N/A
   289               12           0.0000000000     0.0000000000      3.5000000000     9.9500000000       N/A
   290               12           0.0000000000     0.0000000000      3.5000000000     10.6219368221      N/A
   291               12           0.0000000000     0.0000000000      3.5000000000     9.9500000000       N/A
   292               12           0.0000000000     0.0000000000      3.3750000000     12.0000000000      N/A
   293               12           0.0000000000     0.0000000000      3.0000000000     12.0000000000      N/A
   294               12           0.0000000000     0.0000000000      3.5000000000     12.0000000000      N/A
   295               12           0.0000000000     0.0000000000      3.4439041817     12.0000000000      N/A
   296               12           0.0000000000     0.0000000000      3.5000000000     12.0000000000      N/A
   297               12           0.0000000000     0.0000000000      3.4885470171     11.9060855404      N/A
   298               12           0.0000000000     0.0000000000      3.5000000000     12.0000000000      N/A
   299               12           0.0000000000     0.0000000000      3.2500000000     12.0000000000      N/A
   300               12           0.0000000000     0.0000000000      3.5000000000     12.0000000000      N/A
   301               12           0.0000000000     0.0000000000      3.5000000000     12.0000000000      N/A
   302               12           0.0000000000     0.0000000000      3.3750000000     12.0000000000      N/A
   303               12           0.0000000000     0.0000000000      3.6250000000     11.9500000000      N/A
   304               12           0.0000000000     0.0000000000      3.5000000000     12.0000000000      N/A
   305               12           0.0000000000     0.0000000000      3.5000000000     12.0000000000      N/A


                                                               S-110


                                                                                                         Original       Remaining
                                                                                                          Amorti-        Amorti-
  Mortgage                                            Initial           Gross             Net             zation          zation
    Loan         Original          Current            Monthly         Mortgage          Mortgage           Term            Term
   Number       Balance ($)      Balance ($)        Payment ($)        Rate (%)         Rate (%)         (months)        (months)
   ------       -----------      -----------        -----------        --------         --------          -------        --------
    306         432,000.00        437,835.00         1,389.49       8.0000000000      7.4850000000          360            354
    307         200,800.00        200,422.00          693.00        8.0000000000      7.4850000000          360            353
    308         167,200.00        169,595.37          618.01        8.1250000000      7.6100000000          360            353
    309         678,700.00        688,137.78         2,182.98       7.8134555590      7.2984555590          360            352
    310         589,000.00        600,281.83         1,962.86       8.1250000000      7.6100000000          360            352
    311         380,000.00        385,732.21         1,311.46       8.1250000000      7.6100000000          360            352
    312        1,733,000.00      1,761,011.45        5,574.04       8.0601189412      7.5451189412          360            351
    313         272,000.00        277,006.47          906.45        8.1250000000      7.6100000000          360            351
    314         322,900.00        327,249.07         1,193.51       8.0920140659      7.5770140659          360            351
    315         232,800.00        236,354.62          889.87        8.1250000000      7.6100000000          360            351
    316         210,000.00        212,634.20          884.24        8.1140000000      7.5990000000          360            351
    317         118,400.00        121,425.15          299.38        8.1250000000      7.6100000000          480            470
    318         229,500.00        232,512.36          959.17        8.1250000000      7.6100000000          480            470
    319         414,000.00        427,426.88         1,046.83       7.8750000000      7.3600000000          480            468
    320         600,000.00        619,959.84         1,517.14       8.1250000000      7.6100000000          480            467
    321         165,000.00        172,652.45          417.22        8.1250000000      7.6100000000          480            463
    322         500,000.00        500,215.11         1,449.17       7.7140000000      7.1990000000          480            462
    323         924,800.00        934,271.44         2,338.41       8.0000000000      7.4850000000          480            476
    324        1,004,000.00      1,032,979.74        2,538.69       8.0002037068      7.4852037068          480            471
    325        2,013,720.00      2,051,436.13        6,476.94       7.7171918289      7.2021918289          360            350
    326        2,173,050.00      2,216,186.92        7,370.01       8.0323173282      7.5173173282          360            350
    327         904,000.00        920,572.77         2,907.63       6.9555141605      6.4405141605          360            349
    328         396,900.00        398,609.94         1,346.11       7.7891105337      7.2741105337          360            349
    329          32,100.00        31,764.22           120.67        5.7890000000      5.2740000000          360            348
    330         368,000.00        377,422.53         1,183.64       8.1250000000      7.6100000000          360            347
    331         250,687.00        251,349.18          850.22        8.1250000000      7.6100000000          360            347
    332         509,600.00        517,708.61         2,024.85       7.7807212946      7.2657212946          360            347
    333        3,323,600.00      3,425,750.28       11,491.76       8.1133586691      7.5983586691          360            346
    334         580,000.00        580,959.97         2,143.79       8.8750000000      8.3600000000          360            358
    335         900,000.00        903,513.29         3,326.58       8.1250000000      7.6100000000          360            357
    336         596,600.00        600,334.79         2,205.15       8.1250000000      7.6100000000          360            356
    337          80,000.00        81,038.90           257.31        8.0000000000      7.4850000000          360            355
    338        1,000,000.00      1,009,323.45        3,332.52       7.7500000000      7.2350000000          360            355
    339        1,063,000.00      1,072,978.54        3,929.07       8.1250000000      7.6100000000          360            355
    340         306,000.00        309,346.69         1,131.04       7.8750000000      7.3600000000          360            354
    341         360,000.00        361,839.19         1,199.71       7.5000000000      6.9850000000          360            353
    342         249,750.00        251,175.17          877.00        7.5000000000      6.9850000000          360            353
    343         146,800.00        148,620.86          489.22        8.1250000000      7.6100000000          360            352
    344         879,328.00        895,591.17         2,828.27       8.1250000000      7.6100000000          360            351
    345         460,000.00        466,642.26         1,532.96       8.1250000000      7.6100000000          360            351
    346         192,000.00        193,679.18          651.18        7.8750000000      7.3600000000          360            351
    347         260,000.00        263,208.34          961.02        7.6250000000      7.1100000000          360            351
    348         251,100.00        255,390.62          975.91        8.1250000000      7.6100000000          360            351
    349         560,000.00        560,547.75         1,413.98       7.5000000000      6.9850000000          480            467
    350         543,500.00        544,538.98         1,374.27       7.3750000000      6.8600000000          480            478
    351         500,000.00        501,058.93         1,264.28       7.8750000000      7.3600000000          480            477
    352         256,000.00        258,403.30          775.24        8.1250000000      7.6100000000          480            476
    353         801,900.00        813,146.77         2,027.66       8.0000000000      7.4850000000          480            475
    354         508,000.00        519,438.77         1,284.51       7.7500000000      7.2350000000          480            471
    355         128,000.00        131,333.02          411.70        7.8750000000      7.3600000000          360            349
    356         212,000.00        218,288.58          733.02        8.1250000000      7.6100000000          360            348
    357         521,200.00        526,294.39         1,926.46       7.7500000000      7.2350000000          360            353
    358          87,000.00        86,827.02           327.03        7.7500000000      7.2350000000          360            355
    359         489,000.00        494,013.74         1,572.82       7.3750000000      6.8600000000          360            353
    360         480,000.00        485,436.45         1,774.18       7.5000000000      6.9850000000          360            353
    361         137,600.00        139,904.45          525.98        8.1250000000      7.6100000000          360            353
    362         600,000.00        607,131.77         2,293.48       8.0000000000      7.4850000000          360            352
    363         361,000.00        363,024.28         1,093.20       8.1250000000      7.6100000000          480            476
    364         166,400.00        170,847.98          575.35        8.0000000000      7.4850000000          360            346
    365         265,400.00        270,894.30          671.08        8.1250000000      7.6100000000          480            472
    366          97,500.00        96,411.25           533.80        7.5270000000      7.0120000000          360            312

(BREAK)
                                                                                          Months                             Next
                 Remaining                                                               to Next          Months            Payment
   Mortgage      Term of                                                                 Interest        Between          Adjustment
     Loan        Maturity                                               Gross              Rate            Rate             Period
    Number       (months)          Loan Type      Index                Margin %         Adjustment      Adjustment          Months
    ------       --------          ---------      -----               ---------         ----------      ----------         ---------
    306             N/A            Adjustable    MTANEGAM            3.3750000000           1                 1                6
    307             N/A            Adjustable    MTANEGAM            3.3250000000           1                 1                5
    308             N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                5
    309             N/A            Adjustable    MTANEGAM            3.1884555590           1                 1                4
    310             N/A            Adjustable    MTANEGAM            3.4500000000           1                 1                4
    311             N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                4
    312             N/A            Adjustable    MTANEGAM            3.4207794961           1                 1                3
    313             N/A            Adjustable    MTANEGAM            3.4500000000           1                 1                3
    314             N/A            Adjustable    MTANEGAM            3.4538196923           1                 1                3
    315             N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                3
    316             N/A            Adjustable    MTANEGAM            3.4500000000           1                 1                3
    317             N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                2
    318             N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                2
    319             N/A            Adjustable    MTANEGAM            3.2500000000           1                 1                0
    320             N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                11
    321             N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                7
    322             N/A            Adjustable    MTANEGAM            3.0500000000           1                 1                6
    323             N/A            Adjustable    MTANEGAM            3.3750000000           1                 1                8
    324             N/A            Adjustable    MTANEGAM            3.3752037068           1                 1                3
    325             N/A            Adjustable    MTANEGAM            2.8300041587           1                 1                2
    326             N/A            Adjustable    MTANEGAM            3.3165855954           1                 1                2
    327             N/A            Adjustable    MTANEGAM            3.1412071533           1                 1                1
    328             N/A            Adjustable    MTANEGAM            3.0976994803           1                 1                1
    329             N/A            Adjustable    MTANEGAM            1.1250000000           1                 1                0
    330             N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                11
    331             N/A            Adjustable    MTANEGAM            3.4000000000           1                 1                11
    332             N/A            Adjustable    MTANEGAM            3.1557212946           1                 1                11
    333             N/A            Adjustable    MTANEGAM            3.4883586691           1                 1                10
    334             N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                10
    335             N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                9
    336             N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                8
    337             N/A            Adjustable    MTANEGAM            3.3750000000           1                 1                7
    338             N/A            Adjustable    MTANEGAM            3.1250000000           1                 1                7
    339             N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                7
    340             N/A            Adjustable    MTANEGAM            3.2500000000           1                 1                6
    341             N/A            Adjustable    MTANEGAM            2.8750000000           1                 1                5
    342             N/A            Adjustable    MTANEGAM            2.8750000000           1                 1                5
    343             N/A            Adjustable    MTANEGAM            3.4500000000           1                 1                4
    344             N/A            Adjustable    MTANEGAM            3.4000000000           1                 1                3
    345             N/A            Adjustable    MTANEGAM            3.4000000000           1                 1                3
    346             N/A            Adjustable    MTANEGAM            3.2500000000           1                 1                3
    347             N/A            Adjustable    MTANEGAM            3.0000000000           1                 1                3
    348             N/A            Adjustable    MTANEGAM            3.4000000000           1                 1                3
    349             N/A            Adjustable    MTANEGAM            2.8750000000           1                 1                11
    350             N/A            Adjustable    MTANEGAM            2.7500000000           1                 1                10
    351             N/A            Adjustable    MTANEGAM            3.2500000000           1                 1                9
    352             N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                8
    353             N/A            Adjustable    MTANEGAM            3.3750000000           1                 1                7
    354             N/A            Adjustable    MTANEGAM            3.1250000000           1                 1                3
    355             N/A            Adjustable    MTANEGAM            3.2500000000           1                 1                1
    356             N/A            Adjustable    MTANEGAM            3.4000000000           1                 1                0
    357             N/A            Adjustable    MTANEGAM            3.1250000000           1                 1                5
    358             N/A            Adjustable    MTANEGAM            3.0750000000           1                 1                7
    359             N/A            Adjustable    MTANEGAM            2.7500000000           1                 1                5
    360             N/A            Adjustable    MTANEGAM            2.8750000000           1                 1                5
    361             N/A            Adjustable    MTANEGAM            3.5000000000           1                 1                5
    362             N/A            Adjustable    MTANEGAM            3.3750000000           1                 1                4
    363             N/A            Adjustable    MTANEGAM            3.4500000000           1                 1                8
    364             N/A            Adjustable    MTANEGAM            3.3750000000           1                 1                10
    365             N/A            Adjustable    MTANEGAM            3.4000000000           1                 1                4
    366             N/A            Adjustable    COFINEGAM           3.3500000000           1                 1                12

(BREAK)
                                                                                                      Remaining
                   Months           Initial         Subsequent                                         Interest
 Mortgage         Between          Periodic         Periodic           Gross             Gross          Only
   Loan           Payment            Rate             Rate            Minimum           Maximum         Term
  Number        Adjustment         Cap (%)           Cap (%)          Rate (%)         Rate (%)       (months)
  ------        ----------         -------           -------          --------         --------       --------
    306             12           0.0000000000     0.0000000000      3.3750000000     12.0000000000       N/A
    307             12           0.0000000000     0.0000000000      3.3250000000     10.4500000000       N/A
    308             12           0.0000000000     0.0000000000      3.5000000000     12.0000000000       N/A
    309             12           0.0000000000     0.0000000000      3.1884555590     10.7226677919       N/A
    310             12           0.0000000000     0.0000000000      3.4500000000     9.9500000000        N/A
    311             12           0.0000000000     0.0000000000      3.5000000000     12.0000000000       N/A
    312             12           0.0000000000     0.0000000000      3.4207794961     11.1740166931       N/A
    313             12           0.0000000000     0.0000000000      3.4500000000     9.9500000000        N/A
    314             12           0.0000000000     0.0000000000      3.4538196923     11.7229181537       N/A
    315             12           0.0000000000     0.0000000000      3.5000000000     12.0000000000       N/A
    316             12           0.0000000000     0.0000000000      3.4500000000     9.9500000000        N/A
    317             12           0.0000000000     0.0000000000      3.5000000000     12.0000000000       N/A
    318             12           0.0000000000     0.0000000000      3.5000000000     12.0000000000       N/A
    319             12           0.0000000000     0.0000000000      3.2500000000     9.9500000000        N/A
    320             12           0.0000000000     0.0000000000      3.5000000000     12.0000000000       N/A
    321             12           0.0000000000     0.0000000000      3.5000000000     12.0000000000       N/A
    322             12           0.0000000000     0.0000000000      3.0500000000     10.0500000000       N/A
    323             12           0.0000000000     0.0000000000      3.3750000000     9.9500000000        N/A
    324             12           0.0000000000     0.0000000000      3.3752037068     10.9766703958       N/A
    325             12           0.0000000000     0.0000000000      2.8300041587     9.9500000000        N/A
    326             12           0.0000000000     0.0000000000      3.3165855954     11.1400812347       N/A
    327             12           0.0000000000     0.0000000000      3.1412071533     7.9902682626        N/A
    328             12           0.0000000000     0.0000000000      3.0976994803     10.7968103540       N/A
    329             12           0.0000000000     0.0000000000      1.1250000000     9.5000000000        N/A
    330             12           0.0000000000     0.0000000000      3.5000000000     12.0000000000       N/A
    331             12           0.0000000000     0.0000000000      3.4000000000     9.9500000000        N/A
    332             12           0.0000000000     0.0000000000      3.1557212946     12.0000000000       N/A
    333             12           0.0000000000     0.0000000000      3.4883586691     12.0000000000       N/A
    334             12           0.0000000000     0.0000000000      3.5000000000     9.9500000000        N/A
    335             12           0.0000000000     0.0000000000      3.5000000000     12.0000000000       N/A
    336             12           0.0000000000     0.0000000000      3.5000000000     12.0000000000       N/A
    337             12           0.0000000000     0.0000000000      3.3750000000     9.9500000000        N/A
    338             12           0.0000000000     0.0000000000      3.1250000000     12.0000000000       N/A
    339             12           0.0000000000     0.0000000000      3.5000000000     11.2363123260       N/A
    340             12           0.0000000000     0.0000000000      3.2500000000     12.0000000000       N/A
    341             12           0.0000000000     0.0000000000      2.8750000000     9.9500000000        N/A
    342             12           0.0000000000     0.0000000000      2.8750000000     9.9500000000        N/A
    343             12           0.0000000000     0.0000000000      3.4500000000     9.9500000000        N/A
    344             12           0.0000000000     0.0000000000      3.4000000000     9.9500000000        N/A
    345             12           0.0000000000     0.0000000000      3.4000000000     9.9500000000        N/A
    346             12           0.0000000000     0.0000000000      3.2500000000     9.9500000000        N/A
    347             12           0.0000000000     0.0000000000      3.0000000000     9.9500000000        N/A
    348             12           0.0000000000     0.0000000000      3.4000000000     12.8300000000       N/A
    349             12           0.0000000000     0.0000000000      2.8750000000     12.0000000000       N/A
    350             12           0.0000000000     0.0000000000      2.7500000000     12.0000000000       N/A
    351             12           0.0000000000     0.0000000000      3.2500000000     12.0000000000       N/A
    352             12           0.0000000000     0.0000000000      3.5000000000     12.0000000000       N/A
    353             12           0.0000000000     0.0000000000      3.3750000000     12.0000000000       N/A
    354             12           0.0000000000     0.0000000000      3.1250000000     12.0000000000       N/A
    355             12           0.0000000000     0.0000000000      3.2500000000     12.0000000000       N/A
    356             12           0.0000000000     0.0000000000      3.4000000000     9.9500000000        N/A
    357             12           0.0000000000     0.0000000000      3.1250000000     12.0000000000       N/A
    358             12           0.0000000000     0.0000000000      3.0750000000     9.9500000000        N/A
    359             12           0.0000000000     0.0000000000      2.7500000000     12.0000000000       N/A
    360             12           0.0000000000     0.0000000000      2.8750000000     12.0000000000       N/A
    361             12           0.0000000000     0.0000000000      3.5000000000     12.0000000000       N/A
    362             12           0.0000000000     0.0000000000      3.3750000000     12.0000000000       N/A
    363             12           0.0000000000     0.0000000000      3.4500000000     9.9500000000        N/A
    364             12           0.0000000000     0.0000000000      3.3750000000     12.0000000000       N/A
    365             12           0.0000000000     0.0000000000      3.4000000000     9.9500000000        N/A
    366             12           0.0000000000     0.0000000000      3.3500000000     12.3500000000       N/A


                                                               S-111



                                                                                                         Original       Remaining
                                                                                                          Amorti-        Amorti-
  Mortgage                                            Initial           Gross             Net             zation          zation
    Loan         Original          Current            Monthly         Mortgage          Mortgage           Term            Term
   Number       Balance ($)      Balance ($)        Payment ($)        Rate (%)         Rate (%)         (months)        (months)
   ------       -----------      -----------        -----------        --------         --------          -------        --------
    367         115,000.00        103,212.07          495.87        6.9270000000      6.4120000000          480            323
    368         450,000.00        457,726.08         1,612.10       7.0140000000      6.4990000000          360            347
    369         183,350.00        183,068.21          857.79        7.2640000000      6.7490000000          360            336
    370          92,000.00        87,567.51           584.64        7.9640000000      7.4490000000          360            282
    371         120,000.00        119,093.83          798.36        7.0000000000      6.4850000000          360            351

(BREAK)
                                                                                          Months                             Next
                 Remaining                                                               to Next          Months            Payment
   Mortgage      Term of                                                                 Interest        Between          Adjustment
     Loan        Maturity                                               Gross              Rate            Rate             Period
    Number       (months)          Loan Type      Index                Margin %         Adjustment      Adjustment          Months
    ------       --------          ---------      -----               ---------         ----------      ----------         ---------
    367            N/A            Adjustable      COFINEGAM           2.6500000000           1               1                1
    368            N/A            Adjustable      MTANEGAM            2.3500000000           1               1                1
    369            N/A            Adjustable      MTANEGAM            2.6000000000           1               1                0
    370            N/A            Adjustable      MTANEGAM            3.3000000000           1               1                6
    371            N/A            Adjustable      MTANEGAM            2.6000000000           1               1                3

(BREAK)
                                                                                                      Remaining
                   Months           Initial         Subsequent                                         Interest
 Mortgage         Between          Periodic         Periodic           Gross             Gross          Only
   Loan           Payment            Rate             Rate            Minimum           Maximum         Term
  Number        Adjustment         Cap (%)           Cap (%)          Rate (%)         Rate (%)       (months)
  ------        ----------         -------           -------          --------         --------       --------
    367              12           0.0000000000     0.0000000000      3.0000000000     12.4500000000      N/A
    368              12           0.0000000000     0.0000000000      2.3500000000     9.9500000000       N/A
    369              12           0.0000000000     0.0000000000      2.6000000000     9.9500000000       N/A
    370              12           0.0000000000     0.0000000000      3.3000000000     11.9500000000      N/A
    371              12           0.0000000000     0.0000000000      2.6000000000     11.9500000000      N/A


         While it is assumed that each of the mortgage loans prepays at the indicated percentages of CPR, this is not likely to be the case.

         Discrepancies will exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables. To the extent that the mortgage loans have characteristics which differ from those assumed in preparing the tables, the certificates may mature earlier or later than indicated by the tables.

         Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of offered certificates and set forth the percentages of the initial certificate principal balance of each such class that would be outstanding after the distribution date in October of each of the years indicated, assuming that the mortgage loans prepay at the indicated percentages of CPR. Neither CPR nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans securitized in connection with the issuance of the certificates. Variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentage of initial certificate principal balance (and weighted average life) shown in the following tables. These variations may occur even if the average prepayment experience of all such mortgage loans equals any of the specified percentages of CPR.


                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                     Class 1A-1
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------

Distribution Date:                   5%               15%              25%              40%              45%

Initial Percentage                    100               100              100              100              100
October 2007..................         93               82               71               54               48
October 2008..................         87               67               49               28               23
October 2009..................         81               54               34               15               10
October 2010..................         76               43               25                9                5
October 2011..................         70               36               19                5                3
October 2012..................         65               30               14                3                2
October 2013..................         60               25               10                2                1
October 2014..................         55               21                7                1                *
October 2015..................         51               17                5                1                *
October 2016..................         46               14                4                *                *
October 2017..................         42               12                3                *                *
October 2018..................         39               10                2                *                *
October 2019..................         35                8                2                *                *
October 2020..................         32                7                1                *                *
October 2021..................         29                5                1                *                *
October 2022..................         27                4                1                *                *
October 2023..................         24                3                *                *                *
October 2024..................         21                3                *                *                *
October 2025..................         19                2                *                *                *
October 2026..................         16                2                *                *                *
October 2027..................         14                1                *                *                *
October 2028..................         12                1                *                *                *
October 2029..................         10                1                *                *                *
October 2030..................         7                 *                *                *                *
October 2031..................         5                 *                *                *                *
October 2032..................         3                 *                *                *                *
October 2033..................         2                 *                *                *                *
October 2034..................         1                 *                *                *                *
October 2035..................         *                 *                *                *                0
October 2036..................         0                 0                0                0                0
Weighted Average Life
(in years)(1)                        10.71             4.96             2.93             1.61             1.35
Weighted Average Life
(in years)(1)(2)                     10.58             4.62             2.69             1.48             1.26
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                     Class 1A-2
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------

Distribution Date:                   5%               15%              25%              40%              45%

Initial Percentage                    100               100              100              100              100
October 2007..................         93               82               71               54               48
October 2008..................         87               67               49               28               23
October 2009..................         81               54               34               15               10
October 2010..................         76               43               25                9                5
October 2011..................         70               36               19                5                3
October 2012..................         65               30               14                3                2
October 2013..................         60               25               10                2                1
October 2014..................         55               21                7                1                *
October 2015..................         51               17                5                1                *
October 2016..................         46               14                4                *                *
October 2017..................         42               12                3                *                *
October 2018..................         39               10                2                *                *
October 2019..................         35                8                2                *                *
October 2020..................         32                7                1                *                *
October 2021..................         29                5                1                *                *
October 2022..................         27                4                1                *                *
October 2023..................         24                3                *                *                *
October 2024..................         21                3                *                *                *
October 2025..................         19                2                *                *                *
October 2026..................         16                2                *                *                *
October 2027..................         14                1                *                *                *
October 2028..................         12                1                *                *                *
October 2029..................         10                1                *                *                *
October 2030..................         7                 *                *                *                *
October 2031..................         5                 *                *                *                *
October 2032..................         3                 *                *                *                *
October 2033..................         2                 *                *                *                *
October 2034..................         1                 *                *                *                *
October 2035..................         *                 *                *                0                0
October 2036..................         0                 0                0                0                0
Weighted Average Life
(in years)(1)                        10.71             4.96             2.93             1.61             1.35
Weighted Average Life
(in years)(1)(2)                     10.58             4.62             2.69             1.48             1.26
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                     Class 1A-3
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------

Distribution Date:                   5%               15%              25%              40%              45%

Initial Percentage                    100               100              100              100              100
October 2007..................         93               82               71               54               48
October 2008..................         87               67               49               28               23
October 2009..................         81               54               34               15               10
October 2010..................         76               43               25                9                5
October 2011..................         70               36               19                5                3
October 2012..................         65               30               14                3                2
October 2013..................         60               25               10                2                1
October 2014..................         55               21                7                1                *
October 2015..................         51               17                5                1                *
October 2016..................         46               14                4                *                *
October 2017..................         42               12                3                *                *
October 2018..................         39               10                2                *                *
October 2019..................         35                8                2                *                *
October 2020..................         32                7                1                *                *
October 2021..................         29                5                1                *                *
October 2022..................         27                4                1                *                *
October 2023..................         24                3                *                *                *
October 2024..................         21                3                *                *                *
October 2025..................         19                2                *                *                *
October 2026..................         16                2                *                *                *
October 2027..................         14                1                *                *                *
October 2028..................         12                1                *                *                *
October 2029..................         10                1                *                *                *
October 2030..................         7                 *                *                *                *
October 2031..................         5                 *                *                *                *
October 2032..................         3                 *                *                *                *
October 2033..................         2                 *                *                *                *
October 2034..................         1                 *                *                *                *
October 2035..................         *                 *                *                0                0
October 2036..................         0                 0                0                0                0
Weighted Average Life
(in years)(1)                        10.71             4.96             2.93             1.61             1.35
Weighted Average Life
(in years)(1)(2)                     10.58             4.62             2.69             1.48             1.26
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                     Class 2A-1
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------

Distribution Date:                   5%               15%              25%              40%              45%

Initial Percentage                    100               100              100              100              100
October 2007..................         94               83               71               54               48
October 2008..................         88               68               49               28               23
October 2009..................         83               55               34               15               10
October 2010..................         78               45               26                9                6
October 2011..................         73               37               19                5                3
October 2012..................         68               31               14                3                2
October 2013..................         63               26               11                2                1
October 2014..................         59               22                8                1                *
October 2015..................         54               19                6                1                *
October 2016..................         50               15                4                *                *
October 2017..................         46               13                3                *                *
October 2018..................         42               11                2                *                *
October 2019..................         39                9                2                *                *
October 2020..................         35                7                1                *                *
October 2021..................         32                6                1                *                *
October 2022..................         29                5                1                *                *
October 2023..................         27                4                *                *                *
October 2024..................         24                3                *                *                *
October 2025..................         21                2                *                *                *
October 2026..................         19                2                *                *                *
October 2027..................         16                2                *                *                *
October 2028..................         14                1                *                *                *
October 2029..................         12                1                *                *                *
October 2030..................         10                1                *                *                *
October 2031..................         8                 *                *                *                *
October 2032..................         6                 *                *                *                *
October 2033..................         4                 *                *                *                *
October 2034..................         2                 *                *                *                *
October 2035..................         *                 *                *                *                *
October 2036..................         0                 0                0                0                0
Weighted Average Life
(in years)(1)                        11.43             5.13             2.99             1.62             1.36
Weighted Average Life
(in years)(1)(2)                     11.21             4.75             2.73             1.49             1.26
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.



                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                     Class 2A-2
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------

Distribution Date:                   5%               15%              25%              40%              45%

Initial Percentage                    100               100              100              100              100
October 2007..................         94               83               71               54               48
October 2008..................         88               68               49               28               23
October 2009..................         83               55               34               15               10
October 2010..................         78               45               26                9                6
October 2011..................         73               37               19                5                3
October 2012..................         68               31               14                3                2
October 2013..................         63               26               11                2                1
October 2014..................         59               22                8                1                *
October 2015..................         54               19                6                1                *
October 2016..................         50               15                4                *                *
October 2017..................         46               13                3                *                *
October 2018..................         42               11                2                *                *
October 2019..................         39                9                2                *                *
October 2020..................         35                7                1                *                *
October 2021..................         32                6                1                *                *
October 2022..................         29                5                1                *                *
October 2023..................         27                4                *                *                *
October 2024..................         24                3                *                *                *
October 2025..................         21                2                *                *                *
October 2026..................         19                2                *                *                *
October 2027..................         16                2                *                *                *
October 2028..................         14                1                *                *                *
October 2029..................         12                1                *                *                *
October 2030..................         10                1                *                *                *
October 2031..................         8                 *                *                *                *
October 2032..................         6                 *                *                *                *
October 2033..................         4                 *                *                *                *
October 2034..................         2                 *                *                *                *
October 2035..................         *                 *                *                *                0
October 2036..................         0                 0                0                0                0
Weighted Average Life
(in years)(1)                        11.43             5.13             2.99             1.62             1.36
Weighted Average Life
(in years)(1)(2)                     11.21             4.75             2.73             1.49             1.26
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.




                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                     Class 3A-1
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------

Distribution Date:                   5%               15%              25%              40%              45%

Initial Percentage                    100               100              100              100              100
October 2007..................         99               87               75               57               51
October 2008..................         96               74               55               32               25
October 2009..................         91               61               38               17               12
October 2010..................         85               49               29               10                6
October 2011..................         79               41               21                6                3
October 2012..................         74               34               16                4                2
October 2013..................         68               29               12                2                1
October 2014..................         63               24                9                1                1
October 2015..................         58               20                6                1                *
October 2016..................         54               17                5                *                *
October 2017..................         50               14                3                *                *
October 2018..................         46               12                3                *                *
October 2019..................         42               10                2                *                *
October 2020..................         39                8                1                *                *
October 2021..................         36                7                1                *                *
October 2022..................         33                5                1                *                *
October 2023..................         30                4                1                *                *
October 2024..................         27                4                *                *                *
October 2025..................         25                3                *                *                *
October 2026..................         22                2                *                *                *
October 2027..................         20                2                *                *                *
October 2028..................         18                1                *                *                *
October 2029..................         15                1                *                *                *
October 2030..................         13                1                *                *                *
October 2031..................         11                1                *                *                *
October 2032..................         9                 *                *                *                *
October 2033..................         7                 *                *                *                *
October 2034..................         5                 *                *                *                *
October 2035..................         3                 *                *                *                *
October 2036..................         0                 0                0                0                0
Weighted Average Life
(in years)(1)                        12.69             5.58             3.23             1.73             1.45
Weighted Average Life
(in years)(1)(2)                     12.29             5.13             2.93             1.59             1.34
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                     Class 3A-2
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------

Distribution Date:                   5%               15%              25%              40%              45%

Initial Percentage                    100               100              100              100              100
October 2007..................         99               87               75               57               51
October 2008..................         96               74               55               32               25
October 2009..................         91               61               38               17               12
October 2010..................         85               49               29               10                6
October 2011..................         79               41               21                6                3
October 2012..................         74               34               16                4                2
October 2013..................         68               29               12                2                1
October 2014..................         63               24                9                1                1
October 2015..................         58               20                6                1                *
October 2016..................         54               17                5                *                *
October 2017..................         50               14                3                *                *
October 2018..................         46               12                3                *                *
October 2019..................         42               10                2                *                *
October 2020..................         39                8                1                *                *
October 2021..................         36                7                1                *                *
October 2022..................         33                5                1                *                *
October 2023..................         30                4                1                *                *
October 2024..................         27                4                *                *                *
October 2025..................         25                3                *                *                *
October 2026..................         22                2                *                *                *
October 2027..................         20                2                *                *                *
October 2028..................         18                1                *                *                *
October 2029..................         15                1                *                *                *
October 2030..................         13                1                *                *                *
October 2031..................         11                1                *                *                *
October 2032..................         9                 *                *                *                *
October 2033..................         7                 *                *                *                *
October 2034..................         5                 *                *                *                *
October 2035..................         3                 *                *                *                *
October 2036..................         0                 0                0                0                0
Weighted Average Life
(in years)(1)                        12.69             5.58             3.23             1.73             1.45
Weighted Average Life
(in years)(1)(2)                     12.29             5.13             2.93             1.59             1.34
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                     Class B-1
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------

Distribution Date:                   5%               15%              25%              40%              45%

Initial Percentage                    100               100              100              100              100
October 2007..................         99               99               99               99               99
October 2008..................         99               99               99               85               79
October 2009..................         98               98               91               66               59
October 2010..................         97               97               68               39               32
October 2011..................         96               87               50               23               17
October 2012..................         95               73               37               14                9
October 2013..................         94               62               28                8                5
October 2014..................         92               51               20                5                3
October 2015..................         91               43               15                3                2
October 2016..................         89               36               11                2                1
October 2017..................         85               30                8                1                *
October 2018..................         81               25                6                1                *
October 2019..................         76               20                4                *                *
October 2020..................         71               17                3                *                *
October 2021..................         65               14                2                *                *
October 2022..................         59               11                2                *                *
October 2023..................         53                9                1                *                *
October 2024..................         48                7                1                *                *
October 2025..................         42                6                1                *                *
October 2026..................         37                5                *                *                *
October 2027..................         33                4                *                *                *
October 2028..................         28                3                *                *                *
October 2029..................         23                2                *                *                *
October 2030..................         19                1                *                *                *
October 2031..................         15                1                *                *                *
October 2032..................         10                1                *                *                *
October 2033..................         7                 *                *                *                *
October 2034..................         4                 *                *                *                0
October 2035..................         1                 *                *                *                0
October 2036..................         0                 0                0                0                0
Weighted Average Life
(in years)(1)                        17.55             9.49             5.96             3.95             3.55
Weighted Average Life
(in years)(1)(2)                     17.12             8.61             5.27             3.36             2.98
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.



                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                     Class B-2
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------

Distribution Date:                   5%               15%              25%              40%              45%

Initial Percentage                    100               100              100              100              100
October 2007..................         99               99               99               99               99
October 2008..................         99               99               99               85               79
October 2009..................         98               98               91               66               59
October 2010..................         97               97               68               39               32
October 2011..................         96               87               50               23               17
October 2012..................         95               73               37               14                9
October 2013..................         94               62               28                8                5
October 2014..................         92               51               20                5                3
October 2015..................         91               43               15                3                2
October 2016..................         89               36               11                2                1
October 2017..................         85               30                8                1                *
October 2018..................         81               25                6                1                *
October 2019..................         76               20                4                *                *
October 2020..................         71               17                3                *                *
October 2021..................         65               14                2                *                *
October 2022..................         59               11                2                *                *
October 2023..................         53                9                1                *                *
October 2024..................         48                7                1                *                *
October 2025..................         42                6                1                *                *
October 2026..................         37                5                *                *                *
October 2027..................         33                4                *                *                *
October 2028..................         28                3                *                *                *
October 2029..................         23                2                *                *                *
October 2030..................         19                1                *                *                *
October 2031..................         15                1                *                *                *
October 2032..................         10                1                *                *                *
October 2033..................         7                 *                *                *                *
October 2034..................         4                 *                *                *                0
October 2035..................         1                 *                *                *                0
October 2036..................         0                 0                0                0                0
Weighted Average Life
(in years)(1)                        17.55             9.49             5.96             3.95             3.55
Weighted Average Life
(in years)(1)(2)                     17.12             8.61             5.27             3.36             2.98
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                     Class B-3
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------

Distribution Date:                   5%               15%              25%              40%              45%

Initial Percentage                    100               100              100              100              100
October 2007..................         99               99               99               99               99
October 2008..................         99               99               99               85               79
October 2009..................         98               98               91               66               59
October 2010..................         97               97               68               39               32
October 2011..................         96               87               50               23               17
October 2012..................         95               73               37               14                9
October 2013..................         94               62               28                8                5
October 2014..................         92               51               20                5                3
October 2015..................         91               43               15                3                2
October 2016..................         89               36               11                2                1
October 2017..................         85               30                8                1                *
October 2018..................         81               25                6                1                *
October 2019..................         76               20                4                *                *
October 2020..................         71               17                3                *                *
October 2021..................         65               14                2                *                *
October 2022..................         59               11                2                *                *
October 2023..................         53                9                1                *                *
October 2024..................         48                7                1                *                *
October 2025..................         42                6                1                *                *
October 2026..................         37                5                *                *                *
October 2027..................         33                4                *                *                *
October 2028..................         28                3                *                *                *
October 2029..................         23                2                *                *                *
October 2030..................         19                1                *                *                *
October 2031..................         15                1                *                *                *
October 2032..................         10                1                *                *                *
October 2033..................         7                 *                *                *                *
October 2034..................         4                 *                *                *                0
October 2035..................         1                 *                *                *                0
October 2036..................         0                 0                0                0                0
Weighted Average Life
(in years)(1)                        17.55             9.49             5.96             3.95             3.55
Weighted Average Life
(in years)(1)(2)                     17.12             8.61             5.27             3.36             2.98
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.

YIELD SENSITIVITY OF THE INTEREST-ONLY CERTIFICATES

         The yield to maturity on the Class X-1 and Class X-2 certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the mortgage loans in the related sub-loan group. The related yield to maturity on such interest-only certificates may fluctuate significantly over time, because the notional amount of the Class X-1 certificates is equal to the certificate principal balance of the Class 3A-1 certificates and the notional amount of the Class X-2 certificates is equal to the certificate principal balance of the Class 3A-2 certificates. Investors in these interest-only certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans in the related sub-loan group could result in the failure of such investors to fully recover their investments, in particular because all principal prepayments on the mortgage loans in a sub-loan group on each distribution date during the first ten years after the closing date will be allocated to the related classes of senior certificates.

         The following tables indicate the sensitivity of the pre-tax yield to maturity on the interest-only certificates to various constant rates of prepayment on the related mortgage loans, by projecting the monthly aggregate payments on the interest-only certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis. The respective yields are based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the related mortgage loans, which differ from the actual characteristics and performance thereof, and assuming the respective aggregate purchase price for the interest-only certificates set forth below. Any differences between such assumptions and the actual characteristics and performance of the related mortgage loans and of such interest-only certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

    PRE-TAX YIELD TO MATURITY OF THE CLASS X-1 CERTIFICATES AT THE FOLLOWING
                                CPR PERCENTAGES

     ASSUMED PURCHASE PRICE            5%           15%           25%          40%           45%
            $967,990*                100.75%       82.12%       62.47%        30.02%        17.99%


    PRE-TAX YIELD TO MATURITY OF THE CLASS X-2 CERTIFICATES AT THE FOLLOWING
                                CPR PERCENTAGES

     ASSUMED PURCHASE PRICE            5%           15%           25%          40%           45%
            $160,221*                100.71%       82.08%       62.43%        29.98%        17.96%

(*)  Approximate

         Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the interest-only certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the table. Accrued interest is included in the assumed purchase price in computing the yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the interest-only certificates, and thus do not reflect the return on any investment in the interest-only certificates when any reinvestment rates other than the discount rates set forth in the preceding table are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the related mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the interest-only certificates are likely to differ from those shown in the table above, even if the prepayment assumption equals the percentages of CPR indicated in the table above over any given time period or over the entire life of the interest-only certificates.

         There can be no assurance that the related mortgage loans will prepay at any particular rate or that the yield on the interest-only certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity and mortgage rates of the related mortgage loans in the related sub-loan group could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of the CPR specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of those mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the interest-only certificates should fully consider the risk that a rapid rate of prepayments on the related mortgage loans could result in the failure of such investors to fully recover their investments.

ADDITIONAL INFORMATION

         The depositor intends to file certain additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                 USE OF PROCEEDS

         The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans due to the sponsor.

                         FEDERAL INCOME TAX CONSEQUENCES

         The pooling and servicing agreement provides that multiple REMIC elections will be made with respect to the assets in the trust fund, creating a tiered REMIC structure.

         Upon the issuance of the offered certificates, Greenberg Traurig, LLP ("Tax Counsel") will deliver its opinion concluding that for federal income tax purposes and assuming compliance with the pooling and servicing agreement, each REMIC comprising the trust fund will qualify as a REMIC within the meaning of
Section 860D of the Internal Revenue Code of 1986, as amended (the "Code") and the certificates, other than the Class R Certificates, exclusive of any rights to receive payments in respect of Coupon Strips will represent regular interests in a REMIC. The Class R Certificates will represent the residual interests in one or more REMICs.

TAXATION OF REGULAR INTERESTS

         A holder of an offered certificate will be treated for federal income tax purposes as owning a regular interest in a REMIC.

         Assuming that an offered certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of the associated REMIC regular interest should generally, subject to the limitation described below, be capital gain or loss. Gain will be treated as ordinary income, however, to the extent such gain represents accrued but untaxed market discount, if any, or such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder's gross income with respect to the regular interest had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the regular interest over (y) the amount actually included in such holder's income with respect to the regular interest.

         Interest on a regular interest must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, a regular interest could be considered to have been issued with original issue discount, known as OID. The prepayment assumption that will be used in determining the accrual of OID, market discount, or bond premium, if any, will be a rate equal to 25% CPR, as described above. No representation is made that the mortgage loans will prepay at such rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID. We refer you to "Material Federal Income Tax Considerations--Taxation of Debt Securities" in the prospectus.

STATUS OF THE OFFERED CERTIFICATES

         Each holder of an offered certificate is deemed to own an undivided beneficial ownership interest in a REMIC Regular Interest. In addition, each holder of a Certificate entitled to receive payments in respect of Coupon Strips is deemed to own an undivided beneficial interest in the right to receive, or obligation to make, such payments (each such interest a "Derivative Interest"). The Derivative Interests are not included in any REMIC.

         The treatment of amounts received or paid by a certificateholder with respect to such Derivative Interests, will depend upon the portion of such certificateholder's purchase price allocable thereto. Under the REMIC regulations, each certificateholder who has an interest in the Derivative Interests must allocate its purchase price for its certificate between its undivided interest in the REMIC Regular Interest and each of its interests comprising the Derivative Interests in accordance with the relative fair market values of each of those property rights (including negative value, in the case of an obligation to make a payment). No representation is or will be made as to the relative fair market values. Generally, payments made to certificates under the Derivative Interests will be included in income based on, and the purchase prices allocated to each such Derivative Interests may be amortized in accordance with, the regulations relating to notional principal contracts. In the case of non-corporate holders of such certificates, the amortization of the purchase price may be subject to limitations as an itemized deduction.

         The portions of the offered certificates treated as REMIC regular interests (but not the portions of the related offered certificates consisting of the Derivative Rights) will be assets described in Section 7701(a)(19)(C) of the Code, and "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust fund with respect to which a REMIC election is made would be so treated, provided, that if 95% or more of such assets qualify for any of the foregoing treatments at all times during a calendar year, such portions of the offered certificates will so qualify in their entirety for such calendar years. In addition, to the extent a regular interest represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that regular interest would be interest on obligations secured by interests in real property for purposes of section 856(c)(3)(B) of the Code in that proportion.

TAXATION OF CLASS R CERTIFICATES

         The Class R Certificates represent the beneficial ownership of a class of "residual interests" in one or more REMICs within the trust fund. Each holder of a Class R Certificate should refer to "Material

Federal Income Tax Considerations--Taxation of Holders of Residual
Interest Securities" in the prospectus for information regarding the material tax consequences of acquiring, holding and disposing of the Class R Certificates, as well as other portions of "Material Federal Income Tax Considerations" in the prospectus as they relate to holders of residual interests in a REMIC.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions," called the "Prohibited Transactions Tax." In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that any REMIC comprising the trust fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property, called the "Contributions Tax." None of the REMICs comprising the trust fund will accept contributions that would subject it to such tax.

         In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property held as inventory.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the master servicer's, the securities administrator's, the trustee's or EMC's obligations under the pooling and servicing agreement or in respect of compliance with then applicable law, such tax will be borne by the master servicer, the securities administrator, the trustee or EMC, as applicable, in either case out of its own funds. In the event that either the master servicer, the securities administrator, the trustee or EMC, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the relevant REMIC within the trust fund with amounts otherwise distributable to the holders of certificates in the manner provided in the pooling and servicing agreement.

         For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to "Material Federal Income Tax Considerations" in the prospectus.

                                   STATE TAXES

         None of the depositor, the master servicer, the sponsor, the trustee or the securities administrator makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

         All investors are encouraged to consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

                              ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in the certificates will cause the assets of the trust to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to such assets and the trustee or the master servicer to the fiduciary investments standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to such assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the certificates.

         Prohibited Transaction Exemption ("PTE") 90-30 (the "Exemption"), as amended by PTE 2000-58, and as further amended by PTE 2002-41, will generally be met with respect to the Class A Certificates, except for conditions which are dependent on facts unknown to the sponsor or which it cannot control, such as those relating to the Plan or its fiduciary. See "ERISA Considerations" in the prospectus. The subordinate certificates may not be acquired for or on behalf of a purchaser which is acquiring such certificates directly or indirectly for or on behalf of a Plan unless the proposed transfer and/or holding of a subordinate certificate and the servicing, management and operation of the trust will neither (i) result in a prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code because any such transaction is covered under an individual or class prohibited transaction exemption including but not limited to PTE 84-14 (class exemption for plan asset transaction determined by independent qualified professional asset managers); PTE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts); PTE 91-38 (class exemption for certain transactions involving bank collective investment funds); PTE 95-60 (class exemption for certain transactions involving insurance company general accounts); and PTCE 96-23 (class exemption for plan asset transactions determined by in-house asset managers) ("Investor-Based Exemptions") nor (ii) give rise to any additional fiduciary duties under ERISA on the part of the master servicer, any servicer, the securities administrator or the trustee, all of which will be deemed represented by an owner of a book-entry subordinate certificate and will be evidenced by representations to such effect by or on behalf of a holder of a physical subordinate or residual certificate.

         Any Plan fiduciary which proposes to cause a Plan to purchase offered certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the offered certificates. Assets of a Plan should not be invested in offered certificates unless it is clear that an exemption will apply and exempt all potential prohibited transactions.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to Federal, state and local laws, which may, to a material extent, be similar to the provisions of ERISA or Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any such similar laws.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, dated April 13, 2006, and related terms agreement dated November 15, 2006, between the depositor and Bear, Stearns & Co. Inc., as underwriter (the "underwriter"), the depositor has agreed to sell all of the offered certificates to the underwriter, and the underwriter has agreed to purchase such offered certificates from the depositor.

         The offered certificates will be offered by the underwriter when, as and if issued and sold by the depositor to the underwriter, subject to the underwriter's right to reject any subscription, in whole or in part. Distribution of the offered certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts. It is expected that the proceeds to the depositor from the sale of the offered certificates will be approximately $260,069,000 plus accrued interest, before deducting issuance expenses payable by the depositor, estimated to be approximately $375,000.

         The depositor has been advised by the underwriter that it intends to make a market in the offered certificates, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the offered certificates, or any particular class thereof, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

         The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. Bear, Stearns & Co. Inc. is an affiliate of the depositor and EMC Mortgage Corporation. From time to time the underwriter or its affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, the depositor and the sponsor, and other affiliates of the depositor and the sponsor.

                                  LEGAL MATTERS

         The validity of the certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Greenberg Traurig, LLP, New York, New York. Greenberg Traurig, LLP, New York, New York, will also pass upon certain legal matters on behalf of the sponsor, the depositor and the underwriter.

                                LEGAL PROCEEDINGS

         There are no material legal proceedings pending against the depositor, the trustee, the securities administrator, the issuing entity, any 20% concentration originator, or the custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to "The Sponsor" for a description of the legal proceedings against the sponsor.

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The sponsor, the issuing entity, the underwriter and the depositor are affiliated parties. There are no affiliations between the sponsor, the depositor or the issuing entity and any of the master servicer, the trustee, the securities administrator, any 10% concentration originator or the custodian. There are no affiliations between the master servicer and the trustee or among the trustee and the securities administrator, any 10% concentration originator or the custodian. Wells Fargo Bank is a greater than 10% concentration originator as well as the master servicer, securities administrator and the custodian. There are currently no business relationships, agreements, arrangements, transactions or understandings

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between (a) the sponsor, the depositor or the issuing entity and (b)
any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or, except as disclosed herein, the pooled assets. Except as disclosed herein, no such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

         Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the related trust. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

                                     RATINGS

         It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned the ratings designated below by Standard & Poor's and Fitch.

                                      Rating
                         ------------------------------
      Class              Standard and            Fitch
                          Poor's
       1A-1                 AAA                   AAA
       1A-2                 AAA                   AAA
       1A-3                 AAA                   AAA
       2A-1                 AAA                   AAA
       2A-2                 AAA                   AAA
       3A-1                 AAA                   AAA
       X-1                  AAA                   AAA
       3A-2                 AAA                   AAA
       X-2                  AAA                   AAA
       B-1                   AA                    AA
       B-2                   A                     A
       B-3                  BBB                   BBB

         The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

         The depositor has not requested ratings of the offered certificates by any rating agency other than Standard & Poor's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

         The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies' particular surveillance policies, unless the

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issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

         Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

         For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in "high-risk mortgage securities." The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

         The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled "Investing in Complex Securities", effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

         TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass through security (that is, securities that are part of a single class of securities in the related pool that are non callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,
(ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and
(ii) conduct a pre purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in house pre acquisition analysis, it may rely on an analysis conducted by an independent third party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330.

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Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Certificates -- Reports to Certificateholders" and "Servicing of the Mortgage Loans -- Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, as will have been filed by the securities administrator with the Commission, will be posted on the securities administrator's internet web site as soon as reasonably practicable after it has been electronically filed by it with, or furnished to, the Commission. The address of the website is: www.ctslink.com.

                          REPORTS TO CERTIFICATEHOLDERS

         1. So long as the issuing entity is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

         2. Periodic distribution reports will be posted on the securities administrator's website referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, if not available on the securities administrator's website, may be obtained by the registered holders of the related securities free of charge upon request to the securities administrator. See "Servicing of the Mortgage Loans -- Evidence as to Compliance" and "Description of the Certificates -- Reports to Certificateholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated into this prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities will also be deemed incorporated by reference into this prospectus supplement.

         The depositor will provide or cause to be provided without charge to each person to whom this prospectus supplement is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus supplement by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

                                    GLOSSARY

         Below are abbreviated definitions of certain significant terms used in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus. The pooling and servicing agreement may each contain more complete definitions of the terms used in this prospectus supplement and reference should be made to those agreements for a more complete understanding of these terms.

         "Accrued Certificate Interest" with respect to the certificates of any class on any distribution date, is equal to the amount of interest accrued during the related interest accrual period at the applicable pass-through rate on the Certificate Principal Balance or Notional Amount, as applicable, of such certificate immediately prior to such distribution date, less (1) in the case of a senior certificate, such certificate's share of (a) Prepayment Interest Shortfalls on the related mortgage loans, to the extent not covered by Compensating Interest paid by the servicer or the master servicer, (b) interest shortfalls on the related mortgage loans resulting from the application of the Relief Act or similar state law and (c) after the Cross-Over Date, the interest portion of any Realized Losses on the related mortgage loans, and (2) in the case of a subordinate certificate, such certificate's share of (a) Prepayment Interest Shortfalls on the related mortgage loans, to the extent not covered by Compensating Interest paid by the servicer or the master servicer, (b) interest shortfalls on the related mortgage loans resulting from the application of the Relief Act or similar state law and (c) the interest portion of any Realized Losses on the related mortgage loans. The applicable Senior Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the senior certificates in the related certificate group in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The applicable Subordinate Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the subordinate certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Certificate Interest with respect to the certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any class of certificates after the distribution date on which the outstanding Certificate Principal Balance or Notional Amount, as applicable, of such certificate has been reduced to zero.

         "Actual Monthly Payments," for any mortgage loan in a sub-loan group and each Due Period, means the actual monthly payments of principal and interest received during such month on such mortgage loan.

         "Adjusted Rate Cap," with respect to each class of Class A Certificates in a sub-loan group, each distribution date and the related Due Period, is (A) the sum of (i) the scheduled Monthly Payments owed on the related mortgage loans for such Due Period less the related Servicing Fees and (ii) the Actual Monthly Payments received in excess of such scheduled Monthly Payments, minus (B) the sum of (i) with respect to sub-loan group 3, the Coupon Strip, if any, payable to the Final Maturity Reserve Account with respect to such distribution date, and (ii) the interest payable to the related interest-only certificates, expressed as a per annum rate calculated on the basis of the aggregate Stated Principal Balance of the related mortgage loans for such Due Period.

         With respect to each class of Class B Certificates, each distribution date and the related Due Period, the weighted average of the Adjusted Rate Caps of the related Class A Certificates in the related sub-loan group (without any exclusion for the interest payable to the related interest-only certificates), weighted in proportion to the excess of the aggregate Stated Principal Balance of each such sub-loan group over the aggregate Certificate Principal Balance of the Class A Certificates related to such sub-loan group.

         "Aggregate Subordinate Optimal Principal Amount," means the sum of each of the components of the definition of Subordinate Optimal Principal Amount for all sub-loan groups.

         "Allocable Share" with respect to any class of Class B Certificates on any distribution date will generally equal such class's pro rata share (based on the Certificate Principal Balance of each class entitled thereto) of the related Aggregate Subordinate Optimal Principal Amount; provided, however, that no class of Class B Certificates (other than the class of Class B Certificates with the lowest numerical designation) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3) and (5) of the related definition of Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date. Notwithstanding the foregoing, if on any distribution date the Certificate Principal Balance of any class of Class B Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class pursuant to clauses
(2), (3) and (5) of the related definition of Subordinate Optimal Principal Amount to the extent of such class's remaining Allocable Share, shall be distributed to the remaining classes of Class B Certificates in reduction of their respective Certificate Principal Balances, sequentially, to the Class B Certificates, in the order of their numerical class designations.

         "Available Funds" for any distribution date and each sub-loan group, an amount which generally includes, (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds and Subsequent Recoveries) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date, in each case, from the related mortgage loans, (2) any Monthly Advances and payments of Compensating Interest made by the Master Servicer or the Servicer for such distribution date in respect of the mortgage loans in the related sub-loan group, (3) any amounts reimbursed by the Master Servicer in connection with losses on certain eligible investments for the related mortgage loans and (4) any amount allocated from the Available Funds of another sub-loan group in accordance with paragraph (E) under "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement, net of (x) fees payable to, and amounts reimbursable to, the master servicer, the servicer, the securities administrator, the trustee, the LPMI Insurer and any custodian as provided in the pooling and servicing agreement and
(y) investment earnings on amounts on deposit in the distribution account

         "Certificate Principal Balance," with respect to any certificate as of any distribution date, will equal such certificate's initial principal amount on the closing date, plus (other than the Class 1A and Class 2A Certificates) the amount of any Net Deferred Interest allocated thereto on such distribution date and on any previous distribution dates, plus any Subsequent Recoveries added to the Certificate Principal Balance of such certificate (other than an interest-only certificate), as described under "Description of the Certificates--Allocation of Realized Losses; Subordination" in this prospectus supplement, as reduced by (1) all amounts allocable to principal previously distributed with respect to such certificate, (2) the principal portion of all Realized Losses (other than Realized Losses resulting from Debt Service Reductions) previously allocated to such certificate, and (3) solely in the case of the subordinate certificates, such certificate's pro rata share, if any, of the applicable Subordinate Certificate Writedown Amount for previous distribution dates.

         "Class Prepayment Distribution Trigger" is a test, which shall be satisfied for a class of subordinate certificates for a distribution date if the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such class and each class of subordinate certificates subordinate thereto, if any, and the denominator of which is the Stated Principal Balances of all of the mortgage loans as of the related Due Date, equals or exceeds such percentage calculated as of the closing date.

         "Coupon Strip" has the meaning set forth in "Description of the Certificates--Final Maturity Reserve Account" in this prospectus supplement.

         "Cross-Over Date" is the distribution date on which the Certificate Principal Balances of the subordinate certificates are reduced to zero.

         "Deferred Interest" means the amount of accrued interest on the negative amortization mortgage loans, the payment of which is deferred and added to the principal balance of such mortgage loans due to the negative amortization feature thereof, as described in this prospectus supplement.

         "Due Period" with respect to any distribution date and mortgage loan is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

         "Final Maturity Reserve Account" means an account established by the Securities Administrator pursuant to the pooling and servicing agreement for the distributions of Coupon Strips.

         "Insurance Proceeds" are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the related servicer's normal servicing procedures, other than proceeds that represent reimbursement of the related servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies and exclusive of Subsequent Recoveries.

         "Liquidation Period," with respect to a distribution date, is the monthly or other period described in the related servicing agreement pursuant to which any Liquidation Proceeds are collected and remitted on the related servicer remittance date.

         "Liquidation Proceeds," are amounts, other than Insurance Proceeds and Subsequent Recoveries, received in connection with the partial or complete liquidation of a mortgage loan, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, and any other proceeds received with respect to any mortgaged properties acquired by the related servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted mortgage loans, less the sum of related unreimbursed advances, servicing fees, servicing advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorney's fees.

         "Net Deferred Interest," with respect to the mortgage loans in sub-loan group 3, on any distribution date, means the amount of Deferred Interest on the related mortgage loans during the related Due Period net of Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, in each case with respect to the related sub-loan group, included in the related Available Funds for such distribution date and available to be distributed on the related certificates on that distribution date.

         With respect to any class of senior certificates related to sub-loan group 3 (other than Class X Certificates) and the subordinate certificates as of any distribution date, means an amount equal to the product of (1) the excess, if any, of (a) the pass-through rate for such class of certificates, over (b) the Adjusted Rate Cap for such class of certificates for such distribution date, and (2) the Certificate Principal Balance of such class of certificates immediately prior to such distribution date.

         With respect to any class of Class X Certificates as of any distribution date, means the difference, if any, between (1) the proportionate amount of Net Deferred Interest on the related mortgage loans during the related Due Period, and (2) the portion of Net Deferred
Interest allocated to the related certificates (other than the Class X Certificates) on such distribution date.

         "Prepayment Period" with respect to any distribution date and the mortgage loans serviced by a related servicer, the period that is provided in the related servicing agreement.

         "Realized Loss" is the excess of the Stated Principal Balance of a defaulted mortgage loan over the net Liquidation Proceeds with respect thereto that are allocated to principal.

         "Relief Act" means the Servicemembers Civil Relief Act.

         "Senior Optimal Principal Amount" with respect to each sub-loan group and each distribution date, will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the related certificate group immediately prior to such distribution date):

         (1) the applicable Senior Percentage of the principal portion of all Monthly Payments due on the mortgage loans in the related sub-loan group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period if the distribution date occurs prior to a related Cross-Over Date);

         (2) the applicable Senior Prepayment Percentage of the Stated Principal Balance of each mortgage loan in the related sub-loan group which was the subject of a prepayment in full received by the master servicer during the applicable Prepayment Period;

         (3) the applicable Senior Prepayment Percentage of the amount of all partial prepayments allocated to principal received during the applicable Prepayment Period in respect of mortgage loans in the related sub-loan group;

         (4) the lesser of (a) the applicable Senior Prepayment Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related sub-loan group that became a Liquidated Mortgage Loan during the related Liquidation Period (other than mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related sub-loan group during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in the related sub-loan group purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the sum of (i) the Stated Principal Balance of each mortgage loan in the related sub-loan group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related sub-loan group during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in the related sub-loan group that was purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise;

         (5) any amount allocated to the Available Funds of the related sub-loan group in accordance with paragraphs (E) and (F) under "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement; and

         (6) the applicable Senior Prepayment Percentage of the sum of (a) the Stated Principal balance of each mortgage loan in the related sub-loan group which was repurchased by the sponsor in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of a mortgage loan in the related sub-loan group that has been replaced by the sponsor with a substitute mortgage loan pursuant to the pooling and servicing agreement in connection with such distribution date over the Stated Principal Balance of such substitute mortgage loan.

         "Senior Percentage" with respect to each certificate group related to a sub-loan group and any distribution date, is the lesser of (a) 100% and (b) the percentage obtained by dividing the Certificate Principal Balance of the senior certificates in the related certificate group by the aggregate Stated Principal Balance of the mortgage loans in the related sub-loan group as of the beginning of the related Due Period. The initial Senior Percentage for each certificate group related to a sub-loan group will be equal to approximately 87.20%.

         "Stated Principal Balance" of any mortgage loan means, with respect to any distribution date, is the cut-off date principal balance thereof plus the amount of any net deferred interest allocated to such mortgage loan, minus the sum of:

                  o the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during each Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment);

                  o all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all liquidation proceeds to the extent applied by the related servicer as recoveries of principal in accordance with the pooling and servicing agreement that were received by the related servicer prior to or during the related Liquidation Period, and

                  o any Realized Loss thereon incurred during the related period set forth in the respective Servicing Agreement.

         The Stated Principal Balance of any liquidated mortgage loan is zero.

         "Senior Prepayment Percentage" means the Senior Prepayment Percentage for the senior certificates (other than the interest-only certificates) of each certificate group related to a sub-loan group, on any distribution date occurring during the periods set forth below will be as follows:

Period (dates inclusive)                          Senior Prepayment Percentage
-------------------------------------             ---------------------------------------------------------------
November 2006 - October 2016                      100%

November 2016 - October 2017                      Senior Percentage for the related Senior  Certificates plus 70%
                                                  of the Subordinate Percentage for the related sub-loan group.

November 2017 - October 2018                      Senior Percentage for the related Senior  Certificates plus 60%
                                                  of the Subordinate Percentage for the related sub-loan group.

November 2018 - October 2019                      Senior Percentage for the related Senior  Certificates plus 40%
                                                  of the Subordinate Percentage for the related sub-loan group.

November 2019 - October 2020                      Senior Percentage for the related Senior  Certificates plus 20%
                                                  of the Subordinate Percentage for the related sub-loan group.

November 2020 and thereafter                      Senior Percentage for the related senior certificates.

                                     S-137

Period (dates inclusive)                          Senior Prepayment Percentage
-------------------------------------             ---------------------------------------------------------------

November 2019 - October 2020                      Senior Percentage for the related Senior  Certificates plus 20%
                                                  of the Subordinate Percentage for the related sub-loan group.

November 2020 and thereafter                      Senior Percentage for the related senior certificates.

         No scheduled reduction to the Senior Prepayment Percentage for the related certificate group shall be made as of any distribution date unless, as of the last day of the month preceding such distribution date (1) the aggregate Stated Principal Balance of the mortgage loans in all sub-loan groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust) averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the subordinate certificates does not exceed 50% and (2) cumulative Realized Losses on the mortgage loans in all sub-loan groups do not exceed (a) 30% of the aggregate Certificate Principal Balance of the Original Subordinate Principal Balance if such distribution date occurs between and including November 2016 and October 2017, (b) 35% of the Original Subordinate Principal Balance if such distribution date occurs between and including November 2017 and October 2018, (c) 40% of the Original Subordinate Principal Balance if such distribution date occurs between and including November 2018 and October 2019, (d) 45% of the Original Subordinate Principal Balance if such distribution date occurs between and including November 2019 and October 2020, and (e) 50% of the Original Subordinate Principal Balance if such distribution date occurs during or after November 2020.

         In addition, if on any distribution date the weighted average of the Subordinate Percentages for such distribution date is equal to or greater than two times the weighted average of the initial Subordinate Percentages, and (a) the aggregate Stated Principal Balance of the mortgage loans in all sub loan groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the subordinate certificates does not exceed 50% and (b)(i) on or prior to the distribution date occurring in October 2009, cumulative Realized Losses on the mortgage loans in all sub loan groups as of the end of the related period set forth in the respective Servicing Agreement do not exceed 20% of the Original Subordinate Principal Balance and (ii) after the distribution date occurring in October 2009, cumulative Realized Losses on the mortgage loans in all sub-loan groups as of the end of the related period set forth in the respective Servicing Agreement do not exceed 30% of the Original Subordinate Principal Balance, then, in each case, the Senior Prepayment Percentage for the related senior certificates for such distribution date will equal the Senior Percentage for the related certificate group; provided, however, if on such distribution date the Subordinate Percentage for the related sub-loan group is equal to or greater than two times the initial Subordinate Percentage on or prior to the distribution date occurring in October 2009 and the above delinquency and loss tests are met, then the Senior Prepayment Percentage for the senior certificates in the related certificate group for such distribution date, will equal the Senior Percentage for such certificates plus 50% of the related Subordinate Percentage on such distribution date.

         Notwithstanding the foregoing, if on any distribution date, the percentage, the numerator of which is the aggregate Certificate Principal Balance of the Senior Certificates immediately preceding such distribution date, and the denominator of which is the Stated Principal Balance of the mortgage loans as of the beginning of the related Due Period, exceeds such percentage as of the cut-off date, then the related Senior Prepayment Percentage with respect to all the Senior Certificates for such distribution date will equal 100%.

         "Subordinate Certificate Writedown Amount" with respect to the subordinate certificates, the amount by which (x) the sum of the Certificate Principal Balances of the certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal

Balances of the certificates on such distribution date) exceeds (y) the Stated Principal Balances of the mortgage loans on the Due Date related to such distribution date.

         "Subordinate Optimal Principal Amount" with respect to any sub-loan group and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the subordinate certificates immediately prior to such distribution date):

         (1) the related Subordinate Percentage of the principal portion of all Monthly Payments due on each mortgage loan in the related sub-loan group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

         (2) the related Subordinate Prepayment Percentage of the Stated Principal Balance of each mortgage loan in the related sub-loan group which was the subject of a prepayment in full received by the master servicer during the applicable Prepayment Period;

         (3) the related Subordinate Prepayment Percentage of the amount all partial prepayments of principal received in respect of mortgage loans in the related sub-loan group during the applicable Prepayment Period;

         (4) the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related sub-loan group that became a Liquidated Mortgage Loan during the related Liquidation Period and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan during the related Due Period over (b) the sum of the amounts distributable to the holders of the senior certificates in the related certificate group pursuant to clause (4) of the definition of "Senior Optimal Principal Amount" on such distribution date;

         (5)      the related Subordinate Prepayment Percentage of the sum of
                  (a) the Stated Principal Balance of each mortgage loan in the related sub-loan group which was repurchased by the sponsor in connection with such distribution date and (b) the difference, if any, between the Stated Principal Balance of a mortgage loan in the related sub-loan group that has been replaced by the sponsor with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan; and

         (6) on the distribution date on which the aggregate Certificate Principal Balance of the senior certificates (other than the interest-only certificates) in the related certificate group have all been reduced to zero, 100% of the Senior Optimal Principal Amount for such senior certificates.

         "Subordinate Percentage" as of any distribution date and with respect to any sub-loan group, is 100% minus the related Senior Percentage for the related certificate group.

         "Subordinate Prepayment Percentage" with respect to any sub-loan group, and as of any distribution date, is 100% minus the Senior Prepayment Percentage for the senior certificates in the related certificate group.

                             INDEX OF DEFINED TERMS


1-year CMT.......................................................S-35
1-year LIBOR.....................................................S-37
6-month LIBOR....................................................S-37
Certificate Principal Balance...................................S-134
Certificate Registrar.............................................S-5
Clearstream......................................................S-76
Closing Date......................................................S-5
Code............................................................S-124
collateral value.................................................S-34
Compensating Interest............................................S-72
Contributions Tax...............................................S-126
CSSF.............................................................S-78
Cut-Off Date......................................................S-5
Depositor.........................................................S-4
Distribution Account.............................................S-70
DTC..............................................................S-76
Due Period......................................................S-135
ERISA...........................................................S-127
Euroclear........................................................S-76
Exemption.......................................................S-127
final scheduled distribution date...............................S-101
Financial Intermediary...........................................S-77
Fiscal Quarter...................................................S-95
hybrid mortgage loans.............................................S-5
Insurance Proceeds..............................................S-135
interest adjustment date.........................................S-35 interest rate cap................................................S-12
Issuing Entity....................................................S-5
Liquidation Proceeds............................................S-135
Master Servicer...................................................S-4
MOM loan.........................................................S-39
net mortgage rate................................................S-90 offered certificates.............................................S-76
optional termination date..................................S-12, S-94
Originators.......................................................S-4
Paying Agent......................................................S-5
Plan.............................................................S-15
Plan Asset Regulations..........................................S-127
Plan(s).........................................................S-127
Pooling and Servicing Agreement...................................S-5
Prepayment Interest Shortfall....................................S-72
Prepayment Period...............................................S-136
Prohibited Transactions Tax.....................................S-126
PTE.............................................................S-127
Realized Loss...................................................S-136
Relief Act......................................................S-136
residual certificates............................................S-76 residual interest................................................S-15
Rules............................................................S-77

Securities Administrator...........................................S-5
senior certificates...............................................S-76
Servicers..........................................................S-4
servicing agreements..............................................S-61
SMMEA............................................................S-130
Sponsor............................................................S-4
Standard & Poor's.................................................S-15
Stated Principal Balance.........................................S-137
subordinate certificates..........................................S-76
Subsequent Recovery...............................................S-88
Tax Counsel......................................................S-124
The Certificates...................................................S-4
Trustee............................................................S-5
underwriter......................................................S-128

                                   SCHEDULE A

                         MORTGAGE LOAN STATISTICAL DATA

            The following information sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance as of October 1, 2006.


            MORTGAGE RATES OF THE MORTGAGE LOANS IN TOTAL POPULATION

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       MORTGAGE RATES (%)           LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
       3.501    -   4.000                 7     $   1,881,930         0.69%
       4.001    -   4.500               102        20,121,530         7.42
       4.501    -   5.000               143        32,587,970        12.02
       5.001    -   5.500               174        66,311,268        24.46
       5.501    -   6.000               144        48,946,501        18.05
       6.001    -   6.500                66        15,886,857         5.86
       6.501    -   7.000                38         9,514,288         3.51
       7.001    -   7.500                39        11,185,076         4.13
       7.501    -   8.000                74        22,749,370         8.39
       8.001    -   8.500                83        29,745,541        10.97
       8.501    -   9.000                26         7,370,289         2.72
       9.001    -   9.500                 7           727,865         0.27
       9.501    -  10.000                 5           524,346         0.19
       10.001   -  10.500                 6           551,982         0.20
       10.501   -  11.000                 3           349,016         0.13
       11.001   -  11.500                 8           596,759         0.22
       11.501   -  12.000                 6           376,091         0.14
       12.001   -  12.500                 7           568,891         0.21
       12.501   -  13.000                 2           250,244         0.09
       13.001   -  13.500                 4           576,215         0.21
       13.501   -  14.000                 5           269,919         0.10
       14.001   -  14.500                 1            50,272         0.02
                                  -----------------------------------------
          Total                         950     $ 271,142,220       100.00 %
                                  =========================================

     As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately 6.183% per annum.


  ORIGINAL COMBINED-LOAN-TO-VALUE RATIOS OF MORTGAGE LOANS IN TOTAL POPULATION

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
       ORIGINAL COMBINED LOAN-     MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       TO-VALUE RATIOS (%)          LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
       10.01    -   20.00                 5     $   1,463,979         0.54%
       20.01    -   30.00                10         2,154,176         0.79
       30.01    -   40.00                12         6,912,541         2.55
       40.01    -   50.00                24        11,078,704         4.09
       50.01    -   60.00                43        23,307,844         8.60
       60.01    -   70.00                96        37,827,225        13.95
       70.01    -   80.00               473       131,508,464        48.50
       80.01    -   90.00               166        35,524,065        13.10
       90.01    -  100.00               119        21,177,934         7.81
       100.01   -  110.00                 2           187,289         0.07
                                  -----------------------------------------
          Total                         950     $ 271,142,220       100.00%
                                  =========================================

     As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 74.31%.

     SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN TOTAL POPULATION

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
       SCHEDULED PRINCIPAL         MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       BALANCE ($)                  LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
         1      -  50,000                29     $     946,579         0.35%
       50,001   -  100,000              147        11,642,765         4.29
      100,001   -  150,000              181        22,531,728         8.31
      150,001   -  200,000              118        20,872,344         7.70
      200,001   -  250,000              100        22,151,267         8.17
      250,001   -  300,000               73        20,043,331         7.39
      300,001   -  350,000               55        17,847,619         6.58
      350,001   -  400,000               44        16,521,907         6.09
      400,001   -  450,000               31        13,188,617         4.86
      450,001   -  500,000               41        19,810,252         7.31
      500,001   -  550,000               34        17,559,818         6.48
      550,001   -  600,000               10         5,744,791         2.12
      600,001   -  650,000               22        13,926,867         5.14
      650,001   -  700,000                8         5,342,135         1.97
      700,001   -  750,000                8         5,853,799         2.16
      750,001   or Greater               49        57,158,402        21.08
                                  -----------------------------------------
          Total                         950     $ 271,142,220       100.00%
                                  =========================================

     As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately
     $285,413.


            CREDIT SCORES OF THE MORTGAGE LOANS IN TOTAL POPULATION

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       RANGE OF CREDIT SCORES       LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
         1      -    500                 55     $   9,937,131         3.66%
        501     -    520                 46         8,534,458         3.15
        521     -    540                 48         8,431,768         3.11
        541     -    560                 47         9,964,123         3.67
        561     -    580                 37         8,087,245         2.98
        581     -    600                 41        10,416,306         3.84
        601     -    620                 59        17,103,954         6.31
        621     -    640                 47        14,941,333         5.51
        641     -    660                 49        14,768,660         5.45
        661     -    680                 76        24,922,839         9.19
        681     -    700                 84        28,774,118        10.61
        701     -    720                 81        24,757,006         9.13
        721     -    740                 68        23,456,057         8.65
        741     -    760                 81        30,536,711        11.26
        761     -    780                 51        14,159,595         5.22
        781     -    800                 55        16,548,711         6.10
        801     or Greater               25         5,802,206         2.14
                                  -----------------------------------------
          Total                         950     $ 271,142,220       100.00%
                                  =========================================

     As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately 672.

     *Based upon the most recently available data.

    GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN TOTAL POPULATION

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       GEOGRAPHIC DISTRIBUTION      LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
     Alabama                              6     $   2,032,429         0.75%
     Alaska                               3           871,924         0.32
     Arizona                             29        10,125,228         3.73
     California                         180        83,189,907        30.68
     Colorado                            28         5,855,896         2.16
     Connecticut                          6         2,818,557         1.04
     Delaware                             4           630,564         0.23
     District of Columbia                 4         1,244,252         0.46
     Florida                            117        31,862,899        11.75
     Georgia                             38         5,083,312         1.87
     Hawaii                               4         4,121,535         1.52
     Idaho                                5           827,586         0.31
     Illinois                            50        11,590,281         4.27
     Indiana                             12         1,510,659         0.56
     Iowa                                 3           185,880         0.07
     Kansas                               6           584,772         0.22
     Kentucky                             4           527,785         0.19
     Louisiana                           10         1,411,645         0.52
     Maryland                            32        10,553,801         3.89
     Massachusetts                       12         3,555,027         1.31
     Michigan                            24         4,525,231         1.67
     Minnesota                           25         5,079,323         1.87
     Mississippi                         11         1,046,173         0.39
     Missouri                            14         1,782,611         0.66
     Montana                              3           645,595         0.24
     Nebraska                             1           214,060         0.08
     Nevada                              28         6,989,609         2.58
     New Hampshire                        1            47,950         0.02
     New Jersey                          32        10,050,116         3.71
     New Mexico                           4           609,377         0.22
     New York                            43        18,755,012         6.92
     North Carolina                      30         4,569,943         1.69
     Ohio                                14         1,729,965         0.64
     Oklahoma                             4           348,295         0.13
     Oregon                               7         2,230,093         0.82
     Pennsylvania                        18         2,800,859         1.03
     South Carolina                      19         4,268,988         1.57
     Tennessee                           14         3,308,838         1.22
     Texas                               31         4,944,889         1.82
     Utah                                 5           821,641         0.30
     Virginia                            25         7,192,020         2.65
     Washington                          29         7,304,315         2.69
     Wisconsin                           13         3,058,979         1.13
     Wyoming                              2           234,401         0.09
                                  -----------------------------------------
          Total                         950     $ 271,142,220       100.00 %
                                  =========================================



         PROPERTY TYPES OF THE MORTGAGED PROPERTIES IN TOTAL POPULATION

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       PROPERTY TYPE                LOANS       CUT-OFF DATE       POOL
     -------------------------    ---------- ----------------- ------------
     2-4 Family                          38     $  11,900,967         4.39%
     Condominium                        181        46,836,478        17.27
     PUD                                 46        14,556,955         5.37
     Single Family                      670       194,476,621        71.72
     Townhouse                           15         3,371,198         1.24
                                  -----------------------------------------
          Total                         950     $ 271,142,220       100.00%
                                  =========================================

          OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN TOTAL POPULATION

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       OCCUPANCY STATUS             LOANS       CUT-OFF DATE       POOL
     -------------------------    ---------- ----------------- ------------
     Investor                           136     $  34,960,732        12.89%
     Owner Occupied                     760       226,270,632        83.45
     Second Home                         54         9,910,855         3.66
                                  -----------------------------------------
          Total                         950     $ 271,142,220       100.00%
                                  =========================================

     *Based upon representations of the related mortgagors at the time of origination.


  REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN TOTAL POPULATION

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       STATED REMAINING TERM        LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
        121     -    180                 10     $     536,211         0.20%
        181     -    240                  5           171,051         0.06
        241     -    300                  6           503,351         0.19
        301     -    360                904       257,604,373        95.01
        361     or Greater               25        12,327,234         4.55
                                  -----------------------------------------
          Total                         950     $ 271,142,220       100.00%
                                  =========================================

     As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 346 months.

             LOAN PURPOSE OF THE MORTGAGE LOANS IN TOTAL POPULATION

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       LOAN PURPOSE                 LOANS       CUT-OFF DATE       POOL
     -------------------------    ---------- ----------------- ------------
     Cash-Out Refinance                 250     $ 75,383,862         27.80%
     Purchase                           474       127,964,100        47.19
     Rate/Term Refinance                226        67,794,258        25.00
                                  -----------------------------------------
          Total                         950     $ 271,142,220       100.00%
                                  =========================================


                INDEX OF THE MORTGAGE LOANS IN TOTAL POPULATION

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       INDEX                        LOANS       CUT-OFF DATE       POOL
     -------------------------    ---------- ----------------- ------------
     1MLIB                               11     $   4,240,475         1.56%
     1YLIB                               76        17,738,257         6.54
     1YTRSY                             572       170,864,829        63.02
     6MLIB                              150        23,625,759         8.71
     COFI                                 2           199,623         0.07
     MTA                                139        54,473,276        20.09
                                  -----------------------------------------
          Total                         950     $ 271,142,220       100.00%
                                  =========================================


        MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN TOTAL POPULATION

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
       MAXIMUM MORTGAGE            MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       INTEREST RATE (%)            LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
       0.001    -  11.000               607     $ 181,192,567        66.83%
       11.001   -  11.500                79        21,359,087         7.88
       11.501   -  12.000               108        44,235,434        16.31
       12.001   -  12.500                20         4,118,945         1.52
       12.501   -  13.000                28         6,889,216         2.54
       13.001   -  13.500                24         3,616,940         1.33
       13.501   -  14.000                26         3,504,672         1.29
       14.001   -  14.500                12         1,480,233         0.55
       14.501   -  15.000                15         2,393,063         0.88
       15.001   -  15.500                 6           350,890         0.13
       15.501   -  16.000                10           795,635         0.29
       16.001   -  16.500                 5           715,179         0.26
       16.501   -  17.000                 2            74,548         0.03
       17.001   -  17.500                 3           157,980         0.06
       17.501   -  18.000                 3           128,558         0.05
       18.001   or Greater                2           129,274         0.05
                                  -----------------------------------------
          Total                         950     $ 271,142,220       100.00%
                                  =========================================

        MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN TOTAL POPULATION

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
       MINIMUM MORTGAGE            MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       INTEREST RATE (%)            LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
       0.001    -   3.000               694     $ 204,783,165        75.53%
       3.001    -   3.500               135        49,883,731        18.40
       3.501    -   4.000                 8         1,465,377         0.54
       4.001    -   4.500                 4           421,060         0.16
       4.501    -   5.000                 3           394,569         0.15
       5.501    -   6.000                14         1,630,859         0.60
       6.001    -   6.500                 9         1,437,725         0.53
       6.501    -   7.000                11         1,854,223         0.68
       7.001    -   7.500                12         1,686,282         0.62
       7.501    -   8.000                 8         1,133,208         0.42
       8.001    -   8.500                 9         1,150,875         0.42
       8.501    -   9.000                 6           803,978         0.30
       9.001    -   9.500                 3           171,222         0.06
       9.501    -  10.000                 6         1,260,103         0.46
       10.001   -  10.500                 6           886,546         0.33
       10.501   or Greater               22         2,179,299         0.80
                                  -----------------------------------------
          Total                         950     $ 271,142,220       100.00%
                                  =========================================



            GROSS MARGINS OF THE MORTGAGE LOANS IN TOTAL POPULATION

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       GROSS MARGIN (%)             LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
       0.001    -   2.500                94     $  21,879,411         8.07%
       2.501    -   3.000               609       184,520,807        68.05
       3.001    -   3.500               135        50,272,890        18.54
       3.501    -   4.000                13         2,444,744         0.90
       4.001    -   4.500                11         1,445,238         0.53
       4.501    -   5.000                13         1,966,606         0.73
       5.001    -   5.500                 9         1,352,133         0.50
       5.501    -   6.000                23         2,977,260         1.10
       6.001    -   6.500                15         1,580,291         0.58
       6.501    -   7.000                 5           401,430         0.15
       7.001    -   7.500                 8           905,337         0.33
       7.501    -   8.000                 4           710,112         0.26
       8.001    or Greater               11           685,960         0.25
                                  -----------------------------------------
          Total                         950     $ 271,142,220       100.00%
                                  =========================================


                 MONTHS TO NEXT INTEREST RATE ADJUSTMENT OF THE
                       MORTGAGE LOANS IN TOTAL POPULATION

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
       MONTHS TO NEXT INTEREST     MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       RATE ADJUSTMENT              LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
         1      -    12                 338     $  87,775,772        32.37%
         13     -    24                 175        38,737,875        14.29
         25     -    36                 120        28,107,590        10.37
         37     -    48                 145        53,536,345        19.74
         49     -    60                  71        22,811,964         8.41
         61     -    72                   8         3,771,161         1.39
         73     -    84                  35         8,394,585         3.10
         97     or Greater               58        28,006,928        10.33
                                  -----------------------------------------
          Total                         950     $ 271,142,220       100.00%
                                  =========================================


         INTEREST ONLY STATUS OF THE MORTGAGE LOANS IN TOTAL POPULATION

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       INTEREST ONLY                LOANS       CUT-OFF DATE       POOL
     -------------------------    ---------- ----------------- ------------
     10 Year Interest Only               95     $  39,091,020        14.42%
     7 Year Interest Only                19         7,108,447         2.62
     5 Year Interest Only               165        64,910,193        23.94
     3 Year Interest Only                 2         2,537,500         0.94
     Non-IO                             669       157,495,059        58.09
                                  -----------------------------------------
          Total                         950     $ 271,142,220       100.00%
                                  =========================================


         DELINQUENCY HISTORY OF THE MORTGAGE LOANS IN TOTAL POPULATION

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       DQ HISTORY                   LOANS       CUT-OFF DATE       POOL
     -------------------------    ---------- ----------------- ------------
     0 x 30                             496     $ 138,705,477        51.16%
     1 x 30                              71        26,064,853         9.61
     2 x 30                              66        23,043,630         8.50
     3+ x 30                             59        19,857,587         7.32
     1 x 60                              76        26,070,688         9.62
     2 x 60                              43        10,991,855         4.05
     3+ x 60                            139        26,408,130         9.74
                                  -----------------------------------------
          Total                         950     $ 271,142,220       100.00%
                                  =========================================

                MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP I

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       MORTGAGE RATES (%)           LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
       3.501    -   4.000                 7     $   1,881,930         1.34%
       4.001    -   4.500               100        19,926,112        14.14
       4.501    -   5.000               136        30,529,925        21.66
       5.001    -   5.500               130        43,602,181        30.94
       5.501    -   6.000                65        18,520,337        13.14
       6.001    -   6.500                29         5,596,210         3.97
       6.501    -   7.000                20         5,032,167         3.57
       7.001    -   7.500                21         3,894,460         2.76
       7.501    -   8.000                22         4,144,785         2.94
       8.001    -   8.500                 7         1,007,978         0.72
       8.501    -   9.000                12         1,956,099         1.39
       9.001    -   9.500                 7           727,865         0.52
       9.501    -  10.000                 5           524,346         0.37
       10.001   -  10.500                 6           551,982         0.39
       10.501   -  11.000                 3           349,016         0.25
       11.001   -  11.500                 8           596,759         0.42
       11.501   -  12.000                 6           376,091         0.27
       12.001   -  12.500                 7           568,891         0.40
       12.501   -  13.000                 2           250,244         0.18
       13.001   -  13.500                 4           576,215         0.41
       13.501   -  14.000                 5           269,919         0.19
       14.001   -  14.500                 1            50,272         0.04
                                  -----------------------------------------
          Total                         603     $ 140,933,784       100.00%
                                  =========================================

     As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately 5.619% per annum.


      ORIGINAL COMBINED-LOAN-TO-VALUE RATIOS OF MORTGAGE LOANS IN GROUP I

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
       ORIGINAL COMBINED LOAN-     MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       TO-VALUE RATIOS (%)          LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
       10.01    -   20.00                 4     $     463,979         0.33%
       20.01    -   30.00                 8         1,261,235         0.89
       30.01    -   40.00                 5         1,787,967         1.27
       40.01    -   50.00                16         8,552,067         6.07
       50.01    -   60.00                31        16,003,309        11.36
       60.01    -   70.00                67        21,474,848        15.24
       70.01    -   80.00               272        62,042,408        44.02
       80.01    -   90.00               111        16,683,036        11.84
       90.01    -  100.00                88        12,565,214         8.92
       100.01   -  110.00                 1            99,722         0.07
                                  -----------------------------------------
          Total                         603     $ 140,933,784       100.00%
                                  =========================================

     As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 73.68%.



         SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN GROUP I

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
       SCHEDULED PRINCIPAL         MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       BALANCE ($)                  LOANS       CUT-OFF DATE       POOL
      ------------------------    ---------- ----------------- ------------
         1      -  50,000                24     $     792,533         0.56%
       50,001   -  100,000              129        10,172,809         7.22
      100,001   -  150,000              136        16,824,346        11.94
      150,001   -  200,000               79        13,813,914         9.80
      200,001   -  250,000               58        12,781,398         9.07
      250,001   -  300,000               41        11,253,312         7.98
      300,001   -  350,000               34        10,990,314         7.80
      350,001   -  400,000               21         7,823,028         5.55
      400,001   -  450,000               13         5,474,984         3.88
      450,001   -  500,000               19         9,163,115         6.50
      500,001   -  550,000               12         6,182,164         4.39
      550,001   -  600,000                2         1,171,132         0.83
      600,001   -  650,000               11         6,966,611         4.94
      650,001   -  700,000                2         1,340,000         0.95
      700,001   -  750,000                2         1,468,115         1.04
      750,001   or Greater               20        24,716,009        17.54
                                  -----------------------------------------
          Total                         603     $ 140,933,784       100.00%
                                  =========================================

     As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately
     $233,721.

                 CREDIT SCORES OF THE MORTGAGE LOANS IN GROUP I

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       RANGE OF CREDIT SCORES       LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
         1      -    500                 51     $   8,371,023         5.94%
        501     -    520                 39         6,946,383         4.93
        521     -    540                 42         6,655,175         4.72
        541     -    560                 36         6,456,810         4.58
        561     -    580                 24         3,943,970         2.80
        581     -    600                 25         4,728,032         3.35
        601     -    620                 35         9,105,034         6.46
        621     -    640                 33        10,036,253         7.12
        641     -    660                 29         8,621,847         6.12
        661     -    680                 38        11,566,639         8.21
        681     -    700                 40        10,024,809         7.11
        701     -    720                 44        12,252,086         8.69
        721     -    740                 38         9,206,629         6.53
        741     -    760                 42        11,100,360         7.88
        761     -    780                 36         9,081,871         6.44
        781     -    800                 33         9,206,499         6.53
        801     or Greater               18         3,630,364         2.58
                                  -----------------------------------------
          Total                         603     $ 140,933,784       100.00%
                                  =========================================

     As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately 658.

     *Based upon the most recently available data.



         GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN GROUP I

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       GEOGRAPHIC DISTRITUION       LOANS       CUT-OFF DATE       POOL
     -------------------------    ---------- ----------------- ------------
     Alabama                              5     $   1,293,679         0.92%
     Alaska                               3           871,924         0.62
     Arizona                             20         6,511,223         4.62
     California                          92        34,962,979        24.81
     Colorado                            23         3,801,900         2.70
     Connecticut                          5         2,593,480         1.84
     Delaware                             3           379,215         0.27
     District of Columbia                 1           167,528         0.12
     Florida                             50        14,363,402        10.19
     Georgia                             27         4,066,278         2.89
     Hawaii                               3         3,726,797         2.64
     Idaho                                4           728,653         0.52
     Illinois                            35         6,698,355         4.75
     Indiana                             10         1,245,464         0.88
     Iowa                                 3           185,880         0.13
     Kansas                               6           584,772         0.41
     Kentucky                             4           527,785         0.37
     Louisiana                            9         1,294,765         0.92
     Maryland                            17         4,240,034         3.01
     Massachusetts                        6         1,720,168         1.22
     Michigan                            18         3,328,859         2.36
     Minnesota                           21         4,336,107         3.08
     Mississippi                         11         1,046,173         0.74
     Missouri                            13         1,561,391         1.11
     Montana                              2           396,308         0.28
     Nebraska                             1           214,060         0.15
     Nevada                              14         3,455,976         2.45
     New Hampshire                        1            47,950         0.03
     New Jersey                          21         5,571,499         3.95
     New Mexico                           3           225,987         0.16
     New York                            19         5,110,876         3.63
     North Carolina                      23         3,220,050         2.28
     Ohio                                13         1,282,955         0.91
     Oklahoma                             4           348,295         0.25
     Oregon                               1           340,153         0.24
     Pennsylvania                        15         2,363,104         1.68
     South Carolina                       8         2,058,684         1.46
     Tennessee                           10         1,148,635         0.82
     Texas                               25         3,290,520         2.33
     Utah                                 3           314,484         0.22
     Virginia                            17         4,385,158         3.11
     Washington                          21         4,872,729         3.46
     Wisconsin                           11         1,815,148         1.29
     Wyoming                              2           234,401         0.17
                                  -----------------------------------------
          Total                         603     $ 140,933,784       100.00%
                                  =========================================
                                  =========================================

             PROPERTY TYPES OF THE MORTGAGED PROPERTIES IN GROUP I

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       PROPERTY TYPE                LOANS       CUT-OFF DATE       POOL
     -------------------------    ---------- ----------------- ------------
     2-4 Family                          19     $   3,548,978         2.52%
     Condominium                         94        21,899,062        15.54
     PUD                                 13         2,165,084         1.54
     Single Family                      468       111,144,155        78.86
     Townhouse                            9         2,176,505         1.54
                                  -----------------------------------------
          Total                         603     $ 140,933,784       100.00%
                                  =========================================



              OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN GROUP I

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       OCCUPANCY STATUS             LOANS       CUT-OFF DATE       POOL
     -------------------------    ---------- ----------------- ------------
     Investor                            51     $  10,736,399         7.62%
     Owner Occupied                     521       125,421,383        88.99
     Second Home                         31         4,776,002         3.39
                                  -----------------------------------------
          Total                         603     $ 140,933,784       100.00%
                                  =========================================

     *Based upon representations of the related mortgagors at the time of origination.


      REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP I

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       STATED REMAINING TERM        LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
        121     -    180                 10     $     536,211         0.38%
        181     -    240                  1            41,318         0.03
        241     -    300                  5           415,784         0.30
        301     -    360                587       139,940,472        99.30
                                  -----------------------------------------
          Total                         603     $ 140,933,784       100.00%
                                  =========================================

     As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 332 months.



                 LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP I

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       LOAN PURPOSE                 LOANS       CUT-OFF DATE       POOL
     -------------------------    ---------- ----------------- ------------
     Cash-Out Refinance                 158     $  38,578,797        27.37%
     Purchase                           290        65,803,206        46.69
     Rate/Term Refinance                155        36,551,781        25.94
                                  -----------------------------------------
          Total                         603     $ 140,933,784       100.00%
                                  =========================================

                     INDEX OF THE MORTGAGE LOANS IN GROUP I

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       INDEX                        LOANS       CUT-OFF DATE       POOL
     -------------------------    ---------- ----------------- ------------
     1YLIB                               64     $  13,503,859         9.58%
     1YTRSY                             408       108,360,409        76.89
     6MLIB                              131        19,069,516        13.53
                                  -----------------------------------------
          Total                         603     $ 140,933,784       100.00
                                  =========================================


            MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP I

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
       MAXIMUM MORTGAGE            MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       INTEREST RATE (%)            LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
       0.001    -  11.000               417     $ 104,971,842        74.48%
       11.001   -  11.500                34         9,725,833         6.90
       11.501   -  12.000                19         5,818,738         4.13
       12.001   -  12.500                15         3,244,122         2.30
       12.501   -  13.000                18         4,964,917         3.52
       13.001   -  13.500                21         3,108,034         2.21
       13.501   -  14.000                25         3,004,672         2.13
       14.001   -  14.500                12         1,480,233         1.05
       14.501   -  15.000                15         2,393,063         1.70
       15.001   -  15.500                 6           350,890         0.25
       15.501   -  16.000                 6           665,902         0.47
       16.001   -  16.500                 5           715,179         0.51
       16.501   -  17.000                 2            74,548         0.05
       17.001   -  17.500                 3           157,980         0.11
       17.501   -  18.000                 3           128,558         0.09
       18.001   or Greater                2           129,274         0.09
                                  -----------------------------------------
          Total                         603     $ 140,933,784       100.00%
                                  =========================================



            MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP I

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
       MINIMUM MORTGAGE            MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       INTEREST RATE (%)            LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
       0.001    -   3.000               478     $ 123,052,474        87.31%
       3.001    -   3.500                11         2,558,090         1.82
       3.501    -   4.000                 4           832,557         0.59
       4.001    -   4.500                 4           421,060         0.30
       4.501    -   5.000                 3           394,569         0.28
       5.501    -   6.000                14         1,630,859         1.16
       6.001    -   6.500                 9         1,437,725         1.02
       6.501    -   7.000                11         1,854,223         1.32
       7.001    -   7.500                10         1,294,256         0.92
       7.501    -   8.000                 8         1,133,208         0.80
       8.001    -   8.500                 9         1,150,875         0.82
       8.501    -   9.000                 6           803,978         0.57
       9.001    -   9.500                 3           171,222         0.12
       9.501    -  10.000                 5         1,132,845         0.80
       10.001   -  10.500                 6           886,546         0.63
       10.501   or Greater               22         2,179,299         1.55
                                  -----------------------------------------
          Total                         603     $ 140,933,784       100.00%
                                  =========================================

                 GROSS MARGINS OF THE MORTGAGE LOANS IN GROUP I

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       GROSS MARGIN (%)             LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
       0.001    -   2.500                71     $  14,468,419        10.27%
       2.501    -   3.000               413       109,681,823        77.83
       3.001    -   3.500                11         2,947,249         2.09
       3.501    -   4.000                 9         1,811,925         1.29
       4.001    -   4.500                11         1,445,238         1.03
       4.501    -   5.000                13         1,966,606         1.40
       5.001    -   5.500                 9         1,352,133         0.96
       5.501    -   6.000                23         2,977,260         2.11
       6.001    -   6.500                15         1,580,291         1.12
       6.501    -   7.000                 5           401,430         0.28
       7.001    -   7.500                 8           905,337         0.64
       7.501    -   8.000                 4           710,112         0.50
       8.001    or Greater               11           685,960         0.49
                                  -----------------------------------------
          Total                         603     $ 140,933,784       100.00%
                                  =========================================



    MONTHS TO NEXT INTEREST RATE ADJUSTMENT OF THE MORTGAGE LOANS IN GROUP I

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
       MONTHS TO NEXT INTEREST     MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       ADJUSTMENT                   LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
         1      -    12                 186     $  28,862,398        20.48%
         13     -    24                 175        38,737,875        27.49
         25     -    36                 120        28,107,590        19.94
         37     -    48                 122        45,225,922        32.09
                                  -----------------------------------------
          Total                         603     $ 140,933,784       100.00%
                                  =========================================



             INTEREST ONLY STATUS OF THE MORTGAGE LOANS IN GROUP I

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       INTEREST ONLY                LOANS       CUT-OFF DATE       POOL
     -------------------------    ---------- ----------------- ------------
     10 Year Interest Only               15     $   3,495,406         2.48%
     7 Year Interest Only                 1           632,843         0.45
     5 Year Interest Only               131        52,774,222        37.45
     3 Year Interest Only                 2         2,537,500         1.80
     Non-IO                             454        81,493,813        57.82
                                  -----------------------------------------
          Total                         603     $ 140,933,784       100.00%
                                  =========================================



              DELINQUENCY HISTORY OF THE MORTGAGE LOANS IN GROUP I

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       DQ HISTORY                   LOANS       CUT-OFF DATE       POOL
     -------------------------    ---------- ----------------- ------------
     0 x 30                             325     $  75,246,582        53.39%
     1 x 30                              38        13,622,349         9.67
     2 x 30                              33        10,091,609         7.16
     3+ x 30                             33         9,362,082         6.64
     1 x 60                              30         7,770,637         5.51
     2 x 60                              28         5,961,054         4.23
     3+ x 60                            116        18,879,471        13.40
                                  -----------------------------------------
          Total                         603     $ 140,933,784       100.00%
                                  =========================================

                MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP II

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       MORTGAGE RATES (%)           LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
       4.001    -   4.500                 2      $    195,417         0.27%
       4.501    -   5.000                 7         2,058,045         2.89
       5.001    -   5.500                44        22,709,087        31.85
       5.501    -   6.000                77        30,004,222        42.08
       6.001    -   6.500                36         9,803,058        13.75
       6.501    -   7.000                16         4,259,816         5.97
       7.001    -   7.500                 5         1,122,507         1.57
       7.501    -   8.000                 3           513,176         0.72
       8.001    -   8.500                 3            72,504         0.10
       8.501    -   9.000                 2           557,229         0.78
                                  -----------------------------------------
          Total                         195      $ 71,295,061       100.00%
                                  =========================================

     As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately 5.816% per annum.


      ORIGINAL COMBINED-LOAN-TO-VALUE RATIOS OF MORTGAGE LOANS IN GROUP II

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
       ORIGINAL COMBINED LOAN-     MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       TO-VALUE RATIOS (%)          LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
       10.01    -   20.00                 1      $  1,000,000         1.40%
       20.01    -   30.00                 2           892,941         1.25
       30.01    -   40.00                 6         1,858,345         2.61
       40.01    -   50.00                 8         2,526,637         3.54
       50.01    -   60.00                 9         5,280,522         7.41
       60.01    -   70.00                24        14,209,596        19.93
       70.01    -   80.00               114        37,117,836        52.06
       80.01    -   90.00                12         3,553,655         4.98
       90.01    -  100.00                19         4,855,530         6.81
                                  -----------------------------------------
          Total                         195      $ 71,295,061       100.00%
                                  =========================================

     As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 71.89%.


         SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN GROUP II

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
       SCHEDULED PRINCIPAL         MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       BALANCE ($)                  LOANS       CUT-OFF DATE       POOL
      ------------------------    ---------- ----------------- ------------
         1      -  50,000                 3      $     72,504         0.10%
       50,001   -  100,000               10           808,747         1.13
      100,001   -  150,000               28         3,500,262         4.91
      150,001   -  200,000               25         4,524,535         6.35
      200,001   -  250,000               23         5,193,657         7.28
      250,001   -  300,000               19         5,341,329         7.49
      300,001   -  350,000               13         4,236,395         5.94
      350,001   -  400,000               12         4,542,866         6.37
      400,001   -  450,000                7         3,011,669         4.22
      450,001   -  500,000               13         6,330,313         8.88
      500,001   -  550,000                6         3,091,420         4.34
      550,001   -  600,000                4         2,295,867         3.22
      600,001   -  650,000                6         3,885,068         5.45
      650,001   -  700,000                3         1,995,810         2.80
      700,001   -  750,000                5         3,676,250         5.16
      750,001   or Greater               18        18,788,368        26.35
                                  -----------------------------------------
          Total                         195      $ 71,295,061       100.00%
                                  =========================================

     As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately
     $365,616.

                CREDIT SCORES OF THE MORTGAGE LOANS IN GROUP II

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       RANGE OF CREDIT SCORES       LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
         1      -    500                  1      $    111,000         0.16%
        501     -    520                  5           984,969         1.38
        521     -    540                  1           242,462         0.34
        541     -    560                  3         1,217,499         1.71
        561     -    580                  4         1,490,738         2.09
        581     -    600                  7         2,239,060         3.14
        601     -    620                 10         3,780,964         5.30
        621     -    640                  8         2,502,201         3.51
        641     -    660                 12         3,280,364         4.60
        661     -    680                 22         9,719,223        13.63
        681     -    700                 23         8,466,056        11.87
        701     -    720                 21         7,638,477        10.71
        721     -    740                 19         8,909,764        12.50
        741     -    760                 26        10,441,482        14.65
        761     -    780                 10         3,532,467         4.95
        781     -    800                 16         4,566,491         6.41
        801     or Greater                7         2,171,842         3.05
                                  -----------------------------------------
          Total                         195      $ 71,295,061       100.00%
                                  =========================================

     As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately 698.

     *Based upon the most recently available data.



        GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN GROUP II

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       GEOGRAPHIC DISTRIBUTION      LOANS       CUT-OFF DATE       POOL
     -------------------------    ---------- ----------------- ------------
     Alabama                              1      $    738,750         1.04%
     Arizona                              6         2,465,118         3.46
     California                          39        22,279,702        31.25
     Colorado                             4         1,559,982         2.19
     District of Columbia                 2           686,252         0.96
     Florida                             34         9,548,283        13.39
     Georgia                              7           515,258         0.72
     Hawaii                               1           394,738         0.55
     Idaho                                1            98,933         0.14
     Illinois                            12         4,543,794         6.37
     Indiana                              2           265,195         0.37
     Louisiana                            1           116,880         0.16
     Maryland                             7         3,216,854         4.51
     Massachusetts                        4         1,376,271         1.93
     Michigan                             2           618,076         0.87
     Minnesota                            1           127,258         0.18
     Missouri                             1           221,220         0.31
     Montana                              1           249,287         0.35
     Nevada                               9         2,232,378         3.13
     New Jersey                           6         2,859,422         4.01
     New Mexico                           1           383,390         0.54
     New York                            16         5,859,947         8.22
     North Carolina                       3           430,577         0.60
     Ohio                                 1           447,010         0.63
     Oregon                               3           626,406         0.88
     Pennsylvania                         2           387,977         0.54
     South Carolina                      11         2,210,303         3.10
     Tennessee                            3         1,866,822         2.62
     Texas                                5         1,420,799         1.99
     Washington                           7         2,304,348         3.23
     Wisconsin                            2         1,243,831         1.74
                                  -----------------------------------------
          Total                         195      $ 71,295,061       100.00%
                                  =========================================

             PROPERTY TYPES OF THE MORTGAGED PROPERTIES IN GROUP II

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       PROPERTY TYPE                LOANS       CUT-OFF DATE       POOL
     -------------------------    ---------- ----------------- ------------
     2-4 Family                           5      $  2,065,697         2.90%
     Condominium                         63        20,256,054        28.41
     PUD                                  7         1,172,466         1.64
     Single Family                      116        46,936,520        65.83
     Townhouse                            4           864,324         1.21
                                  -----------------------------------------
          Total                         195      $ 71,295,061       100.00%
                                  =========================================



              OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN GROUP II

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       OCCUPANCY STATUS             LOANS       CUT-OFF DATE       POOL
     -------------------------    ---------- ----------------- ------------
     Investor                            39      $ 13,163,259        18.46%
     Owner Occupied                     138        54,178,841        75.99
     Second Home                         18         3,952,961         5.54
                                  -----------------------------------------
          Total                         195      $ 71,295,061       100.00%
                                  =========================================

     *Based upon representations of the related mortgagors at the time of origination.


      REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP II

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       STATED REMAINING TERM        LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
        181     -    240                  4      $    129,733         0.18%
        301     -    360                191        71,165,328        99.82
                                  -----------------------------------------
          Total                         195      $ 71,295,061       100.00%
                                  =========================================

     As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 347 months.



                 LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP II

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       LOAN PURPOSE                 LOANS       CUT-OFF DATE       POOL
     -------------------------    ---------- ----------------- ------------
     Cash-Out Refinance                  41      $ 17,113,943        24.00%
     Purchase                           121        42,516,907        59.64
     Rate/Term Refinance                 33        11,664,211        16.36
                                  -----------------------------------------
          Total                         195      $ 71,295,061       100.00%
                                  =========================================

                     INDEX OF THE MORTGAGE LOANS IN GROUP II

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       INDEX                        LOANS       CUT-OFF DATE       POOL
     -------------------------    ---------- ----------------- ------------
     1YLIB                               12      $  4,234,398         5.94%
     1YTRSY                             164        62,504,420        87.67
     6MLIB                               19         4,556,243         6.39
                                  -----------------------------------------
          Total                         195      $ 71,295,061       100.00%
                                  =========================================


            MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP II

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
       MAXIMUM MORTGAGE            MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       INTEREST RATE (%)            LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
       0.001    -  11.000               130      $ 54,711,124        76.74%
       11.001   -  11.500                35         9,741,459        13.66
       11.501   -  12.000                12         3,616,103         5.07
       12.001   -  12.500                 3           675,200         0.95
       12.501   -  13.000                 7         1,412,537         1.98
       13.001   -  13.500                 3           508,907         0.71
       13.501   -  14.000                 1           500,000         0.70
       15.501   -  16.000                 4           129,733         0.18
                                  -----------------------------------------
          Total                         195      $ 71,295,061       100.00%
                                  =========================================



            MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP II

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
       MINIMUM MORTGAGE            MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       INTEREST RATE (%)            LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
       0.001    -   3.000               188      $ 70,561,969        98.97%
       3.001    -   3.500                 2           147,364         0.21
       3.501    -   4.000                 2            66,444         0.09
       7.001    -   7.500                 2           392,027         0.55
       9.501    -  10.000                 1           127,258         0.18
                                  -----------------------------------------
          Total                         195      $ 71,295,061       100.00%
                                  =========================================



                GROSS MARGINS OF THE MORTGAGE LOANS IN GROUP II

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       GROSS MARTIN (%)            LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
       0.001    -   2.500                20      $  6,518,445         9.14%
       2.501    -   3.000               171        64,562,809        90.56
       3.001    -   3.500                 2           147,364         0.21
       3.501    -   4.000                 2            66,444         0.09
                                  -----------------------------------------
          Total                         195      $ 71,295,061       100.00%
                                  =========================================



   MONTHS TO NEXT INTEREST RATE ADJUSTMENT OF THE MORTGAGE LOANS IN GROUP II

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
       MONTHS TO NEXT INTEREST     MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       RATE ADJUSTMENT              LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
         37     -    48                  23      $  8,310,423        11.66%
         49     -    60                  71        22,811,964        32.00
         61     -    72                   8         3,771,161         5.29
         73     -    84                  35         8,394,585        11.77
         97     or Greater               58        28,006,928        39.28
                                  -----------------------------------------
          Total                         195      $ 71,295,061       100.00%
                                  =========================================

             INTEREST ONLY STATUS OF THE MORTGAGE LOANS IN GROUP II

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       INTEREST ONLY                LOANS       CUT-OFF DATE       POOL
     -------------------------    ---------- ----------------- ------------
     10 Year Interest Only               80      $ 35,595,615        49.93%
     7 Year Interest Only                18         6,475,604         9.08
     5 Year Interest Only                34        12,135,972        17.02
     Non-IO                              63        17,087,871        23.97
                                  -----------------------------------------
          Total                         195      $ 71,295,061       100.00%
                                  =========================================



             DELINQUENCY HISTORY OF THE MORTGAGE LOANS IN GROUP II

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       DQ HISTORY                   LOANS       CUT-OFF DATE       POOL
     -------------------------    ---------- ----------------- ------------
     0 x 30                              98      $ 32,477,441        45.55%
     1 x 30                              16         5,701,455         8.00
     2 x 30                              24        10,177,835        14.28
     3+ x 30                             19         8,236,065        11.55
     1 x 60                              27        11,292,347        15.84
     2 x 60                               5         2,235,296         3.14
     3+ x 60                              6         1,174,621         1.65
                                  -----------------------------------------
          Total                         195      $ 71,295,061       100.00%
                                  =========================================



               MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP III

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       MORTGAGE RATES (%)           LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
       5.501    -   6.000                 2      $    421,942         0.72%
       6.001    -   6.500                 1           487,588         0.83
       6.501    -   7.000                 2           222,306         0.38
       7.001    -   7.500                13         6,168,109        10.47
       7.501    -   8.000                49        18,091,410        30.71
       8.001    -   8.500                73        28,665,059        48.66
       8.501    -   9.000                12         4,856,961         8.24
                                  -----------------------------------------
          Total                         152      $ 58,913,375       100.00%
                                  =========================================

     As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately 7.976% per annum.


     ORIGINAL COMBINED-LOAN-TO-VALUE RATIOS OF MORTGAGE LOANS IN GROUP III

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
       ORIGINAL COMBINED LOAN-     MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       TO-VALUE RATIOS (%)          LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
       30.01    -   40.00                 1      $  3,266,229         5.54%
       50.01    -   60.00                 3         2,024,013         3.44
       60.01    -   70.00                 5         2,142,781         3.64
       70.01    -   80.00                87        32,348,219        54.91
       80.01    -   90.00                43        15,287,374        25.95
       90.01    -  100.00                12         3,757,190         6.38
       100.01   -  110.00                 1            87,568         0.15
                                  -----------------------------------------
          Total                         152      $ 58,913,375       100.00%
                                  =========================================

     As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 78.75%.

        SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN GROUP III

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
       SCHEDULE PRINCIPAL          MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       BALANCE ($)                  LOANS       CUT-OFF DATE       POOL
      ------------------------    ---------- ----------------- ------------
         1      -  50,000                 2      $     81,542         0.14%
       50,001   -  100,000                8           661,210         1.12
      100,001   -  150,000               17         2,207,120         3.75
      150,001   -  200,000               14         2,533,895         4.30
      200,001   -  250,000               19         4,176,211         7.09
      250,001   -  300,000               13         3,448,690         5.85
      300,001   -  350,000                8         2,620,910         4.45
      350,001   -  400,000               11         4,156,013         7.05
      400,001   -  450,000               11         4,701,963         7.98
      450,001   -  500,000                9         4,316,823         7.33
      500,001   -  550,000               16         8,286,234        14.07
      550,001   -  600,000                4         2,277,792         3.87
      600,001   -  650,000                5         3,075,189         5.22
      650,001   -  700,000                3         2,006,325         3.41
      700,001   -  750,000                1           709,434         1.20
      750,001   or Greater               11        13,654,024        23.18
                                  -----------------------------------------
          Total                         152      $ 58,913,375       100.00%
                                  =========================================

     As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately
     $387,588.



                CREDIT SCORES OF THE MORTGAGE LOANS IN GROUP III

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       RANGE OF CREDIT SCORES       LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
         1      -    500                  3      $  1,455,108         2.47%
        501     -    520                  2           603,105         1.02
        521     -    540                  5         1,534,131         2.60
        541     -    560                  8         2,289,813         3.89
        561     -    580                  9         2,652,537         4.50
        581     -    600                  9         3,449,214         5.85
        601     -    620                 14         4,217,956         7.16
        621     -    640                  6         2,402,879         4.08
        641     -    660                  8         2,866,448         4.87
        661     -    680                 16         3,636,977         6.17
        681     -    700                 21        10,283,252        17.45
        701     -    720                 16         4,866,444         8.26
        721     -    740                 11         5,339,664         9.06
        741     -    760                 13         8,994,869        15.27
        761     -    780                  5         1,545,257         2.62
        781     -    800                  6         2,775,721         4.71
                                  -----------------------------------------
          Total                         152      $ 58,913,375       100.00%
                                  =========================================

     As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately 671.

     *Based upon the most recently available data.

        GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN GROUP III

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       GEOGRAPHIC DISTRIBUTION      LOANS       CUT-OFF DATE       POOL
     -------------------------    ---------- ----------------- ------------
     Arizona                              3      $  1,148,887         1.95%
     California                          49        25,947,226        44.04
     Colorado                             1           494,014         0.84
     Connecticut                          1           225,076         0.38
     Delaware                             1           251,349         0.43
     District of Columbia                 1           390,471         0.66
     Florida                             33         7,951,213        13.50
     Georgia                              4           501,776         0.85
     Illinois                             3           348,133         0.59
     Maryland                             8         3,096,913         5.26
     Massachusetts                        2           458,588         0.78
     Michigan                             4           578,296         0.98
     Minnesota                            3           615,958         1.05
     Nevada                               5         1,301,255         2.21
     New Jersey                           5         1,619,195         2.75
     New York                             8         7,784,189        13.21
     North Carolina                       4           919,316         1.56
     Oregon                               3         1,263,533         2.14
     Pennsylvania                         1            49,778         0.08
     Tennessee                            1           293,381         0.50
     Texas                                1           233,570         0.40
     Utah                                 2           507,157         0.86
     Virginia                             8         2,806,862         4.76
     Washington                           1           127,237         0.22
                                  -----------------------------------------
          Total                         152      $ 58,913,375       100.00%
                                  =========================================



            PROPERTY TYPES OF THE MORTGAGED PROPERTIES IN GROUP III

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       PROPERTY TYPE                LOANS       CUT-OFF DATE       POOL
     -------------------------    ---------- ----------------- ------------
     2-4 Family                          14      $  6,286,292        10.67%
     Condominium                         24         4,681,362         7.95
     PUD                                 26        11,219,405        19.04
     Single Family                       86        36,395,946        61.78
     Townhouse                            2           330,369         0.56
                                  -----------------------------------------
          Total                         152      $ 58,913,375       100.00%
                                  =========================================



             OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN GROUP III

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       OCCUPANCY STATUS             LOANS       CUT-OFF DATE       POOL
     -------------------------    ---------- ----------------- ------------
     Investor                            46      $ 11,061,074        18.78%
     Owner Occupied                     101        46,670,408        79.22
     Second Home                          5         1,181,892         2.01
                                  -----------------------------------------
          Total                         152      $ 58,913,375       100.00%
                                  =========================================

     *Based upon representations of the related mortgagors at the time of origination.



     REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP III

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       STATED REMAINING TERM        LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
        241     -    300                  1      $     87,568         0.15%
        301     -    360                126        46,498,573        78.93
        361     or Greater               25        12,327,234        20.92
                                  -----------------------------------------
          Total                         152      $ 58,913,375       100.00%
                                  =========================================

     As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 376 months.

                LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP III

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       LOAN PURPOSE                 LOANS       CUT-OFF DATE       POOL
     -------------------------    ---------- ----------------- ------------
     Cash-Out Refinance                  51      $ 19,691,122        33.42%
     Purchase                            63        19,643,987        33.34
     Rate/Term Refinance                 38        19,578,266        33.23
                                  -----------------------------------------
          Total                         152      $ 58,913,375       100.00%
                                  =========================================



                    INDEX OF THE MORTGAGE LOANS IN GROUP III

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       INDEX                        LOANS       CUT-OFF DATE       POOL
     -------------------------    ---------- ----------------- ------------
     1MLIB                               11      $  4,240,475         7.20%
     COFI                                 2           199,623         0.34
     MTA                                139        54,473,276        92.46
                                  -----------------------------------------
          Total                         152      $ 58,913,375       100.00%
                                  =========================================



           MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP III

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
       MAXIMUM MORTGAGE            MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       INTEREST RATE (%)            LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
       0.001    -  11.000                60      $ 21,509,601        36.51%
       11.001   -  11.500                10         1,891,796         3.21
       11.501   -  12.000                77        34,800,592        59.07
       12.001   -  12.500                 2           199,623         0.34
       12.501   -  13.000                 3           511,762         0.87
                                  -----------------------------------------
          Total                         152      $ 58,913,375       100.00%
                                  =========================================



           MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP III

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
       MINIMUM MORTGAGE            MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       INTEREST RATE (%)            LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
       0.001    -   3.000                28      $ 11,168,722        18.96%
       3.001    -   3.500               122        47,178,278        80.08
       3.501    -   4.000                 2           566,375         0.96
                                  -----------------------------------------
          Total                         152      $ 58,913,375       100.00%
                                  =========================================



                GROSS MARGINS OF THE MORTGAGE LOANS IN GROUP III

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       GROSS MARGIN (%)             LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
       0.001    -   2.500                 3      $    892,547         1.52%
       2.501    -   3.000                25        10,276,175        17.44
       3.001    -   3.500               122        47,178,278        80.08
       3.501    -   4.000                 2           566,375         0.96
                                  -----------------------------------------
          Total                         152      $ 58,913,375       100.00%
                                  =========================================

   MONTHS TO NEXT INTEREST RATE ADJUSTMENT OF THE MORTGAGE LOANS IN GROUP III

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
       MONTHS TO NEXT INTEREST     MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       RATE ADJUSTMENT              LOANS       CUT-OFF DATE       POOL
       -----------------------    ---------- ----------------- ------------
         1      -    12                 152      $ 58,913,375       100.00%
                                  -----------------------------------------
          Total                         152      $ 58,913,375       100.00%
                                  =========================================



            INTEREST ONLY STATUS OF THE MORTGAGE LOANS IN GROUP III

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       INTEREST ONLY                LOANS       CUT-OFF DATE       POOL
     -------------------------    ---------- ----------------- ------------
     Non-IO                             152      $ 58,913,375       100.00%
                                  -----------------------------------------
          Total                         152      $ 58,913,375       100.00%
                                  =========================================



             DELINQUENCY HISTORY OF THE MORTGAGE LOANS IN GROUP III

                                                 AGGREGATE
                                                 SCHEDULED
                                  NUMBER OF  PRINCIPAL BALANCE     % OF
                                   MORTGAGE  OUTSTANDING AS OF   MORTGAGE
       DQ HISTORY                   LOANS       CUT-OFF DATE       POOL
     -------------------------    ---------- ----------------- ------------
     0 x 30                              73      $ 30,981,453        52.59%
     1 x 30                              17         6,741,048        11.44
     2 x 30                               9         2,774,186         4.71
     3+ x 30                              7         2,259,440         3.84
     1 x 60                              19         7,007,704        11.89
     2 x 60                              10         2,795,505         4.75
     3+ x 60                             17         6,354,038        10.79
                                  -----------------------------------------
          Total                         152      $ 58,913,375       100.00%
                                  =========================================

                                                                         ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the offered certificates, which are referred to in this Annex I as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

         Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Master Servicer, the Securities Administrator, the Paying Agent nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and sponsor's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

         Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

         o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner who is an individual or corporation holding the global security on its own behalf through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

         o each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

         o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

         o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

         o Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

         o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

         U.S. Federal Income Tax Reporting Procedure. The holder of a global security or a Form W-8BEN or Form W-8ECI filer, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

         o        a citizen or resident of the United States;

         o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

         o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

PROSPECTUS

          MORTGAGE-BACKED/ASSET-BACKED SECURITIES (ISSUABLE IN SERIES)
                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR
     THE SECURITIES

                                Each issue of securities will have its own
-----------------------------   series designation and will evidence either the
|CONSIDER CAREFULLY THE RISK | ownership of assets in the related trust fund or |FACTORS BEGINNING ON PAGE 6 | debt obligations secured by assets of the
|OF THIS PROSPECTUS.         |  related trust fund.
|                            |
|The securities represent    |  o Each series of securities will consist of one
|obligations of the issuing  |  or more classes of mortgage-backed or
|entity only and do not      |  asset-backed certificates or notes.
|represent an interest in or |
|obligation of the depositor,|  o Each class of securities will represent the
|the sponsor, the master     |  entitlement to a specified portion of interest
|servicer or any of their    |  payments and a specified portion of principal
|affiliates.                 |  payments on the trust assets.
|                            |
|This prospectus may be used |  o A series may include classes of securities
|to offer and sell the       |  that are senior in right of payment to other
|securities only if          |  classes. Classes of securities may be entitled
|accompanied by a prospectus |  to receive distributions of principal, interest
|supplement.                 |  or both prior to other classes or before or
-----------------------------   after specified events.

                                o No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

                                Offers of the securities will be made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.


THE TRUST FUND AND ITS ASSETS

As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

         o mortgage loans secured by senior or junior liens on one- to four-family residential properties;

         o closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential or mixed-use properties;

         o home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements;

         o installment sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes or by mortgages on the related real estate;

         o mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae; and

         o   private label mortgage-backed or asset-backed securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            BEAR, STEARNS & CO. INC.
                                OCTOBER 18, 2006

                                TABLE OF CONTENTS


Caption                                           Page         Caption                                         Page
-------                                           ----         -------                                         ----

RISK FACTORS........................................6            Resignation of Trustees..........................72
DESCRIPTION OF THE SECURITIES......................15            Amendment of Agreement...........................73
  General..........................................15            Voting Rights....................................74
  The Primary Assets and Their Valuation...........19            List of Holders..................................74
  Exchangeable Securities..........................20            Book-Entry Securities............................74
  Exchanges........................................20            REMIC Administrator..............................74
  Procedures.......................................22            Termination......................................74
  Payments of Interest.............................22          MATERIAL LEGAL ASPECTS OF THE LOANS................75
  Payments of Principal............................23            Mortgages........................................75
  Final Scheduled Distribution Date................23            Foreclosure on Mortgages.........................76
  Special Redemption...............................23            Environmental Risks..............................77
  Optional Redemption, Purchase or Termination.....24            Rights of Redemption.............................80
  Weighted Average Lives of the Securities.........24            Junior Mortgages; Rights of Senior Mortgages.....80
THE TRUST FUNDS....................................26            Anti-Deficiency Legislation and Other
  General..........................................26            Limitations on Lenders ..........................81
  The Loans........................................27            Due-on-Sale Clauses in Mortgage Loans............82
  FICO Scores......................................35            Enforceability of Prepayment and Late
  Private Label Securities.........................36            Payment Fees ....................................83
  Agency Securities................................38            Equitable Limitations on Remedies................83
  Collection and Distribution Accounts.............45            Applicability of Usury Laws......................84
CREDIT ENHANCEMENT.................................47            The Home Improvement Contracts and the
  Subordinated Securities..........................47            Manufactured Housing Contracts ..................84
  Insurance Policies, Surety Bonds and Guaranties..47            Installment Sales Contracts......................87
  Overcollateralization............................48            Civil Relief Act.................................88
  Other Insurance Policies.........................48          THE SPONSOR........................................89
  Reserve Funds....................................49          THE DEPOSITOR......................................90
  Cross-Collateralization..........................50          USE OF PROCEEDS....................................90
  Minimum Principal Payment Agreement..............50          MATERIAL FEDERAL INCOME TAX CONSIDERATIONS.........91
  Deposit Agreement................................51            General..........................................91
  Financial Instruments............................51            Taxation of Debt Securities......................92
  Static Pool Information..........................53            Taxation of the REMIC and its Holders............98
SERVICING OF LOANS.................................53            REMIC Expenses; Single Class REMICs..............99
  General..........................................53            Taxation of the REMIC...........................100
  Collection Procedures; Escrow Accounts...........53            Taxation of Holders of Residual Interest
  Deposits to and Withdrawals from the                           Securities......................................101
  Collection Account ..............................54            Administrative Matters..........................106
  Advances and Limitations on Advances.............56            Inducement Fees.................................106
  Maintenance of Insurance Policies and Other                    Tax Status as a Grantor Trust...................107
  Servicing Procedures ............................56            Sale or Exchange................................111
  Realization upon Defaulted Loans.................58            Miscellaneous Tax Aspects.......................111
  Enforcement of Due-on-Sale Clauses...............58            Taxation of Classes of Exchangeable Securities..112
  Servicing Compensation and Payment of                          Tax Treatment of Foreign Investors..............115
  Expenses.........................................59            Tax Characterization of the Trust Fund
  Certain Matters Regarding the Servicer...........60            as a Partnership ...............................116
THE AGREEMENTS.....................................61            Tax Consequences to Holders of the Notes........116
  Assignment of Primary Assets.....................61            Tax Consequences to Holders of the
  Reports to Holders...............................65            Certificates....................................119
  Events of Default; Rights upon Event of Default..66          REPORTABLE TRANSACTIONS...........................124
  The Trustees.....................................69          STATE AND LOCAL TAX
  Duties of Trustees...............................69          CONSIDERATIONS....................................124



                                                             2



ERISA CONSIDERATIONS..............................124          METHOD OF DISTRIBUTION............................138
  Class Exemptions................................126          LEGAL MATTERS.....................................139
  Class exemptions for purchases and sales of                  FINANCIAL INFORMATION.............................140
  securities .....................................126          AVAILABLE INFORMATION.............................140
  Underwriter Exemption...........................128          INCORPORATION OF CERTAIN INFORMATION
  Insurance company general accounts..............135          BY REFERENCE .....................................140
  Revolving pool features.........................135          RATINGS...........................................141
  ERISA Considerations Relating to Notes..........135          LEGAL INVESTMENT CONSIDERATIONS...................142
  Exchangeable Securities.........................137          PLAN OF DISTRIBUTION..............................144
  Tax Exempt Investors............................137          GLOSSARY OF TERMS.................................144
  Consultation with Counsel.......................137


              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

o this prospectus, which provides general information, some of which may not apply to a particular series; and

o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about a particular series of securities that expands on the more general information contained in this prospectus, you are encouraged to rely on the information in the prospectus supplement.

You are encouraged to rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

Each prospectus supplement generally will include the following information with respect to the related series of securities:

o the principal amount, interest rate and authorized denominations of each class of securities;

o information concerning the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities in the related trust fund;

o information concerning the sponsor or any other seller of the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities and information concerning any servicer;

o the terms of any credit enhancement with respect to particular classes of the securities;

o    information concerning other trust fund assets, including any reserve fund;

o    the final scheduled distribution date for each class of securities;

o the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

o information about any REMIC tax elections for some or all of the trust fund assets; and

o    particulars of the plan of distribution for the securities.

         We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in the accompanying prospectus supplement lists the pages on which these captions are located.

         There is also a Glossary of Terms where you will find definitions of certain capitalized terms used in this prospectus.

         If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York, 10179 and our telephone number is (212) 272-2000. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" in this prospectus.

                                  RISK FACTORS

         You should consider carefully the following information, together with the information set forth under "Risk Factors" in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

YOU MAY HAVE DIFFICULTY SELLING YOUR
SECURITIES OR OBTAINING YOUR DESIRED
PRICE.................................      No market will exist for the securi-
                                            ties before they are issued. In
                                            addition, we cannot give you any
                                            assurance that a resale market will
                                            develop following the issuance and
                                            sale of any series of the
                                            securities. Even if a resale market
                                            does develop, you may not be able to
                                            sell your securities when you wish
                                            or at the price you want.

ONLY THE ASSETS OF THE RELATED TRUST
FUND ARE AVAILABLE TO PAY YOUR
SECURITIES............................      The  securities of each series will
                                            be payable solely from the assets of
                                            the related trust fund, including
                                            any applicable credit enhancement,
                                            and will not have a claim against
                                            the assets of any other trust. In
                                            the case of securities that are in
                                            the form of notes, the related
                                            indenture will require that
                                            noteholders proceed only against the
                                            assets of the related trust fund. We
                                            cannot give you any assurance that
                                            the market value of the assets in
                                            any trust fund will be equal to or
                                            greater than the total principal
                                            amount of the related securities
                                            then outstanding, plus accrued
                                            interest. Moreover, if the assets of
                                            a trust fund are ever sold, the sale
                                            proceeds will be applied first to
                                            reimburse any related trustee,
                                            servicer and credit enhancement
                                            provider for their unpaid fees and
                                            expenses before any remaining
                                            amounts are distributed to
                                            securityholders.

                                            In addition, at the times specified
                                            in the related prospectus
                                            supplement, assets of the trust fund
                                            and the related security accounts
                                            may be released to the depositor,
                                            the servicer, the credit enhancement
                                            provider or other persons, if

                                               o  all payments then due on the
                                                  related securities have been
                                                  made, and

                                               o  any other payments specified
                                                  in the related prospectus
                                                  supplement have been made.

                                            Once released, such assets will no
                                            longer be available to make payments
                                            to securityholders.

                                            You will have no recourse against
                                            the depositor or any other person if
                                            any required distribution on the
                                            securities is not
                                            made or for any other default. The
                                            only obligations of the depositor
                                            with respect to a trust fund or the
                                            related securities would result from
                                            a breach of the representations and
                                            warranties that the depositor may
                                            make concerning the trust assets.
                                            However, because of the depositor's
                                            very limited assets, even if the
                                            depositor should be required to
                                            repurchase a loan from a particular
                                            trust fund because of the breach of
                                            a representation or warranty, its
                                            sole source of funds for the
                                            repurchase would be:

                                               o  funds obtained from enforc-
                                                  ing any similar obligation
                                                  of the originator of the
                                                  loan, or

                                               o  monies from any reserve fund
                                                  established to pay for loan
                                                  repurchases.

CREDIT ENHANCEMENT MAY BE
INSUFFICIENT TO PROVIDE AGAINST
PARTICULAR RISKS......................      Although credit enhancement is
                                            intended to reduce the effect of
                                            delinquent payments or loan losses
                                            on particular classes of securities,
                                            the amount of any credit enhancement
                                            is subject to the limits described
                                            in the related prospectus
                                            supplement. In addition, the amount
                                            of credit enhancement may decline or
                                            be depleted before the related
                                            securities are paid in full. As a
                                            result, securityholders may suffer
                                            losses.

PRINCIPAL PAYMENTS ON THE LOANS MAY
ADVERSELY AFFECT THE AVERAGE LIFE OF,
AND RATE OF RETURN ON, YOUR
SECURITIES............................      You may be unable to reinvest the
                                            principal payments on your
                                            securities at a rate of return equal
                                            to the rate on your securities. The
                                            timing of principal payments on the
                                            securities of a series will be
                                            affected by a number of factors,
                                            including the following:

                                               o  the extent of prepayments on
                                                  the underlying loans in the
                                                  trust fund or, if the trust
                                                  fund contains underlying
                                                  securities, on the loans
                                                  backing the underlying
                                                  securities;

                                               o  how payments of principal are
                                                  allocated  among the classes
                                                  of securities of that series
                                                  as specified in the related
                                                  prospectus supplement;

                                               o  if any party has an option to
                                                  terminate the related trust
                                                  early, the effect of the
                                                  exercise of the option;

                                               o  the rate and timing of
                                                  defaults  and losses on the
                                                  assets in the related trust
                                                  fund;

                                               o  repurchases of assets in
                                                  the related trust fund as a
                                                  result of material breaches
                                                  of representations and
                                                  warranties made by the
                                                  depositor, the sponsor or
                                                  any other seller; and

                                               o  in the case of a trust fund
                                                  that contains revolving
                                                  credit line loans, any
                                                  provisions for
                                                  non-amortization, early
                                                  amortization or scheduled
                                                  amortization periods
                                                  described in the related
                                                  prospectus supplement.

                                            All the above factors may affect the
                                            yield to maturity of the securities.

THE INTEREST ACCRUAL PERIOD MAY
REDUCE THE EFFECTIVE YIELD ON YOUR
SECURITIES............................      Interest payable on the securities
                                            on any given distribution date will
                                            include all interest accrued during
                                            the related interest accrual period.
                                            Each prospectus supplement will
                                            specify the interest accrual period
                                            for the related securities. If
                                            interest accrues during the calendar
                                            month before the related
                                            distribution date, your effective
                                            yield will be less than it would be
                                            if the interest accrual period ended
                                            the day before the distribution
                                            date. As a result, your effective
                                            yield at par may be less than the
                                            indicated coupon rate.

LOANS WITH BALLOON PAYMENTS MAY
INCREASE YOUR RISK OF LOSS............      Certain underlying loans may not be
                                            fully amortizing over their terms to
                                            maturity and may require a
                                            substantial principal payment (a
                                            "balloon" payment) at their stated
                                            maturity. Loans of this type involve
                                            greater risk than fully amortizing
                                            loans since the borrower generally
                                            must be able to refinance the loan
                                            or sell the related property prior
                                            to the loan's maturity date. The
                                            borrower's ability to do so will
                                            depend on such factors as the level
                                            of available mortgage rates at the
                                            time of sale or refinancing, the
                                            relative strength of the local
                                            housing market, the borrower's
                                            equity in the property, the
                                            borrower's general financial
                                            condition and tax laws.
ADJUSTABLE RATE OR INTEREST ONLY
LOANS MAY BE UNDERWRITTEN TO LESS
STRINGENT STANDARDS THAN FIXED RATE
LOANS.................................      A trust fund may include adjustable
                                            rate or interest-only loans that
                                            were underwritten on the assumption
                                            that the borrowers would be able to
                                            make higher monthly payments in a
                                            relatively short period of time. In
                                            fact, however, the
                                            borrowers' income may not be
                                            sufficient to meet their loan
                                            payments as payment amounts
                                            increase, thus increasing the risk
                                            of default.

JUNIOR LIEN LOANS GENERALLY ARE
RISKIER THAN SENIOR LIEN LOANS........      If the mortgage or home equity loans
                                            in a trust fund are primarily in a
                                            junior lien position, any proceeds
                                            from liquidations, insurance
                                            recoveries or condemnations must be
                                            used first to satisfy the claims of
                                            the related senior lien loans (and
                                            related foreclosure expenses) before
                                            being available to satisfy the
                                            junior lien loans. In addition, a
                                            junior mortgage lender may only
                                            foreclose subject to the related
                                            senior mortgage. As a result, the
                                            junior mortgage lender must either
                                            pay the related senior mortgage
                                            lender in full, at or before the
                                            foreclosure sale, or agree to make
                                            the regular payments on the senior
                                            mortgage. The trust will not have a
                                            source of funds to satisfy any
                                            senior mortgages or to continue
                                            making payments on them. As a
                                            result, the trust's ability, as a
                                            practical matter, to foreclose on
                                            any junior mortgage loan will be
                                            quite limited.

A DECLINE IN PROPERTY VALUES COULD
REDUCE THE AMOUNT AND DELAY THE
TIMING OF RECOVERIES ON DEFAULTED
MORTGAGE LOANS........................      The following factors, among others,
                                            could adversely affect property
                                            values in such a way that the
                                            outstanding balance of the related
                                            loans, together with any senior
                                            financing on the same properties,
                                            would equal or exceed those values:

                                               o  an overall decline in the
                                                  residential real estate
                                                  markets where the
                                                  properties are located;

                                               o  failure of borrowers to main-
                                                  tain their properties
                                                  adequately; and

                                               o  natural disasters that may not
                                                  be covered by hazard
                                                  insurance, such as earthquakes
                                                  and floods.

                                            If property values decline, actual
                                            rates of delinquencies, foreclosures
                                            and losses on the underlying loans
                                            could be higher than those currently
                                            experienced by the mortgage lending
                                            industry in general.

SOME MORTGAGED PROPERTIES MAY NOT BE
OWNER OCCUPIED........................      The  mortgaged properties in the
                                            trust fund may not be owner
                                            occupied. Rates of delinquencies,
                                            foreclosures and losses on
                                            mortgage loans secured by non-owner
                                            occupied properties may be higher
                                            than those on mortgage loans secured
                                            by the borrower's primary residence.

HOME IMPROVEMENT CONTRACTS AND OTHER
LOANS MAY NOT HAVE SUFFICIENT
SECURITY..............................      A trust fund may include home
                                            improvement contracts that are not
                                            secured by an interest in real
                                            estate or otherwise. A trust fund
                                            may also include mortgage or home
                                            equity loans with original
                                            loan-to-value ratios (or combined
                                            loan-to-value ratios in the case of
                                            junior loans) greater than 100%. In
                                            these cases, the trust fund could be
                                            treated as a general unsecured
                                            creditor for the unsecured portion
                                            of these loans.

                                            If a loan of this type goes into
                                            default, the trust fund will have
                                            recourse only against the borrower's
                                            assets generally for the unsecured
                                            portion of the loan, along with the
                                            borrower's other general unsecured
                                            creditors. In a bankruptcy
                                            proceeding, the unsecured portion of
                                            the loan may be discharged, even if
                                            the value of the borrower's assets
                                            available to the trust fund would be
                                            insufficient to pay the remaining
                                            amounts owing on the loan.

HOME IMPROVEMENT CONTRACTS WILL NOT
BE STAMPED............................      The depositor will ensure that a
                                            UCC-1 financing statement is filed
                                            that identifies as collateral the
                                            home improvement contracts included
                                            in a trust fund. However, typically
                                            the home improvement contracts
                                            themselves will not be stamped or
                                            marked to reflect their assignment
                                            to the trust fund. Thus, if as a
                                            result of negligence, fraud or
                                            otherwise, a subsequent purchaser
                                            were able to take physical
                                            possession of the contracts without
                                            notice of the assignment to the
                                            trust fund, the interests of the
                                            related securityholders in those
                                            contracts could be defeated.

IF AMOUNTS IN ANY PRE-FUNDING ACCOUNT
ARE NOT USED TO PURCHASE TRUST ASSETS,
YOU WILL RECEIVE A PREPAYMENT ON THE
RELATED SECURITIES......................    The related prospectus supplement
                                            may provide that the depositor or
                                            sponsor will deposit a specified
                                            amount in a pre-funding account on
                                            the date the securities are issued.
                                            In this case, the deposited funds
                                            may be used only to acquire
                                            additional assets for the trust
                                            during a specified period after the
                                            initial issuance of the securities.
                                            Any amounts remaining in the account
                                            at the end of that period will be
                                            distributed as a prepayment of
                                            principal to the holders of the
                                            related
                                            securities. The resulting prepayment
                                            could adversely affect the yield to
                                            maturity on those securities.

BANKRUPTCY LAWS MAY RESULT IN ADVERSE
CLAIMS AGAINST TRUST FUND ASSETS......
                                            The federal bankruptcy code and
                                            state debtor relief laws may
                                            adversely affect the ability of the
                                            trust fund, as a secured lender, to
                                            realize upon its security. For
                                            example, in a federal bankruptcy
                                            proceeding, a lender may not
                                            foreclose on mortgaged property
                                            without the bankruptcy court's
                                            permission. Similarly, the debtor
                                            may propose a rehabilitation plan,
                                            in the case of mortgaged property
                                            that is not his principal residence,
                                            that would reduce the amount of the
                                            lender's secured indebtedness to the
                                            value of the property as of the
                                            commencement of the bankruptcy. As a
                                            result, the lender would be treated
                                            as a general unsecured creditor for
                                            the reduced amount, the amount of
                                            the monthly payments due on the loan
                                            could be reduced, and the interest
                                            rate and loan payment schedule could
                                            be changed.

                                            Any such actions could result in
                                            delays in receiving payments on the
                                            loans underlying the securities and
                                            result in the reduction of total
                                            payments.

ENVIRONMENTAL RISKS MAY ADVERSELY
AFFECT TRUST FUND ASSETS..............      Federal, state and local laws and
                                            regulations impose a wide range of
                                            requirements on activities that may
                                            affect the environment, health and
                                            safety. In certain circumstances,
                                            these laws and regulations impose
                                            obligations on owners or operators
                                            of residential properties such as
                                            those that secure the loans. Failure
                                            to comply with these laws and
                                            regulations can result in fines and
                                            penalties that could be assessed
                                            against the trust fund as owner of
                                            the related property.

                                            In some states, a lien on the
                                            property due to contamination has
                                            priority over the lien of an
                                            existing mortgage. Further, a
                                            mortgage lender may be held liable
                                            as an "owner" or "operator" for
                                            costs associated with the release of
                                            petroleum from an underground
                                            storage tank under certain
                                            circumstances. If the trust fund is
                                            considered the owner or operator of
                                            a property, it will suffer losses as
                                            a result of any liability imposed
                                            for environmental hazards on the
                                            property.

CONSUMER PROTECTION LAWS MAY
ADVERSELY AFFECT TRUST FUND ASSETS....      The loans and contracts in each
                                            trust fund also may be subject to
                                            federal laws relating to loan
                                            origination and underwriting. These
                                            laws

                                               o  require certain disclosures to
                                                  the borrowers regarding the
                                                  terms of the loans;

                                               o  prohibit discrimination on
                                                  the basis of age, race,
                                                  color, sex, religion,
                                                  marital status, national
                                                  origin, receipt of public
                                                  assistance or the exercise
                                                  of any right under the
                                                  consumer credit protection
                                                  act, in the extension of
                                                  credit;

                                              o   regulate the use and reporting
                                                  of information  related to the
                                                  borrower's credit experience;
                                                  and

                                               o  require additional application
                                                  disclosures, limit changes
                                                  that may be made to the loan
                                                  documents without the
                                                  borrower's consent and
                                                  restrict a lender's ability to
                                                  declare a default or to
                                                  suspend or reduce a borrower's
                                                  credit limit to certain
                                                  enumerated events.

                                            Loans may also be subject to
                                            federal, state or local laws that
                                            impose additional disclosure
                                            requirements and other restrictions
                                            on creditors with respect to
                                            mortgage loans with high interest
                                            rates or high up-front fees and
                                            charges. These laws can impose
                                            specific liabilities upon creditors
                                            that fail to comply and may affect
                                            the enforceability of the related
                                            loans. In addition, the trust fund,
                                            as assignee of the creditor, would
                                            generally be subject to all claims
                                            and defenses that the borrower could
                                            assert against the creditor,
                                            including the right to rescind the
                                            loan.

                                            Home improvement contracts may be
                                            subject to federal or state laws
                                            that protect the borrower from
                                            defective or incomplete work by a
                                            contractor. These laws permit the
                                            borrower to withhold payment if the
                                            work does not meet the quality and
                                            durability standards agreed to
                                            between the borrower and the
                                            contractor. These laws have the
                                            effect of subjecting the trust fund,
                                            as assignee of the creditor, to all
                                            claims and defenses which the
                                            borrower in a sale transaction could
                                            assert against the seller of
                                            defective goods.

                                            If certain provisions of these laws
                                            are violated, the servicer may be
                                            unable to collect all or part of the
                                            principal or interest on the loans.
                                            The trust fund also could be subject
                                            to damages and administrative
                                            enforcement.

SUBORDINATE SECURITIES ARE
SUBJECT TO ADDITIONAL RISK............      If you invest in any class of
                                            subordinate securities, your rights
                                            as an investor to receive payments
                                            otherwise due you will be
                                            subordinate to the rights of the
                                            servicer and the holders of the
                                            related senior securities. As a
                                            result, before investing in any
                                            subordinate securities, you must be
                                            prepared to bear the risk that
                                            payments on your securities may be
                                            delayed and that you might not
                                            recover all of your initial
                                            investment.

ANY CREDIT SUPPORT PROVIDED BY
FINANCIAL INSTRUMENTS
MAY BE INSUFFICIENT TO PROTECT
AGAINST PARTICULAR RISKS..............      As described under "Credit
                                            Enhancement--Financial Instruments"
                                            in this prospectus, a trust fund may
                                            include financial instruments to
                                            protect against certain risks or to
                                            provide certain cash flow
                                            characteristics for particular
                                            classes of the securities of a
                                            series. If you invest in one of
                                            these classes and the issuing entity
                                            of the financial instruments fails
                                            to perform its obligations, the
                                            yield to maturity, market price and
                                            liquidity of your securities could
                                            be materially adversely affected. In
                                            addition, if the issuing entity of
                                            the related financial instruments
                                            experiences a credit rating
                                            downgrade, the market price and
                                            liquidity of your securities could
                                            be reduced. Finally, if the
                                            financial instruments are intended
                                            to provide an approximate or partial
                                            hedge for certain risks or cashflow
                                            characteristics, the yield to
                                            maturity, market price and liquidity
                                            of your securities could be
                                            adversely affected to the extent
                                            that the financial instrument does
                                            not provide a perfect hedge.

REMIC RESIDUAL SECURITIES
ARE SUBJECT TO ADDITIONAL RISK........      If you invest in any class of
                                            securities that represent the
                                            "residual interest" in a real estate
                                            mortgage investment conduit (REMIC),
                                            you will be required to report as
                                            ordinary income your pro rata share
                                            of the REMIC's taxable income,
                                            whether or not you actually received
                                            any cash. Thus, as the holder of a
                                            REMIC residual interest security,
                                            you could have taxable income and
                                            tax liabilities in a year that are
                                            in excess of your ability to deduct
                                            servicing fees and any other REMIC
                                            expenses. In addition, because of
                                            their special tax treatment, your
                                            after-tax yield on a REMIC residual
                                            interest security
                                            may be significantly less than that
                                            of a corporate bond with similar
                                            cash-flow characteristics and
                                            pre-tax yield. Transfers of REMIC
                                            residual interest securities are
                                            also restricted.

BOOK-ENTRY REGISTRATION MAY LIMIT
YOUR ABILITY TO SELL SECURITIES
AND DELAY YOUR RECEIPT OF PAYMENTS....      Limit on Liquidity of Securities.
                                            Securities issued in book-entry form
                                            may have only limited liquidity in
                                            the resale market, since investors
                                            may be unwilling to purchase
                                            securities for which they cannot
                                            obtain physical instruments.

                                            Limit on Ability to Transfer or
                                            Pledge. Transactions in book-entry
                                            securities can be effected only
                                            through The Depository Trust Company
                                            (DTC), its participating
                                            organizations, its indirect
                                            participants and certain banks. As a
                                            result, your ability to transfer or
                                            pledge securities issued in
                                            book-entry form may be limited.

                                            Delays in Distributions. You may
                                            experience some delay in the receipt
                                            of distributions on book-entry
                                            securities since the distributions
                                            will be forwarded by the trustee to
                                            DTC for DTC to credit to the
                                            accounts of its participants. In
                                            turn, these participants will credit
                                            the distributions to your account
                                            either directly or indirectly
                                            through indirect participants.

RATINGS OF THE SECURITIES DO NOT
ADDRESS ALL INVESTMENT RISKS AND
MUST BE VIEWED WITH CAUTION...........      Any class of securities issued under
                                            this prospectus and the accompanying
                                            prospectus supplement will be rated
                                            in one of the four highest rating
                                            categories of a nationally
                                            recognized rating agency. A rating
                                            is based on the adequacy of the
                                            value of the trust fund assets and
                                            any credit enhancement for that
                                            class and reflects the rating
                                            agency's assessment of the
                                            likelihood that holders of the class
                                            of securities will receive the
                                            payments to which they are entitled.
                                            A rating is not an assessment of the
                                            likelihood that principal
                                            prepayments on the underlying loans
                                            will be made, the degree to which
                                            the rate of prepayments might differ
                                            from that originally anticipated or
                                            the likelihood of an early
                                            termination of the securities. You
                                            should not view a rating as a
                                            recommendation to purchase, hold or
                                            sell securities because it does not
                                            address the market price or
                                            suitability of the securities for
                                            any particular investor.

                                            There is no assurance that any
                                            rating will remain in effect for any
                                            given period or that the rating
                                            agency will not lower or withdraw
                                            the rating in the future. The rating
                                            agency could lower or withdraw its
                                            rating due to:

                                               o  any decrease in the adequacy
                                                  of the value of the trust fund
                                                  assets or any related credit
                                                  enhancement, or

                                               o  an adverse change in the
                                                  financial or other condition
                                                  of a credit enhancement
                                                  provider.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         Bear Stearns Asset Backed Securities I LLC, as depositor, will establish a trust fund for each series of its securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

         Each series of certificates will be issued under a pooling and servicing agreement or a trust agreement among the depositor, the trustee and, if the trust fund includes loans, the master servicer. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

         Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If the trust fund includes loans, the trust fund and the master servicer of the loans will also enter into a servicing agreement.

         The sponsor and any other seller named in the related prospectus supplement, from which the depositor will have purchased assets to be included in the trust fund, may agree to reimburse the depositor for certain fees and expenses that the depositor incurs in connection with the offering of the securities.

         The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the prospectus supplement and the governing agreements for that series.

         Each series of securities will consist of one or more classes of the following types of classes:

Accretion Directed                    A class of securities designated  to
                                      receive principal payments primarily from the interest that accrues on specified
                                      Accrual Classes.

Accrual A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion                             A class that receives principal payments
                                      on any distribution date only if scheduled payments have been made on specified planned amortization classes, targeted amortization classes or scheduled principal classes.

Component                             A class consisting of "components." The
                                      components of a class of component
                                      securities may have different principal
                                      and/or interest payment characteristics
                                      but together constitute a single class.
                                      Each component of a class of component
                                      securities may be identified as falling
                                      into one or more of the categories in this list.

Fixed Rate                            A class with an interest rate that is
                                      fixed throughout the life of the class.

Floating Rate                         A class that receives interest
                                      payments based on an interest rate that
                                      fluctuates each payment period based on a designated index plus a specified margin.

Interest Only or IO                   A class of securities with no principal
                                      balance and which is not entitled to
                                      principal payments. Interest usually
                                      accrues based on a specified notional
                                      amount.

Inverse Floating Rate                 A class of securities where the
                                      pass-through rate adjusts based on the
                                      excess between a specified rate and LIBOR or another index.

Lock Out A class of securities which is "locked out" of certain payments, usually principal, for a specified period of time.

Partial Accrual                       A class that accretes a portion of the
                                      amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only                        A class of securities which is not
                                      entitled to interest payments.

Planned Amortization Class or PAC     A class of securities with a principal
                                      balance that is reduced based on a
                                      schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal                   A class that is designed to receive
                                      principal payments using a predetermined principal balance schedule but is not designated as a Planned Amortization Class or Targeted Amortization Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Senior Support                        A class that absorbs the realized
                                      losses other than excess losses that would otherwise be allocated to a Super Senior
                                      Class after the related classes of
                                      subordinated securities are no longer
                                      outstanding.

Sequential Pay                        Classes that receive principal payments in
                                      a prescribed sequence, that do not have
                                      predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired.
                                      A single class that receives principal
                                      payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior                          A class that will not bear its
                                      proportionate share of realized losses
                                      (other than excess losses) as its share is directed to another class, referred to as the "support class" until the class principal balance of the support class is reduced to zero.

Target Amortization Class or TAC      A class of securities with a principal
                                      balance that is reduced based on a
                                      scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate                         A class with an interest rate that
                                      resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying loans).

         A series may also include one or more classes of subordinated securities. Upon satisfaction of any conditions applicable to a particular class as described in the related prospectus supplement, the transfer of the securities may be registered, and the securities may be exchanged, at the office of the trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

         Unless otherwise provided in the related prospectus supplement, payments of principal of and interest on a series of securities will be made on each distribution date specified in the prospectus supplement by check mailed to holders of that series, registered as such at the close of business on the record date specified in the prospectus supplement that is applicable to that distribution date, at their addresses appearing on the security register. However, payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in circumstances described in the prospectus supplement. However, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the related trustee. Notice of the final payment on a security will be mailed to each holder before the distribution date on which the final principal payment is expected to be made.

         Payments of principal and interest on the securities will be made by the trustee or the securities administrator, as applicable. Unless otherwise provided in the related prospectus supplement, the following amounts will be deposited directly into the collection account established for a particular series of securities with the trustee (or with the master servicer in the name of the trustee).:

o all payments with respect to the primary assets for that series (see, "--The Primary Assets and Their Valuation" below), together with reinvestment income thereon;

o amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the prospectus supplement as rating that series and deposited in each reserve fund for the series established in the name of the trustee; and

o    amounts available pursuant to any other credit enhancement for the series.

         If provided in the related prospectus supplement, the deposits may be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts thereafter will be deposited into the separate distribution account established for the series and will be available to make payments on the related securities on the next distribution date. See "The Trust Funds--Collection and Distribution Accounts" in this prospectus.

THE PRIMARY ASSETS AND THEIR VALUATION

         The primary assets of each trust fund may include one or more pools of the following:

o        Residential Loans,

o        Home Equity Loans,

o        Home Improvement Contracts,

o        Manufactured Housing Contracts,

o        Agency Securities, and

o        Private Label Securities.

         When we use the term "loans" in this prospectus, we include Residential Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts. The residential or mixed-use properties that secure the loans are collectively referred to in this prospectus as the "mortgaged properties."

         If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund will be assigned an initial Asset Value. The initial Asset Value of the primary assets of the trust fund will be at least equal to the principal amount of the related notes on the date of issuance.

         As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

EXCHANGEABLE SECURITIES

         General

         As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders specified in the related prospectus supplement, will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

         If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

         Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

EXCHANGES

         If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

o the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities--for purposes of this condition, an interest only class will have a principal balance of zero;

o the annual interest amount payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

o the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

         There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

o A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

o An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

o Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

         These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

o A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

o A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

         A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

PROCEDURES

         The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

         The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

PAYMENTS OF INTEREST

         The securities of each class that by their terms are entitled to receive interest will bear interest (calculated on the basis of a 360-day year consisting of twelve 30-day months or on the basis of a 360-day year and the actual number of days elapsed during the related accrual period, as specified in the related prospectus supplement) from the date and at the rate specified in the prospectus supplement, or will be entitled to receive interest payment amounts calculated in the method described in the prospectus supplement. Interest on the interest-bearing securities of a series will be payable on the distribution date specified in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual interest rates of the loans (or underlying loans) included in the related trust fund and/or as prepayments occur with respect to the loans (or underlying loans). All indices that apply to pool assets with adjustable rates will be indices "that are of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on that date.

         Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

PAYMENTS OF PRINCIPAL

         On each distribution date for a series, principal payments will be made to the holders of the securities on which principal is then payable, to the extent set forth in the prospectus supplement. The payments will be made in a total amount determined as specified in the prospectus supplement and will be allocated among the respective classes of the series in the manner, at the times and in the priority (which may include allocation by random lot) set forth in the prospectus supplement.

FINAL SCHEDULED DISTRIBUTION DATE

         The final scheduled distribution date with respect to each class of a series of notes is the date no later the date on which the total principal balance of the class will be fully paid, and the final scheduled distribution date with respect to each class of a series of certificates is the date on which the principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement.

         Since payments on the primary assets of each trust fund will be used to make distributions that reduce the outstanding principal amount of the related securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, the actual final distribution date of any certificate may occur later than its final scheduled distribution date as a result of delinquencies, defaults and liquidations of the primary assets of the related trust fund. No assurance can be given as to the actual prepayment experience with respect to any series. See "--Weighted Average Lives of the Securities" below.

SPECIAL REDEMPTION

         If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of the securities may be subject to special redemption, in whole or in part, on the special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the loans (or underlying loans) or low yields then available for reinvestment, the entity specified in the prospectus supplement determines, based on assumptions set forth in the applicable agreement, that the available interest amount that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to that date. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series sufficient to cause the available interest amount to equal the amount of interest that will have accrued through the designated interest accrual date for the securities outstanding immediately after the redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

         The depositor or the servicer or any other entity that may be designated in the related prospectus supplement will have the option, on any distribution date, to purchase one or more classes of certificates of any series or redeem, in whole or in part, one or more classes of notes of any series under the circumstances, if any, specified in the related prospectus supplement. Alternatively, if the prospectus supplement for a series of certificates so provides, the depositor, the servicer or another entity designated in the prospectus supplement will have the option to cause an early termination of the related trust fund by repurchasing all of the primary assets from the trust fund on or after a date specified in the prospectus supplement, or on or after such time as the total outstanding principal amount of the certificates or primary assets (as specified in the prospectus supplement) is equal to or less than the amount or percentage specified in the prospectus supplement. Notice of the redemption, purchase or termination must be given by the depositor, the trustee or the securities administrator, as applicable, prior to the related date. The redemption, purchase or repurchase price will be set forth in the prospectus supplement. In the event that a REMIC election has been made, the pooling and servicing agreement may require that the trustee or the securities administrator, as applicable, receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended, or the Code.

         In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

WEIGHTED AVERAGE LIVES OF THE SECURITIES

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable), included in the trust fund for a series is paid, whether in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for each series of securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each class of securities of the series and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

         There is, however, no assurance that prepayment of the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans (or underlying loans) either from time to time or over the lives of the loans (or underlying loans).

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans (or underlying loans) for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans (or underlying loans) for a series may have different interest rates. In addition, the weighted average life of a class of securities may be affected by the varying maturities of the loans (or underlying loans). If any loans (or underlying loans) for a series have actual terms to stated maturity that are less than those that were assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate established by the rating agencies named in the related prospectus supplement.

         The sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

                                 THE TRUST FUNDS

GENERAL

         The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. The trust fund of each series will include assets purchased by the depositor from the sponsor and any other seller composed of:

o    the primary assets of the trust fund;

o amounts available from the reinvestment of payments on the primary assets at any Assumed Reinvestment Rate that may be established by the rating agencies specified in the related prospectus supplement;

o any credit enhancement in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

o REO property consisting of any mortgaged property or home improvement that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

o the amount, if any, initially deposited into the collection account or distribution account(s) for the series as specified in the related prospectus supplement.

         The securities will be non-recourse obligations of the related trust fund. Holders of a series of notes may only proceed against the collateral securing that series in the case of a default with respect to the notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

         The primary assets for a series will be sold by the sponsor and any other seller to the depositor or purchased by the depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the depositor to the related trust fund. Loans relating to a series will be serviced by the servicer (which may be the sponsor or any other seller) that is specified in the related prospectus supplement. The servicer will service the loans pursuant to a pooling and servicing agreement with respect to a series of certificates, or a servicing agreement between the trust fund and servicer with respect to a series of notes.

         If the prospectus supplement so provides, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and the trustee.

         Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than:

o to acquire, manage and hold the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement, and the proceeds thereof,

o    to issue the related securities,

o    to make payments and distributions on the securities, and

o    to perform certain related activities.

No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

         Primary assets included in the trust fund for a series may consist of any combination of loans, Agency Securities and Private Label Securities, as and to the extent the related prospectus supplement specifies.

THE LOANS

         General. Loans in each trust fund may consist of Residential Loans, Home Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts. If specified in the related prospectus supplement, the loans in the related trust fund may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be either "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

         In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement and expanded upon in the related prospectus supplement:

o    Interest may be payable at

          -    a fixed rate,

          - a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,

          - a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

          -    a rate that otherwise varies from time to time, or

          - a rate that is convertible from an adjustable rate to a fixed rate.

         Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the sponsor or any other seller of the property or another source.

o    Principal may be

          - payable on a level debt service basis to fully amortize the loan over its term,

          - calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

          -    nonamortizing during all or a portion of the original term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

o    Monthly payments of principal and interest may

          -    be fixed for the life of the loan,

          -    increase over a specified period of time or

          -    change from period to period.

         Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

         A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

         When we use the term "mortgaged property" in this prospectus, we mean the real property which secures repayment of the related loan. Home Improvement Contracts and Manufactured Housing Contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of Home Equity Loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as further described in the prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. When we use the term "properties" in this prospectus supplement, we mean the related mortgaged properties, home improvements and manufactured homes. The properties relating to the loans will consist primarily of single-family properties, meaning detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and other dwelling units, or mixed-use properties. Any mixed-use property will not exceed three stories and its primary use will be for one- to four-family residential occupancy, with the remainder of its space for retail, professional or other commercial uses. Any non-residential use will be in compliance with local zoning laws and regulations. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

         Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

         Home Equity Loans. The primary assets for a series may consist, in whole or in part, of, closed-end home equity loans, revolving credit line home equity loans or certain balances forming a part of the revolving credit line loans, secured by mortgages creating senior or junior liens primarily on one- to four-family residential or mixed-use properties. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. Unless otherwise described in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Principal amounts of a revolving credit line loan may be drawn down (up to the maximum amount set forth in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date designated in the prospectus supplement. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily principal balance of that loan. Under certain circumstances, a borrower under either a revolving credit line loan or a closed-end loan may choose an interest-only payment option. In this case only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin making at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         The rate of prepayment on Home Equity Loans cannot be predicted. Home Equity Loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of their prepayment. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Home Equity Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. On the other hand, because Home Equity Loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. Any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of the Home Equity Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Home Equity Loans. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in this prospectus.

         Collections on revolving credit line loans may vary for a number of reasons, including those listed below.

o A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, closed-end loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

o A borrower may make a payment that is as much as the entire principal balance plus accrued interest and related fees and charges during a month.

o    A borrower may fail to make the required periodic payment.

o Collections on the mortgage loans may vary due to seasonal purchasing and the payment habits of borrowers.

         Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related prospectus supplement) greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

         The aggregate principal balance of loans secured by single family properties that are owner-occupied will be disclosed in the related prospectus supplement. The sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either

o a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

o a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.

To the extent specified in the related prospectus supplement, single family properties may include non-owner occupied investment properties and vacation and second homes.

         Home Improvement Contracts. The primary assets for a series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements originated by home improvement contractors in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will be either unsecured or secured by senior or junior mortgages primarily on single family properties, or by purchase money security interests in the related home improvements. The Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

         The home improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

         Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

         The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

         Additional Information. The selection criteria applicable to the loans will be specified in the related prospectus supplement. These include, but are not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information.

         The loans for a series of securities may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms but require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series of securities may include loans that do not have a specified stated maturity.

         The loans will be either conventional contracts or contracts insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA). Loans designated in the related prospectus supplement as insured by the FHA will be insured under various FHA programs as authorized under the United States Housing Act of 1937, as amended. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series of securities may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

         The insurance premiums for loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD) and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA-insured loan will be obligated to purchase any such debenture issued in satisfaction of a loan upon default for an amount equal to the principal amount of the debenture.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

         The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA-guaranteed loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the related mortgaged property.

         The amount payable under a VA guaranty will be the percentage of the VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

         The prospectus supplement for each series will provide information with respect to the loans that are primary assets of the related trust fund as of the cut-off date, including, among other things, and to the extent relevant:

o    the aggregate unpaid principal balance of the loans;

o the range and weighted average interest rates on the loans and, in the case of adjustable rate loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

o    the range and average principal balance of the loans;

o the weighted average original and remaining terms to stated maturity of the loans and the range of original and remaining terms to stated maturity, if applicable;

o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

o the percentage (by principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixed interest rates;

o any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

o the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or home improvements or that are unsecured;

o    the geographic distribution of any mortgaged properties securing the loans;

o for loans that are secured by single family properties, the percentage (by principal balance as of the cut-off date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

o    the lien priority of the loans;

o    the delinquency status and year of origination of the loans;

o    whether the loans are closed-end loans and/or revolving credit line loans;
     and

o in the case of revolving credit line loans, the general payments and credit line terms of those loans and other pertinent features.

         The prospectus supplement will also specify any other limitations on the types or characteristics of the loans in the trust fund for the related series of securities.

         A Current Report on Form 8-K will be sent, upon request, to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities or if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K which will be available to investors on the SEC website.

FICO SCORES

         The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

PRIVATE LABEL SECURITIES

         General. Primary assets for a series may consist, in whole or in part, of Private Label Securities or PLS (i.e., private mortgage-backed asset-backed securities) that include:

o pass-through certificates representing beneficial interests in underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund, or

o collateralized obligations secured by underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund.

         The Private Label Securities will previously have been

o offered and distributed to the public pursuant to an effective registration statement, or

o purchased in a transaction not involving any public offering from a person that is not an affiliate of the Private Label Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Label Securities were acquired from the issuing entity or its affiliate, whichever is later.

         Although individual underlying loans may be insured or guaranteed by the United States or one of its agencies or instrumentalities, they need not be, and the Private Label Securities themselves may be, but need not be, insured or guaranteed.

         The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS agreement with the PLS trustee. The PLS trustee, its agent or a custodian will take possession of the underlying loans. The underlying loans will be serviced by the PLS servicer directly or by one or more sub-servicers subject to the supervision of the PLS servicer.

         The issuer of Private Label Securities will be

o a financial institution or other entity engaged generally in the business of lending,

o a public agency or instrumentality of a state, local or federal government, or

o a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in trusts.

         If specified in the prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer generally will be limited to certain representations and warranties that it makes with respect to the assets it conveys to the related trust. The PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement.

         Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement.

         The loans underlying the Private Label Securities may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The underlying loans will be secured by mortgages on mortgaged properties.

         Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PLS agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the underlying loans or with respect to the Private Label Securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying loans and other factors and will be based on the requirements of the nationally recognized statistical rating organization that rated the Private Label Securities.

         Additional Information. If the primary assets of a trust fund include Private Label Securities, the related prospectus supplement will specify the items listed below, to the extent relevant and to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable below:

o the total approximate principal amount and type of the Private Label Securities to be included in the trust fund,

o    the maximum original term to stated maturity of the Private Label
     Securities,

o    the weighted average term to stated maturity of the Private Label
     Securities,

o the pass-through or certificate rate or range of rates of the Private Label Securities,

o the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

o certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the underlying loans or to the Private Label Securities themselves;

o the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Label Securities, and

o the terms on which underlying loans may be substituted for those originally underlying the Private Label Securities.

In addition, the related prospectus supplement will provide information about the loans underlying the Private Label Securities, including

o the payment features of the underlying loans (i.e., whether closed-end loans or revolving credit line loans, whether fixed rate or adjustable rate, whether level payment or balloon payment loans),

o the approximate aggregate principal balance, if known, of the underlying loans insured guaranteed by a governmental entity,

o the servicing fee or range of servicing fees with respect to the underlying loans,

o the minimum and maximum stated maturities of the underlying loans at origination,

o    the lien priority of the underlying loans, and

o the delinquency status (disclosed in 30/31 day buckets) and year of origination of the underlying loans.

         The above disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement.

AGENCY SECURITIES

         Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

         Section 306 (g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306 (g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

         Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA loans or VA loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

         The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loans or VA loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA loans or VA loans.

         If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

         Except for pools of mortgage loans secured by manufactured homes, all mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per year of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II certificate may have annual interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate, are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of the Ginnie Mae certificate.

         Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of those mortgage loans. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

         Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate to be included in the trust fund for a series of securities will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

o    fixed-rate level installment conventional mortgage loans,

o fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA,

o    adjustable rate conventional mortgage loans, or

o adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program and will be secured by a first lien on a one- to four-family residential property.

         Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

         Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

         Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

         Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

         Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, United States government-sponsored enterprise created pursuant to the Federal Home loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA loans, VA loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

         Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

         Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share. However, Freddie Mac does not guarantee, except if and to the extent specified in the prospectus supplement for a series, the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (x) 30 days following foreclosure sale, (y) 30 days following payment of the claim by any mortgage insurer, or (z) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home loan Bank and do not constitute debts or obligations of the United States or any Federal Home loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie

Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases group of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

         Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the sponsor and Freddie Mac. For Freddie Mac certificate group formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

         Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

         Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped Agency Security.

         Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

COLLECTION AND DISTRIBUTION ACCOUNTS

         A separate collection account will be established by the trustee or the servicer, as applicable, in the name of the trustee, for each series of securities for receipt of

o the amount of any cash specified in the related prospectus supplement to be initially deposited by the depositor in the collection account,

o all amounts received with respect to the primary assets of the related trust fund, and

o    income earned on the foregoing amounts.

As provided in the related prospectus supplement, certain amounts on deposit in the collection account and certain amounts available under any credit enhancement for the securities of that series will be deposited into the applicable distribution account for distribution to the holders of the related securities. The trustee or the securities administrator, as applicable, will establish a separate distribution account for each series of securities. The trustee or the securities administrator, as applicable, will invest the funds in the collection account and the distribution account in eligible investments including, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the rating agencies named in the prospectus supplement.
The trustee or the party designated in the prospectus supplement will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. With certain exceptions, all such eligible investments must mature, in the case of funds in the collection account, not later than the day preceding the date when the funds are due to be deposited into the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities.

         Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related prospectus supplement.

         If specified in the related prospectus supplement, a trust fund will include one or more pre-funding accounts that are segregated trust accounts established and maintained with the trustee for the related series. If specified in the prospectus supplement, a portion of the proceeds of the sale of the securities equal to the pre-funded amount will be deposited into the pre-funding account on the closing date and may be used to purchase additional primary assets during the pre-funding period specified in the prospectus supplement. In no case will the pre-funded amount exceed 50% of the proceeds of the offering of the related securities, and in no case will the pre-funding period exceed one year. Additional restrictions may be imposed on pre-funding by ERISA or the REMIC provisions under the Code, which require, among other things, that the pre-funding period end no later than 90 days after the closing date. See "Material Federal Income Tax Considerations--Taxation of the REMIC" and "ERISA Considerations" in this prospectus. The primary assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial primary assets of the trust fund, and the same representations and warranties will be made with respect to them. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, the remaining amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of that series.

         If a pre-funding account is established, one or more capitalized interest accounts that are segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the related securities will be deposited into the capitalized interest account and used to fund the excess, if any, of

o   the sum of

         o the amount of interest accrued on the securities of the series, and

         o if specified in the related prospectus supplement, certain fees or expenses during the pre-funding period,

over

o the amount of interest available from the primary assets in the trust fund.

         Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

                               CREDIT ENHANCEMENT

         If so provided in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor will obtain from an institution or by other means acceptable to the rating agencies named in the prospectus supplement one or more types of credit enhancement in favor of the trustee on behalf of the holders of the related series or designated classes of the series. The credit enhancement will support the payment of principal of and interest on the securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the prospectus supplement. Credit enhancement for a series may include one or more of the forms described below. If so specified in the related prospectus supplement, the credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

SUBORDINATED SECURITIES

         If specified in the related prospectus supplement, credit enhancement for a series may consist of one or more classes of subordinated securities. The rights of the holders of subordinated securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the same series, but only to the extent described in the related prospectus supplement.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

         If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

o maintaining timely payments or providing additional protection against losses on the trust fund assets;

o    paying administrative expenses; or

o establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

     Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC following issuance of the securities of the related series.

OVERCOLLATERALIZATION

         If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

OTHER INSURANCE POLICIES

         If specified in the related prospectus supplement, credit enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

         Pool Insurance Policy. If so specified in the related prospectus supplement, the depositor will obtain a pool insurance policy for the loans in the related trust fund. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any pool insurance coverage will be set forth in the related prospectus supplement.

         Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent the damage is not covered by a standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

o    the cost of repair or replacement of the property, and

o upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property.

         If the unpaid principal balance of the loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the related property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials

(except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

         Restoration of the property with the proceeds described in the first bullet of the second previous paragraph is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described in the second bullet of the second previous paragraph will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

         Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan thus would become an unsecured creditor to the extent the principal balance of the loan exceeds the value assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Material Legal Aspects of the Loans" in this prospectus. If the related prospectus supplement so provides, the depositor or other entity specified in the prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all loans in the trust fund for the related series. The amount will be reduced by payments made under the bankruptcy bond in respect of the loans and will not be restored.

RESERVE FUNDS

         If the prospectus supplement relating to a series of securities so specifies, the depositor will deposit into one or more reserve funds cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agencies in the amount specified in the prospectus supplement. Each reserve fund will be established by the trustee or the securities administrator, as applicable, as part of the trust fund for that series or for the benefit of the credit enhancement provider for that series. In the alternative or in addition to the initial deposit by the depositor, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

         Amounts withdrawn from any reserve fund will be applied by the trustee or the securities administrator, as applicable, to make payments on the securities of the related series, to pay expenses, to reimburse any credit enhancement provider for the series or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

         Amounts deposited into a reserve fund will be invested by the trustee or the securities administrator, as applicable, in eligible investments maturing no later than the day specified in the related prospectus supplement.

CROSS-COLLATERALIZATION

         If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by

o the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund, or

o the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund.

Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

         If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

         If provided in the prospectus supplement relating to a series of securities, the depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies named in the prospectus supplement under which the entity will provide certain payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for the series are not sufficient to make payments on the securities of the series as provided in the prospectus supplement.

DEPOSIT AGREEMENT

         If specified in a prospectus supplement, the depositor and the trustee for a series of securities will enter into a deposit agreement with the entity specified in the prospectus supplement on or before the sale of the related series of securities. The deposit agreement is intended to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The related prospectus supplement will describe the terms of any deposit agreement.

FINANCIAL INSTRUMENTS

         If provided in the related prospectus supplement, the trust fund may include one or more financial instruments that are intended to meet the following goals:

o to convert the payments on some or all of the loans and Private Label Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

o to provide payments if any index rises above or falls below specified levels (all indices that apply to pool assets with adjustable rates will be indices "that are of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds); or

o to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more classes of the related series.
If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

         The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates.
Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

         The trustee, supplemental interest trustee or securities administrator, as applicable, on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

         A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure will only provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. A market value swap will only be used in conjunction with a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

         Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

         In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

         There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so.

                             STATIC POOL INFORMATION

         For each mortgage pool discussed above, the depositor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

         With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

                               SERVICING OF LOANS

GENERAL

         Under the pooling and servicing agreement or the servicing agreement for a series of securities, the servicer will provide customary servicing functions with respect to the loans comprising the primary assets of the related trust fund.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

         The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related governing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer has the discretion to

o waive any assumption fee, late payment charge, or other charge in connection with a loan, and

o to the extent provided in the related agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the loan.

         If the related prospectus supplement so provides, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which borrower payments for taxes, assessments, mortgage and hazard insurance policy premiums and other comparable items will be deposited. In the case of loans that do not require such payments under the related loan documents, the servicer will not be required to establish any escrow or impound account for those loans. The servicer will make withdrawals from the escrow accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow accounts to the extent required by law, to repair or otherwise protect the related property and to clear and terminate the escrow accounts. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

         Unless the related prospectus supplement specifies otherwise, the trustee or the servicer will establish a separate collection account in the name of the trustee. Unless the related prospectus supplement provides otherwise, the collection account will be

o an account maintained at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each rating agency named in the prospectus supplement at levels satisfactory to the rating agency; or

o an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or an account secured in a manner meeting requirements established by each rating agency named in the prospectus supplement.

         The funds held in the collection account may be invested in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

         The servicer, the depositor, the trustee, the sponsor or any additional seller, as applicable, will deposit into the collection account for each series, on the business day following the closing date, all scheduled payments of principal and interest on the primary assets due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by the servicer (other than, unless otherwise provided in the related prospectus supplement, in respect of principal of and interest on the related primary assets due on or before the cut-off date):

o all payments in respect of principal, including prepayments, on the primary assets;

o all payments in respect of interest on the primary assets after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement), related servicing fees payable to the servicer;

o all Liquidation Proceeds after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement), the servicing fee, if any, in respect of the related primary asset;

o    all Insurance Proceeds;

o all amounts required to be deposited into the collection account from any reserve fund for the series pursuant to the related agreement;

o all advances of cash made by the servicer in respect of delinquent scheduled payments on a loan and for any other purpose as required pursuant to the related agreement; and

o all repurchase prices of any primary assets repurchased by the depositor, the servicer, the sponsor or any additional seller pursuant to the related agreement.

         The servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

o to reimburse itself for advances that it made in connection with that series under the related agreement; provided that the servicer's right to reimburse itself is limited to amounts received on or in respect of particular loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related loans and Mortgaged Properties ("Insurance Proceeds")) that represent late recoveries of scheduled payments with respect to which the Advance was made;

o to the extent provided in the related agreement, to reimburse itself for any advances that it made in connection with the series which the servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of scheduled payments respecting which the advance was made or from Liquidation Proceeds or Insurance Proceeds;

o to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited into the collection account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

o in the event the servicer has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery to the extent permitted by the related agreement;

o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

o to pay to the applicable person with respect to each primary asset or related real property that has been repurchased or removed from the trust fund by the depositor, the servicer, the sponsor or any additional seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

o to make payments to the trustee or the securities administrator, as applicable, of the series for deposit into the related distribution account or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

o to clear and terminate the collection account pursuant to the related agreement

In addition, if the servicer deposits into the collection account for a series any amount not required to be deposited therein, the servicer may, at any time, withdraw the amount from the collection account.

ADVANCES AND LIMITATIONS ON ADVANCES

         The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances. Its obligation to make advances may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans that represent late recoveries of scheduled payments, Insurance Proceeds or Liquidation Proceeds respecting which an advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account(s), as the case may be, or from a specified reserve fund, as applicable, to the extent specified in the related prospectus supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

         Standard Hazard Insurance; Flood Insurance. The servicer will be required to maintain (or to cause the borrower under each loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

         The standard hazard insurance policies covering properties typically will contain a "coinsurance" clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including any improvements on the property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of

o the actual cash value (i.e., replacement cost less physical depreciation) of the property, including the improvements, if any, damaged or destroyed, and

o such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as their principal balances decrease, and since the value of the properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

         Coverage will be in an amount at least equal to the greater of

o the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy, and

o     the outstanding principal balance of the related loan.

The servicer will also typically maintain on REO property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.


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

         Any amounts collected by the servicer under insurance policies (other than amounts to be applied to the restoration or repair of the property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement) will be deposited into the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency named in the prospectus supplement, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

REALIZATION UPON DEFAULTED LOANS

         The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that

o the restoration or foreclosure will increase the Liquidation Proceeds of the related loan available to the holders after reimbursement to itself for its expenses, and

o its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds.

However, in the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any REO property by the end of the third calendar year after the trust fund acquires beneficial ownership of the REO property. While the holder of an REO property can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the servicer nor the depositor will be required to do so.

         The servicer may arrange with the borrower on a defaulted loan a change in the terms of the loan to the extent provided in the related prospectus supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meets the other conditions set forth in the related prospectus supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         When any property is about to be conveyed by the borrower, the servicer will typically, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related loan under any applicable "due-on-sale" clause, unless it reasonably believes that the clause is not enforceable under applicable law or if enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed. Under the assumption, the transferee of the property becomes liable under the loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The servicer will be entitled to a periodic servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, the servicer may also be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

         The servicer may also pay certain expenses incurred in connection with the servicing of the loans, including, without limitation, the payment of the fees and expenses of each trustee and independent accountants, payment of security policy and insurance policy premiums, if applicable, and the cost of any credit enhancement, and payment of expenses incurred in preparation of reports to holders.

         When a borrower makes a principal prepayment in full between due dates on the related loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement, in order that one or more classes of the securities of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the applicable trustee for deposit into the related distribution account an amount equal to one month's interest on the related loan (less the servicing fee). If the total amount of these shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

         The servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of the servicer's expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies has been exhausted, the related holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the servicer's expenses, are less than the principal balance of and unpaid interest on the related loan that would be distributable to holders. In addition, the servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO property. This right of reimbursement is prior to the rights of the holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other credit enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances.


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

         The rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of securities of the series.

CERTAIN MATTERS REGARDING THE SERVICER

         The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

         If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. The events of default and the rights of a trustee upon a default under the agreement for the related series will be substantially similar to those described under "The Agreements--Events of Default; Rights upon Event of Default--Pooling and Servicing Agreement; Servicing Agreement" in this prospectus.

         The servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement unless the successor servicer accepting such assignment or delegation

o    services similar loans in the ordinary course of its business;

o    is reasonably satisfactory to the trustee;

o has a net worth of not less than the amount specified in the prospectus supplement;

o would not cause the rating of the related securities by a rating agency named in the prospectus supplement, as such rating is in effect immediately prior to the assignment, sale or transfer, to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

o executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, that contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the servicer under the agreement from and after the date of the agreement.

         No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above. In this instance, however, the assigning servicer will remain liable for the servicing obligations under the agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.


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

         Except to the extent otherwise provided in the related prospectus supplement or pooling and servicing agreement, each agreement will provide that neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the agreement. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of those obligations and duties. In addition, the agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the agreement that, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

                                 THE AGREEMENTS

         The following summaries describe the material provisions of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and the indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements applicable to the particular series of securities. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

ASSIGNMENT OF PRIMARY ASSETS

         General. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the related trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund. This assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date. The trustee will, concurrently with the assignment, execute and deliver the securities.

         Assignment of Mortgage Loans. The depositor will deliver to the trustee (or, if specified in the prospectus supplement, a custodian on behalf of the trustee), as to each Residential Loan and Home Equity Loan, the related note endorsed without recourse to the order of the trustee or in blank, the original mortgage, deed of trust or other security instrument with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the


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

original of the mortgage was delivered to such recording office), and an assignment of the mortgage in recordable form. The trustee or, if so specified in the related prospectus supplement, the custodian will hold these documents in trust for the benefit of the holders.

         If so specified in the related prospectus supplement, at the time of issuance of the securities, the depositor will cause assignments to the trustee of the mortgages relating to the loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the prospectus supplement, the depositor will cause the assignments to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. In this event, the prospectus supplement will specify whether the agreement requires the depositor to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

         Assignment of Home Improvement Contracts. The depositor will deliver to the trustee or the custodian each original Home Improvement Contract and copies of related documents and instruments and, except in the case of unsecured Home Improvement Contracts, the security interest in the related home improvements. In order to give notice of the right, title and interest of holders to the Home Improvement Contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the sponsor identifying the trustee as the secured party and identifying all Home Improvement Contracts as collateral. The Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the trust fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of the assignment, the interest of holders in the Home Improvement Contracts could be defeated. See "Material Legal Aspects of the Loans--The Home Improvement Contracts and the Manufactured Housing Contracts" in this prospectus.

         Assignment of Manufactured Housing Contracts. If specified in the related prospectus supplement, the depositor, the sponsor or any additional seller will deliver to the trustee the original contract as to each Manufactured Housing Contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor, the sponsor or any additional seller will cause a UCC-1 financing statement to be executed by depositor, the sponsor or any additional seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans--The Home Improvement Contracts and the Manufactured Housing Contracts" in this prospectus.



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

         Loan Schedule. Each loan will be identified in a schedule appearing as an exhibit to the related agreement and will specify with respect to each loan:

o    the original principal amount,

o    its unpaid principal balance as of the cut-off date,

o    the current interest rate,

o    the current scheduled payment of principal and interest,

o    the maturity date, if any, of the related note, and

o if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

         Assignment of Agency and Private Label Securities. The depositor will cause the Agency and Private Label Securities to be registered in the name of the trustee (or its nominee or correspondent). The trustee (or its nominee or correspondent) will take possession of any certificated Agency or Private Label Securities. The trustee will not typically be in possession of, or be assignee of record of, any loans underlying the Agency or Private Label Securities. See "The Trust Funds--Private Label Securities" in this prospectus. Each Agency and Private Label Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each Agency and Private Label Security conveyed to the related trust fund. In the agreement, the depositor will represent and warrant to the trustee that:

o    the information contained in the Agency or Private Label Securities schedule is true and correct in all material respects,

o immediately prior to the conveyance of the Agency or Private Label Securities, the depositor had good title and was the sole owner of the Agency or Private Label Securities,

o there has been no other sale of the Agency or Private Label Securities, and

o there is no existing lien, charge, security interest or other encumbrance on the Agency or Private Label Securities.

         Repurchase and Substitution of Non-Conforming Primary Assets. If any document in the file relating to the primary assets delivered by the depositor to the trustee (or custodian) is found by the trustee, within 90 days of the execution of the related agreement (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date), to be defective in any material respect and the depositor, the sponsor or any additional seller does not cure such defect within 90 days after the discovery of such defect (or within any other period specified in the related prospectus supplement) the depositor, the sponsor or any additional seller will, not later than 90 days after the discovery of such defect (or within such any period specified in the related prospectus supplement), repurchase from the trustee the related primary asset or any property acquired in respect of the asset. The repurchase shall be effected at a price equal to the sum of:



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


o   the lesser of

         o        the principal balance of the primary asset, and

         o the trust fund's federal income tax basis in the primary asset;

plus

o accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement.

However, the purchase price shall not be limited to the trust fund's federal income tax basis in the asset, if the repurchase at a price equal to the principal balance of the repurchased primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

         If provided in the related prospectus supplement, the depositor, the sponsor or any additional seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the non-conforming primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets. If no REMIC election is made with respect to the trust fund, the substitution must be effected within 120 days of the date of initial issuance of the securities. If a REMIC election is made with respect to the trust fund, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

         Any qualifying substitute primary asset will, on the date of substitution, meet the following criteria:

o it has a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the deleted primary asset (the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders),

o it has an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,

o it has a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset,

o it complies with all of the representations and warranties set forth in the applicable agreement as of the date of substitution, and

o if a REMIC election is made with respect to the trust fund, the qualifying substitute primary asset is a qualified replacement mortgage under Section 860G(a) of the Code.

         The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in the documentation for a primary asset.


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

         The sponsor or another entity will make representations and warranties with respect to primary assets for each series. If the sponsor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related pooling and servicing agreement after notification by the trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the sponsor or the other entity will be obligated to repurchase the affected primary asset or, if provided in the related pooling and servicing agreement, provide a qualifying substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

         The sponsor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or sponsor of the non-conforming primary assets. See "Risk Factors--Only the assets of the related trust fund are available to pay your certificates" in this prospectus.

         No holder of securities of a series, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement to institute any proceeding with respect to agreement, unless holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than percentage specified in the related prospectus supplement of the aggregate voting rights of the securities of the series have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

REPORTS TO HOLDERS

o The applicable trustee or the securities administrator, as applicable, will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a monthly statement setting forth, the items specified in the related prospectus supplement and in the related pooling and servicing agreement or indenture.

         In addition, within a reasonable period of time after the end of each calendar year the trustee or securities administrator, as applicable, will furnish to each holder of record at any time during the calendar year:

o the total of the amounts reported pursuant to clauses under the first and second bullets above and under the last clause of the fourth bullet above for the calendar year, and

o the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the securities.

         Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under "Available Information" and "Reports to Holders".


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

         As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

         As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the trustee's or the securities administrator's website referenced under "Available Information" in this prospectus as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Servicing of Loans-Evidence as to Compliance" in the related prospectus supplement.

         Information in the distribution date statements and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to its servicing of the loans. See "Servicing of Loans-Evidence as to Compliance" in the related prospectus supplement.

         If so specified in the prospectus supplement, the related series of securities (or one or more classes of the series) will be issued in book-entry form. In that event, owners of beneficial interests in those securities will not be considered holders and will not receive such reports directly from the trustee or the securities administrator, as applicable. The trustee or the securities administrator, as applicable, will forward reports only to the entity or its nominee that is the registered holder of the global certificate that evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of the participants and indirect participants.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         Pooling and Servicing Agreement; Servicing Agreement. "Events of default under the pooling and servicing agreement for each series of certificates include, but are not limited to:

o any failure by the servicer to deposit amounts in the collection account and distribution account(s) to enable the trustee to distribute to holders of securities of the series any required payment, provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice to the servicer by the trustee, or to the servicer and the trustee by holders having not less than 25% of the total voting rights of the series;

o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written to the servicer by the trustee, or to the servicer and the trustee by the holders having not less than 25% of the total voting rights of the of the series; and


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

o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

         So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the a percentage specified in the related prospectus supplement of the total voting rights of the series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement, which rights the servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

         In the event that the trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

         During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of securities of the series, and, unless otherwise specified in the related prospectus supplement, holders of securities having not less than a percentage specified in the related prospectus supplement of the total voting rights of the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee as a result. The trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.

         Indenture. "Events of default" under the indenture for each series of notes include, but are not limited to:

o a default for thirty (30) days (or other time period specified in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

o failure to perform any other covenant of the depositor or the trust fund in the indenture, provided that the failure continues for a period of sixty
     (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;


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

o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; and

o    any other event of default specified with respect to notes of that series.

         If an event of default with respect to the then-outstanding notes of any series occurs and is continuing, either the indenture trustee or the holders of a majority of the total amount of those notes may declare the principal amount of all the notes of the series (or, if the notes of that series are zero coupon securities, such portion of the principal amount as may be specified in the related prospectus supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the holders of a majority of the total amount of those notes.

         If, following an event of default with respect to any series of notes, the related notes have been declared to be due and payable, the indenture trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default (other than a default in the payment of any principal of or interest on any note of the series for thirty (30) days or other period specified in the related prospectus supplement), unless:

o the holders of 100% of the total amount of the then-outstanding notes of the series consent to the sale; or

o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or

o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of a percentage specified in the related prospectus supplement of the total amount of the then-outstanding notes of the series.

         In the event that the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or other period specified in the related prospectus supplement) in the payment of principal of or interest on the notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an event of default of this type, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

         In the event that the principal of the notes of a series is declared due and payable as described above, holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that remains unamortized.

         Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offer security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of amount of the then-outstanding notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to those notes, and the holders of a majority of the amount of the amount of the then- outstanding notes of the series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all affected holders of the outstanding notes.

THE TRUSTEES

         The identity of the commercial bank, savings and loan association or trust company named as the trustee or indenture trustee, as the case may be, for each series of securities will be set forth in the related prospectus supplement. Entities serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related agreement will be conferred or imposed upon that trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided, however, that the trustee will continue to be responsible for its duties and obligations under the agreement.

DUTIES OF TRUSTEES

         No trustee will make any representations as to the validity or sufficiency of the related agreement, the securities or of any primary asset or related documents. If no event of default (as defined in the related agreement) has occurred, the applicable trustee will be required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the agreement.

         Each trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related holders in an event of default. No trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         If an event of default will occur, the trustee will, by notice in writing to the master servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the master servicer thereafter arising under the Agreements, but without prejudice to any rights it may have as a certificateholder or to reimbursement of advances and other advances of its own funds, and the trustee shall act as provided in the Agreements to carry out the duties of the master servicer, including the obligation to make any advance the nonpayment of which was an event of default described in the Agreements. Any such action taken by the trustee must be prior to the distribution on the relevant distribution date.

         On and after the time the master servicer receives a notice of termination pursuant to the Agreements, the trustee shall automatically become the successor to the master servicer with respect to the transactions set forth or provided for in the Agreements and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer by the terms and provisions in the Agreements; provided, however, pursuant to the Agreements, the trustee in its capacity as successor master servicer shall be responsible for making any advances required to be made by the master servicer immediately upon the termination of the master servicer and any such advance shall be made on the distribution date on which such advance was required to be made by the predecessor master servicer. Effective on the date of such notice of termination, as compensation therefor, the trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the master servicer would have been entitled to if it had continued to act hereunder, provided, however, that the trustee shall not be (i) liable for any acts or omissions of the master servicer, (ii) obligated to make advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the master servicer or (iv) obligated to deposit losses on any permitted investment directed by the master servicer. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the Agreements in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the Agreements.

Any successor master servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least the amount specified in the related prospectus supplement,
(ii) be acceptable to the trustee (which consent shall not be unreasonably withheld) and (iii) be willing to act as successor servicer of any mortgage loans under the Agreements, and shall have executed and delivered to the depositor and the trustee an agreement accepting such delegation and assignment, that contains an assumption by such person of the rights, powers, duties, responsibilities, obligations and liabilities of the master servicer (other than any liabilities of the master servicer hereof incurred prior to termination of the master servicer as set forth in the Agreements), with like effect as if originally named as a party to the Agreements, provided that each rating agency shall have acknowledged in writing that its rating of the certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer hereunder, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the Agreements. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the certificateholders shall be in excess of that permitted the master servicer hereunder. The trustee and such successor shall take such action, consistent with the Agreements, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the master servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

         The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the trustee or the successor master servicer to service the mortgage loans properly and effectively, to the extent not paid by the terminated master servicer, will be payable to the trustee pursuant to the Agreements. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer maintain in force the policy or policies that the master servicer is required to maintain pursuant to the Agreements.

         If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the Agreements concerning the trustee's duties will be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the Agreements relating to the master servicer, however, will apply to it in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to certificateholders of record pursuant to the Agreements and to the rating agencies.

         The trustee will transmit by mail to all certificateholders, within 60 days after the occurrence of any event of default, the trustee shall transmit by mail to all certificateholders notice of each such event of default hereunder actually known to a responsible officer of the trustee, unless such event of default shall have been cured or waived.

         The trustee will not in any way be liable by reason of any insufficiency in any account held by or in the name of the trustee unless it is determined by a court of competent jurisdiction that the trustee's gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the trustee is obligor and has defaulted thereon). In no event will the trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the trustee will not be responsible for the acts or omissions of the other transaction parties, it being understood that the Agreements will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The trustee will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the Agreements as set forth in the Agreements except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

         In addition to having express duties under the Agreements, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Agreements is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Agreements, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Agreements provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

RESIGNATION OF TRUSTEES

         Each trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted such appointment within 30 days after the


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giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. Each trustee may also be removed at any time

o if the trustee ceases to be eligible to continue as such under the related agreement, or

o    if the trustee becomes insolvent, or

o the holders of securities having more than over 50% of the total voting rights of the securities in the trust fund give written notice to the trustee and to the depositor.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

AMENDMENT OF AGREEMENT

         The Agreement for each series of securities may be amended by the depositor, the servicer (with respect to a series relating to loans), and the trustee, without notice to or consent of the holders, for the following purposes:

o    to cure any ambiguity,

o to correct any defective provisions or to correct or supplement any provision in the agreement,

o to add to the duties of the depositor, the applicable trustee or the servicer,

o to add any other provisions with respect to matters or questions arising under the agreement or related credit enhancement,

o to add or amend any provisions of the agreement as required by any rating agency named in the prospectus supplement in order to maintain or improve the rating of the securities (it being understood that none of the depositor, the sponsor, any other seller, the servicer or any trustee is obligated to maintain or improve the rating), or

o    to comply with any requirements imposed by the Code.

In no event, however, shall any amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holders of the series, as evidenced by an opinion of counsel delivered to the trustee. An amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency named in the prospectus supplement that the amendment will not cause the rating agency to reduce its then-current rating.

         Each agreement for a series may also be amended by the applicable trustee, the servicer, if applicable, and the depositor with the consent of the holders possessing not less than the percentage specified in the related prospectus supplement of the total outstanding principal amount of the securities of the series (or, if only certain classes are affected by the amendment, a



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percentage specified in the related prospectus supplement of the total outstanding principal amount of each affected class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement, or modifying in any manner the rights of holders of the series. In no event, however, shall any amendment

o reduce the amount or delay the timing of payments on any security without the consent of the holder of the security, or

o reduce the percentage of the total outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of the total outstanding principal amount of each affected class.

VOTING RIGHTS

         The prospectus supplement will set forth the method of determining allocation of voting rights with respect to the related series of securities.

LIST OF HOLDERS

         Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement (which request is accompanied by a copy of the communication such holders propose to transmit), the trustee will afford them access during business hours to the most recent list of holders of that series held by the trustee.

         No agreement will provide for the holding of any annual or other meeting of holders.

BOOK-ENTRY SECURITIES

         If specified in the related prospectus supplement for a series of securities, the securities (or one or more of the securities) may be issued in book-entry form. In that event, beneficial owners of those securities will not be considered "Holders" under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.

REMIC ADMINISTRATOR

         For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, which may be an affiliate of the depositor.

TERMINATION

         Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them under the agreement in the circumstances described in the related prospectus supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination" in this prospectus.


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         Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of the series.

         In addition to such discharge with certain limitations, if so specified with respect to the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registration of the transfer or exchange of those notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their notes until maturity.

                       MATERIAL LEGAL ASPECTS OF THE LOANS

         The following discussion contains general summaries of material legal matters mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the loans may be situated.

MORTGAGES

         The Residential Loans and Home Equity Loans for a series will, and the Home Improvement Contracts for a series may, be secured by mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. We refer to Residential Loans, Home Equity Loans and Home Improvement Contracts that are secured by mortgages as "mortgage loans." The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond


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

and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure of a deed of trust generally is accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a

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

foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, and sometimes requires up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage or a deed of trust, a public sale is conducted by the referee or other designated officer or by the trustee. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. The lender may purchase the property for a lesser amount in order to preserve its right against the borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

ENVIRONMENTAL RISKS

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose

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

obligations on the owners or operators of residential properties such as those subject to the loans. The failure to comply with these laws and regulations may result in fines and penalties.

         Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

         In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against the property. Under CERCLA, the clean-up lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by the current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (SWDA) provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

         A regulation promulgated by the U.S. Environmental Protection Agency
(EPA) in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C. Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of SWDA. That regulation has not been struck down.

         On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, ACA specifies the circumstances under which a lender will be



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protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

         Generally, ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender

o exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or

o exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for
     (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance.

ACA also specifies certain activities that are not considered to be "participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

         ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

         ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the trust fund does in connection with the mortgage loans and the Home Improvement Contracts.

         If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans would be imposed on the related trust fund, and thus occasion a loss to the holders, therefore depends on the specific factual and legal circumstances at issue.


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

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

         The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the related trust fund (and therefore of the securityholders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments



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on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Federal Bankruptcy Code, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to Federal Bankruptcy Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the Federal Bankruptcy Code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.


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

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

         In a chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

         The Federal Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the Federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders that originate loans and that fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

         Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the



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prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         In addition, under the Federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from bankruptcy proceedings.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.

EQUITABLE LIMITATIONS ON REMEDIES

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate


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notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

         Title V authorizes any state to reimpose interest rate limits by adopting a state law before April 1, 1983 or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS AND THE MANUFACTURED HOUSING CONTRACTS

         General

         The Home Improvement Contracts and Manufactured Housing Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests," each as defined in the Uniform Commercial Code (UCC) in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. The contracts will typically not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee.


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Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

         Security Interests in Home Improvements

         A Home Improvement Contract that is secured by the related home improvements grants to the originator of the contract a purchase money security interest in the related home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         Enforcement of Security Interest in Home Improvements

         So long as the home improvement has not become subject to real estate law, a creditor can repossess a home improvement securing a Home Improvement Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days' notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower will have no assets from which to pay a judgment.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.


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         Security Interests in the Manufactured Homes

         The manufactured homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so requires. With respect to each transaction, a decision will be made as to whether or not the security interests of the trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the Manufactured Housing Contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

         In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.


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         Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

         Consumer Protection Laws

         The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the related debtor. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Federal Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts or Manufactured Housing Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

         The loans may also consist of installment sales contracts. Under an installment sales contract the seller/lender retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the purchaser/borrower of the contract is the seller/lender obligated to convey title to the property to the borrower. As with mortgage or deed of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.


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         The method of enforcing the rights of the seller/lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The seller/lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment sales contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

CIVIL RELIEF ACT

         Under the Servicemembers Civil Relief Act, or the Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

o are entitled to have their interest rates reduced and capped at 6% per year, on obligations (including loans) incurred prior to the commencement of military service for the duration of military service, and

o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service, and

o may have the maturity of their obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with his obligations is not materially impaired by military service, the court may apply equitable principles accordingly. Please note that various state laws may provide borrower protections similar, but not identical, to the Relief Act.


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         If a borrower's obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Relief Act or similar state statute, none of the trust fund, the servicer, the depositor or the trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the holders of the related securities. Any shortfalls in interest collections on loans (or underlying loans), included in a trust fund for a series resulting from application of the Relief Act will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans (or underlying loans) in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans (or underlying loans) had the interest shortfall not occurred.

                                   THE SPONSOR

         The sponsor will be EMC Mortgage Corporation ("EMC") for each series of securities unless otherwise indicated in the related prospectus supplement. The sponsor was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). The sponsor commenced operation in Texas on October 9, 1990.

         Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States' largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the sponsor.

         Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions Group, for distribution into the primary market.

         The sponsor has been securitizing residential mortgage loans since
1999.


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                                  THE DEPOSITOR

         The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc.

         The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments. The depositor's securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by senior or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness. The depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Three of the depositor's Limited Liability Company Agreement limits the depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

         The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. In conjunction with EMC's acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this prospectus, which will then issue the certificates.

         After issuance and registration of the securities contemplated in this prospectus, in the related prospectus supplement and any supplement hereto, the depositor will have substantially no duties or responsibilities with respect to the pool assets or the securities, other than certain administrative duties as described in the related prospectus supplement.

                                 USE OF PROCEEDS

         The depositor will apply all or substantially all of the net proceeds from the sale of each of the related trust fund series of securities for one or more of the following purposes:

o    to purchase the primary assets of the related trust fund,

o to repay indebtedness incurred to obtain funds to acquire the primary assets of the related trust fund,

o to establish any reserve funds described in the related prospectus supplement, and

o to pay costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement.


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         If specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by delivering the securities to the sponsor or any other seller in exchange for the primary assets.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         The following summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities is based on the opinion of any one of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, Greenberg Traurig, LLP or other tax counsel designated in the prospectus supplement as tax counsel to the depositor or the trust. This summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change either prospectively or retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. If penalties were asserted against purchasers of the Securities offered hereunder in respect of their treatment of the Securities for tax purposes, the summary of tax considerations contained, and the opinions stated herein or in the prospectus supplement may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties. Prospective investors are encouraged to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the securities.

         The federal income tax consequences to securityholders will vary depending on whether:

o    the securities of a series are classified as indebtedness;

o an election is made to treat the trust fund relating to a particular series of securities as one or more real estate mortgage investment conduits or REMICs under the Code;

o the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

o an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

         The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether one or more REMIC elections, if any, will be made with respect to the series.


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         Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

o securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and

o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

o To the extent that the securities are neither regular interests in a REMIC nor interests in a grantor trust, they may not have the character described in the preceding sentence.

TAXATION OF DEBT SECURITIES

         Interest and Acquisition Discount. Securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's regular method of accounting. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. When we refer to "debt securities" in this section, we mean securities characterized as debt for federal income tax purposes, including securities that are REMIC regular interests.

         Debt securities that permit interest to accrue for more than one year before the payments of that interest and certain of the other debt securities issued at a discount may be issued with "original issue discount" or OID. The following discussion is based in part on the regulations issued under Sections 1271 through 1273 and 1275 of the Code, or OID Regulations. Holders are encouraged to be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

         In general, OID is the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market


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value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt securityholder for accrued interest that relates to a period prior to the issue date of the debt security.

         The stated redemption price at maturity of a debt security is the sum of all payments provided by the security other than "qualified stated interest" payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment or the terms of the debt instrument otherwise make late payment or non-payment remote. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

         Under the de minimis rule, OID on a debt security will generally be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant yield method. See "--Election to Treat All Interest as Original Issue Discount" below.


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         In addition, under the OID Regulations, there is a special method for determining whether the OID for a debt security that bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such debt security (e.g., a debt security with teaser rates or interest holidays) is de minimis. In that case, the OID will be caused to be more than de minimis only if the greater of (x) the foregone interest on such debt security resulting from the teaser rate or interest holiday and (y) any "true" discount on such debt security (i.e., the excess of the debt security's stated principal amount over its issue price) exceeds the de minimis amount, in which case the stated interest on the debt security will be treated as OID rather than qualified stated interest.

         Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

o    the interest is unconditionally payable at least annually,

o the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of certain of the debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

         The Internal Revenue Service, or IRS, issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6) of the Code, such as the debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation of OID on Section 1272(a)(6) of the Code and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under
Section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

         The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during an accrual period a pro rata portion of the OID that accrued during the accrual period. In the case of a debt security that is not a REMIC regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to



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maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of the debt security's issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods other than qualified stated interest payments.

         Certain classes of the debt securities may be "pay-through securities," which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a holder of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

         o        sum of

                  (a) the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

                  (b) the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

over

o the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

o the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

o    events that have occurred before the end of the accrual period and

o the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.


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         The depositor may adjust the accrual of OID on a class of securities that are REMIC regular interests in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are REMIC regular interests could increase.

         Certain classes of securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security's issue price) to offset such OID by comparable economic accruals of portions of the excess.

         Effects of Defaults and Delinquencies. Holders will be required to accrue interest and OID income with respect to the related securities without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their own tax advisors on this point.

         Interest Weighted Securities. An "interest weighted security" is a security that is a REMIC regular interest or a "stripped" security (as discussed under "--Tax Status as a Grantor Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated using the rules described above as applicable to debt instruments issued with OID and by treating none of the payments on the interest weighted security as qualified stated interest. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities" below.


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

         Variable Rate Debt Securities. In the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and, in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities are encouraged to consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

         Market Discount. A purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

o on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

o in the ratio of (a) in the case of securities (or, in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the underlying loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or, in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         Premium. A holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of

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

premium accrual on comparable securities have been issued, the legislative history of The Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

         On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities are encouraged to consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium, based on a constant yield method for debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

         General. In the opinion of tax counsel, if one or more REMIC elections, as applicable, are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs, as long as all of the provisions of the applicable governing agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related prospectus supplement.

         Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities:

o securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Section 7701(a)(19)(C) of the Code); and

o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets).

If less than 95% of the REMIC's assets consists of assets described in the immediately preceding bullets, then a security will qualify for the tax treatment described in the previous sentence in the proportion that such REMIC's assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

         As a general rule, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a "single class REMIC," however, the expenses will be allocated under Treasury regulations among the holders of the REMIC regular interest securities and the holders of the REMIC residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. A "single class REMIC" refers to any REMIC that would be classified as a grantor trust in the absence of a REMIC election, including a REMIC with more than one class of interests that would, nevertheless, be classified as a grantor trust pursuant to
Section 301.7701-4(c) of the Treasury regulations, absent such an election. In the case of a holder of a REMIC regular interest security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income and not deductible for purposes of calculating an individual holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

This reduction is scheduled to be phased-out over a five-year period beginning in 2006. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC regular interest security to the holder. In general terms, a single class REMIC is one that either

o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes), or

o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

The expenses of the REMIC will typically be allocated to holders of the related REMIC residual interest securities.

TAXATION OF THE REMIC

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the REMIC residual interests. As described above, the REMIC regular interests are generally taxable as debt of the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of Residual Interest Securities", would cause the trust not to be treated as a REMIC for that year and thereafter. In this event, the entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

         Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

o the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and

o deductions, including stated interest and OID accrued on the REMIC regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a REMIC residual interest security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed 2% of the holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, a REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by a REMIC of OID income on such loans will be equivalent to the method under which holders of pay-through securities accrue OID (i.e., under the constant yield method taking into account the prepayment assumption). A REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See "--Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that a REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the prepayment assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

         Prohibited Transactions and Contributions Tax. A REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

o subject to a limited exception, the sale or other disposition of a cash flow investment;

o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

o the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of REMIC residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC. However, to the extent not paid by the holders of the REMIC residual interest securities or otherwise, taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

         The holder of a certificate representing a REMIC residual interest will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security.
The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders (on that day) of the residual interest securities in proportion to their respective holdings on that day.

         The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, if the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) The taxable income of a REMIC may also be greater in earlier years than later years as a result of the fact that interest expense deductions, as a percentage of outstanding principal on the REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a REMIC residual interest security is taxed on the net income of the REMIC, the taxable income derived from the residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on a residual interest security may be less than that of a corporate bond or stripped instrument, or may be negative in the case of a REMIC residual interest security that is expected to receive little or no cash flow.

         Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a REMIC residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code. Holders are encouraged to consult their tax advisers with respect to such additional limitations.

         Distributions. Distributions on a REMIC residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of the residual interest security. If the amount of the payment exceeds the holder's adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of the excess.

         Sale or Exchange. The holder of a REMIC residual interest security will recognize gain or loss on the sale or exchange of the residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of sale or exchange. A holder's adjusted basis in a residual interest security generally equals the cost of the residual interest security increased by the taxable income of the REMIC that was included in the income of the holder and decreased by distributions received thereon by the holder and amounts of the REMIC net loss allocated to the holder. Except to the extent provided in Treasury regulations which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder disposing of such residual interest security acquires any other residual interest in a REMIC or similar mortgage pool within six months before or after disposition. In that event, the loss will be used to increase the residual interest securityholder's adjusted basis in the newly acquired residual interest or similar security.

         Excess Inclusions. The portion of the REMIC taxable income of a holder of a residual interest security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax and withholding at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "--Tax Treatment of Foreign Investors" below.

         In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual interest securityholder.

o First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.

o Second, the residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.

o Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of

o REMIC taxable income for the quarterly period allocable to a residual interest security,

over


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o    the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the startup day multiplied by (ii) the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC regulations, transfers of residual interest securities may be disregarded in certain circumstances. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

         Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "disqualified organization" including the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income, or an electing large partnership within the meaning of Section 775 of the Code. Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

         If a residual interest security is transferred to a disqualified organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity) that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         The REMIC regulations disregard certain transfers of REMIC residual interests, in which case the transferor continues to be treated as the owner of the REMIC residual interests and thus continues to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a holder of a residual interest (other than a holder who is not a U.S. Person, as defined in "Tax Treatment of Foreign Investors" below) is disregarded for all federal income tax purposes if a



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significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The present value of the anticipated excess inclusions and the present value of the expected futures distributions are determined in the same manner as determined in connection with the transfer of a residual interest to a disqualified organization. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they became due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person, and (iv) one of the two following tests is satisfied:

         (a)      the "formula test":

                  the present value of the anticipated tax liabilities associated with the holding of the noneconomic residual interest will not exceed the sum of:

                  (1) the present value of any consideration given to the transferee to acquire the residual interest;

                  (2) the present value of the expected future distributions on the residual interest; and

                  (3) the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or

         (b)      the "asset test":

                  (1) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of the transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed



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                           $10 million, excluding obligations of any related
                           persons or any other asset if a principal purpose for holding or acquiring the other asset is to permit the transferee to satisfy the asset test.

                  (2) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation, a regulated investment company or real estate investment trust); the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer, and the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee; and

                  (3) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (including the consideration given to the transferee to acquire the nonecomonic residual interest in the REMIC), that the taxes associated with the residual interest will not be paid.

         For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term applicable federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

         Mark-to-Market Rules. A REMIC residual interest security cannot be marked-to-market.

ADMINISTRATIVE MATTERS

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

INDUCEMENT FEES

         Final regulations addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests require inducement fees to be included in income over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss allocable to the holder of the noneconomic residual interest. Under two safe harbor methods currently set forth in the regulations, inducement fees would be permitted to be included in income:


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         (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the applicable REMIC is expected to generate taxable income, or

         (ii) ratably over the remaining anticipated weighted average life of the applicable REMIC, determined based on actual distributions projected as remaining to be made on all the regular and residual interests issued by the REMIC under the prepayment assumption.

If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

         Prospective purchasers of the noneconomic REMIC residual interests are encouraged to consult with their tax advisors regarding the effect of these final regulations.

TAX STATUS AS A GRANTOR TRUST

         General. As further specified in the related prospectus supplement, if a REMIC election is not made and the trust fund is not structured as a partnership, then the trust fund relating to a series of securities may be classified for federal income tax purposes as a grantor trust under Subpart E,
Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. We refer to the securities of a series of this type as "pass-through securities". In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In the case of "stripped securities", sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

         Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as trust expense fees to the applicable trustee and the servicer and similar fees), at the same time and in the same manner as the items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the trust expense fees. In the case of pass-through securities other than stripped securities, income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct trust expense fees under Section 162 or Section 212 of the Code to the extent that such fees represent "reasonable" compensation for the services rendered by the applicable trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, trust expense fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative



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minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

         This reduction is scheduled to be phased-out over a five-year period beginning in 2006.

         Discount or Premium on Pass-Through Securities. The holder's purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a stripped security, a holder of the security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of pass-through securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security itself. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities --Market Discount" and "--Premium" above.

         In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         Stripped Securities. A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Ratio stripped securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or



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all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

         Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan's principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

         Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the stripped securities represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the stripped securities. It is unclear whether those provisions would be applicable to stripped securities that do not represent an interest in any such pool, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the stripped securities or, with respect to any subsequent holder, at the time of purchase of the stripped securities by that holder.

         The accrual of income on the stripped securities will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and holders on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of securities. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate, and holders are encouraged to bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial holders of each series who bought at that price. Prospective purchasers of the stripped securities are encouraged to consult their own tax advisors regarding the use of the prepayment assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a stripped security. If a stripped security is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the stripped security, it appears that no loss


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

may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a stripped security is treated as an interest in discrete mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a stripped security should be able to recognize a loss equal to the portion of the adjusted issue price of the stripped security that is allocable to the mortgage loan.

         In the case of a stripped security that is an interest weighted security, the applicable trustee intends, absent contrary authority, to report income to holders as OID, in the manner described above for interest weighted securities.

         Possible Alternative Characterizations. The characterizations of the stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

o in certain series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

o the non-interest weighted securities are subject to the contingent payment provisions of the regulations; or

o each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

         Character as Qualifying Loans. In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the underlying loans. The IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent:

o "real estate assets" within the meaning of section 856(c)(4)(A) of the Code; and

o    "loans secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code.

Interest income attributable to pass-through securities will be and to stripped securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities and the interest income thereon.


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

SALE OR EXCHANGE

         Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder's tax basis in a security is the price the holder pays for the security, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments received with respect to the security (other than qualified stated interest payments). Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is more than one year and short-term capital gain or loss if the holding period of the security is one year or less. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

         In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC regular interest security or other debt instrument will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of:

o the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over

o the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

MISCELLANEOUS TAX ASPECTS
         Backup Withholding. Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder, other than a holder of a REMIC residual interest security, may, under certain circumstances, be subject to "backup withholding" with respect to distributions on the securities or the proceeds of a sale of the securities to or through brokers. This withholding generally applies if the holder of a security:

o fails to furnish the applicable trustee with its taxpayer identification number;

o furnishes the applicable trustee with an incorrect taxpayer identification number;

o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or


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o    under certain circumstances, fails to provide the applicable trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

         Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations and corporations) and to certain nonresident alien individuals, foreign partnerships or foreign corporations. Holders are encouraged to consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The trustee or securities administrator, as applicable, will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

General

         Except as disclosed in the applicable prospectus supplement, the arrangement pursuant to which the exchangeable securities of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The exchangeable securities will represent beneficial ownership of interests in the classes of securities in the related trust fund.

Tax Status

         The exchangeable securities will represent "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code, and OID and interest accruing on exchangeable securities will represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). Exchangeable securities will be "qualified mortgages" under Section 860G(a)(3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

Tax Accounting for Exchangeable Securities

         An exchangeable security represents beneficial ownership of an interest in one or more classes of securities on deposit in the related trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the exchangeable security among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an exchangeable security, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.


                                      112
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         The holder of an exchangeable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular interests, the holder of the exchangeable security should account for such interest as described for REMIC regular interests under "Taxation of Debt Securities" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Section
1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. A prospective investor is encouraged to consult its tax advisor regarding this matter.

         A holder of an exchangeable security should calculate OID with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate OID would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as further described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. A prospective investor is encouraged to consult its tax advisor regarding these matters. For purposes of information reporting relating to OID, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

         If OID accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against OID from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the underlying loans (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

         A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as

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described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular interests, to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interests were 110% of the applicable federal rate under Section 1274(d) of the Code.

         If a holder exchanges a single class of exchangeable securities for several classes of related exchangeable securities, and then sells one of the related exchangeable securities, the sale may subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the single class of exchangeable securities between the part of such class underlying the related exchangeable security that was sold and the part of such class underlying the related exchangeable securities that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the part retained for the amount of basis allocated to such part. The holder must calculate OID with respect to the retained part as described above.

         Although the matter is not free from doubt, a holder that acquires in one transaction a combination of exchangeable securities that may be exchanged for a single class of related exchangeable securities that is identical to a class of securities that is on deposit in the related trust fund should be treated as owning the relevant class of securities.

Exchanges of Exchangeable Securities

         An exchange of an interest in one or more classes of exchangeable securities for an interest in one or more other classes of related exchangeable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

Tax Treatment of Foreign Investors

         A foreign holder of an exchangeable security is subject to taxation in the same manner as foreign holders of debt securities. Such manner of taxation is discussed below under the heading " --Tax Treatment of Foreign Investors."

Backup Withholding

         A holder of an exchangeable security is subject to backup withholding rules similar to those applicable to debt securities. Such manner of taxation is discussed under the heading "--Miscellaneous Tax Aspects--Backup Withholding" in this prospectus.

Reporting and Administrative Matters

         Reports will be made to the IRS and to holders of record of exchangeable securities that are not excepted from the reporting requirements.


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

TAX TREATMENT OF FOREIGN INVESTORS

         Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), under the Code, unless interest (including OID) paid on a security (other than a residual interest security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, interest will normally qualify as portfolio interest and will be exempt from federal income tax or withholding tax. However, interest will not qualify as portfolio interest where:

o the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuing entity, or

o the recipient is a controlled foreign corporation to which the issuing entity is a related person.

         For interest to qualify for the portfolio interest exemption from United States withholding tax, the holder must generally complete a Form W-8BEN indicating that the holder is a non-U.S. Person entitled to such exemption. The Form W-8BEN, or in certain circumstances other documentation, must be provided to the person otherwise required to withhold United States tax. If a foreign holder is a partnership or other type of pass-through entity that is not treated for United States withholding tax purposes as the beneficial owner of the income with respect to the security, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the security and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the security. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuing entity to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

         Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and appropriate documentation is provided to the person otherwise required to withhold. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of REMIC residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, the holder of a residual interest security will not be entitled to an exemption from or reduction of the 30% withholding tax rule. If the payments are subject to United States withholding tax, they



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

generally will be taken into account for withholding tax purposes only when paid or distributed (or when the residual interest security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a nonresident alien individual, foreign partnership or foreign corporation transfers a residual interest security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions" above.

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

         Tax counsel is of the opinion that a trust fund structured to be classified, for federal income tax purposes, as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for such purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes or certificates. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any such tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. As a result, tax counsel is of the opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

         OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not "indexed securities" or "strip notes." Moreover, the discussion assumes that the interest formula for the notes meets the



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

requirements for "qualified stated interest" under the OID Regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note, unless an election is made by such holder to treat all interest as OID, as discussed above. See "Taxation of Debt Securities--Election to Treat All Interest as Original Issue Discount" in this prospectus. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a note that is a "short-term note" (i.e., it has a fixed maturity date of not more than one year from the issue date) may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

         Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale (excluding any amount attributable to accrued but unpaid qualified stated interest, which will be treated as such) and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments previously received by the noteholder with respect to the note (other than payments of qualified stated interest). Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Foreign Holders. Interest payments made (or accrued) to a noteholder who is a "foreign person" (i.e., nonresident alien, foreign corporation or other non-U.S. Person) generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax or withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

o is not actually or constructively a "10 percent shareholder" of the trust fund or the sponsor (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust fund or the sponsor is a "related person" within the meaning of the Code; and

o provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person entitled to exemption from such tax and providing the foreign person's name and address.

If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the note, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the note and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the note. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. If a note is held through a securities clearing organization or certain other financial institutions, the foreign person that owns the note should furnish such organization or institution with a Form W-8BEN or a similar form. The organization or institution may then be required to forward the Form W-8BEN to the withholding agent. If interest is not portfolio interest and is not effectively connected with the conduct of a U.S. trade or business, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from U.S. federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year of the disposition.

         Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is a U.S. Person and not subject to backup withholding. Should a nonexempt noteholder fail to provide



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

the required certification, the trust fund will be required to backup withhold from the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above under "-- Tax Characterization of the Trust Fund as a Partnership," and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of tax counsel, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may be "unrelated business taxable income," income to foreign holders generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         Treatment of the Trust Fund as a Partnership. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations is possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership described below. The following discussion assumes that the certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates is an indexed security or a stripped certificate, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

         Partnership Taxation. If the trust fund is a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into



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

account the holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the underlying loans (including appropriate adjustments for market discount, OID and bond premium, if any) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). Cash basis holders will in effect be required to report income from the certificates on the accrual basis, and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

         All of the taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to the holder under the Code.

         An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

         The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

         Discount and Premium. It is believed that the underlying loans will not be issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan-by-loan basis.)

         If the trust fund acquires the underlying loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

         Section 708 Termination. Under section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in



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

the trust fund are sold or exchanged within a 12-month period. Pursuant to Treasury regulations issued under section 708 of the Code, if such a termination occurs, the trust fund would be deemed to contribute its assets to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the original trust fund in liquidation thereof, which would not constitute a sale or exchange.

         Disposition of Certificates. Generally capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

         Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. Although recent legislation requires a partnership with a substantial built in loss in its assets to make certain basis adjustments affecting the acquiring partners, those



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

adjustments are not required for securitization partnerships. The trust expects to qualify as a securitization partnership and, thus, the tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election, unless such an election is required by law. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

         Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust fund. Books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the trust fund will be the calendar year unless otherwise required by law. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below, and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

o    the name, address and taxpayer identification number of the nominee; and

o as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

         In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

         The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is



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filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected with a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and the highest rate of tax specified in Section 1 of the Code for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN or a similar form, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

         Each foreign holder might be required to file a United States individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a United States trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


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

                             REPORTABLE TRANSACTIONS

         Recent Treasury pronouncements directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Treasury regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon several indicia, one or more of which may be present with respect to your investment in the securities. Recently enacted legislation imposes significant penalties for failing to comply with these disclosure requirements. Investors are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that Bear Stearns and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to a transaction.

                       STATE AND LOCAL TAX CONSIDERATIONS

         In addition to the United States federal income tax considerations described in this prospectus under "Material Federal Income Tax Considerations," potential investors are encouraged to consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

         Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and persons having obtained specified relationships to a Plan, called "Parties in Interest", unless a statutory or administrative exemption is available with respect to any such transaction.

         Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.


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

         ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made for the exclusive benefit of Plan participants and their beneficiaries and in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of Plan Assets and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, called Parties in Interest unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

         Some transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not a Plan's assets, or "Plan Assets" would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the trust fund), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that a Plan's assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a security with "substantial equity features"), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the trust fund). Without regard to whether the securities are characterized as equity interests, the purchase, sale and holding of securities by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. The depositor, Bear, Stearns & Co. Inc., the master servicer or other servicer, any pool insurer, any



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special hazard insurer, the trustee, and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Neither Plans nor persons investing Plan Assets should acquire or hold securities in reliance upon the availability of any exception under the DOL Regulations.

CLASS EXEMPTIONS

         The DOL has issued Prohibited Transaction Class Exemptions ("PTCEs") which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption's availability.

CLASS EXEMPTIONS FOR PURCHASES AND SALES OF SECURITIES.

         The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand:

         o PTCE 84-14, which exempts certain transactions approved on behalf of the Plan by a qualified professional asset manager.

         o PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.

         o PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments.

         o PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments.

         o PTCE 96-23, which exempts certain transactions approved on behalf of a Plan by an in-house investment manager.

         These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. The issuing entity cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

         Class exemptions for purchases and sales of securities and transactions incidental to the operation of the Issuing Entity.


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

         The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the Issuing Entity:

         o PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

         o PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

         Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:

         o the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

         o        the trustee may not be an affiliate of the depositor;

         o and the payments made and retained by the depositor in connection with the trust fund, together with all funds inuring to the depositor's benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

         In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in



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connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

         o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

         o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

         o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

         o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

         o at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

         Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

UNDERWRITER EXEMPTION

         The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage-backed securities or other "securities" underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section "ERISA Considerations", the term "Underwriter" shall include (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the

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underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

         The Exemption sets forth seven general conditions which must be satisfied for the Exemption to apply.

         First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second, the Exemption only applies to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a loan-to- value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%.

         Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the loan-to-value ratio or combined loan-to-value ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a loan-to-value ratio or combined loan-to-value ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

         Fourth, the trustee cannot be an affiliate of any member of the Restricted Group (which consists of any Underwriter, the master servicer, the special servicer, any subservicer, the depositor, any counterparty to an "eligible swap" (as described below) and any officer with respect to assets included in the trust fund consisting of more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the securities) other than the underwriter.

         Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any subservicer must represent not more than reasonable compensation for the person's services under the related Agreement and reimbursement of the person's reasonable expenses in connection therewith.

         Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

         Seventh, for Issuing Entities other than certain trusts, the documents establishing the Issuing Entity and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the Issuing Entity from creditors of the Depositor.


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

         Permitted trust funds include owner-trusts, as well as grantor-trusts and REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         The Exemption permits interest rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

         An interest-rate swap or (if purchased by or on behalf of the Issuing Entity) an interest-rate cap contract (collectively, a "swap" or "swap agreement") is a permitted trust fund asset if it: (a) is an "eligible swap;"
(b) is with an "eligible counterparty;" (c) meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap" and (d) permits the Issuing Entity to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor, sponsor or any other seller. Securities to which one or more swap agreements apply may be acquired or held by only "qualified plan investors."

         An "eligible swap" is one which: (a) is denominated in U.S. dollars;
(b) pursuant to which the Issuing Entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the Issuing Entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("allowable notional amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) of this paragraph.

         An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility under the Exemption, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

         A "qualified plan investor" is a plan where the decision to buy a class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-



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house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

         In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

         "Non-ratings dependent swaps" (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the Issuing Entity in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

         An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the Issuing Entity) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the Issuing Entity and an eligible counterparty and
(f) it has an allowable notional amount.

         The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in



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one of the four highest generic categories of one of the Exemption
Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

         A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

                  If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

         1. The direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is
                  (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, provided that:

                           i.       The Plan is not an Excluded Plan,

                           ii. Each Plan's investment in each class of securities does not exceed 25% of the outstanding securities in the class,

                           iii.     After the Plan's acquisition of the
                                    securities, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of a trust fund containing assets which are sold or serviced by the same entity, and


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                           iv.      In the case of initial issuance (but not
                                    secondary market transactions), at least 50%
                                    of each class of securities and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group;

         2. The direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan assets provided that the conditions in (i), (iii) and (iv) of 1 above are met; and

         3. The continued holding of securities acquired by a Plan or with Plan Assets pursuant to sections 1 or 2 above.

         Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan's ownership of securities.

         The Exemption generally extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust fund, to be transferred to the trust fund within the pre-funding period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

         o the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

         o all additional mortgage loans transferred to the related trust fund after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the Exemption
                  Rating Agencies;

         o the transfer of the additional mortgage loans to the trust fund during the pre-funding period must not result in the securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

         o solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related trust fund on the Closing Date and all additional mortgage loans transferred to the related trust fund after the Closing Date at the end of the Pre- Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the trust fund on the Closing Date;

         o        either:

                  (1) the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

                  (2) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the Closing Date;

         o the pre-funding period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

         o amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

                  (1) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or


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

                  (2) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies ("ERISA Permitted Investments");

         o the prospectus or prospectus supplement must describe the duration of the pre-funding period;

         o the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

INSURANCE COMPANY GENERAL ACCOUNTS.

         o In the event that securities which are certificates, but not notes, do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirements under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Sections I and III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

         o Insurance companies contemplating the investment of general account assets in the securities are encouraged to consult with their legal advisors with respect to the applicability of
                  Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which became effective on July 5, 2001.

REVOLVING POOL FEATURES.

         The Exemption only covers certificates backed by a "fixed" pool of loans which requires that all the loans must be transferred to the trust fund or identified at closing (or transferred within the pre-funding period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "ERISA Considerations Relating to Notes."

ERISA CONSIDERATIONS RELATING TO NOTES

         Under the DOL Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features



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

for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Exemption permits trust funds which are grantor trusts, owner-trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

         In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, PTCE Exemption 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

         In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with Plan Assets; or (2)
(A) either (i) none of the issuing entity, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is a Plan or (ii) PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other



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

prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuing entity, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuing entity, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS ARE ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

EXCHANGEABLE SECURITIES

         With respect to those classes of exchangeable securities which were eligible for exemptive relief under the Exemption when purchased, the Exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. However, with respect to classes of exchangeable securities which were not eligible for exemptive relief under the Exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a Party in Interest with respect to such Plan are involved in the transaction. However, one or more Investor-Based Exemptions discussed above may be applicable to these transactions.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

CONSULTATION WITH COUNSEL

         There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions



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

specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. In addition, the recently enacted Pension Protection Act of 2006 modified the ERISA rules relating to prohibited transactions and Plan Assets. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

         BEFORE PURCHASING A SECURITY IN RELIANCE ON THE EXEMPTION, OR AN INVESTOR-BASED EXEMPTION, OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN OR OTHER PLAN ASSET INVESTOR SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL CONDITIONS SET FORTH IN THE EXEMPTION, AN INVESTOR-BASED EXEMPTION OR OTHER EXEMPTION WOULD BE SATISFIED AND (B) IN THE CASE OF A SECURITY PURCHASED UNDER THE EXEMPTION, THE SECURITY CONSTITUTES A "SECURITY" FOR PURPOSES OF THE EXEMPTION. IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF THE EXEMPTIVE RELIEF PROVIDED IN THE EXEMPTION, AND INVESTOR-BASED EXEMPTION OR OTHER EXEMPTION, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE THE SECURITIES ON BEHALF OF A PLAN.

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

                             METHOD OF DISTRIBUTION

         The depositor will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Bear, Stearns & Co. Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that is paid by the depositor.


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

         As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

         Alternatively, the related prospectus supplement may specify that Bear, Stearns & Co. Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Bear, Stearns & Co. Inc. acts as agent in the sale of securities, Bear, Stearns & Co. Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Bear, Stearns & Co. Inc. elects to purchase securities as principal, Bear, Stearns & Co. Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

         The depositor will indemnify Bear, Stearns & Co. Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns & Co. Inc. and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, the depositor and Bear, Stearns & Co. Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

         Bear, Stearns & Co. Inc. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Bear, Stearns & Co. Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

         The depositor anticipates that the securities will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

         Legal matters in connection with the securities of each series, including both federal income tax matters and the legality of the securities being offered will be passed upon by Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig LLP or other counsel designated in the prospectus supplement.


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

                              FINANCIAL INFORMATION

         A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Reports to Holders" in this prospectus and "Servicing of Loans -- Evidence as to Compliance" in the related prospectus supplement, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the trustee's or the securities administrator's internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website will be provided in the related Prospectus Supplement.

         This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This prospectus incorporates by reference all documents, including but not limited to the financial statements and reports filed or incorporated by reference by the depositor, Bear Stearns Asset Backed Securities I LLC, with respect to a trust fund pursuant to the requirements of Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of the related securities; provided, however, this prospectus and any related prospectus supplement do not incorporate by reference any of the issuing entity's annual reports filed on Form 10-K with respect to a trust fund. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes securities, the depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to those classes of securities, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to: Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, telephone number
(212) 272-2000. The depositor has determined that its financial statements are not material to the offering of any securities.

         Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website containing reports, proxy and information statements and other information regarding issuing entities, including each trust fund, that file electronically with the SEC.

                                     RATINGS

         It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

         Each such rating will be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to the related class and will reflect the rating agency's assessment solely of the likelihood that the related holders will receive payments to which they are entitled. No rating will constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early optional termination of the securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable rating agency in the future if in its judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of trust fund assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long-term debt.

         The amount, type and nature of any credit enhancement established with respect to a series of securities will be determined on the basis of criteria established by each rating agency named in the related prospectus supplement. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If residential real estate markets should experience an overall decline in property values such that the principal balances of the loans in a particular trust fund and any secondary financing on the related properties become equal to or greater than the value of those properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal of and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                         LEGAL INVESTMENT CONSIDERATIONS

         Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

         The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute "mortgage related securities" for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                              PLAN OF DISTRIBUTION

         The depositor may offer each series of securities through BS&Co. or one or more other firms that may be designated at the time of the related offering. The participation of BS&Co. in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the related prospectus supplement. BS&Co. is an affiliate of the depositor.

                                GLOSSARY OF TERMS

         AGENCY SECURITIES. Mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

         AGREEMENT. An owner trust agreement, servicing agreement or indenture.

         ASSET VALUE. With respect to the primary assets in the trust fund, the product of the Asset Value percentage set forth in the related indenture multiplied by the lesser of

o the stream of remaining regularly scheduled payments in the primary assets net of certain amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of the series over periods equal to the interval between payments on the notes and

o    the then outstanding principal balance of the primary assets.

         ASSUMED REINVESTMENT RATE. With respect to a series of securities, the highest rate permitted by the rating agencies named in the related prospectus supplement or a rate insured by means of a surety bond, guaranteed investment contract, reinvestment agreement or other arrangement satisfactory to the rating agencies.

         ASSUMPTION FEE. The fee paid to the mortgagee upon the assumption of the primary liability for payment of the mortgage.

         CLOSING DATE. With respect to any series of bonds, the date on which the bonds are issued.

         CODE. The Internal Revenue Code of 1986.

         DOL. The U.S. Department of Labor.

         DOL REGULATIONS. Regulations by the DOL promulgated at 29 C.F.R. ss.2510.3-101.

         DTC REGISTERED BOND. Any bond initially issued through the book-entry facilities of the DTC.

         EXEMPTION. An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by Prohibited Transaction Exemption ("PTE") 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg.
67765 (November 13, 2000) and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

         EXEMPTION RATING AGENCY. Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc.

         HOME EQUITY LOANS. Closed-end loans and/or revolving credit line loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties or mixed-use properties.

         HOME IMPROVEMENT CONTRACTS. Home Improvement installment sales contracts and installment loan agreements which are either unsecured or secured by mortgages, deeds of trust or similar security instruments creating generally junior liens on one- to four-family residential properties or mixed-use properties or secured by purchase money security interests in the related home improvements.

         INSURANCE PROCEEDS. Amounts received by the related servicer under any title insurance policy, hazard insurance policy or other insurance policy covering any primary asset in a trust fund, other than amounts to be applied to the restoration or repair of the related property or released to the borrower under the related agreement.

         ISSUING ENTITY. The Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the bonds.

         LIQUIDATION PROCEEDS. Amounts received by the related servicer in connection with the liquidation of the primary assets or related real property in a trust fund, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the borrower, other than amounts required to be paid or refunded to the borrower under the applicable loan documents or pursuant to law, net of the related liquidation expenses.

         MANUFACTURED HOUSING CONTRACTS. Manufactured housing installment sales contracts and installment loan agreements secured by senior or junior liens on the related manufactured homes or secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on the real estate on which the related manufactured homes are located.

         OID REGULATIONS. Sections 1271 through 1275 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996.

         PARITY ACT.  The Alternative Mortgage Transaction Parity Act of 1982.

         PARTIES IN INTEREST. With respect to a Plan, persons who have specified relationships to the Plans, either "Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of Section 4975 of the Code.

         PLAN ASSETS. "Plan assets" of a Plan within the meaning of the DOL Regulations.

         PLANS. ERISA Plans and Tax Favored Plans.

         PRIVATE LABEL SECURITIES. Private mortgage-backed securities, other than Agency Securities, backed or secured by underlying loans that may be Residential Loans, Home Equity Loans, Home Improvement Contracts and/or Manufactured Housing Contracts.

         RESIDENTIAL LOANS. Loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties.

         TAX FAVORED PLANS. Plans that meet the definition of "plan" in Section 4975(e)(1) of the Code, including tax-qualified retirement plans described in
Section 401(a) of the Code and individual retirement accounts and annuities described in Section 408 of the Code.

         U.S. PERSON: Any of the following:

o    a citizen or resident of the United States;

o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

o an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

===============================================================================

                                  $261,653,000
                                  (APPROXIMATE)




               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2006-SD4
                                 ISSUING ENTITY




                   ASSET-BACKED CERTIFICATES, SERIES 2006-SD4



                            EMC MORTGAGE CORPORATION
                                     SPONSOR


                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR


                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR




                            BEAR, STEARNS & CO. INC.


              YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR
             INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED
                ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

      WE ARE NOT OFFERING THE SERIES 2006-SD4 ASSET-BACKED CERTIFICATES IN
                  ANY STATE WHERE THE OFFER IS NOT PERMITTED.

   DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS
     UNDERWRITERS OF THE SERIES 2006-SD4 ASSET-BACKED CERTIFICATES AND WITH
      RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE SERIES 2006-SD4 ASSET-BACKED CERTIFICATES WILL BE
  REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS FOR 90 DAYS AFTER
                                THE DATE OF THIS
                             PROSPECTUS SUPPLEMENT.



                                NOVEMBER 15, 2006


===============================================================================